PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED NOVEMBER 1, 2006)

$1,615,900,000
Banc of America Securities Auto Trust 2006-G1
Issuing Entity

BAS Securitization LLC
Depositor

Bank of America, National Association Sponsor and Master Servicer	GMAC LLC Receivables Servicer

You should carefully consider the discussion under “Risk Factors” beginning on page S-10 of this prospectus supplement and page 4 of the prospectus.

Neither the notes nor the underlying receivables are insured or guaranteed by any governmental agency or instrumentality or any other entity.

The notes are asset backed securities. The notes will be obligations solely of the issuing entity and will not be obligations of, or guaranteed by, the depositor, the sponsor, the master servicer, the receivables servicer, their affiliates or any other person. Neither the notes nor the underlying receivables are insured or guaranteed by any governmental entity.

The following notes are being offered by this prospectus supplement:

	Initial Note Balance	Interest Rate	Final Scheduled Payment Date

Class A-1 notes	$596,000,000	5.34895%	November 19, 2007
Class A-2 notes	$484,000,000	5.30%	March 18, 2009
Class A-3 notes	$354,000,000	5.18%	June 18, 2010
Class A-4 notes	$124,800,000	5.17%	December 20, 2010
Class B notes	$32,600,000	5.34%	February 18, 2011
Class C notes	$24,500,000	5.51%	February 19, 2013
Total	$1,615,900,000

	Price to Public	Underwriting Discount	Proceeds to the Depositor

Per Class A-1 note	100.00000%	0.120%	99.88000%
Per Class A-2 note	99.99474%	0.130%	99.86474%
Per Class A-3 note	99.99664%	0.135%	99.86164%
Per Class A-4 note	99.99259%	0.145%	99.84759%
Per Class B note	99.97979%	0.165%	99.81479%
Per Class C note	99.98925%	0.175%	99.81425%
Total	$1,615,844,177.31	$2,099,925.00	$1,613,744,252.31

The issuing entity will pay interest on and principal of the notes on the 18th day of each month, or, if the 18th is not a Business Day, the next Business Day. The first payment date will be December 18, 2006.

The assets of the issuing entity will include

•	Amounts owed under motor vehicle installment loans and retail installment sales contracts to purchase or refinance new or used automobiles, light duty trucks and other similar vehicles.

Credit enhancement will consist of

•	excess interest on the receivables;

•	overcollateralization;

•	a YSOC Amount; and

•	in the case of the Class A notes, the subordination of certain payments to the Class B noteholders and the Class C noteholders, and in the case of the Class B notes, the subordination of certain payments to the Class C noteholders.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

BANC OF AMERICA SECURITIES LLC

The date of this prospectus supplement is November 3, 2006.

i

WHERE TO FIND INFORMATION IN THESE DOCUMENTS
     This prospectus supplement and the accompanying prospectus provide information about the issuing entity, including terms and conditions that apply to the notes to be issued by the issuing entity.
     We tell you about the securities in two separate documents:
•	this prospectus supplement, which incorporates and includes the appendix, and describes the specific terms of your securities; and

•	the accompanying prospectus, which provides general information, some of which may not apply to your securities.
     You should rely only on the information provided in the accompanying prospectus and this prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with other or different information. We are not offering the notes offered hereby in any state where the offer is not permitted. We do not claim that the information in the accompanying prospectus and this prospectus supplement is accurate on any date other than the dates stated on their respective covers.
     Information regarding certain entities that are not affiliates of the depositor has been provided in this prospectus supplement. See in particular “The Acquiror and the Receivables Servicer” and “GMAC Acquisition and Servicing Procedures”. The information contained in those sections of this prospectus supplement was prepared solely by the party described in that section without any input from the depositor.
     If you have received a copy of this prospectus supplement and accompanying prospectus in electronic format, and if the legal prospectus delivery period has not expired, you may obtain a paper copy of this prospectus supplement and accompanying prospectus from the depositor or from the underwriter.
     Capitalized terms used in this prospectus supplement, unless defined elsewhere in this prospectus supplement or in the accompanying prospectus, have the meanings set forth in the glossary starting on page S-68. A listing of the pages where the capitalized terms used in this prospectus supplement and the accompanying prospectus are defined can be found in “Index of Defined Terms” which appears on page S-73 of this prospectus supplement and at the end of the accompanying prospectus.
REPORTS TO NOTEHOLDERS
     After the notes are issued, unaudited monthly reports containing information concerning the issuing entity will be prepared by the indenture trustee and sent on behalf of the issuing entity to Cede & Co. See “Reports to Noteholders” in this prospectus supplement and “Reports to Securityholders” in the accompanying prospectus.
     Owners of the notes may receive the reports by submitting a written request to the indenture trustee. In the written request you must state that you are an owner of notes and you must include payment for expenses associated with the distribution of the reports. The indenture trustee may also make such reports (and, at its option, any additional files containing the same information in an alternative format) available to noteholders each month via its Internet website, which is presently located at www.usbank.com/abs. The indenture trustee will forward a hard copy of the reports to each noteholder immediately after it becomes aware that the reports are not accessible on its Internet website. Assistance in using this Internet website may be obtained by calling the indenture trustee’s customer service desk at 1-800-934-6802. The indenture trustee will notify the noteholders in writing of any changes in the address or means of access to the Internet website where the reports are accessible.
     The reports do not constitute financial statements prepared in accordance with generally accepted accounting principles. The depositor and the issuing entity do not intend to send any of their financial reports to the beneficial owners of the notes. The issuing entity will file (or cause to be filed) with the Securities and Exchange Commission (the “SEC”) periodic reports concerning the issuing entity as required by law. Those reports will be filed with the SEC under file number 333-130613.

NOTICE TO RESIDENTS OF THE UNITED KINGDOM
     THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS MAY ONLY BE COMMUNICATED OR CAUSED TO BE COMMUNICATED IN THE UNITED KINGDOM TO PERSONS AUTHORISED TO CARRY ON A REGULATED ACTIVITY (“AUTHORISED PERSONS”) UNDER THE FINANCIAL SERVICES AND MARKETS ACT 2000 (“FSMA”) OR TO PERSONS OTHERWISE HAVING PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFYING AS INVESTMENT PROFESSIONALS UNDER ARTICLE 19 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005, AS AMENDED, OR TO PERSONS QUALIFYING AS HIGH NET WORTH PERSONS UNDER ARTICLE 49 OF THAT ORDER OR TO ANY OTHER PERSON TO WHOM THIS PROSPECTUS SUPPLEMENT MAY OTHERWISE LAWFULLY BE COMMUNICATED OR CAUSED TO BE COMMUNICATED.
     NEITHER THIS PROSPECTUS SUPPLEMENT NOR THE ACCOMPANYING PROSPECTUS NOR THE NOTES ARE OR WILL BE AVAILABLE TO OTHER CATEGORIES OF PERSONS IN THE UNITED KINGDOM AND NO ONE FALLING OUTSIDE SUCH CATEGORIES IS ENTITLED TO RELY ON, AND THEY MUST NOT ACT ON, ANY INFORMATION IN THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. THE COMMUNICATION OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS TO ANY PERSON IN THE UNITED KINGDOM OTHER THAN THE CATEGORIES STATED ABOVE IS UNAUTHORIZED AND MAY CONTRAVENE THE FSMA.

Transaction Structure

v

SUMMARY OF TERMS
     This summary provides an overview of selected information from this prospectus supplement and the accompanying prospectus and does not contain all of the information that you need to consider in making your investment decision. You should carefully read this prospectus supplement and the accompanying prospectus in their entirety to understand all of the terms of this offering before you purchase any notes. Capitalized terms used in this summary, unless defined in this summary, have the meanings set forth in the glossary starting on page S-68.

Issuing Entity:	Banc of America Securities Auto Trust 2006-G1

Depositor:	BAS Securitization LLC

Sponsor:	Bank of America, National Association

Originator:	GMAC LLC and affiliates of GMAC LLC are collectively the “originator” within the meaning of Regulation AB. In most cases, GMAC LLC or its affiliates acquired the receivables from franchised dealers after the receivables were originated by those dealers.

Master Servicer:	Bank of America, National Association

Receivables Servicer:	GMAC LLC

Indenture Trustee:	U.S. Bank National Association

Owner Trustee:	Wilmington Trust Company

Payment Date:	The 18th day of each month (or, if not a Business Day, the next Business Day) beginning December 18, 2006

Closing Date:	On or about November 14, 2006

Cutoff Date:	October 1, 2006

Record Date:	For each payment date, the close of business on the Business Day immediately preceding that payment date (except in limited circumstances where definitive notes are issued)
Transaction Parties
     On the closing date, which is November 14, 2006, the sponsor will sell the receivables described in “—Issuing Entity Property” below to the depositor, who will sell the receivables to the issuing entity.
     The transfers of the receivables are illustrated above in the chart entitled “Transaction Structure.”
Issuing Entity
     Banc of America Securities Auto Trust 2006-G1, a Delaware statutory trust, will be the issuing entity of the notes. The issuing entity will be formed pursuant to a trust agreement between the depositor and the owner trustee. The primary assets of the issuing entity will be a pool of receivables. See “—Issuing Entity Property” below for a description of the assets of the issuing entity.
     See “The Issuing Entity” in this prospectus supplement for more information regarding the issuing entity.

Originator
     GMAC LLC, or “GMAC,” a limited liability company organized under the laws of Delaware, or a subsidiary of GMAC, are collectively the “originator” within the meaning of Regulation AB. In most cases, GMAC or its affiliate acquired the receivables from franchised dealers after the receivables were originated by those dealers. GMAC has sold those receivables to Capital Auto Receivables LLC, a Delaware limited liability company, formerly known as Capital Auto Receivables Inc., or “CARI”, and CARI has sold those receivables to the sponsor pursuant to a purchase agreement dated September 21, 2006. CARI converted to a Delaware limited liability company on October 20, 2006. See “The Acquiror and the Receivables Servicer” in this prospectus supplement for more information regarding GMAC.
Sponsor and Master Servicer
     Bank of America, National Association, or “Bank of America,” a national banking association and an indirect wholly-owned subsidiary of Bank of America Corporation, is the “sponsor” and “master servicer”. Bank of America has purchased the receivables from CARI pursuant to a purchase agreement dated September 21, 2006. The sponsor will sell the receivables to the depositor. The sponsor is primarily responsible for structuring this transaction. See “The Sponsor and the Master Servicer” in this prospectus supplement and “The Sponsor” and “The Servicer” in the accompanying prospectus for more information regarding the sponsor and the master servicer. The master servicer will delegate certain servicing responsibilities to the receivables servicer listed below, which will collect amounts due on and otherwise service the receivables.
Depositor
     BAS Securitization LLC, a Delaware limited liability company and a wholly-owned special purpose subsidiary of NB Holdings Corporation, is the depositor. NB Holdings Corporation is an indirect wholly-owned subsidiary of Bank of America Corporation.
     You may contact the depositor by mail at Bank of America Corporate Center, 100 North Tryon Street, Charlotte, NC 28255 or by calling (704) 388-2308.
     See “The Depositor” in this prospectus supplement and the accompanying prospectus for more information regarding the depositor.
Receivables Servicer
     GMAC is the “receivables servicer.” GMAC will service the receivables owned by the issuing entity pursuant to a receivables servicing agreement between the master servicer and the receivables servicer. The receivables servicer will service the contracts and apply payments on the receivables in accordance with the receivables servicing agreement. See “The Acquiror and the Receivables Servicer” in this prospectus supplement for more information regarding the receivables servicer.
The Trustees
     U.S. Bank National Association, a national banking association organized under the laws of the United States, will be the indenture trustee. Under the indenture, the indenture trustee will, among other things, (i) establish and maintain the various accounts of the issuing entity, (ii) prepare certain monthly reports (based on information provided by the receivables servicer) and forward such monthly reports to the noteholders or make available such monthly reports on its website and (iii) authenticate the notes.
     Under the terms of the indenture, the role of the indenture trustee is limited. See “The Trustees—The Indenture Trustee” in this prospectus supplement for more information regarding the indenture trustee.
     Wilmington Trust Company, a Delaware banking corporation, will be the owner trustee.

The Notes
     The issuing entity will offer and issue the following notes pursuant to this prospectus supplement:

Class of Notes	Initial Note Balance	Interest Rate
Class A-1 notes	$596,000,000	5.34895%
Class A-2 notes	$484,000,000	5.30%
Class A-3 notes	$354,000,000	5.18%
Class A-4 notes	$124,800,000	5.17%
Class B notes	$32,600,000	5.34%
Class C notes	$24,500,000	5.51%

Total	$1,615,900,000

     The notes are issuable in a minimum denomination of $1,000 and integral multiples of $1,000 in excess thereof.
     The issuing entity expects to issue the notes on or about November 14, 2006, which is the closing date.
     The issuing entity will also issue a residual interest in the form of asset backed certificates, which are not being offered by this prospectus supplement or the prospectus. The asset backed certificates represent the beneficial interest in the issuing entity and entitle the certificateholder to residual distributions. Blue Ridge Investments L.L.C., or “Blue Ridge”, will be the initial “residual interestholder” of the issuing entity and is an indirect wholly owned subsidiary of Bank of America Corporation.
Payment Dates
     Payments will be made on each payment date, which will be the 18th day of each month, or, if that day is not a Business Day, the next succeeding Business Day. The first payment date will be December 18, 2006.
     The “record date” for all payment dates is generally the close of business on the Business Day immediately preceding that payment date. However, if definitive notes are issued, then the record date for a payment date will be the close of business on the last Business Day of the calendar month immediately preceding the calendar month in which such payment date occurs.
     The legal final payment date on which interest and principal on each class of notes is required to be paid in full will be:

Class A-1 notes	November 19, 2007
Class A-2 notes	March 18, 2009
Class A-3 notes	June 18, 2010
Class A-4 notes	December 20, 2010
Class B notes	February 18, 2011
Class C notes	February 19, 2013
Interest
     In the case of the first payment date, interest will accrue from the closing date to but excluding the first payment date of December 18, 2006. For any subsequent payment, interest will accrue on the notes from and including the most recent payment date to but excluding the following payment date.
     The issuing entity will pay interest on the Class A-1 notes on the basis of the actual number of days elapsed during the period for which interest is payable and a 360-day year. This means that the interest due on each payment date for the Class A-1 notes will be the product of: (i) the Note Balance of the Class A-1 notes, (ii) the related interest rate, and (iii) the actual number of days from and including the previous payment date (or, in the case of the first payment date, from and including the closing date) to but excluding the current payment date divided by 360.

     The issuing entity will pay interest on the Class A-2 notes, the Class A-3 notes, the Class A-4 notes, the Class B notes and the Class C notes on the basis of a 360-day year consisting of twelve 30-day months. This means that the interest due on each payment date for the Class A-2 notes, the Class A-3 notes, the Class A-4 notes, the Class B notes and the Class C notes will be the product of: (i) the Note Balance of the related class of notes, (ii) the related interest rate, and (iii) 30 (or, in the case of the first payment date, 34) divided by 360.
Principal
     The issuing entity will make principal payments on the notes based upon the amount of Collections and defaults on the receivables during the prior Collection Period.
     This prospectus supplement describes how Available Collections are allocated to principal payments of the notes.
     On each payment date prior to the acceleration of the notes following an event of default, which is described below under “—Interest and Principal Payments after an Event of Default,” the indenture trustee will distribute funds available to pay principal of the notes in the following order of priority:
•	first, to the Class A-1 notes, until the Class A-1 notes are paid in full;

•	second, to the Class A-2 notes, until the Class A-2 notes are paid in full;

•	third, to the Class A-3 notes, until the Class A-3 notes are paid in full;

•	fourth, to the Class A-4 notes, until the Class A-4 notes are paid in full;

•	fifth, to the Class B notes, until the Class B notes are paid in full; and

•	sixth, to the Class C notes, until the Class C notes are paid in full.
     In addition, the outstanding principal amount of the notes, to the extent not previously paid, will be payable on the final scheduled payment date of the related class of notes.
Issuing Entity Property
     The primary assets of the issuing entity will be a pool of motor vehicle installment loans and retail installment sale contracts secured by new and used automobiles, light-duty trucks and other similar vehicles. We refer to these contracts as “receivables,” to the pool of those receivables as the “receivables pool” and to the persons who financed their purchases with these contracts as “obligors.”
     The receivables acquired by Bank of America from CARI and identified on the schedule of receivables delivered by Bank of America on the closing date will be transferred to the depositor by Bank of America and then transferred by the depositor to the issuing entity. The issuing entity will grant a security interest in the receivables and the other issuing entity property to the indenture trustee on behalf of the noteholders.
     The “issuing entity property” will consist of all right, title and interest of the issuing entity in, to and under:
•	the receivables and all monies received thereon, on and after the cutoff date, exclusive of any amounts allocable to the premium for force-placed physical damage insurance covering any related financed vehicle;

•	the security interests in the financed vehicles granted by obligors pursuant to the receivables and, to the extent permitted by law, any accessions thereto;

•	proceeds from claims on any physical damage, credit life, credit disability, warranties, debt cancellation agreements or other insurance policies covering financed vehicles or obligors;

•	proceeds from recourse against dealers on the receivables;

•	the receivable files;

•	the purchase agreement, the sale agreement, the purchase agreement dated September 21, 2006 between CARI and Bank of America, the sale agreement dated September 21, 2006 between GMAC and CARI, and all right, title and interest of Bank of America in its capacity as purchaser under the receivables servicing agreement;

•	the Principal Distribution Account and the Collection Account and any other account or accounts established pursuant to the indenture and all cash, investment property and other property from time to time credited thereto and all proceeds thereof (including investment earnings, net of losses and investment expenses, on amounts on deposit therein); and

•	all proceeds of the foregoing.
     We use the term “Pool Balance” to mean, as of the close of business on the last day of the Collection Period, the aggregate amount financed of the receivables (excluding repurchased receivables and Defaulted Receivables as of such date).
The Receivables
     The receivables are amounts owed under motor vehicle installment loans and retail installment sale contracts to purchase or refinance new or used automobiles, light-duty trucks and other similar vehicles.
     As of October 1, 2006, which we refer to as the “cutoff date,” the receivables had the following characteristics.

Number of Contracts	118,190
Aggregate Principal Balance	$1,702,518,528.01
Range of Contract Rates	0% to 11.50%
Weighted Average Contract Rate	4.17%
Weighted Average FICO® Score	741.32
Range of Original Term	18 months to 72 months
Weighted Average Original Term	62.42 months
Range of Remaining Term	1 months to 70 months
Weighted Average Remaining Term	39.19 months
Weighted Average Original Loan-to-Value Ratio	101.06
New	93.12%
Used	6.88%
States	50 and the District of Columbia
     For an explanation of how these characteristics are calculated, see “The Receivables Pool” in this prospectus supplement.
Removal of Receivables
     Following the occurrence of specified uncured breaches of covenants by the master servicer, or specified uncured breaches of representations and warranties by the sponsor, the depositor or the receivables servicer, the sponsor, the depositor, the master servicer, or the receivables servicer, as applicable, may be obligated to repurchase one or more receivables. For a description of when repurchases may be required, see “Description of the Transaction Documents—Sale and Assignment of the Receivables” in this prospectus supplement.

     Additional information on the receivables is set forth in “The Receivables Pool” below in this prospectus supplement.
Priority of Payments
     On each payment date, except after the acceleration of the notes following an event of default, the indenture trustee will make the following payments and deposits from Available Collections on deposit in the Collection Account in the following amounts and order of priority:
•	first, to the master servicer, the servicing fee and all unpaid servicing fees with respect to prior periods;

•	second, to the indenture trustee and owner trustee, fees and reasonable expenses (including indemnification amounts) not previously paid (not to exceed, (a) in the aggregate, $100,000 per annum for the indenture trustee and (b) in the aggregate, $100,000 per annum for the owner trustee);

•	third, to the Class A noteholders, interest on the Class A notes;

•	fourth, to the Principal Distribution Account for distribution to the noteholders, the First Allocation of Principal;

•	fifth, to the Class B noteholders, interest on the Class B notes;

•	sixth, to the Principal Distribution Account for distribution to the noteholders, the Second Allocation of Principal;

•	seventh, to the Class C noteholders, interest on the Class C notes;

•	eighth, to the Principal Distribution Account for distribution to the noteholders, the Regular Allocation of Principal;

•	ninth, to pay to the owner trustee, the indenture trustee and the master servicer, expenses (including indemnification amounts) permitted under the trust agreement, the indenture and the master servicing agreement, as applicable, which have not been previously paid; and

•	tenth, any remaining funds will be distributed to the residual interestholder.
     For a detailed description of the application of Collections, see “The Transaction Documents and the Indenture—Priority of Payments” in this prospectus supplement.
     The servicing fee paid to the master servicer on each payment date is generally equal to the product of one-twelfth of 1.01% per annum and the Pool Balance as of the first day of the preceding month. The master servicer will be responsible for paying the fees of the receivables servicer.
     Amounts deposited in the Principal Distribution Account will be paid to the noteholders as described under “Description of the Notes” in this prospectus supplement.
Interest and Principal Payments after an Event of Default
     On each payment date after an event of default under the indenture occurs (other than an event of default based on the issuing entity’s breach of a covenant, representation or warranty) and the notes are accelerated, after payment of certain amounts to the trustees and the master servicer, interest on the Class A notes will be paid ratably and principal payments of each class of notes will be made first to Class A-1 noteholders until the Class A-1 notes are paid in full. Next, the noteholders of all other classes of Class A notes will receive principal payments, ratably, based on the Note Balance of each remaining class of Class A notes. After interest on and principal of all of the Class A notes are paid in full, interest and principal payments will be made to noteholders of the Class B notes.

     After interest and principal of all of the Class B notes are paid in full, interest and principal payments will be made to noteholders of the Class C notes.
     On each payment date after an event of default under the indenture occurs and the notes are accelerated as the result of the issuing entity’s breach of a covenant, representation or warranty, after payment of certain amounts to the trustees and the master servicer, interest on the Class A notes will be paid ratably followed by interest on the Class B notes and then interest on the Class C notes. Principal payments of each class of notes will then be made first to the Class A-1 noteholders until the Class A-1 notes are paid in full. Next, the noteholders of all other classes of Class A notes will receive principal payments, ratably, based on the Note Balance of each remaining class of Class A notes until those other classes of Class A notes are paid in full. Next, the Class B noteholders will receive principal payments until the Class B notes are paid in full. Next, the Class C noteholders will receive principal payments until the Class C notes are paid in full. See “Rights Upon Event of Default” in this prospectus supplement.
     If an event of default has occurred but the notes have not been accelerated, then interest and principal payments will be made in the priority set forth below under “—Priority of Payments.”
Early Redemption of the Notes
     The notes, if still outstanding, may be redeemed in whole, but not in part, on any payment date on which the master servicer (or, if the master servicer does not exercise the option, a residual interestholder that holds a majority of the residual interest, so long as such holder is not the sponsor, the depositor or an affiliate thereof) exercises its “clean-up call” option to purchase the motor vehicle receivables pool. This can only occur if both of the following conditions are satisfied: (i) as of the last day of the related Collection Period, the Pool Balance has declined to 10% or less of the Pool Balance as of the cutoff date and (ii) the sum of the Optional Purchase Price and the Available Collections for such payment date would be sufficient to pay (A) the amounts required to be paid under “—Priority of Payments” above and (B) the aggregate unpaid note balance of all the outstanding notes. See “—The Transaction Documents and the Indenture—Optional Redemption” in this prospectus supplement.
Credit Enhancement
     The credit enhancement provides protection for the notes against losses and delays in payment on the receivables or other shortfalls of cash flow.
     The credit enhancement for the notes will be as follows:

Class A notes	Subordination of principal payments of (and in certain circumstances, interest payments on) the Class B notes and the Class C notes, excess interest on the receivables, overcollateralization and the YSOC Amount.

Class B notes	Subordination of principal payments of (and in certain circumstances, interest payments on) the Class C notes, excess interest on the receivables, overcollateralization and the YSOC Amount.

Class C notes	Excess interest on the receivables, overcollateralization and the YSOC Amount.
     Subordination of Payments on the Class B Notes and the Class C Notes
     As long as the Class A notes remain outstanding, on any payment date, payments of principal (and in certain circumstances, interest payments) on the Class B notes and the Class C notes will be subordinated to payments of interest and principal, respectively, on the Class A notes. As long as the Class B notes remain outstanding, on any payment date, payments of principal (and in certain circumstances, interest payments) on the Class C notes will be subordinated to payments of interest and principal, respectively, on the Class B notes. See “The Transaction Documents and the Indenture—Priority of Payments” in this prospectus supplement.

     Excess Interest
     Excess interest is the excess of interest Collections on the receivables over the fees and expenses of the issuing entity, including interest payments on the notes. Any excess interest will be applied to make principal payments on the most senior class of notes outstanding to the extent necessary to reach the Targeted Overcollateralization Amount.
     For a more detailed description of the use of excess interest as credit enhancement for your notes, you should read “The Transaction Documents and the Indenture—Credit Enhancement” in this prospectus supplement.
     The YSOC Amount
     The yield supplement overcollateralization amount or “YSOC Amount”, with respect to any Collection Period and the related payment date, is the aggregate amount by which the Principal Balance as of the last day of such Collection Period of each receivable (other than such a receivable that is a Defaulted Receivable or a repurchased receivable), exceeds the present value of each scheduled payment of each such receivable assuming the contract rate of such receivable is the greater of 6.50% or the contract’s contract rate and that such scheduled payment is made on the last day of each month and each month has 30 days. On the closing date, the YSOC Amount will equal approximately 4.126% of the Pool Balance. At any time the “Adjusted Pool Balance” shall equal the Pool Balance less the YSOC Amount.
     Overcollateralization
     Overcollateralization is the amount by which the Adjusted Pool Balance exceeds the principal amount of the notes. Overcollateralization means there will be additional receivables in excess of the YSOC Amount generating Collections that will be available to cover losses on the receivables and shortfalls due to any low APR receivables. The initial amount of overcollateralization will be $16,367,686.43, or approximately 1.00% of the initial Adjusted Pool Balance.
     This transaction is structured to make principal payments on the notes in an amount greater than the decrease in the Adjusted Pool Balance until a targeted level of overcollateralization is reached. After that point, principal payments on the notes will be made in an amount sufficient to maintain the targeted level of overcollateralization. The level of overcollateralization, as of each payment date, is required to increase to, and thereafter be maintained at, a target level equal to 1.35% of the outstanding Adjusted Pool Balance. Initially, the target amount of overcollateralization will decrease as the Adjusted Pool Balance decreases. However, the target amount of overcollateralization on any payment date will generally not be less than 0.50% of the Adjusted Pool Balance as of the cutoff date.
Tax Status
     Mayer, Brown, Rowe & Maw LLP, special federal tax counsel to the depositor, will deliver its opinion on the closing date that (i) for United States federal income tax purposes, the issuing entity will not be classified as an association taxable as a corporation and the issuing entity will not be treated as a publicly traded partnership taxable as a corporation and (ii) the notes will be characterized as indebtedness for United States federal income tax purposes.
     Each noteholder, by acceptance of a note, will agree to treat the note as indebtedness for federal, state and local income and franchise tax purposes. See “Material Federal Income Tax Consequences” in this prospectus supplement and “Material Federal Income Tax Consequences” in the accompanying prospectus.
Certain ERISA Considerations
     Subject to the considerations disclosed in “Certain ERISA Considerations” in this prospectus supplement and the accompanying prospectus, the notes may be purchased by employee benefit plans and other retirement accounts. An employee benefit plan, any other retirement plan, and any entity deemed to hold “plan assets” of any employee benefit plan or other plan should consult with its counsel before purchasing the notes.
     See “Certain ERISA Considerations” in this prospectus supplement and in the accompanying prospectus.
Money Market Investment
     The Class A-1 notes will be eligible for purchase by money market funds under paragraph (a)(10) of Rule 2a-7 under the Investment Company Act of 1940, as amended. If you are a money market fund contemplating a purchase of Class A-1 notes, you should consult your counsel before making a purchase.
Ratings
     It is a condition to the issuance of the notes that, on the closing date, each class of notes will receive at least the following ratings from Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or Moody’s Investors Service, Inc.:

Class of Notes	Standard & Poor’s	Moody’s
A-1	A-1+	Prime-1
A-2	AAA	Aaa
A-3	AAA	Aaa
A-4	AAA	Aaa
B	A+	A3
C	BBB	N/A
     A rating is based on each rating agency’s independent evaluation of the receivables and the availability of any credit enhancement for the notes.
     Ratings on the notes may be lowered, qualified or withdrawn at any time. See “Risk Factors—The ratings of the notes may be withdrawn or lowered which may have an adverse effect on the liquidity or the market price of the notes.”
     In addition, the rating agencies that assign the initial ratings to the notes are expected to (but are not required to) monitor those ratings for so long as those notes remain outstanding.

RISK FACTORS
     The risk factors discussed below and under the heading “Risk Factors” in the accompanying prospectus describe the material risks of an investment in the notes and should be carefully considered by all potential investors. The notes are complex financial instruments, so you should not purchase any notes unless you or your financial advisor possess the necessary expertise to analyze the potential risks associated with an investment in asset-backed securities. You should not purchase any notes unless you understand, and are able to bear, the prepayment, credit, liquidity and market risks associated with such notes.

The return on your notes may be reduced
due to varying economic circumstances	A deterioration in economic conditions could adversely affect the ability and willingness of obligors to meet their payment obligations under the receivables. As a result, you may experience payment delays and losses on your notes. An improvement in economic conditions could result in prepayments by the obligors of their payment obligations under the receivables. As a result, you may receive principal payments of your notes earlier than anticipated. No prediction or assurance can be made as to the effect of an economic downturn or economic growth on the rate of delinquencies, prepayments and/or losses on the receivables.

The geographic concentration of the obligors in the
receivables pool may increase the risk of losses	The concentration of the receivables in specific geographic areas may increase the risk of loss. Economic conditions in the states where obligors reside may affect the delinquency, loss and repossession experience of the issuing entity with respect to the receivables. As of the cutoff date, based on the billing addresses of the obligors, 14.86%, 9.70%, 7.62%, 5.93%, 4.78% and 4.78% of the principal balance of the receivables were located in California, Texas, Florida, Louisiana, Georgia and Michigan respectively. Economic conditions in any state or region may deteriorate over time and from time to time. Because of the concentration of the obligors in certain states, any adverse economic conditions in those states may have a greater effect on the performance of the notes than if the concentration did not exist.

Your yield to maturity may be reduced by prepayments or slower than expected prepayments	The pre-tax yield to maturity is uncertain and will depend on a number of factors including the following:

·      The rate of return of principal is uncertain. The amount of distributions of principal of your notes and the time when you receive those distributions depends on the amount and times at which obligors make principal payments on the receivables. Those principal payments may be regularly scheduled payments or unscheduled payments resulting from prepayments or defaults on the receivables.

·       You may be unable to reinvest distributions in comparable investments. Asset backed securities, like the notes, usually produce a faster return of principal to investors if market interest rates fall below the interest rates on the receivables and produce a slower return of principal when market interest rates are above the interest rates on the receivables. As a result, you are likely to receive more money to reinvest at a time when other investments generally are producing a lower yield than that on your notes, and are likely to receive less money to reinvest when other investments generally are producing a higher yield than that on your notes. You will bear the risk that the timing and amount of distributions on your notes will prevent you from attaining your desired yield.

·      An early redemption of the notes will shorten the life of your investment which may reduce your yield to maturity. If the receivables are sold upon exercise of a “clean-up call”, the issuing entity will redeem the notes and you will receive the remaining principal amount of your notes plus accrued interest through the related payment date. Because your notes will no longer be outstanding, you will not receive the additional interest payments that you would have received had the notes remained outstanding. If you bought your notes at a premium, your yield to maturity will be lower than it would have been if the optional redemption had not been exercised. See “The Transaction Documents and the Indenture—Optional Redemption” in this prospectus supplement.

Certain obligors have little equity in their financed vehicles which may result in more severe losses
For certain receivables, the original principal amount of the receivables exceeded the cost of the related financed vehicle. As a result, those obligors have no equity in their vehicles. The lack of any equity in their vehicles may make it more likely that those obligors will default in their payment obligations if their personal financial conditions change. In addition, if such an obligor defaults and the vehicle is repossessed, the issuing entity is likely to suffer a loss.

The rate of depreciation of certain financed vehicles could exceed the amortization of the outstanding principal amount of the loan on those financed vehicles, which may result in losses.

There can be no assurance that the value of any financed vehicle will remain greater than the outstanding principal amount of the related receivable. In some cases, the rate of depreciation of the financed vehicle could be greater than the rate of payment of the outstanding principal amount of the loan on the financed vehicle. In those cases, the outstanding principal amount of the receivable may exceed the value of the related financed vehicle and the related obligors may have little or no equity in their vehicles. The lack of any significant equity in their vehicles may make it more likely that those obligors will default in their payment obligations if their personal financial conditions change. In addition, if such an obligor defaults and the vehicle is repossessed, the issuing entity is likely to suffer a loss. If there is an acceleration of rates of depreciation for motor vehicles generally or with respect to particular types of motor vehicles, the delinquency and net loss figures shown in the tables appearing under “The Receivables Pool”, might be a less reliable indicator of the rates of delinquencies, repossessions and losses that could occur on the receivables than would otherwise be the case.

You may suffer losses due to receivables with low annual percentage rates
The receivables include receivables which have APRs that are less than the interest rates on the notes. Interest paid on the higher coupon receivables and Collections related to the YSOC Amount compensates for the lower coupon receivables. Excessive prepayments on the higher coupon receivables may adversely impact your notes by reducing such interest payments available.

Insolvency of GMAC or CARI could result in delays in payments or losses on your notes
GMAC and CARI are each limited liability companies organized under the laws of Delaware. Pursuant to sale and purchase agreements entered into on September 21, 2006, GMAC transferred the receivables to CARI, which in turn transferred the receivables to Bank of America.

The transfers of the receivables (i) from GMAC to CARI, and (ii) from CARI to Bank of America have been and will continue to be treated by each of GMAC, CARI and Bank of America as sales of the receivables.

In the event of an insolvency of GMAC, GMAC as debtor-in-possession or the trustee-in-bankruptcy may attempt to recharacterize the sale of the receivables by GMAC for certain non-tax purposes as a borrowing by GMAC secured by a pledge of the receivables.

Similarly, in the event of an insolvency of CARI, CARI as debtor-in-possession or the trustee-in-bankruptcy may attempt to recharacterize the sale of the receivables by CARI for certain non-tax purposes as a borrowing by CARI secured by a pledge of the receivables.

If a creditor, GMAC or CARI (as applicable) as debtor-in-possession or the trustee in a bankruptcy proceeding decided to challenge the transfer of the receivables from GMAC to CARI or from CARI to Bank of America, as applicable, delays in payments on the notes and possible reductions in the amount payable under the receivables could occur. That attempt, even if unsuccessful, could result in delays in distributions to you.

FDIC receivership or conservatorship of Bank of America could result in delays in payments or losses on your notes
Bank of America is a national banking association, organized under the laws of the United States, whose deposits are insured to the applicable limits by the Federal Deposit Insurance Corporation (“FDIC”). If Bank of America becomes insolvent, is in an unsound condition or engages in violations of its bylaws or regulations applicable to it, or if similar circumstances occur, the FDIC could act as conservator and, if a receiver were appointed, would act as a receiver for Bank of America. As receiver, the FDIC would have broad powers to:

· require the issuing entity, as assignee of the depositor, to go through an administrative claims procedure to establish its rights to payments collected on the receivables; or

· request a stay of proceedings to liquidate claims or otherwise enforce contractual and legal remedies against Bank of America; or

·      repudiate without compensation Bank of America’s ongoing servicing obligations under the master servicing agreement, such as its duty to collect and remit payments or otherwise service the receivables.

If the FDIC were to take any of those actions, distributions on your notes could be delayed or reduced.

Under the Federal Deposit Insurance Act, the FDIC, as conservator or receiver of Bank of America, is authorized to repudiate any “contract” of Bank of America upon payment of “actual direct compensatory damages.” This authority may be interpreted by the FDIC to permit it to repudiate the transfer of the receivables to the depositor. The FDIC has adopted a regulation, “Treatment by the Federal Deposit Insurance Corporation as Conservator or Receiver of Financial Assets Transferred by an Insured Depository Institution in Connection with a Securitization or Participation.” Under this FDIC regulation, however, the FDIC, as conservator or receiver of a bank has stated that it will not reclaim, recover or recharacterize a bank’s transfer of financial assets in connection with a securitization or participation, provided that the transfer meets all conditions for sale accounting treatment under generally accepted accounting principles, other than the “legal isolation” condition as it applies to institutions for which the FDIC may be appointed as conservator or receiver, was made for adequate consideration and was not made fraudulently, in contemplation of insolvency, or with the intent to hinder, delay or defraud the bank or its creditors. For purposes of the FDIC regulation, the term “securitization” means, as relevant, the issuance by a special purpose entity of beneficial interests the most senior class of which at time of issuance is rated in one of the four highest categories assigned to long-term debt or in an equivalent short-term category (within either of which there may be subcategories or gradations indicating relative standing) by one or more nationally recognized statistical rating organizations. A “special purpose entity,” as the term is used in the regulation, means a trust, corporation or other entity demonstrably distinct from the insured depository institution that is primarily engaged in acquiring and holding (or transferring to another special purpose entity) financial assets, and in activities related or incidental to these actions, in connection with the issuance by the special purpose entity (or by another special purpose entity that acquires financial assets directly or indirectly from the special purpose entity) of beneficial interests. The parties intend that the transaction contemplated by this prospectus supplement will be structured so that this FDIC regulation applies to the transfer of the receivables from Bank of America to the depositor. We cannot assure you that a transfer of receivables by Bank of America will comply with the FDIC regulation.

If a condition required under the FDIC regulation or other statutory or regulatory requirement applicable to the transaction were found not to have been satisfied, the FDIC as conservator or receiver might refuse to recognize Bank of America’s transfer of the receivables to the depositor. In that event, the depositor could be limited to seeking recovery based upon its security interest in the receivables. The FDIC’s statutory authority has been interpreted by the FDIC and at least one court to permit the repudiation of a security interest upon payment of actual direct compensatory damages measured as of the date of conservatorship or receivership. These damages do not include damages for lost profits or opportunity, and no damages would be paid for the period between the date of conservatorship or receivership and the date of repudiation. The FDIC could delay its decision whether to recognize Bank of America’s transfer of the receivables for a reasonable period following its appointment as conservator or receiver for Bank of America. If the FDIC were to refuse to recognize Bank of America’s transfer of the receivables, distributions on your notes could be delayed or reduced.

Adverse events with respect to the master servicer or the receivables servicer or their respective affiliates could affect the timing of payments on your notes or have other adverse on your notes

Adverse events with respect to the master servicer, the receivables servicer or any of their respective affiliates could result in servicing disruptions or reduce the market value of your notes. For example, in the event of a termination and replacement of the receivables servicer, there may be some disruption of the collection activity with respect to the receivables owned by the issuing entity, leading to increased delinquencies and losses on the receivables.

The ratings of the notes may be withdrawn or lowered which may have an adverse effect on the liquidity or the market price of the notes

A security rating is not a recommendation to buy, sell or hold the notes. The ratings are an assessment by Moody’s and Standard & Poor’s, respectively, of the likelihood that interest on a class of notes will be paid on a timely basis and that a class of notes will be paid in full by its final scheduled payment date. The ratings do not consider to what extent the notes will be subject to prepayment or that the principal of any class of notes will be paid prior to the final scheduled payment date for that class of notes. The ratings do not consider the prices of the securities or their suitability to a particular investor. The rating agencies may revise or withdraw the ratings at any time. The ratings of any notes may be lowered by the rating agencies following the initial issuance of the notes as a result of the downgrading of the obligations of any applicable credit support provider, or as a result of losses on the related receivables in excess of the levels contemplated by the rating agencies at the time of its initial rating analysis. Neither the depositor nor the sponsor nor any of their respective affiliates will have any obligation to replace or supplement any credit support, or to take any other action to maintain any ratings of the notes. Accordingly, there can be no assurance to you that the ratings assigned to any note on the date on which the note is originally issued will not be lowered or withdrawn by a rating agency at any time thereafter. If any rating is revised or withdrawn, the liquidity or the market value of your note may be adversely affected.

The information relating to the receivables may not reflect future experience
There can be no assurance that the net loss experience calculated and presented in this prospectus supplement with respect to GMAC’s portfolio of serviced contracts will reflect actual experience with respect to the receivables included in the issuing entity property. There can be no assurance that the future delinquency or loss experience of the receivables servicer with respect to the receivables will be better or worse than that set forth in this prospectus supplement with respect to GMAC’s serviced portfolio.

Credit scores may not accurately predict the likelihood of default
Information regarding credit scores for the obligors obtained at the time of acquisition from the originating dealer of their contract is presented in “The Receivables Pool” in this prospectus supplement. A credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of most motor vehicle loans. Furthermore, credit scores were not developed specifically for use in connection with motor vehicle loans, but for consumer loans in general. Therefore, credit scores do not address particular motor vehicle receivable characteristics that influence the probability of repayment by the borrower. Neither the depositor nor the sponsor makes any representations or warranties as to any borrower’s current credit score or the actual performance of any motor vehicle receivable or that a particular credit score should be relied upon as a basis for an expectation that a borrower will repay its motor vehicle receivable according to its terms.

The master servicer is dependent on the receivables servicer for the performance of its servicing obligations under the receivables servicing agreement

Under the master servicing agreement, the master servicer will monitor the performance of the receivables servicer in servicing the receivables. The receivables servicing agreement will be entered into by the receivables servicer and the master servicer. The receivables servicer will agree on or prior to the closing date that it will service the receivables on behalf of the master servicer. Upon the occurrence of a default by the receivables servicer, the indenture trustee or the noteholders will direct the master servicer to terminate the receivables servicer or exercise any rights it may have to enforce the receivables servicing agreement against the receivables servicer. The issuing entity will only have rights against the master servicer and will not have any direct contractual relationship with or direct rights against the receivable servicer.

Upon a termination of the receivables servicer by the master servicer (acting at the direction of the indenture trustee or a majority of the noteholders) following a default by the receivables servicer or upon a resignation of the receivables servicer, the resulting transfer of servicing responsibilities is likely to encounter operational difficulties that could result in increased losses and delinquencies on the receivables. The risk would exist whether the master servicer itself took over direct servicing of the related receivables or whether it engaged another entity to act as a servicer of the related receivables. The increases of losses and delinquencies that could result in either case may adversely affect the yield on your notes or cause losses on your notes.

Risk of loss or delay in payment may result from delays in the transfer of servicing responsibilities due to the servicing fee structure

Because the servicing fee is structured as a percentage of the aggregate principal balance of the receivables, the amount of the servicing fee payable to the master servicer may be considered insufficient by potential replacement master servicers, if servicing responsibilities are required to be transferred at a time when much of the aggregate principal balance of the receivables has been repaid. Similarly, the master servicer will pay the receivables servicer a fee based on a percentage of the aggregate principal balance of the receivables. Due to the reduction in servicing fee as described above, it may be difficult to find a replacement master servicer or receivables servicer, as applicable. Consequently, the time it takes to effect the transfer of servicing to a replacement master servicer or receivables servicer under such circumstances may result in delays and/or reductions in the interest and principal payments on your notes.

Used vehicles included in the receivables pool may incur higher losses than new vehicles

A portion of the receivables will be secured by financed vehicles that are used. If a used vehicle is repossessed and sold, a greater severity of loss may be incurred than if a new vehicle was repossessed and sold. See “The Receivables Pool—Composition of the Receivables as of the Cutoff Date.”

There is a possibility of losses because the custodian will not cause the certificates of title of the financed vehicles to be amended or reissued

Neither the master servicer nor the receivables servicer, as custodian of the receivables files, will cause the certificates of title of the financed vehicles securing the receivables to be amended or reissued. In the absence of amendments to the certificates of title, the issuing entity may not have perfected security interests in the financed vehicles securing the receivables originated in some states. The issuing entity not having a first priority perfected security interest in some of the financed vehicles may affect the issuing entity’s ability to realize on the collateral securing the receivables and thus may reduce the proceeds to be distributed to noteholders. See “Material Legal Aspects of the Receivables” in the accompanying prospectus.

Because the Class B notes and the Class C notes are subordinated to the Class A notes, payments on those classes are more sensitive to losses on the receivables

Certain classes of notes are subordinated to other classes of notes, which means that principal and interest paid on those classes as part of monthly payments or, in the event of an event of default, upon acceleration, will be made only once payments have been made in full to all classes of notes senior to those classes. The Class A-1 notes have the highest priority of payment, followed in descending order of priority of payment (prior to an event of default and acceleration) by the Class A-2 notes, the Class A-3 notes, the Class A-4 notes, the Class B notes and the Class C notes. After an event of default and acceleration, the Class A-2 notes, Class A-3 notes and Class A-4 notes will be paid ratably. Therefore, if there are insufficient amounts available to pay all classes of notes the amounts they are owed on any payment date or following acceleration, delays in payments or losses will be suffered by the most junior outstanding class or classes even as payment is made in full to more senior classes.

The occurrence of certain events of default under the indenture that result in acceleration of the notes may result in a delay or default in the payment of interest or principal of the Class B notes and the Class C notes

After an event of default under the indenture that results in acceleration of the notes (other than an event of default that arises from the issuing entity’s breach of a covenant, representation or warranty), the issuing entity will not make any distributions of principal or interest on the Class B notes until payment in full of principal and interest on the Class A notes and the issuing entity will not make any distributions of principal or interest on the Class C notes until payment in full of principal and interest on the Class A notes and Class B notes. This may result in a delay or default in paying interest on or principal of the Class B notes and the Class C notes.

USE OF PROCEEDS
     The depositor will use the net proceeds from the offering of the notes to purchase the receivables from the sponsor.
     The depositor or its affiliates may use all or a portion of the net proceeds of the offering of the notes to pay their respective debts and for general purposes.
THE ISSUING ENTITY
Limited Purpose and Limited Assets
     Banc of America Securities Auto Trust 2006-G1 is a statutory trust formed on October 4, 2006 by the depositor under the laws of the State of Delaware pursuant to a trust agreement for the transactions described in this prospectus supplement and in the accompanying prospectus. The issuing entity will have no officers or directors.
     The issuing entity will engage in only the following activities:
•	acquiring, holding and managing the receivables and other assets of the issuing entity;

•	entering into and performing its obligations under the transaction documents;

•	issuing the notes;

•	making payments on the notes; and

•	taking any action necessary, suitable or convenient to fulfill the role of the issuing entity in connection with the foregoing activities.
     The issuing entity’s principal offices are in Wilmington, Delaware, in care of Wilmington Trust Company, as owner trustee, at the address listed in “—The Owner Trustee” below.
     The activities of the issuing entity and application of the issuing entity property will be conducted in accordance with the trust agreement.
     The fiscal year for the issuing entity will end on December 31st of each year.
Capitalization of the Issuing Entity
     The following table illustrates the expected capitalization of the issuing entity as of the closing date:

Class A-1 Asset Backed Notes	$596,000,000.00
Class A-2 Asset Backed Notes	$484,000,000.00
Class A-3 Asset Backed Notes	$354,000,000.00
Class A-4 Asset Backed Notes	$124,800,000.00
Class B Asset Backed Notes	$32,600,000.00
Class C Asset Backed Notes	$24,500,000.00
Overcollateralization	$16,367,686.43
Initial YSOC Amount	$70,250,841.58

Total	$1,702,518,528.01

The Issuing Entity Property
     The notes will be collateralized by the issuing entity property. Each note represents an obligation of the issuing entity. The issuing entity property will include the receivables, which were originated directly by GMAC or its subsidiaries or purchased indirectly by GMAC or its subsidiaries pursuant to agreements with dealers (“Dealer Agreements”). The receivables were subsequently purchased by the sponsor from an affiliate of GMAC. On the closing date, the depositor will buy the receivables from the sponsor, and the depositor will sell the receivables to the issuing entity. The master servicer will contract with a receivables servicer to service the receivables. The sponsor selected the receivables based on the satisfaction of several criteria, including the criteria listed under “The Receivables Pool” below.
     The issuing entity property will consist of all the right, title and interest of the issuing entity in, to and under:
•	the receivables and all monies received thereon, on and after the cutoff date, exclusive of any amounts allocable to the premium for force-placed physical damage insurance covering any related financed vehicle;

•	the security interests in the financed vehicles granted by obligors pursuant to the receivables and, to the extent permitted by law, any accessions thereto;

•	proceeds from claims on any physical damage, credit life, credit disability, warranties, debt cancellation agreements or other insurance policies covering financed vehicles or obligors;

•	proceeds from recourse against dealers on the receivables;

•	the receivable files;

•	the purchase agreement, the sale agreement, the purchase agreement dated September 21, 2006 between CARI and Bank of America, the sale agreement dated September 21, 2006 between GMAC and CARI, and all right, title and interest of Bank of America in its capacity as purchaser under the receivables servicing agreement;

•	the Principal Distribution Account and the Collection Account and any other account or accounts established pursuant to the indenture and all cash, investment property and other property from time to time credited thereto and all proceeds thereof (including investment earnings, net of losses and investment expenses, on amounts on deposit therein); and

•	all proceeds of the foregoing.
THE TRUSTEES
The Owner Trustee
     Wilmington Trust Company is a Delaware banking corporation with trust powers incorporated in 1903. Wilmington Trust Company’s principle place of business is located at 1100 North Market Street, Wilmington, Delaware, 19890. Wilmington Trust Company has served as owner trustee in numerous asset-backed securities transactions involving auto receivables.
     Wilmington Trust Company is subject to various legal proceedings that arise from time to time in the ordinary course of business. Wilmington Trust Company does not believe that the ultimate resolution of any of these proceedings will have a materially adverse effect on its services as owner trustee.
     Wilmington Trust Company has provided the above information for purposes of complying with Regulation AB. Other than the above two paragraphs, Wilmington Trust Company has not participated in the preparation of, and is not responsible for, any other information contained in this prospectus supplement or the related prospectus.

     Pursuant to the trust agreement between the owner trustee and the depositor, the owner trustee has agreed to prepare or will cause the preparation by other appropriate persons (and such preparation will not be the responsibility of the depositor, the indenture trustee, the master servicer or the receivables servicer) of certain specified documents, reports, filings, instruments, certificates and opinions as it otherwise would be the duty of the issuing entity to prepare, file or deliver pursuant to the indenture. In addition, the owner trustee shall follow the written directions of the residual interestholder concerning the management of the issuing entity. The owner trustee will not be obligated and will not have the authority to follow any such direction from the residual interestholder that is contrary to the obligations of the issuing entity or the owner trustee under the transaction agreements.
     The owner trustee’s liability in connection with the issuance and sale of the notes is limited solely to the express obligations of the owner trustee set forth in the trust agreement. The owner trustee is not liable or accountable under the trust agreement or the other transaction agreements except for (i) its own willful misconduct, bad faith or gross negligence, (ii) for the inaccuracy of any representation or warranty in the trust agreement expressly made in its individual capacity, (iii) for its failure to discharge any liens on the property of the issuing entity that result from actions by or claims against the owner trustee that are not related to the ownership or the administration of the property of the issuing entity or (iv) or for any taxes, fees or other charges based on or measured by any fees or compensation received by the owner trustee. The owner trustee is entitled to indemnification from the issuing entity from any and all liabilities that may be asserted against the owner trustee in any way relating to the transaction described in this prospectus supplement or relating to the issuing entity property, subject to the exceptions relating to willful misconduct, bad faith, gross negligence or the inaccuracy of representations or warranties described in the preceding sentence. Such indemnification amounts as the owner trustee shall be entitled to are payable in the priority set forth in “The Transaction Documents and the Indenture—Priority of Payments”.
     As compensation for its services the owner trustee will receive such fees as have been separately agreed upon between the depositor and the owner trustee, and the owner trustee will be reimbursed for its other reasonable expenses, in the priority set forth in “The Transfer Agreement and the Indenture—Priority of Payments”. The owner trustee may at any time resign and be discharged from its obligations as owner trustee by giving written notice thereof to the depositor, the master servicer, the indenture trustee and the residual interestholder. Upon receiving such notice of resignation, the depositor must promptly appoint a successor owner trustee. If at any time the owner trustee ceases to be eligible to serve as owner trustee or if at any time the owner trustee is legally unable to act, or is adjudged bankrupt or insolvent, then the Depositor may remove the owner trustee. If the owner trustee ceases to be eligible, the expenses of removal or replacement of the owner trustee shall be paid by the depositor. If the owner trustee is otherwise removed or replaced, the outstanding fees and expenses of the outgoing owner trustee to its successor shall be paid as described in the first sentence of this paragraph.
The Indenture Trustee
     U.S. Bank National Association (“U.S. Bank”) will act as indenture trustee, registrar, paying agent, and calculation agent under the indenture. U.S. Bank is a national banking association and a wholly-owned subsidiary of U.S. Bancorp, which is currently ranked as the sixth largest bank holding company in the United States with total assets exceeding $213 billion as of June 30, 2006. As of June 30, 2006, U.S. Bancorp served approximately 13.5 million customers, operated 2,434 branch offices in 24 states and had over 51,000 employees. A network of specialized U.S. Bancorp offices across the nation, inside and outside its 24-state footprint, provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, governments and institutions.
     U.S. Bank has one of the largest corporate trust businesses in the country with offices in 45 U.S. cities. The indenture will be administered from U.S. Bank’s corporate trust office located at 209 South LaSalle Street, Suite 300, Chicago, Illinois 60604.
     U.S. Bank has provided corporate trust services since 1924. As of September 29, 2006, U.S. Bank was acting as trustee with respect to over 59,000 issuances of securities with an aggregate outstanding principal balance of over $1.9 trillion. This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.

     On December 30, 2005, U.S. Bank purchased the corporate trust and structured finance trust services businesses of Wachovia Corporation. On September 5, 2006, U.S. Bank completed the bulk sale transfer and conversion of these businesses and became successor fiduciary or agent, as applicable, under the client agreements.
     On September 29, 2006, U.S. Bank purchased the municipal and corporate bond trustee business of SunTrust Banks, Inc. and became successor fiduciary or agent, as applicable, under the client agreements.
     The indenture trustee shall make each monthly statement available to the noteholders via the indenture trustee’s internet website at http://www.usbank.com/abs. Noteholders with questions may direct them to the indenture trustee’s bondholder services group at (800)
934-6802.
     As of June 30, 2006, U.S. Bank (and its affiliate U.S. Bank Trust National Association) was acting as indenture trustee, registrar, paying agent, and calculation agent on 6 issuances of auto receivables backed securities with an outstanding aggregate principal balance of approximately $1,487,000,000.00. These figures do not include the transactions from Wachovia Corporation or SunTrust Banks, Inc. for which U.S. Bank is or will be acting as successor to such entities. Such information should be available by the end of fourth quarter 2006.
     The indenture trustee’s procedures for performing its distribution calculation duties as required by the indenture are set forth as follows:
     A U.S. Bank analyst (an “Analyst”) will review the relevant executed legal transaction documents for this transaction (collectively, the “Documents”) and program the distribution module of U.S. Bank’s cash-flow modeling system (the “System”) to provide the necessary calculations for this transaction. The programming will consist of modeling all collection and withdrawal activity that will take place in all of the trust accounts for this transaction and modeling the payment priorities (the disbursement of cash) to the noteholders and various other parties. All trigger events set forth in the Documents will be modeled without regard to probability of occurrence.
     Prior to the first distribution to the noteholders, a supervisor for the transaction (the “Supervisor”) will create an independent review spreadsheet, which will be based on the Documents and will be processed each month and compared to the System model output. The Supervisor will also review the content of the noteholder reports prior to the first payment date to ensure that all information required by the Documents is present and correct.
     The entire distribution program will undergo a line-by-line formula review by the Supervisor prior to the sixth month of distributions, and in no event later than the earliest date a trigger event could occur. The Supervisor’s responsibility is to make sure that the program is consistent with the terms and payment priorities set forth in the Documents and that the noteholder report includes all items required to be reported by the Documents.
     On a monthly basis, an Analyst will obtain from the master servicer or the receivables servicer a file containing the payment activity for the related collection period on a contract-by-contract basis. The loan file will be converted to a database format and loaded into the System program. Prior to processing, the loan data will be reviewed to determine the reasonableness of the data based on contract level data received with respect to the cutoff date or the most recent collection period. Once the loan data is confirmed with the master servicer or the receivables servicer, the Analyst will input several aggregate amounts into a System database and begin processing the distributions through the System.
     To the extent U.S. Bank is required by the documents to re-compute any loan-data elements supplied by the receivables servicer or the master servicer, U.S. Bank will do so based on information received from the receivables servicer or the master servicer. U.S. Bank will identify all discrepancies and bring them to the attention of the receivables servicer or the master servicer for resolution. If all discrepancies are not resolved by the date required in the Documents, U.S. Bank will deliver a discrepancy memorandum to the master servicer.
     The distribution reports will be reviewed by the Analyst and then by the Supervisor using a transaction-specific review spreadsheet. Any corrections identified by the Supervisor will be corrected by the Analyst and reviewed by the Supervisor. The Supervisor also will be responsible for the timely delivery of reports to the administration unit of the indenture trustee for processing all cashflow items.

     In the past three years, the indenture trustee has not made material changes to the policies and procedures of its calculation agent services for auto receivables backed securities. However, the indenture trustee acquired the calculation agent business of State Street Bank and Trust Company in 2002, and prior to January 1, 2006, the officers and employees in the office of the indenture trustee acquired from State Street used slightly different procedures than those set forth above to review the data for each noteholder report. Instead of creating an independent spreadsheet for review, a Supervisor reviewed each line of a proposed noteholder statement prior to its distribution. As of January 1, 2006, all offices of the indenture trustee use the procedures set forth above.
     The indenture trustee’s material duties and responsibilities regarding the notes are described where applicable throughout the accompanying prospectus and this prospectus supplement. The indenture trustee’s duties are limited to those duties specifically set forth in the indenture.
     The indenture trustee shall have no liability for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers, unless the indenture trustee’s conduct constitutes willful misconduct, negligence or bad faith. Before acting or refraining from acting, the indenture trustee may require an opinion of counsel or an officer’s certificate from the applicable entity, and shall not be liable for any action or omission it takes in good faith reliance on such opinion of counsel or officer’s certificate.
     The indenture trustee is entitled to indemnification from the issuing entity from any and all losses, liabilities or expenses incurred without gross negligence or bad faith, including the costs of defending itself against any claim in connection with the performance of its duties or powers under the Indenture. Such indemnification amounts as the indenture trustee shall be entitled to are payable in the priority set forth in “The Transaction Documents and the Indenture—Priority of Payments”.
     The indenture trustee may resign from its duties under the indenture at any time by notifying the issuing entity, depositor, master servicer and each rating agency. The holders of a majority of the Note Balance of the Controlling Class of the notes may remove the indenture trustee without cause by notifying the indenture trustee and the issuing entity. The issuing entity shall remove the indenture trustee if certain events occur, as specified in the accompanying prospectus under “Provisions of the Indenture—the Indenture Trustee”. The fees and expenses owing to the outgoing indenture trustee shall be paid in the priority set forth in “The Transaction Documents and the Indenture—Priority of Payments”.
THE SPONSOR AND THE MASTER SERVICER
     The sponsor, Bank of America, is an indirect wholly-owned subsidiary of Bank of America Corporation.
     See “The Sponsor” in the accompanying prospectus for more information about the sponsor and its securitization programs.
     Bank of America will also act as master servicer under the master servicing agreement with the issuing entity. The master servicer will not directly service any of the receivables. Instead, the master servicer will delegate the direct servicing responsibility (including, without limitation, custodial duties) for the receivables to the receivables servicer. The master servicer will monitor the performance of the receivables servicer under the receivables servicing agreement. The master servicer shall not be responsible with respect to such duties that it delegates to the receivables servicer and will not be obligated or liable to the issuing entity and the indenture trustee for the conduct or misconduct of the receivables servicer, so long as the receivables servicer was selected by the master servicer with reasonable care.
     See “The Transaction Documents and the Indenture” for more information about the master servicer.
THE DEPOSITOR
     BAS Securitization LLC is the depositor of the issuing entity. BAS Securitization LLC, a wholly-owned, special purpose, bankruptcy remote subsidiary of NB Holdings Corporation, was formed as a limited liability company under the laws of the State of Delaware on January 10, 2002 and has a limited operating history. The depositor was formed to purchase, accept capital contributions of or otherwise acquire motor vehicle installment loans and retail installment sale contracts; to own, sell, and assign the receivables; and to issue and sell one or more series of securities. The depositor’s limited liability company agreement limits the activities of the depositor to the foregoing purposes and to any activities incidental to and necessary for these purposes. Since its creation, the depositor has participated in one securitization transaction. In that transaction, motor vehicle receivables, including motor vehicle installment loans and retail installment sale contracts that are secured by new and used automobiles and light-duty trucks, were securitized by an owner trust.
     The depositor does not have, is not required to have, and is not expected in the future to have, any significant assets. Neither the depositor nor any of its affiliates will insure or guarantee the receivables or the securities of any issuing entity. See “The Depositor” in the accompanying prospectus for more information about the depositor.
     The principal office of the depositor is located at Bank of America Corporate Center, 100 North Tryon Street, Charlotte, NC 28255. Its telephone number is (704) 388-2308.
THE ACQUIROR AND THE RECEIVABLES SERVICER
     GMAC, a wholly-owned subsidiary of General Motors Corporation, was incorporated in 1919 under the New York Banking Law relating to investment companies. GMAC relinquished that status and became a Delaware corporation on January 1, 1998. GMAC converted to a Delaware limited liability company on July 20, 2006.
     GMAC has its principal office at 767 Fifth Avenue, New York, New York 10153, Tel. No. 212-418-6120, and administrative offices at 200 Renaissance Center, Detroit, Michigan 48265, Tel. No. 313-556-5000. It provides services from hundreds of locations around the world.
     GMAC operates directly and through subsidiaries and associated companies in which it has equity investments. It provides a wide variety of automotive financial services to and through franchised General Motors dealers in many countries throughout the world and to other dealerships in which franchised General Motors dealers have an interest and to the customers of those dealerships. In that line of business, GMAC and its subsidiaries principally finance the acquisition and resale by franchised General Motors dealers of various new and used automotive and non-automotive products manufactured by General Motors or its subsidiaries and associates, and acquires from those dealers, either directly or indirectly, installment obligations covering retail sales and leases of new and used General Motors products as well as those of other manufacturers. GMAC and its subsidiaries also provide asset-based lending, equipment finance, structured finance and invoice discounting services, residential mortgage financing, global relocation services, insurance services, investment services and other wholesale and retail financial services.
     GMAC’s Automotive Finance operations are comprised of two separate reporting segments — North American Automotive Finance Operations and International Automotive Finance Operations — and certain corporate activities. The products and services offered by GMAC’s Automotive Finance operations include the purchase of retail installment sales contracts and leases, extension of term loans, dealer floor plan financing and other lines of credit to dealers, and fleet leasing.
     In the retail market, GMAC provides vehicle financing to consumers through automotive dealerships, primarily those franchised by General Motors, around the world under the GMAC, GMAC Bank GmbH, Holden Financial Services, Banco General Motors, Saab Financial Services, Online Finance and Nuvell Credit brand names. In most cases, GMAC purchases retail installment sale contracts and lease contracts for new and used vehicles from franchised GM affiliated dealers. In some markets outside the United States, GMAC is a direct lender to the consumer. GMAC also finances products of other manufacturers, new and used, and provides leases for capital equipment.
     In the wholesale market, GMAC and its subsidiaries also finance the acquisition and resale by franchised General Motors Corporation dealers of various new automotive and nonautomotive products manufactured by General Motors Corporation or its subsidiaries and associates.

     GMAC has been securitizing assets actively since 1990 and uses the securitization of the receivables generated from retail vehicle installment sale contracts and leases acquired or originated by it as one means of funding its ongoing operations. To the date of this prospectus, GMAC has originated approximately 63 securitizations of retail vehicle installment sale contracts, of which 38 were sold to the public under registered transactions and 25 were privately placed. Through those securitizations, GMAC has issued securities with an aggregate initial principal balance of approximately 108.3 billion dollars. During a period from 2000 to 2004, GMAC’s securitizations consisted entirely of subvented receivables, while before and after that period, GMAC’s securitizations have consisted of a mixture of subvented and nonsubvented receivables. For lease assets, the number of securitizations is 10, of which 1 was sold to the public and 9 were privately placed, and the aggregate initial principal balance of issued securities is 14.6 billion dollars. In addition to receivables arising from retail automobile installment sale contracts and leases, GMAC also originates and securitizes the receivables arising from loans to dealers for the financing of dealer inventory. To date, it has originated 14 dealer floorplan securitizations of which 13 were sold to the public and 1 was privately placed. Through the dealer floorplan securitizations, GMAC has issued securities with an aggregate initial principal balance of approximately 47.9 billion dollars. To date, none of the prior securitizations organized by GMAC have defaulted or experienced an early amortization or other triggering event.
     The receivables were selected from GMAC’s U.S. portfolio of new and used retail car and light trucks receivables.
     On the closing date, GMAC will be appointed the receivables servicer of the pool of retail installment sales contracts to be owned by the trust pursuant to a servicing agreement between GMAC and Bank of America. Bank of America will transfer and assign to the issuing entity, without recourse, its entire interest in the receivables, including its rights under the servicing agreement, pursuant to a sale agreement between the depositor and the issuing entity. GMAC also will have serviced those retail installment sale contracts on its own behalf as the owner of those contracts prior to the transfer under the purchase agreement.
     GMAC, directly and through its subsidiaries, most notably Semperian LLC, services prime automobile retail installment sale contracts and leases acquired or originated by it and others on behalf of banks, credit unions, finance companies and securitized trusts.
     Semperian LLC is a wholly-owned subsidiary of GMAC. Semperian, a Delaware limited liability company, was originally incorporated as AccuTel, Inc. on April 8, 1999. On July 21, 2005, AccuTel changed its name to Semperian.
     Semperian has its principal office at 2000 Town Center, Suite 2200, Southfield, Michigan 48075, Tel. No. 248-948-7701.
     Since 1999, Semperian has acted as a sub-servicer for GMAC, and has assumed increased servicing responsibilities over time. Currently, Semperian acts as a sub-servicer for the entire U.S. portfolio of retail installment sales contracts and leases serviced by GMAC. Semperian performs its sub-servicing operations from centers located in Auburn Hills, Michigan; Midland, Texas; Phoenix, Arizona; Knoxville, Tennessee; Rocky Hill, Connecticut; Jacksonville, Florida; Lakeland, Florida; Troy, Michigan; Roseville, Minnesota; Greeley, Colorado; Chesterfield, Missouri; Charlotte, North Carolina; Strongville, Ohio; Richardson, Texas; and Fort Worth, Texas and operates call centers in Eugene, Oregon and Wichita, Kansas.
     Pursuant to the receivables servicing agreement, the master servicer authorized the receivables servicer to retain physical possession of the receivables held by the issuing entity and other documents relating to possession of the receivables as custodian for the issuing entity. In performing its duties as custodian, the custodian will act with reasonable care, exercising the degree of skill and attention that the custodian exercises with respect to receivable files relating to other similar automotive contracts owned and/or serviced by the custodian. The documents related to the receivables will be maintained in the United States and will be subject to annual inspection by the master servicer.

Delinquencies, Repossessions, Bankruptcies and Net Losses
     For GMAC’s entire U.S. portfolio of new and used retail car and light truck receivables, including receivables sold by GMAC that it continues to service, the table on the following page shows GMAC’s experience for both new and used retail car and light truck receivables on a combined basis for:
•	delinquencies,

•	repossessions,

•	bankruptcies, and

•	net losses.
     Fluctuations in delinquencies, repossessions, bankruptcies and losses generally follow trends in the overall economic environment and may be affected by such factors as:
•	competition for obligors,

•	the supply and demand for both new and used cars and light trucks,

•	consumer debt burden per household, and

•	personal bankruptcies.
     Credit fundamentals in GMAC’s consumer automotive portfolio remain positive by historical standards, albeit with a slight deterioration in consumer credit loss rates in the second quarter of 2006, as compared to the same period in 2005. The rise in credit loss rates reflects slight increases in both the frequency and the severity of losses. The increase in delinquency and loss frequency trends in the North American portfolio is the result of a moderate weakening in the credit performance of the portfolio during the second quarter, consistent with general economic conditions. The increase in loss severity is attributable to a general softening in the used vehicle market.
     The increase in the number of bankruptcies in the U.S. portfolio from June 30, 2005 reflects increased activity as a result of legislation effective October 17, 2005, which made it more difficult for some U.S. consumers to qualify for bankruptcy protection in the future. As a result, the increase in bankruptcies reflects an acceleration of bankruptcy filings in late 2005 and does not reflect an overall deterioration in the credit quality of the portfolio. Monthly bankruptcy rates in 2006 have returned to more normal levels following a large increase leading up to the legislative change.
     There can be no assurance that the delinquency, repossession, bankruptcy and net loss experience on the receivables will be comparable to that set forth below or that the factors or beliefs described above will remain applicable.

	Six Months Ended		Year Ended
	June 30,		December 31,
New and Used Car and Light Truck Contracts	2006	2005	2005	2004	2003
Retail Contracts Outstanding at End of the Period (excluding bankruptcies) (in thousands)	4,191	4,733	4,383	4,957	5,070
New Vehicles
Used Vehicles
Total
Average Daily Delinquency
31-60 Days	1.90%	1.80%	1.90%	1.88%	1.79%
61-90 Days	0.15%	0.16%	0.18%	0.20%	0.19%
91 Days or More	0.01%	0.02%	0.02%	0.02%	0.02%
Repossessions as a Percent of Average Number of Contracts Outstanding	1.86%	1.69%	1.77%	1.80%	1.83%
Net Losses as a Percent of Liquidations	1.35%	1.16%	1.30%	1.46%	1.77%
Net Losses as a Percent of Average Gross Receivables	0.71%	0.64%	0.68%	0.76%	0.86%
Net Losses as a Percent of Average Net Receivables	0.66%	0.79%	0.82%	0.91%	0.93%
Total Retail Contracts Outstanding at End of the Period (including bankruptcies) (in thousands)	4,276	4,824	4,490	5,043	5,146
Bankruptcies as a Percent of Average Number of Contracts Outstanding (including bankruptcies)	2.16%	1.80%	1.97%	1.59%	1.48%
     Subvented receivables enhance portfolio credit quality by attracting obligors with better credit ratings who typically have more favorable financing or cash purchase options than non-subvented rates would have offered. The addition of those obligors enhances overall pool credit quality. For information on GMAC’s past subvented and non-subvented pools, see “Appendix A—Static Pool Data” in this prospectus supplement.
     The receivables servicer’s current practice is generally to write off receivables, other than those with respect to which the related obligor is in bankruptcy, at the point amounts are deemed to be uncollectible, which usually for the servicer is at the point of repossession. The receivables servicer will normally begin repossession activity once the receivable becomes 90 days past due. The “Average Daily Delinquency” percentages shown in the preceding table are each calculated on the basis of the average number of receivables delinquent at any time during a month (excluding receivables where the related obligor is in bankruptcy), divided by the number of receivables outstanding at the end of that month, and averaged for all months in the indicated period. The “Net Losses as a Percent of Liquidations” and the “Net Losses as a Percent of Average Gross Receivables” percentages in the preceding table are based on the gross balance of the receivables, which includes unearned finance charges. Liquidations represent all reductions to the receivables based on cash receipts from all sources as well as charge-offs. The “Net Losses as a Percent of Average Net Receivables” percentages in the preceding table are based on the net balance of the receivables, which is the gross balance of the receivables less unearned finance charges and unearned rate support. Unearned finance charges for a receivable are the portion of the remaining payments on that receivable that are attributed to interest at the stated rate. Unearned rate support applies to subvented receivables only and is the unamortized portion of the discount at which GMAC purchases the receivable from the originating dealer. The “Bankruptcies as a Percent of Average Number of Contracts Outstanding” percentages in the preceding table represent the number of bankruptcies on the last day of each month and averaged for the indicated period divided by the number of receivables outstanding on the last day of each month and averaged for the indicated period.
     The “Repossessions as a Percent of Average Number of Contracts Outstanding,” “Net Losses as a Percent of Average Gross Receivables” and “Net Losses as a Percent of Average Net Receivables” for the six months ended June 30, 2005 and 2006 are reported as annualized rates, which may not reflect the actual annual results.
THE RECEIVABLES POOL
     The characteristics set forth in this section are based on the pool of receivables as of the cutoff date, which is October 1, 2006.

     As of the cutoff date, each receivable complied with specified eligibility criteria as described under the transaction documents. See “The Transfer Agreement and the Indenture—Sale and Assignment of Receivables”.
     Each of the percentages and averages in the tables below is computed on the basis of the amount financed of each receivable as of the cutoff date. The “Weighted Average Original Maturity” in the following table is based on weighting by original principal balance of each receivable as of its date of origination. “Loan-to-Value Ratio” with respect to a receivable means the amount financed divided by the estimated vehicle value, multiplied by 100. The estimated vehicle value for a new vehicle is the dealer cost of the vehicle. The estimated vehicle value for a used vehicle is a quote received by GMAC from the dealer based on a market guide, such as the National Automobile Dealers Association or Kelley Blue Book, indicating the value of the vehicle and the source from which that value was determined. “Weighted Average Loan-to-Value Ratio” is based on a weighting by original principal balance of each receivable as of its date of origination (provided, that there are four contracts which are excluded from the Weighted Average Loan-to-Value Ratio because the Loan-to-Value Ratio was not available for such contracts). A FICO® score is a measurement determined by Fair, Isaac & Company using information collected by the major credit bureaus to assess credit risk. (FICO® is a federally registered servicemark of Fair, Isaac & Company.) “Weighted Average FICO® Score” is based on a weighting by original principal balance of each receivable as of the cutoff date and excludes receivables with respect to which the obligor is a business account and receivables for which no FICO® Score is available. Of the 10,490 FICO® Scores excluded from the Weighted Average FICO® Score, 9,989, or 95.22%, are business accounts and the remaining 501, or 4.78%, are accounts for which FICO® Scores are unavailable. In the table “Distribution of the Receivables Pool by FICO® Score,” those excluded accounts make up the “Business Accounts and Unavailable” category.
     The composition, distribution by contract rate, geographic distribution, distribution by FICO® and distribution by loan-to-value ratio, in each case, as of the cutoff date are set forth in the tables below. The percentages in the following tables may not add to 100% due to rounding.
Composition of the Receivables as of the Cutoff Date

	New Financed	Used Financed
	Vehicles	Vehicles	Total
Aggregate Amount Financed	$1,585,372,118.20	$117,146,409.81	$1,702,518,528.01
Number of Contracts in Pool	104,064	14,126	118,190
Average Amount Financed	$15,234.59	$8,292.96	$14,404.93
Weighted Average FICO® Score	740.95	745.97	741.32
Weighted Average Loan-to-Value Ratio	100.45%	109.39%	101.06%
Weighted Average Contract Rate of Receivables	3.99%	7.15%	4.17%
Weighted Average Annual Percentage of Non-Subvented Receivables	6.88%	7.16%	6.92%
Weighted Average Original Maturity	62.63 Months	59.59 Months	62.42 Months
Weighted Average Remaining Maturity	39.62 Months	33.38 Months	39.19 Months
	(1 to 70 Months)	(1 to 67 Months)	(1 to 70 Months)
Percentage of Contracts with Original Terms of less than or equal to 60 months	52.26%	82.84%	54.37%
Percentage of Contracts with Original Terms of greater than 60 months	47.74%	17.16%	45.63%
Percentage of New Cars and Light Trucks in Pool			93.12%
Percentage of Used Cars and Light Trucks in Pool			6.88%
Percentage of Subvented Receivables in Pool	64.76%	0.13%	60.31%
Percentage of Non-Subvented Receivables in Pool	35.24%	99.87%	39.69%

Distribution by Contract Rate of the Receivables as of the Cutoff Date

			Percentage of
	Number of	Aggregate	Original Pool
Contract Rate Range (Range)	Receivables	Principal Balance	Balance
0.00% to 1.00%	46,050	$578,340,827	33.97%
1.01% to 2.00%	7,272	118,521,193	6.96
2.01% to 3.00%	6,909	117,397,256	6.90
3.01% to 4.00%	7,020	116,301,450	6.83
4.01% to 5.00%	6,850	102,070,250	6.00
5.01% to 6.00%	11,254	161,777,056	9.50
6.01% to 7.00%	16,859	266,012,702	15.62
7.01% to 8.00%	10,224	165,337,425	9.71
8.01% to 9.00%	4,341	62,111,571	3.65
9.01% to 10.00%	1,302	13,791,544	0.81
10.01% to 11.00%	102	819,191	0.05
11.01% to 12.00%	7	38,063	0.00

Total	118,190	$1,702,518,528	100.00%

Geographic Distribution of the Receivables as of the Cutoff Date

Percentage of
Initial Pool
State(1)	Balance
California	14.86%
Texas	9.70%
Florida	7.62%
Louisiana	5.93%
Georgia	4.78%
Michigan	4.78%
No other state accounts for more than 4.69% of the initial Pool Balance

(1)	Based on billing addresses of the obligors as of the cutoff date, which may differ from the state of origination of the receivable.

Includes receivables originated in 50 states and the District of Columbia.
Distribution By FICO®

	Number of	Aggregate	Percentage of
FICO®(Range)	Receivables	Principal Balance	Initial Balance
“Business Accounts and Unavailable”	10,490	$178,449,708.66	10.48%
less than 600	1,340	14,823,934.94	0.87
600 – 625	2,153	26,997,194.90	1.59
626 – 650	4,389	58,166,853.61	3.42
651 – 675	7,544	105,881,398.87	6.22
676 – 700	10,434	152,643,365.26	8.97
701 – 725	14,163	218,926,403.53	12.86
726 – 750	16,873	243,464,752.76	14.30
751 – 775	16,730	233,318,461.10	13.70
776 – 800	16,263	219,416,485.20	12.89
801 – 825	12,100	170,673,000.23	10.02
826 – 850	4,926	69,056,981.77	4.06
851 – 875	759	10,320,075.81	0.61
876 – 900	26	379,911.37	0.02

Total	118,190	$1,702,518,528.01	100.00%

Distribution by Loan-to-Value Ratio

	Average	Average Estimated	Number	Percentage
Loan-to-Value Ratio	Amount Financed	Vehicle Value	of Contracts	of Contracts
Not Available(1)	$28,606.12	Not Available	4	0.00%
Less than 80	$19,179.81	$30,198.90	18,344	15.52%
80 – 90	$24,578.46	$28,759.31	16,762	14.18%
91 – 100	$27,303.02	$28,494.45	23,354	19.76%
101 – 110	$29,800.87	$28,261.54	28,191	23.85%
111 – 120	$30,739.90	$26,776.28	18,749	15.86%
121 – 130	$29,196.14	$23,430.16	7,956	6.73%
131 – 140	$26,071.38	$19,385.01	2,963	2.51%
141 – 150	$21,980.68	$15,211.02	1,072	0.91%
Greater than 150	$18,084.97	$11,127.83	795	0.67%

			118,190	100.00%

(1)	LTVs not available due to erroneous vehicle values
STATIC POOL INFORMATION
     Information regarding all publicly offered and selected privately offered securitized pools securitized by the originator within the preceding five years is included in Appendix A of this prospectus supplement. The characteristics of the receivables included in these prior securitizations, as well as the social, economic and other conditions existing at the time when those receivables were acquired from the originating dealers and repaid, may vary materially from the characteristics of the receivables in this receivables pool and the social, economic and other conditions existing at the time when the receivables in this receivables pool were originated and that will exist when the receivables in the current receivables pool are repaid. Based on a comparison of the weighted average FICO® score or the average credit quality of the receivables in this receivables pool, as determined by GMAC’s proprietary credit scoring system described in “GMAC Acquisition and Servicing Procedures – Acquisition and Underwriting”, the credit quality of the receivables in this receivables pool is slightly better than that of the prior securitized pools included in Appendix A. The receivables in this receivables pool contain a larger percentage of new vehicles. However, the receivables in this receivables pool contain a greater number of receivables with original term equal to or greater than 61 months, which could negatively impact the performance of the receivables in this receivables pool. As a result of each of the foregoing, there can be no assurance that the receivables in this receivables pool will perform better than or similarly to the prior securitized pools described in Appendix A.
     The static pool data referred to above relating to securitized pools issued prior to January 1, 2006 will not form a part of this prospectus supplement, the accompanying prospectus or the depositor’s registration statement.
     The performance of prior motor vehicle securitizations by GMAC may not be indicative of the future performance of the receivables.
WEIGHTED AVERAGE LIFE OF THE NOTES
     Prepayments on receivables can be measured against prepayment standards or models. The model used in this prospectus supplement, the absolute prepayment model, or “ABS,” assumes a rate of prepayment each month which is related to the original number of receivables in a pool of receivables. ABS also assumes that all of the receivables in a pool are the same size, that all of those receivables amortize at the same rate, and that for every month that any individual receivable is outstanding, payments on that particular receivable will either be made as scheduled or the receivable will be prepaid in full. For example, in a pool of receivables originally containing 10,000 receivables, if a 1% ABS were used, that would mean that 100 receivables would prepay in full each month. The percentage of prepayments that is assumed for ABS is not a historical description of prepayment experience on pools of receivables or a prediction of the anticipated rate of prepayment on either the pool of receivables involved in this transaction or on any pool of receivables. You should not assume that the actual rate of prepayments on the receivables will be in any way related to the percentage of prepayments that was assumed for ABS.

     The tables below which are captioned “Percent of Initial Note Balance at Various ABS Percentages” (the “ABS Tables”) are based on ABS and were prepared using the following assumptions:
•	the issuing entity holds 38 pools of receivables with the following characteristics:

			Original Term	Remaining Term
	Aggregate		to Maturity	to Maturity
Pool	Principal Balance	Contract Rate	(in Months)	(in Months)
1	$136,232,721.69	0.003%	55	13
2	218,154,237.85	0.012	55	26
3	223,953,867.16	0.082	65	45
4	1,710,683.08	1.900	44	14
5	65,795,539.48	1.900	64	33
6	51,014,970.20	1.905	70	44
7	10,222,837.48	2.900	58	13
8	23,619,366.59	2.900	51	28
9	83,555,052.22	2.900	65	45
10	10,521,850.29	3.900	59	13
11	18,913,597.96	3.901	51	30
12	86,866,001.81	3.900	64	45
13	1,752,066.94	4.918	56	13
14	22,965,413.05	4.919	64	31
15	77,352,770.28	4.906	67	48
16	5,487,937.43	5.860	56	14
17	35,584,576.71	5.757	63	30
18	120,704,542.45	5.875	69	50
19	2,409,334.46	6.349	52	14
20	14,618,628.80	6.355	59	29
21	81,448,027.76	6.385	67	51
22	4,116,188.42	6.886	52	14
23	25,867,482.05	6.890	60	29
24	137,553,040.24	6.878	68	52
25	3,975,543.87	7.599	53	15
26	26,394,924.41	7.626	58	29
27	134,966,956.60	7.595	68	53
28	1,753,682.79	8.688	55	14
29	13,157,114.87	8.628	62	30
30	47,200,772.92	8.598	67	52
31	970,939.01	9.578	56	14
32	4,236,784.83	9.585	62	29
33	8,583,819.79	9.464	65	48
34	149,812.82	10.435	59	14
35	602,977.62	10.328	64	27
36	66,400.60	10.218	66	38
37	33,155.54	11.192	63	16
38	4,907.94	11.500	72	25

Total	$1,702,518,528.01

•	all prepayments on the receivables each month are made in full at the specified constant percentage of ABS and there are no defaults, losses or repurchases;

•	interest accrues on the notes at the following coupon ratings: Class A-1 notes, 5.36819%; Class A-2 notes, 5.29%; Class A-3 notes, 5.12%; Class A-4 notes, 5.12%; Class B notes, 5.25%; and Class C notes, 5.50%;

•	each scheduled payment on the receivables is made on the last day of each month commencing in October 2006, and each month has 30 days;

•	the initial Note Balance of each class of notes is equal to the initial Note Balance for that class of notes as set forth on the front cover of this prospectus supplement;

•	payments on the notes are paid in cash on each payment date commencing December 18, 2006, and on the 18th calendar day of each subsequent month;

•	the notes are purchased on November 14, 2006;

•	the Class A-1 notes will be paid interest on the basis of the actual number of days elapsed during the period for which interest is payable and a 360-day year;

•	the Class A-2 notes, the Class A-3 notes, the Class A-4 notes, the Class B notes and the Class C notes will be paid interest on the basis of a 360-day year consisting of twelve 30-day months (except for the first payment date which will be based on 34 days);

•	the scheduled payment for each receivable was calculated on the basis of the characteristics described in the ABS Tables and in such a way that each receivable would amortize in a manner that will be sufficient to repay the receivable balance of that receivable by its indicated remaining term to maturity;

•	except as indicated in the tables, the “clean-up call” option to redeem the notes will not be exercised;

•	the servicing fee will be 1.01% per annum; and

•	the Targeted Overcollateralization Amount is equal to the greater of 1.35% of the outstanding Adjusted Pool Balance and 0.50% of the Adjusted Pool Balance as of the cutoff date.

     The YSOC Amount schedule set forth below is utilized to calculate the weighted average lives and percentages of original principal amounts at various absolute prepayment model percentages under “Prepayment and Yield Considerations.” The actual YSOC Amount may differ depending on the actual prepayments, losses and repurchases on this pool of receivables with contract rates less than the Required Rate.

Yield Supplement
Overcollateralization
Payment Date	Amount
Closing Date	$70,250,841.58
December 2006	62,344,165.06
January 2007	58,608,575.19
February 2007	55,019,310.04
March 2007	51,577,248.48
April 2007	48,283,267.00
May 2007	45,138,241.39
June 2007	42,143,060.11
July 2007	39,298,603.85
August 2007	36,605,715.30
September 2007	34,064,994.00
October 2007	31,666,975.91
November 2007	29,394,374.31
December 2007	27,241,385.58
January 2008	25,204,315.46
February 2008	23,280,387.02
March 2008	21,464,815.01
April 2008	19,753,320.14
May 2008	18,142,019.98
June 2008	16,627,473.69
July 2008	15,203,498.79
August 2008	13,864,011.41
September 2008	12,604,807.47
October 2008	11,422,114.33
November 2008	10,312,602.33
December 2008	9,273,775.97
January 2009	8,304,163.15
February 2009	7,402,846.77
March 2009	6,568,382.38
April 2009	5,798,943.14
May 2009	5,092,282.16
June 2009	4,446,572.16
July 2009	3,859,753.87
August 2009	3,328,595.35
September 2009	2,849,894.69
October 2009	2,421,100.99
November 2009	2,039,328.45
December 2009	1,701,187.55
January 2010	1,403,534.18
February 2010	1,143,183.88
March 2010	917,699.36
April 2010	725,373.72
May 2010	564,203.66
June 2010	430,357.97
July 2010	319,899.59
August 2010	231,104.56
September 2010	162,297.74
October 2010	111,543.52
November 2010	76,426.56
December 2010	53,255.08
January 2011	36,527.29
February 2011	25,132.35
March 2011	16,893.95
April 2011	10,672.05
May 2011	6,222.00
June 2011	3,271.52
July 2011	1,603.68
August 2011	789.60
September 2011	401.22
October 2011	195.80
November 2011	90.78
December 2011	38.22
January 2012	15.13
February 2012	5.68
March 2012	1.78
April 2012	0.26
May 2012 and thereafter	0
     The ABS Tables were created relying on the assumptions listed above. The tables indicate the percentages of the initial Note Balance of each class of notes that would be outstanding after each of the listed payment dates if certain percentages of ABS are assumed. The ABS Tables also indicate the corresponding weighted average lives of each class of notes if the same percentages of ABS are assumed. The assumptions used to construct the ABS Tables are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under various prepayment scenarios. The actual characteristics and performance of the receivables may differ materially from the assumptions used to construct the ABS Tables.
     As used in the ABS Tables, the “weighted average life” of a class of notes is determined by:
•	multiplying the amount of each principal payment of a note by the number of years from the date of the issuance of the note to the related payment date;

•	adding the results; and

•	dividing the sum by the related original principal balance of the note.

Percent of the Initial Note Balance at Various ABS Percentages
Class A-1 Notes

Payment Date	0.50%	1.00%	1.30%	1.60%	2.00%
Closing Date	100.00	100.00	100.00	100.00	100.00
December, 2006	80.85	76.83	73.62	69.36	59.33
January, 2007	71.83	66.01	61.38	55.25	41.02
February, 2007	62.86	55.38	49.46	41.65	23.76
March, 2007	53.95	44.95	37.85	28.54	7.82
April, 2007	45.10	34.71	26.56	15.93	0.00
May, 2007	36.29	24.67	15.59	3.82	0.00
June, 2007	27.55	14.82	4.93	0.00	0.00
July, 2007	18.85	5.17	0.00	0.00	0.00
August, 2007	10.21	0.00	0.00	0.00	0.00
September, 2007	1.63	0.00	0.00	0.00	0.00
October, 2007	0.00	0.00	0.00	0.00	0.00
November, 2007	0.00	0.00	0.00	0.00	0.00
December, 2007	0.00	0.00	0.00	0.00	0.00
January, 2008	0.00	0.00	0.00	0.00	0.00
February, 2008	0.00	0.00	0.00	0.00	0.00
March, 2008	0.00	0.00	0.00	0.00	0.00
April, 2008	0.00	0.00	0.00	0.00	0.00
May, 2008	0.00	0.00	0.00	0.00	0.00
June, 2008	0.00	0.00	0.00	0.00	0.00
July, 2008	0.00	0.00	0.00	0.00	0.00
August, 2008	0.00	0.00	0.00	0.00	0.00
September, 2008	0.00	0.00	0.00	0.00	0.00
October, 2008	0.00	0.00	0.00	0.00	0.00
November, 2008	0.00	0.00	0.00	0.00	0.00
December, 2008	0.00	0.00	0.00	0.00	0.00
January, 2009	0.00	0.00	0.00	0.00	0.00
February, 2009	0.00	0.00	0.00	0.00	0.00
March, 2009	0.00	0.00	0.00	0.00	0.00
April, 2009	0.00	0.00	0.00	0.00	0.00
May, 2009	0.00	0.00	0.00	0.00	0.00
June, 2009	0.00	0.00	0.00	0.00	0.00
July, 2009	0.00	0.00	0.00	0.00	0.00
August, 2009	0.00	0.00	0.00	0.00	0.00
September, 2009	0.00	0.00	0.00	0.00	0.00
October, 2009	0.00	0.00	0.00	0.00	0.00
November, 2009	0.00	0.00	0.00	0.00	0.00
December, 2009	0.00	0.00	0.00	0.00	0.00
January, 2010	0.00	0.00	0.00	0.00	0.00
February, 2010	0.00	0.00	0.00	0.00	0.00
March, 2010	0.00	0.00	0.00	0.00	0.00
April, 2010	0.00	0.00	0.00	0.00	0.00
May, 2010	0.00	0.00	0.00	0.00	0.00
June, 2010	0.00	0.00	0.00	0.00	0.00
July, 2010	0.00	0.00	0.00	0.00	0.00
August, 2010	0.00	0.00	0.00	0.00	0.00
September, 2010	0.00	0.00	0.00	0.00	0.00
October, 2010	0.00	0.00	0.00	0.00	0.00
November, 2010	0.00	0.00	0.00	0.00	0.00
December, 2010	0.00	0.00	0.00	0.00	0.00
January, 2011	0.00	0.00	0.00	0.00	0.00
Weighted Average Life (Years) to Call	0.44	0.36	0.32	0.27	0.20
Weighted Average Life (Years) to Maturity	0.44	0.36	0.32	0.27	0.20

Percent of the Initial Note Balance at Various ABS Percentages
Class A-2 Notes

Payment Date	0.50%	1.00%	1.30%	1.60%	2.00%
Closing Date	100.00	100.00	100.00	100.00	100.00
December, 2006	100.00	100.00	100.00	100.00	100.00
January, 2007	100.00	100.00	100.00	100.00	100.00
February, 2007	100.00	100.00	100.00	100.00	100.00
March, 2007	100.00	100.00	100.00	100.00	100.00
April, 2007	100.00	100.00	100.00	100.00	91.43
May, 2007	100.00	100.00	100.00	100.00	74.37
June, 2007	100.00	100.00	100.00	90.42	58.49
July, 2007	100.00	100.00	93.35	76.75	44.87
August, 2007	100.00	94.73	81.02	63.70	31.85
September, 2007	100.00	83.34	69.09	51.28	19.42
October, 2007	91.50	72.19	57.56	39.48	7.51
November, 2007	81.07	61.29	46.43	28.32	0.00
December, 2007	73.00	52.53	37.19	18.53	0.00
January, 2008	65.19	44.13	28.37	9.18	0.00
February, 2008	57.48	35.93	19.83	0.14	0.00
March, 2008	49.81	27.90	11.54	0.00	0.00
April, 2008	42.19	20.03	3.40	0.00	0.00
May, 2008	34.62	12.32	0.00	0.00	0.00
June, 2008	27.10	4.68	0.00	0.00	0.00
July, 2008	19.62	0.00	0.00	0.00	0.00
August, 2008	12.20	0.00	0.00	0.00	0.00
September, 2008	4.73	0.00	0.00	0.00	0.00
October, 2008	0.00	0.00	0.00	0.00	0.00
November, 2008	0.00	0.00	0.00	0.00	0.00
December, 2008	0.00	0.00	0.00	0.00	0.00
January, 2009	0.00	0.00	0.00	0.00	0.00
February, 2009	0.00	0.00	0.00	0.00	0.00
March, 2009	0.00	0.00	0.00	0.00	0.00
April, 2009	0.00	0.00	0.00	0.00	0.00
May, 2009	0.00	0.00	0.00	0.00	0.00
June, 2009	0.00	0.00	0.00	0.00	0.00
July, 2009	0.00	0.00	0.00	0.00	0.00
August, 2009	0.00	0.00	0.00	0.00	0.00
September, 2009	0.00	0.00	0.00	0.00	0.00
October, 2009	0.00	0.00	0.00	0.00	0.00
November, 2009	0.00	0.00	0.00	0.00	0.00
December, 2009	0.00	0.00	0.00	0.00	0.00
January, 2010	0.00	0.00	0.00	0.00	0.00
February, 2010	0.00	0.00	0.00	0.00	0.00
March, 2010	0.00	0.00	0.00	0.00	0.00
April, 2010	0.00	0.00	0.00	0.00	0.00
May, 2010	0.00	0.00	0.00	0.00	0.00
June, 2010	0.00	0.00	0.00	0.00	0.00
July, 2010	0.00	0.00	0.00	0.00	0.00
August, 2010	0.00	0.00	0.00	0.00	0.00
September, 2010	0.00	0.00	0.00	0.00	0.00
October, 2010	0.00	0.00	0.00	0.00	0.00
November, 2010	0.00	0.00	0.00	0.00	0.00
December, 2010	0.00	0.00	0.00	0.00	0.00
January, 2011	0.00	0.00	0.00	0.00	0.00
Weighted Average Life (Years) to Call	1.39	1.19	1.05	0.91	0.70
Weighted Average Life (Years) to Maturity	1.39	1.19	1.05	0.91	0.70

Percent of the Initial Note Balance at Various ABS Percentages
Class A-3 Notes

Payment Date	0.50%	1.00%	1.30%	1.60%	2.00%
Closing Date	100.00	100.00	100.00	100.00	100.00
December, 2006	100.00	100.00	100.00	100.00	100.00
January, 2007	100.00	100.00	100.00	100.00	100.00
February, 2007	100.00	100.00	100.00	100.00	100.00
March, 2007	100.00	100.00	100.00	100.00	100.00
April, 2007	100.00	100.00	100.00	100.00	100.00
May, 2007	100.00	100.00	100.00	100.00	100.00
June, 2007	100.00	100.00	100.00	100.00	100.00
July, 2007	100.00	100.00	100.00	100.00	100.00
August, 2007	100.00	100.00	100.00	100.00	100.00
September, 2007	100.00	100.00	100.00	100.00	100.00
October, 2007	100.00	100.00	100.00	100.00	100.00
November, 2007	100.00	100.00	100.00	100.00	94.69
December, 2007	100.00	100.00	100.00	100.00	79.92
January, 2008	100.00	100.00	100.00	100.00	65.96
February, 2008	100.00	100.00	100.00	100.00	52.79
March, 2008	100.00	100.00	100.00	88.34	40.42
April, 2008	100.00	100.00	100.00	77.00	29.30
May, 2008	100.00	100.00	93.88	66.18	19.01
June, 2008	100.00	100.00	83.47	55.88	9.96
July, 2008	100.00	96.19	73.43	46.10	1.62
August, 2008	100.00	86.22	63.75	36.85	0.00
September, 2008	100.00	76.48	54.44	28.13	0.00
October, 2008	96.32	66.99	45.50	19.95	0.00
November, 2008	86.26	57.74	36.93	12.30	0.00
December, 2008	76.27	48.74	28.74	5.20	0.00
January, 2009	68.35	41.45	21.97	0.00	0.00
February, 2009	60.49	34.35	15.47	0.00	0.00
March, 2009	52.89	27.59	9.38	0.00	0.00
April, 2009	45.96	21.43	3.83	0.00	0.00
May, 2009	39.64	15.82	0.00	0.00	0.00
June, 2009	33.54	10.48	0.00	0.00	0.00
July, 2009	27.48	5.27	0.00	0.00	0.00
August, 2009	21.92	0.50	0.00	0.00	0.00
September, 2009	16.40	0.00	0.00	0.00	0.00
October, 2009	10.92	0.00	0.00	0.00	0.00
November, 2009	5.48	0.00	0.00	0.00	0.00
December, 2009	0.07	0.00	0.00	0.00	0.00
January, 2010	0.00	0.00	0.00	0.00	0.00
February, 2010	0.00	0.00	0.00	0.00	0.00
March, 2010	0.00	0.00	0.00	0.00	0.00
April, 2010	0.00	0.00	0.00	0.00	0.00
May, 2010	0.00	0.00	0.00	0.00	0.00
June, 2010	0.00	0.00	0.00	0.00	0.00
July, 2010	0.00	0.00	0.00	0.00	0.00
August, 2010	0.00	0.00	0.00	0.00	0.00
September, 2010	0.00	0.00	0.00	0.00	0.00
October, 2010	0.00	0.00	0.00	0.00	0.00
November, 2010	0.00	0.00	0.00	0.00	0.00
December, 2010	0.00	0.00	0.00	0.00	0.00
January, 2011	0.00	0.00	0.00	0.00	0.00
Weighted Average Life (Years) to Call	2.46	2.17	1.95	1.71	1.34
Weighted Average Life (Years) to Maturity	2.46	2.17	1.95	1.71	1.34

Percent of the Initial Note Balance at Various ABS Percentages
Class A-4 Notes

Payment Date	0.50%	1.00%	1.30%	1.60%	2.00%
Closing Date	100.00	100.00	100.00	100.00	100.00
December, 2006	100.00	100.00	100.00	100.00	100.00
January, 2007	100.00	100.00	100.00	100.00	100.00
February, 2007	100.00	100.00	100.00	100.00	100.00
March, 2007	100.00	100.00	100.00	100.00	100.00
April, 2007	100.00	100.00	100.00	100.00	100.00
May, 2007	100.00	100.00	100.00	100.00	100.00
June, 2007	100.00	100.00	100.00	100.00	100.00
July, 2007	100.00	100.00	100.00	100.00	100.00
August, 2007	100.00	100.00	100.00	100.00	100.00
September, 2007	100.00	100.00	100.00	100.00	100.00
October, 2007	100.00	100.00	100.00	100.00	100.00
November, 2007	100.00	100.00	100.00	100.00	100.00
December, 2007	100.00	100.00	100.00	100.00	100.00
January, 2008	100.00	100.00	100.00	100.00	100.00
February, 2008	100.00	100.00	100.00	100.00	100.00
March, 2008	100.00	100.00	100.00	100.00	100.00
April, 2008	100.00	100.00	100.00	100.00	100.00
May, 2008	100.00	100.00	100.00	100.00	100.00
June, 2008	100.00	100.00	100.00	100.00	100.00
July, 2008	100.00	100.00	100.00	100.00	100.00
August, 2008	100.00	100.00	100.00	100.00	84.29
September, 2008	100.00	100.00	100.00	100.00	65.09
October, 2008	100.00	100.00	100.00	100.00	47.00
November, 2008	100.00	100.00	100.00	100.00	30.79
December, 2008	100.00	100.00	100.00	100.00	15.62
January, 2009	100.00	100.00	100.00	97.43	1.52
February, 2009	100.00	100.00	100.00	81.26	0.00
March, 2009	100.00	100.00	100.00	66.44	0.00
April, 2009	100.00	100.00	100.00	52.91	0.00
May, 2009	100.00	100.00	96.50	40.43	0.00
June, 2009	100.00	100.00	82.93	28.83	0.00
July, 2009	100.00	100.00	69.97	18.03	0.00
August, 2009	100.00	100.00	58.05	7.98	0.00
September, 2009	100.00	88.24	46.67	0.00	0.00
October, 2009	100.00	75.43	35.84	0.00	0.00
November, 2009	100.00	63.00	25.58	0.00	0.00
December, 2009	100.00	50.94	15.87	0.00	0.00
January, 2010	84.98	39.26	6.74	0.00	0.00
February, 2010	69.89	27.96	0.00	0.00	0.00
March, 2010	54.91	17.05	0.00	0.00	0.00
April, 2010	40.06	6.54	0.00	0.00	0.00
May, 2010	25.34	0.00	0.00	0.00	0.00
June, 2010	10.75	0.00	0.00	0.00	0.00
July, 2010	0.00	0.00	0.00	0.00	0.00
August, 2010	0.00	0.00	0.00	0.00	0.00
September, 2010	0.00	0.00	0.00	0.00	0.00
October, 2010	0.00	0.00	0.00	0.00	0.00
November, 2010	0.00	0.00	0.00	0.00	0.00
December, 2010	0.00	0.00	0.00	0.00	0.00
January, 2011	0.00	0.00	0.00	0.00	0.00
Weighted Average Life (Years) to Call	3.25	2.92	2.66	2.33	1.83
Weighted Average Life (Years) to Maturity	3.42	3.15	2.88	2.51	1.96

Percent of the Initial Note Balance at Various ABS Percentages
Class B Notes

Payment Date	0.50%	1.00%	1.30%	1.60%	2.00%
Closing Date	100.00	100.00	100.00	100.00	100.00
December, 2006	100.00	100.00	100.00	100.00	100.00
January, 2007	100.00	100.00	100.00	100.00	100.00
February, 2007	100.00	100.00	100.00	100.00	100.00
March, 2007	100.00	100.00	100.00	100.00	100.00
April, 2007	100.00	100.00	100.00	100.00	100.00
May, 2007	100.00	100.00	100.00	100.00	100.00
June, 2007	100.00	100.00	100.00	100.00	100.00
July, 2007	100.00	100.00	100.00	100.00	100.00
August, 2007	100.00	100.00	100.00	100.00	100.00
September, 2007	100.00	100.00	100.00	100.00	100.00
October, 2007	100.00	100.00	100.00	100.00	100.00
November, 2007	100.00	100.00	100.00	100.00	100.00
December, 2007	100.00	100.00	100.00	100.00	100.00
January, 2008	100.00	100.00	100.00	100.00	100.00
February, 2008	100.00	100.00	100.00	100.00	100.00
March, 2008	100.00	100.00	100.00	100.00	100.00
April, 2008	100.00	100.00	100.00	100.00	100.00
May, 2008	100.00	100.00	100.00	100.00	100.00
June, 2008	100.00	100.00	100.00	100.00	100.00
July, 2008	100.00	100.00	100.00	100.00	100.00
August, 2008	100.00	100.00	100.00	100.00	100.00
September, 2008	100.00	100.00	100.00	100.00	100.00
October, 2008	100.00	100.00	100.00	100.00	100.00
November, 2008	100.00	100.00	100.00	100.00	100.00
December, 2008	100.00	100.00	100.00	100.00	100.00
January, 2009	100.00	100.00	100.00	100.00	100.00
February, 2009	100.00	100.00	100.00	100.00	55.93
March, 2009	100.00	100.00	100.00	100.00	9.95
April, 2009	100.00	100.00	100.00	100.00	0.00
May, 2009	100.00	100.00	100.00	100.00	0.00
June, 2009	100.00	100.00	100.00	100.00	0.00
July, 2009	100.00	100.00	100.00	100.00	0.00
August, 2009	100.00	100.00	100.00	100.00	0.00
September, 2009	100.00	100.00	100.00	95.03	0.00
October, 2009	100.00	100.00	100.00	62.44	0.00
November, 2009	100.00	100.00	100.00	33.17	0.00
December, 2009	100.00	100.00	100.00	7.09	0.00
January, 2010	100.00	100.00	100.00	0.00	0.00
February, 2010	100.00	100.00	93.04	0.00	0.00
March, 2010	100.00	100.00	62.51	0.00	0.00
April, 2010	100.00	100.00	34.21	0.00	0.00
May, 2010	100.00	86.30	8.17	0.00	0.00
June, 2010	100.00	49.11	0.00	0.00	0.00
July, 2010	88.52	14.92	0.00	0.00	0.00
August, 2010	57.00	0.00	0.00	0.00	0.00
September, 2010	25.70	0.00	0.00	0.00	0.00
October, 2010	0.00	0.00	0.00	0.00	0.00
November, 2010	0.00	0.00	0.00	0.00	0.00
December, 2010	0.00	0.00	0.00	0.00	0.00
January, 2011	0.00	0.00	0.00	0.00	0.00
Weighted Average Life (Years) to Call	3.26	2.93	2.68	2.34	1.84
Weighted Average Life (Years) to Maturity	3.82	3.64	3.43	3.01	2.32

Percent of the Initial Note Balance at Various ABS Percentages
Class C Notes

Payment Date	0.50%	1.00%	1.30%	1.60%	2.00%
Closing Date	100.00	100.00	100.00	100.00	100.00
December, 2006	100.00	100.00	100.00	100.00	100.00
January, 2007	100.00	100.00	100.00	100.00	100.00
February, 2007	100.00	100.00	100.00	100.00	100.00
March, 2007	100.00	100.00	100.00	100.00	100.00
April, 2007	100.00	100.00	100.00	100.00	100.00
May, 2007	100.00	100.00	100.00	100.00	100.00
June, 2007	100.00	100.00	100.00	100.00	100.00
July, 2007	100.00	100.00	100.00	100.00	100.00
August, 2007	100.00	100.00	100.00	100.00	100.00
September, 2007	100.00	100.00	100.00	100.00	100.00
October, 2007	100.00	100.00	100.00	100.00	100.00
November, 2007	100.00	100.00	100.00	100.00	100.00
December, 2007	100.00	100.00	100.00	100.00	100.00
January, 2008	100.00	100.00	100.00	100.00	100.00
February, 2008	100.00	100.00	100.00	100.00	100.00
March, 2008	100.00	100.00	100.00	100.00	100.00
April, 2008	100.00	100.00	100.00	100.00	100.00
May, 2008	100.00	100.00	100.00	100.00	100.00
June, 2008	100.00	100.00	100.00	100.00	100.00
July, 2008	100.00	100.00	100.00	100.00	100.00
August, 2008	100.00	100.00	100.00	100.00	100.00
September, 2008	100.00	100.00	100.00	100.00	100.00
October, 2008	100.00	100.00	100.00	100.00	100.00
November, 2008	100.00	100.00	100.00	100.00	100.00
December, 2008	100.00	100.00	100.00	100.00	100.00
January, 2009	100.00	100.00	100.00	100.00	100.00
February, 2009	100.00	100.00	100.00	100.00	100.00
March, 2009	100.00	100.00	100.00	100.00	100.00
April, 2009	100.00	100.00	100.00	100.00	57.29
May, 2009	100.00	100.00	100.00	100.00	19.59
June, 2009	100.00	100.00	100.00	100.00	0.00
July, 2009	100.00	100.00	100.00	100.00	0.00
August, 2009	100.00	100.00	100.00	100.00	0.00
September, 2009	100.00	100.00	100.00	100.00	0.00
October, 2009	100.00	100.00	100.00	100.00	0.00
November, 2009	100.00	100.00	100.00	100.00	0.00
December, 2009	100.00	100.00	100.00	100.00	0.00
January, 2010	100.00	100.00	100.00	78.50	0.00
February, 2010	100.00	100.00	100.00	51.35	0.00
March, 2010	100.00	100.00	100.00	28.02	0.00
April, 2010	100.00	100.00	100.00	8.55	0.00
May, 2010	100.00	100.00	100.00	0.00	0.00
June, 2010	100.00	100.00	79.27	0.00	0.00
July, 2010	100.00	100.00	51.30	0.00	0.00
August, 2010	100.00	92.04	33.43	0.00	0.00
September, 2010	100.00	65.32	17.20	0.00	0.00
October, 2010	92.85	39.69	2.65	0.00	0.00
November, 2010	57.74	18.42	0.00	0.00	0.00
December, 2010	22.90	0.00	0.00	0.00	0.00
January, 2011	0.00	0.00	0.00	0.00	0.00
Weighted Average Life (Years) to Call	3.26	2.93	2.68	2.34	1.84
Weighted Average Life (Years) to Maturity	4.07	3.94	3.75	3.32	2.49

GMAC ACQUISITION AND SERVICING PROCEDURES
     The following is a description of the acquisition, underwriting and servicing of GMAC’s portfolio of motor vehicle installment loans and retail installment sales contracts as of the date of this prospectus supplement. The receivables in the receivables pool were acquired by the sponsor from CARI pursuant to a purchase and sale agreement dated September 21, 2006. Prior to the sale by CARI of the receivables to the sponsor, CARI acquired the receivables from GMAC pursuant to a sale agreement dated September 21, 2006.
Acquisition and Underwriting
     The receivables have been acquired or originated by GMAC or its subsidiaries through its nationwide branch system directly from automobile and light truck dealers pursuant to agreements with General Motors dealers and dealerships affiliated with General Motors dealers.
     The receivables have been originated by GMAC or its subsidiaries or, in most cases, by participating dealers in accordance with GMAC’s or its subsidiaries’ requirements under the Dealer Agreements. The receivables have been acquired or originated in accordance with GMAC’s or its subsidiaries’ underwriting standards in the ordinary course of business. These underwriting standards evaluate purchases based on among other things, the following criteria:
•	the prospective purchaser’s prior experience with GMAC,

•	the length of time the prospective purchaser’s credit has been reported,

•	the type of credit the prospective purchaser established,

•	the asset value of the vehicle and the prospective purchaser’s amount of equity in the vehicle,

•	the term of the receivable, and

•	the prospective purchaser’s overall creditworthiness and ability to pay.
     GMAC’s standards also require physical damage insurance to be maintained on each financed vehicle.
     GMAC’s process of acquiring receivables begins, in general, with the application by a customer for financing of a motor vehicle manufactured by General Motors or another manufacturer at the point of purchase from a franchised General Motors dealer or a GMAC representative at a dealer location. Applications are also initiated by fax and through websites established and maintained by the sponsor, such as RouteOne.com and GMACcreditapp.com.
     The application evaluation process begins with the placement of each application into one of four categories based upon the extent of experience and quality of performance of the applicant in respect of prior motor vehicle financings serviced by GMAC. GMAC then applies a proprietary credit scoring algorithm designed specifically for GMAC by a third party credit scoring company and referred to as a scorecard, to evaluate each application. There are four different scorecards, one for each of the four categories into which applicants are segmented. Inputs used by the algorithms include (1) credit bureau scores; (2) severity and aging of delinquency; (3) percentage utilization of available credit; (4) loan-to-value ratio of the loan being applied for; and (5) payment-to-income ratio. In assigning a score, the scorecards weight most heavily the credit bureau score, the loan-to-value ratio and the credit utilization percentage. The output of the scorecards is referred to as “odds”. The “odds” predict the statistical likelihood that a delinquency or loss will occur with respect to that receivable at some point during its term, but do not predict the performance of any receivable with certainty. In the evaluation process, GMAC also checks lists maintained by the Office of Foreign Assets Control and credit bureau reports and performs fraud and duplicate application checks.

     In October 2002, the credit scoring systems were upgraded. The general approach to scoring did not change at that time; however, the scorecards were updated to incorporate a larger number of predictive variables made possible by systems enhancements. Those enhancements also allowed for the introduction of online, point and click interface with the scoring system for both input of applicant information and receipt of the scorecard results.
     The scorecards are evaluated and updated on a periodic basis in order to account for changes in the perceived impact of specific inputs on applicant creditworthiness. A significant tool in the evaluation and updating process is the quarterly comparison of the “odds” across GMAC’s portfolio for retail installment sale contracts to the portfolio’s actual performance.
     GMAC’s management believes that approximately 70% of all applications are approved, on average, within 25 minutes, either through an entirely automated process or through a combination of an automated process and an analyst review. Management believes that an additional 10% of applications are approved, but on terms modified, to a greater or lesser degree, from those originally requested by the applicant. No applications are declined without review by a credit analyst. For approved applications, interest rates applicable to the installment sale contracts are assigned on the basis of the “odds” in accordance with pricing tiers that are managed by the regional vice presidents of GMAC and take into account market conditions such as competition and the general level of interest rates.
     Some receivables are originated by dealers under incentive programs sponsored by General Motors Corporation, for which the financing rates are below the standard rates at which GMAC otherwise offers financing under retail contracts. Those receivables are referred to as subvented receivables.
     Because the rates on the subvented receivables are lower than would otherwise be offered by GMAC, GMAC purchases those receivables from the dealers at a discount and General Motors pays the present value of the difference between the customer’s subvented rate and GMAC’s standard rate to the GM dealer selling the related vehicle. Subvention is not taken into account by GMAC when determining the “odds” credit scoring. For additional information on subvented receivables and pools, see “The Acquiror and the Receivables Servicer—Delinquencies, Repossessions, Bankruptcies and Net Losses” and “Static Pool Information” in the prospectus supplement.
     GMAC may use programs developed and maintained by GMAC or third parties that would allow it to complete the entire contracting process electronically. The resulting contracts will be electronically signed by the related obligors and maintained by the sponsor or third parties in electronic form only. None of the receivables to be held by the issuing entity were electronically signed by the related obligors or maintained only in electronic form.
Servicing and Collection Procedures
     GMAC will be responsible, as the receivables servicer, for managing, administering, and making Collections on the receivables held by the issuing entity. So long as GMAC acts as receivables servicer, the receivables servicer may, at any time without notice or consent of the master servicer, delegate any duties of the receivables servicer to any corporation or other person more than 50% of the voting stock (or, if not a corporation, other voting interests) of which is owned, directly or indirectly, by General Motors or GMAC. The receivables servicer may at any time perform specific duties as receivables servicer through sub-contractors who are in the business of servicing automotive receivables. No such delegation or sub-contracting will relieve the receivables servicer of its responsibility with respect to such duties.
     On the closing date, GMAC will be appointed by the master servicer as the receivables servicer of the pool of retail installment sales contracts to be owned by the issuing entity pursuant to a receivables servicing agreement between GMAC and the master servicer. The sponsor will transfer and assign to the depositor, pursuant to a purchase agreement between the sponsor and the depositor, and the depositor will transfer and assign to the issuing entity, pursuant to a sale agreement among the depositor and the issuing entity, without recourse, each of its entire interest in the receivables. Prior to the transfer of the receivables by GMAC to CARI, and by CARI to the sponsor on September 21, 2006, GMAC serviced the receivables on its own behalf as the owner of the receivables.

     GMAC, directly and through its subsidiaries, most notably Semperian LLC, services prime automobile retail installment sale contracts and leases acquired or originated by it and others on behalf of banks, credit unions, finance companies and securitized issuing entities.
     Semperian LLC is a wholly-owned subsidiary of GMAC. Semperian, a Delaware limited liability company, was originally incorporated as AccuTel, Inc. on April 8, 1999. On July 21, 2005, AccuTel changed its name to Semperian.
     Semperian has its principal office at 2000 Town Center, Suite 2200, Southfield, Michigan 48075, Tel. No. 248-948-7701.
     Since 1999, Semperian has acted as a sub-servicer for GMAC, and has assumed increased servicing responsibilities over time. Currently, Semperian acts as a sub-servicer for the entire U.S. portfolio of retail installment sales contracts and leases serviced by GMAC. Semperian performs its sub-servicing operations from centers located in Auburn Hills, Michigan; Midland, Texas; Phoenix, Arizona; Knoxville, Tennessee; Rocky Hill, Connecticut; Jacksonville, Florida; Lakeland, Florida; Troy, Michigan; Roseville, Minnesota; Greeley, Colorado; Chesterfield, Missouri; Charlotte, North Carolina; Strongville, Ohio; Richardson, Texas; and Fort Worth, Texas and operates call centers in Eugene, Oregon and Wichita, Kansas.
     A table under “The Acquiror and the Receivables Servicer—Delinquencies, Repossessions, Bankruptcies and Net Losses” sets forth the size and composition of the total portfolio of retail vehicle installment sale contracts for which GMAC has provided servicing in each of the last five years.
Servicing Procedures
     The receivables servicer’s duties include collection and posting of all payments, responding to inquiries of obligors, investigating delinquencies, sending payment coupons to obligors, reporting tax information to obligors, policing the collateral, accounting for collections and furnishing monthly and annual statements to the master servicer of any receivables with respect to distributions, generating federal income tax information and performing the other specified duties. The receivables servicer will make reasonable efforts to collect all payments called for under the terms and provisions of the receivables as and when the same become due and will follow such collection procedures as it follows with respect to all comparable automotive receivables that it services for itself and others in connection therewith. The receivables servicer is authorized to grant extensions, rebates, or adjustments on a receivable without the prior consent of the master servicer. The receivables servicer is authorized in its discretion to waive any late payment charge or any other fees that may be collected in the ordinary course of servicing a receivable. However, the receivables servicer may not amend or otherwise modify any receivable such that the amount financed, the annual percentage rate or the number of originally scheduled due dates, is altered or such that the last scheduled due date occurs after February 19, 2013.
     The receivables servicer is allowed, without the prior consent of the issuing entity, the master servicer, or any other person, to establish the means and timing for contacting obligors in respect of overdue payments, foreclose on the vehicles securing the receivables, deliver notices, demands, claims, complaints, responses or other documents in connection with any proceedings, execute any instruments of satisfaction or cancellation, or of partial or full release or discharge of underlying obligors, grant extensions, rebates or adjustments on a receivable, and waive any prepayment, late payment, or any other fees or charges that may be collected in the ordinary course of servicing such receivables. The receivables servicer is not liable for the exercise of discretion made in good faith and in accordance with its established servicing procedures.
     The receivables servicer maintains the account information with respect to each serviced account. That information resides on a centralized accounts receivable system that is currently maintained by Electronic Data Systems Corporation, or EDS, and for which GMAC has a right of use pursuant to a perpetual license. The receivables servicer is also responsible for maintaining title records with respect to vehicles securing serviced contracts together with the related contract. Those documents are maintained for the receivables servicer by Semperian at a facility in Lakeland, Florida or by PDP at a facility in Baltimore, Maryland based upon the geographic region in which the relevant contract was originated by the applicable dealer. Images of those documents are maintained on systems maintained at and accessible from locations different from the locations of the physical documents. Each contract included in a securitized pool is marked on the applicable computer files to indicate its transfer to the applicable issuing entity.
     The receivables servicer will make reasonable efforts to collect all payments due on the receivables held by the issuing entity and will, consistent with the servicing agreement follow the collection procedures it follows for comparable automobile receivables that it services for itself or others.
     GMAC produces and mails to obligors on Simple Interest Receivables who make their payments by check a monthly statement of account. The statement is produced and mailed approximately 20 days prior to the due date of the related payment.
     Payments are received either by check or through an automated clearing house (ACH) debit of the obligor’s account. ACH debit may be specifically initiated by the obligor or a service provider acting on behalf of the obligor or, if previously authorized by the obligor, may be initiated by GMAC pursuant to an automatic monthly debit arrangement. As of the date of this prospectus supplement, approximately 20% of obligors have authorized GMAC to automatically debit the amount of each monthly payment from a designated bank account. Those obligors do not receive monthly statements or coupon books, and instead receive only an annual summary statement of account. Where payment is made by check, the obligor is instructed to send the check to a lock box maintained by JPMorgan Chase Bank, N.A., which processes the checks and credits GMAC’s account within one Business Day of receipt of the check. JPMorgan Chase Bank, N.A. provides lock box services through three offices that cover obligors located in the east, west and central regions of the country, respectively. JPMorgan Chase Bank, N.A. has been providing lock box services to GMAC since 2003. Prior to that date, those services were provided by EDS.
     If the payment remains outstanding, the receivables servicer mails an initial notice of overdue payment to the obligor on or about the eighth day following the due date, and again on or about the twenty-seventh day following the due date. Authority for determining the precise schedule on which those notices are sent resides with the regional vice presidents and is also dependent on the timing of weekends and holidays.
     Obligors whose payment remains delinquent for a specified period following the second notice are assigned to a collection group. The determinations as to the timing of that assignment and the identity of the group to which the assignment is made both are based on the application of an algorithm to the payment history of that obligor in respect of the relevant account. Customers assessed to represent a low risk of non-payment are assigned to GC Services, an independent third party with which GMAC contracts for the provision of collection related services that acts under the direct supervision of Semperian and is required to follow GMAC’s servicing policies. GC Services contacts obligors using a computerized dialing system and has an account to collector ratio of approximately 500 to 1. GC Services has been providing this service to GMAC since 1989. Obligors assessed to represent a low or medium risk of non-payment based on their payment history under the account are assigned to a collection team at Semperian, Inc., a subsidiary of GMAC, for follow-up. A Semperian collection agent then attempts to contact the obligor by telephone. Semperian has a low and medium risk account to collector ratio of approximately 400 to 1. Semperian does not use a computerized dialing system in that process.
     Those obligors initially assessed to represent a high risk of non-payment and those obligors for whom a different initial assessment was made, but who have not cured their delinquency within approximately 50 days, are assigned to a collection team at Semperian. That team attempts to establish contact with the obligor by telephone and continues to attempt to obtain payment through some time between 60 and 80 days following the initial due date. Semperian has a high risk account to collector ratio of approximately 300 to 1 and does not use a computerized dialing system.
     If the receivables servicer determines that eventual payment in full of a receivable is unlikely, the receivables servicer will follow its normal practices and procedures to realize upon the receivable, including the repossession and disposition of the financed vehicle securing the receivable at a public or private sale, or the taking of any other action permitted by applicable law. Management of GMAC believes that as of the date of this prospectus supplement, the receivables servicer’s average time to repossess a vehicle was 17 days from the point that payments on a receivable were 90 days past due. Management of GMAC believes that after repossession, the receivables servicer’s average time to disposal during the same period was 43 days. The receivables servicer will also have the discretion whether to sell or retain the receivable. The receivables servicer will be entitled to receive its liquidation expenses as specified in the receivables servicing agreement as an allowance for amounts charged to the account of the obligor, in keeping with the receivables servicer’s customary procedures, for refurbishing and disposition of the financed vehicle and other out-of-pocket costs incurred in the liquidation.
     Accounts for which the receivables servicer has made a determination to repossess the vehicle are referred to an outside collection agency located in the area of the obligor. Those collection agencies are generally small local operations whose sole function is to repossess and liquidate the related motor vehicle. Once the car is repossessed, a reclamation letter is sent to the obligor to inform them of the repossession, an affidavit of repossession is produced and title is obtained. Generally, the vehicle is then sold at auction, although, at the GMAC’s discretion, to maximize net proceeds, limited repairs and or refurbishing may be performed prior to sale.
     The net sale proceeds are applied to reduce the balance owing by the obligor. Excess proceeds, if any, are remitted to the obligor. Deficiency balances, if any, are charged off. Following charge off, the account is assigned to one of two GMAC asset collection centers, located in Detroit, Michigan and Dallas, Texas, for evaluation and possible further attempts to collect amounts owing by the obligor. There is an exception to that process for obligors in bankruptcy. Their accounts are not charged off until the conclusion of the bankruptcy case.
     The retail installment sales contracts require that each obligor on the receivables obtain physical damage insurance covering the vehicle securing each receivable. If an obligor fails to maintain insurance, the receivables servicer may, but is not obligated to, “force-place” insurance, which consists of obtaining a new policy on the obligor’s behalf from Motors Insurance Company, an affiliate of GMAC. If force-placed insurance is obtained, the receivables servicer increases the required payments under the related account by an amount equal to the cost of the insurance.
Collections
     The receivables servicer will make remittances to the master servicer by depositing Collections for the related Collection Period in an account identified by the master servicer from which the indenture trustee will make withdrawals for deposit into the Collection Account. For more information regarding the account identified by the master servicer and deposits to the Collection Account, see “The Transaction Documents and the Indenture—Deposits to the Collection Account”.
Delinquencies, Repossessions, Bankruptcies and Net Losses
     This prospectus supplement sets forth information concerning GMAC’s experience in the United States pertaining to delinquencies, repossessions and net loss information relating to all prior securitized pools of retail vehicle installment sale contracts formed on or after the month and day of this prospectus supplement in the fifth year prior to the date of this prospectus supplement as well as for its entire U.S. portfolio of new and used retail car and light truck receivables, including receivables sold by GMAC that it continues to service. There can be no assurance that the delinquency, repossession, bankruptcy and net loss experience on the receivables will be comparable to prior GMAC experience.
     Information regarding all publicly offered and selected privately offered securitized pools securitized by GMAC within the preceding five years is included in Appendix A of this prospectus supplement. The characteristics of the receivables included in these prior securitizations, as well as the social, economic and other conditions existing at the time when those receivables were originated and repaid, may vary materially from the characteristics of the receivables in this receivables pool and the social, economic and other conditions existing at the time when the receivables in this receivables pool were originated and that will exist when the receivables in the current receivables pool are repaid. Based on a comparison of the weighted average FICO® score or the average credit quality of the receivables in this receivables pool, as determined by GMAC’s proprietary credit scoring system described in “GMAC Acquisition and Servicing Procedures—Acquisition and Underwriting”, the credit quality of the receivables in this receivables pool is slightly better than that of the prior securitized pools included in Appendix A. The receivables in this receivables pool contain a larger percentage of new vehicles. However, the receivables in this receivables pool contain a greater number of receivables with original term equal to or greater than 61 months, which could negatively impact the performance of the receivables in this receivables pool. As a result of each of the foregoing, there can be no assurance that the receivables in this receivables pool will perform better than or similarly to the prior securitized pools described in Appendix A.
DESCRIPTION OF THE NOTES
     The following information, taken together with the information about the indenture and the notes in the accompanying prospectus, summarizes all material provisions of the notes and the indenture. The following summary supplements the description of the general terms and provisions of the notes of any given series and the related indenture set forth in the accompanying prospectus, to which description reference is made by this prospectus supplement.
Overview of the Notes
     The notes will be issued pursuant to the terms of the indenture to be dated as of the closing date between the issuing entity, the depositor and the indenture trustee for the benefit of the noteholders. We will file a copy of the indenture with the SEC after we issue the notes. Each noteholder will have the right to receive payments made with respect to the receivables and other assets in the issuing entity property and certain rights and benefits available to the indenture trustee under the indenture. U.S. Bank National Association will be the indenture trustee. You may contact the indenture trustee at 209 S. LaSalle Street, Suite 300, Chicago, Illinois 60604 or by calling (800) 934-6802.
     All payments required to be made on the notes will be made monthly on each payment date, which will be the 18th day of each month or, if that day is not a Business Day, then the next Business Day beginning December 18, 2006.
     The indenture trustee will distribute principal of and interest on the notes on each payment date to noteholders in whose names the notes were registered on the latest record date.
     The initial Note Balance, interest rate and final scheduled payment date for each class of the notes is set forth on the cover page to this prospectus supplement.
     The notes will constitute Fixed Rate Securities, as this term is defined under “Certain Information Regarding the Securities—Fixed Rate Securities” in the accompanying prospectus.
Payments of Interest
     Interest on the Note Balance of each class of notes will accrue at the applicable interest rate listed on the cover of this prospectus supplement and will be due and payable monthly on each payment date. Interest will accrue during each interest accrual period at the applicable interest rate from and including the prior payment date (or from and including the closing date in the case of the first interest accrual period) to but excluding the following payment date.
     Interest will accrue and will be calculated on the various classes of notes as follows:
•	Actual/360. Interest on the Class A-1 notes will be calculated on the basis of actual days elapsed and a 360-day year.

•	30/360. Interest on the Class A-2 notes, the Class A-3 notes, the Class A-4 notes, the Class B notes and the Class C notes will be calculated on the basis of a 360-day year of twelve 30-day months (except for the first payment date, which will be calculated on the basis of 34 days).

•	Interest Accrual Periods. Interest will accrue on the Note Balance of each class of notes from the prior payment date to but excluding the following payment date, or in the case of the first payment date, from the closing date to but excluding the first payment date. Interest due and accrued as of any payment date but not paid on such payment date will be due on the next payment date, together with interest on such amount at the applicable interest rate (to the extent lawful).
     If the notes are in book-entry form, then interest on each note will be paid to noteholders of record of the notes as of the Business Day immediately preceding the payment date. If the notes are issued as definitive notes, then interest on each note will be paid to noteholders of record of the notes as of the close of business on the last day of the calendar month preceding each payment date. The final interest payment on each class of notes is due on the earlier of (a) the payment date (including any redemption date) on which the Note Balance of that class of notes is reduced to zero or (b) the applicable final scheduled payment date for that class of notes.
     A failure to pay the interest due on the notes of the Controlling Class on any payment date that continues for a period of thirty-five days or more will result in an event of default. See “The Transaction Documents and the Indenture—Events of Default.”
Payments of Principal
     On each payment date, amounts deposited into the Principal Distribution Account (as described below under “The Transaction Documents and the Indenture—Priority of Payments”) will be applied to make principal payments of the notes in the following order of priority:
     first, to the Class A-1 notes, until the Class A-1 notes are paid in full;
     second, to the Class A-2 notes, until the Class A-2 notes are paid in full;
     third, to the Class A-3 notes, until the Class A-3 notes are paid in full;
     fourth, to the Class A-4 notes, until the Class A-4 notes are paid in full;
     fifth, to the Class B notes, until the Class B notes are paid in full; and
     sixth, to the Class C notes, until the Class C notes are paid in full.
     Failure to pay the Note Balance of any class of notes on its final scheduled payment date will be an event of default under the indenture. At any time after the notes have been accelerated following the occurrence of an event of default under the indenture, principal payments will be made first to the Class A-1 noteholders until the Class A-1 notes are paid in full, and then ratably to all other Class A noteholders on each payment date, based on the Note Balance of each class of Class A notes (other than the Class A-1 notes), until the Class A notes have been paid in full, and then to the Class B noteholders until the Class B notes have been paid in full, and then to the Class C noteholders until the Class C notes have been paid in full.
     To the extent not previously paid prior to those dates, the Note Balance of each class of notes will be payable in full on the payment date in the months specified below (each, a “final scheduled payment date”):
•	for the Class A-1 notes, November, 2007;

•	for the Class A-2 notes, March, 2009;

•	for the Class A-3 notes, June, 2010;

•	for the Class A-4 notes, December, 2010;

•	for the Class B notes, February, 2011; and

•	for the Class C notes, February, 2013.

Delivery of Notes
     The offered notes will be issued in the minimum denomination of $1,000, and in integral multiples of $1,000 in excess thereof on or about the closing date in book entry form through the facilities of The Depository Trust Company, Clearstream and the Euroclear System against payment in immediately available funds.
THE TRANSACTION DOCUMENTS AND THE INDENTURE
     The following information summarizes material provisions of the “purchase agreement” entered into between Bank of America and the depositor, the “sale agreement” entered into between the depositor and the issuing entity, the “master servicing agreement” entered into between Bank of America and the issuing entity, the “receivables servicing agreement” entered into between GMAC and Bank of America, and the “indenture” entered into between the issuing entity and the indenture trustee. The following summary supplements the description of the general terms and provisions of these agreements set forth in the prospectus in the sections titled “Provisions of the Indenture” and “The Transaction Documents,” to which reference is hereby made. We sometimes refer to these agreements collectively as the “transaction documents.”
Sale and Assignment of Receivables
     The receivables were purchased by the sponsor from CARI. The receivables will be transferred and assigned by the sponsor to the depositor pursuant to the purchase agreement, sold and assigned by the depositor to the issuing entity pursuant to the sale agreement and pledged by the issuing entity to the indenture trustee pursuant to the indenture. We will file copies of the purchase agreement, sale agreement and indenture with the SEC after we issue the notes. This is not a complete description of the transaction documents, and the summaries of the transaction documents in this prospectus supplement are subject to all of the provisions of the transaction documents.
     Prior to the issuance of the notes, pursuant to a purchase agreement, dated September 21, 2006, between CARI and Bank of America, CARI sold and assigned to Bank of America CARI’s entire interest in the receivables, including its security interests in the financed vehicles. This purchase agreement, dated September 21, 2006, between CARI and Bank of America is intended to grant Bank of America an ownership interest in CARI’s interest in the receivables and the security interests in the financed vehicles, and such ownership or security interests are intended to be first-priority perfected security interests in favor of Bank of America. Such purchase agreement requires CARI to repurchase any receivable that does not meet the eligibility criteria set forth in the purchase agreement, which includes, among other things, that each receivable:
•	is secured by a financed vehicle and was originated in the United States (x) by a dealer for the retail sale of a financed vehicle in the ordinary course of such dealer’s business, was fully and properly executed by the parties thereto, was purchased by GMAC from such dealer under an existing Dealer Agreement, and was validly assigned by such dealer to GMAC in accordance with its terms, or (y) by an affiliate of GMAC to finance the retail sale of a financed vehicle in the ordinary course of such affiliate’s business, was fully and properly executed by the parties thereto, was purchased by GMAC from such affiliate, and was validly assigned by such affiliate to GMAC in accordance with the terms;

•	has created or will create a valid, binding and enforceable first priority security interest in favor of CARI in the financed vehicle, which security interest is assignable by CARI to Bank of America;

•	contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for realization against the collateral of the benefits of the security;

•	is a Simple Interest Receivable;

•	provides for level monthly payments (provided that the payment in the first month and the final month of the life of the receivable may be different from the level payment by no more than $5) that shall amortize the original amount financed by maturity and shall yield interest at the annual percentage rate;
•	is payable in U.S. dollars by an obligor that is a resident of the United States;

•	as of August 1, 2006, was not considered past due, that is, the payments due on that receivable in excess of $25.00 have been received within 30 days of the scheduled payment date, such receivable was not a Defaulted Receivable, and the related obligor (to CARI’s knowledge) has not filed, or had filed against it, any petition for relief under any state or federal bankruptcy, insolvency, receivership or similar law;

•	has a stated term at origination of not less than 6 and not greater than 72 months;

•	represents the genuine, legal, valid and binding payment obligation in writing of the obligor thereon, enforceable by the holder thereof in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors’ rights in general and by equity, regardless of whether such enforceability is considered in a proceeding in equity or at law; and

•	was secured by a validly perfected first priority security interest in the financed vehicle in favor of CARI as secured party or all necessary and appropriate action had been commenced that would result in the valid perfection of a first priority security interest in the financed vehicle in favor of the seller thereof as secured party.
     At the time of the issuance of the notes, pursuant to the purchase agreement, the sponsor will sell and assign to the depositor the sponsor’s entire interest in the receivables, including the security interests in the financed vehicles, and immediately thereafter, pursuant to a sale agreement, the depositor will sell and assign to the issuing entity the depositor’s entire interest in the receivables, including the security interests in the financed vehicles. The purchase agreement grants the depositor and the sale agreement grants the issuing entity an ownership interest in the sponsor’s or the depositor’s respective interest in the receivables and the security interest in the financed vehicles, and such ownership or security interest are intended to be first-priority perfected security interests in favor of the depositor or the issuing entity, as applicable.
     The purchase agreement requires the sponsor and the sale agreement requires the depositor to repurchase receivables that (i) were selected in a manner adverse to the noteholders; (ii) have been sold, transferred, assigned or pledged by the sponsor or the depositor, as applicable, to any person other than the depositor or the issuing entity, as applicable; (iii) have not been transferred to the depositor or the issuing entity, as applicable, free of any lien created by the sponsor or the depositor, as applicable or have not been transferred to the depositor or the issuing entity, as applicable, with good and marketable title to each receivable or a first-priority perfected security interest in the sponsor’s rights or depositor’s rights, as applicable, in the receivables; or (iv) as of the cutoff date have any payment more than 30 days past due that is, the payments due on that receivable in excess of $25.00 have not been received more than 30 days after the scheduled payment date, (except that up to 0.96% and 0.12% of the aggregate amount financed may consist of receivables between 31 and 60 days past due and 61 to 90 days past due, respectively), however, any such repurchase will only be required if the interest of the depositor or the issuing entity, as applicable, is materially and adversely affected by the breach or one of the foregoing representations. The preceding purchase would occur by the last day of the second Collection Period following discovery or written notice of such breach or, at the depositor’s or the issuing entity’s option, as applicable, the last day of the first Collection Period following the discovery. Any such purchase by the sponsor or the depositor will be at a price equal to the Repurchase Price.
     In addition to the foregoing repurchase obligations, if the interest of the issuing entity in any receivable is materially and adversely affected by a breach by CARI of a representation or warranty relating to such receivable in the purchase agreement dated September 21, 2006, between CARI and the sponsor, the sponsor or the depositor shall repurchase such receivable from the issuing entity but only if CARI shall in fact repurchase such receivable. The sponsor or the depositor will promptly remit into the Collection Account the purchase price paid with respect to such receivable (which may be less than the Repurchase Price).

Accounts
     The issuing entity will have the following bank accounts, which will be maintained at and in the name of the indenture trustee on behalf of the noteholders:
•	the Collection Account; and

•	the Principal Distribution Account.
     The accounts are required to be Eligible Accounts.
Deposits to the Collection Account
     Generally, the receivables servicer will be required to deposit Collections (other than Liquidation Proceeds) into an account identified by the master servicer, or the “Initial Account” (defined below), within two Business Days of receipt. However, the receivables servicer may retain these amounts until the payment date at any time that (1) GMAC is the receivables servicer, (2) no servicer default has occurred and is continuing, and (3) either (a) the short-term unsecured debt of the receivables servicer is rated at least “A-1” by Standard & Poor’s Ratings Services, and “P-1” by Moody’s Investors Service, Inc., or (b) arrangements are made which are acceptable to the rating agencies. Pending deposit by the receivables servicer, Collections may be employed by the receivables servicer at its own risk and for its own benefit and will not be segregated from its own funds. In such case, all gains and losses resulting from the investment of those funds will be for the account of the receivables servicer and will not alter in any respect the amount that the receivables servicer is obligated to remit in respect of Collections on the following payment date. However, if the receivables servicer is permitted to make remittances to the Initial Account monthly, then the receivables servicer will also deposit on each payment date in the Initial Account an amount based on the federal funds rate and the total Collections for the related Collection Period to compensate for the loss of investment income on the Collections. The receivables servicer will be required to deposit Liquidation Proceeds into the Initial Account on the payment date.
     Prior to the closing date, an account will be established to which the master servicer will cause the receivables servicer to agree to deposit Collections on the receivables (such account, the “Initial Account”). The Initial Account will be maintained with an Eligible Institution. No checks shall be issued, printed or honored with respect to the Initial Account. All monies owned by the issuing entity on deposit from time to time in the Initial Account will be held by the Eligible Institution. To the extent the receivables servicer deposits monies into the Initial Account that do not constitute Collections on the receivables, or are not otherwise owned by the issuing entity, then the master servicer may direct the indenture trustee to transfer such funds to such account as the master servicer may direct from time to time, and such monies will not be deposited into the Collection Account.
     On the Business Day prior to each payment date, the indenture trustee will be instructed to withdraw from the Initial Account for deposit into the Collection Account an amount equal to all Collections deposited into the Initial Account during the related Collection Period; provided, however, that such withdrawal may be made net of fees payable to the master servicer in accordance with “Priority of Payments” below. Additionally, on each payment date, the indenture trustee will be instructed to withdraw from the Initial Account for deposit into the Collection Account an amount equal to all Liquidation Proceeds and all Collections, if any, deposited into the Initial Account on the payment date. However, if (i) Bank of America is not the master servicer; (ii) Bank of America’s short-term unsecured debt is not rated at least “P-1” by Moody’s and “A-1” by Standard & Poor’s; or (iii) a master servicer termination event has occurred during such Collection Period, then, the indenture trustee will be instructed to withdraw on each Business Day from the Initial Account for deposit into the Collection Account all Collections on deposit in the Initial Account.
     Prior to such withdrawal by the indenture trustee, the master servicer may direct the Eligible Institution at which the Initial Account is established to invest the funds on deposit in the Initial Account in investments that mature not later than the Business Day immediately prior to the payment date for the Collection Period to which such amounts relate and such investments shall be held to maturity. However, so long as (i) Bank of America is the master servicer; (ii) the rating of Bank of America’s short-term unsecured debt is at least “P-1” by Moody’s and is at least “A-1” by Standard & Poor’s; and (iii) no master servicer termination event has occurred during such Collection Period, funds in the Initial Account may be invested in any investment selected by the master servicer so long as such investment meets the maturity criteria described above; provided, however, that the master servicer shall promptly (and no later than the Business Day prior to the payment date) deposit into the Initial Account an amount equal to any resulting net investment loss (taking into account gains and losses) for the related Collection Period. Any resulting net investment gains (taking into account gains and losses) for any Collection Period shall be distributed by the indenture trustee to, or at the direction of, the master servicer. If such conditions are not satisfied then funds on deposit in the Initial Account will remain uninvested because the funds on deposit in the Initial Account will be withdrawn on each Business Day and deposited into the Collection Account.
     The master servicer will not be liable for any failure by the receivables servicer to deposit Collections into the Initial Account in accordance with the requirements of the receivables servicing agreement.
     Notwithstanding the foregoing, the master servicer may elect to direct the receivables servicer to deposit Collections directly to the Collection Account, rather than to the Initial Account.
     Funds on deposit in the Collection Account prior to the Business Day immediately preceding a payment date will be invested by the indenture trustee in Eligible Investments, selected in writing by the depositor. Neither the indenture trustee, the depositor nor the issuing entity will be liable for any loss arising from the investment in Eligible Investments.
Priority of Payments
     On each payment date, except after acceleration of the notes after an event of default under the indenture, the indenture trustee will make the following deposits and distributions (in accordance with the indenture trustee’s instructions), to the extent of Available Collections then on deposit in the Collection Account with respect to the Collection Period preceding such payment date, and in the following order of priority:
(1)	first, to the master servicer, the servicing fee and all prior unpaid servicing fees with respect to prior periods;

(2)	second, to the indenture trustee and the owner trustee, any accrued and unpaid fees (including any prior unpaid indenture trustee fees or owner trustee fees) and any reasonable expenses (including indemnification amounts) not previously paid; provided, however, that expenses and indemnification amounts payable (a) to the indenture trustee pursuant to this clause (2) and clause (2) below under “Priority of Payments Will Change Upon Events of Default that Result in Acceleration” shall be limited to $100,000 per annum in the aggregate and (b) to the owner trustee pursuant to this clause (2) and clause (2) below under “Priority of Payments Will Change Upon Events of Default that Result in Acceleration” shall be limited to $100,000 per annum in the aggregate;

(3)	third, to the Class A noteholders, pro rata, the accrued Class A note interest, which is the sum of (a) the aggregate amount of interest due and accrued for the related interest period on each class of the Class A notes at their respective interest rates on the respective Note Balances as of the previous payment date after giving effect to all payments of principal to the Class A noteholders on the preceding payment date and (b) the excess, if any, of the amount of interest due and payable to the Class A noteholders on prior payment dates over the amounts actually paid to the Class A noteholders on those prior payment dates, plus interest on any such shortfall at the respective interest rates on each class of the Class A notes (to the extent permitted by law);

(4)	fourth, to the Principal Distribution Account for distribution pursuant to “Description of the Notes—Payments of Principal” above, the First Allocation of Principal;

(5)	fifth, to the Class B noteholders, the accrued Class B note interest, which is the sum of (a) the aggregate amount of interest due and accrued for the related interest period on the Class B notes at the Class B interest rate on the Note Balance as of the previous payment date after giving effect to all payments of principal to the Class B noteholders on the preceding payment date; and (b) the excess, if any, of the amount of interest due and payable to the Class B noteholders on prior payment dates over the amounts actually paid to the Class B noteholders on those prior payment dates, plus interest on any such shortfall at the interest rate on the Class B notes (to the extent permitted by law);
(6)	sixth, to the Principal Distribution Account for distribution pursuant to “Description of the Notes—Payments of Principal” above, the Second Allocation of Principal;

(7)	seventh, to the Class C noteholders, the accrued Class C note interest, which is the sum of (a) the aggregate amount of interest due and accrued for the related interest period on the Class C notes at the Class C interest rate on the Note Balance as of the previous payment date after giving effect to all payments of principal to the Class C noteholders on the preceding payment date; and (b) the excess, if any, of the amount of interest due and payable to the Class C noteholders on prior payment dates over the amounts actually paid to the Class C noteholders on those prior payment dates, plus interest on any such shortfall at the interest rate on the Class C notes (to the extent permitted by law);

(8)	eighth, to the Principal Distribution Account for distribution pursuant to “Description of the Notes—Payments of Principal” above, the Regular Allocation of Principal;

(9)	ninth, to the owner trustee, the indenture trustee and the master servicer, expenses (including indemnification amounts) permitted under the trust agreement, the indenture and the master servicing agreement, as applicable, which have not been previously paid; and

(10)	tenth, to or at the direction of the residual interestholder, any funds remaining.
     Upon and after any distribution to the residual interestholder of any amounts, the noteholders will not have any rights in, or claims to, those amounts.
Fees and Expenses
     The fees and expenses paid or payable from Available Collections are set forth in the table below. Those fees and expenses are paid on each payment date as described above under “—Priority of Payments”.

Recipient	Fees and Expenses Payable*
Master Servicer	The servicing fee as described below under “—Servicing Compensation and Expenses”
Indenture Trustee	Reinvestment income each collection period from the deposit of Collections in the Collection Account one Business Day prior to the payment date plus reasonable expenses
Owner Trustee	$14,000 per annum plus reasonable expenses

*	The fees and expenses described above do not change upon an event of default.
Principal Distribution Account
     On each payment date, except after an acceleration of the notes after an event of default under the indenture, the indenture trustee will make payments from amounts deposited in the Principal Distribution Account on that date in the order of priority above under “Description of the Notes—Payments of Principal.”
Credit Enhancement
Subordination of Payments on the Class B Notes and the Class C Notes
     As long as the Class A notes remain outstanding, payments of principal (and in certain circumstances, interest payments on) on any payment date on the Class B notes and the Class C notes will be subordinated to payments of interest and principal, respectively, on the Class A notes. As long as the Class B notes remain outstanding, payments of principal (and in certain circumstances, interest payments on) on any payment date on the Class C notes will be subordinated to payments of interest and principal, respectively, on the Class B notes. See “The Transaction Documents and the Indenture—Priority of Payments” in this prospectus supplement.
     Excess Interest
     Excess interest for any payment date will be the amount by which Collections of interest on the receivables during the preceding month exceeds the sum of the indenture trustee and owner trustee fees and expenses, the master servicing fee and the interest payments due on the notes for that payment date. Any excess interest will be applied on each payment date, as a component of Available Collections, to make principal payments on the notes to the extent necessary to reach the Targeted Overcollateralization Amount. Generally, excess interest provides a source of funds to absorb any losses on the receivables and reduce the likelihood of losses on the notes.
     The YSOC Amount
     The yield supplement overcollateralization amount or YSOC Amount, with respect to any Collection Period and the related payment date, is the aggregate amount by which the Principal Balance as of the last day of such Collection Period of each receivable (other than such a receivable that is a Defaulted Receivable or a repurchased receivable), exceeds the present value of each scheduled payment of each such receivable assuming the contract rate of such receivable is the greater of 6.50% or the contract’s contract rate and such scheduled payment is made on the last day of each month and each month has 30 days. On the closing date, the YSOC Amount will equal approximately 4.126% of the Pool Balance. At any time the Adjusted Pool Balance shall equal the Pool Balance less the YSOC Amount.
     Overcollateralization
     Overcollateralization is the amount by which the Adjusted Pool Balance exceeds the principal amount of the notes. Overcollateralization means there will be additional receivables in excess of the YSOC Amount generating Collections that will be available to cover losses on the receivables and shortfalls due to any low APR receivables. The initial amount of overcollateralization will be $16,367,686.43, or approximately 1.00% of the initial Adjusted Pool Balance. Overcollateralization may also be expressed as a percentage of the Adjusted Pool Balance.
     This transaction is structured to make principal payments on the notes in an amount greater than the decrease in the Adjusted Pool Balance until a targeted level of overcollateralization is reached. After that point, principal payments on the notes will be made in an amount sufficient to maintain the targeted level of overcollateralization. The level of overcollateralization, as of each payment date, is required to increase to, and thereafter be maintained at, a target level equal to 1.35% of the outstanding Adjusted Pool Balance. Initially, the target amount of overcollateralization will decrease as the Adjusted Pool Balance decreases. However, the target amount of overcollateralization on any payment date will generally not be less than 0.50% of the Adjusted Pool Balance as of the cutoff date.
Optional Redemption
     The master servicer, or if the master servicer does not exercise such right, a holder evidencing a majority of the equity interest in the issuing entity (so long as such holder is not the sponsor, the depositor or an affiliate thereof) may purchase the outstanding receivables and the other assets in the issuing entity property on any payment date if both of the following conditions are satisfied: (i) as of the last day of the related Collection Period, the Pool Balance has declined to 10% or less of the Pool Balance as of the cutoff date and (ii) the sum of the Optional Purchase Price and the Available Collections for such payment date would be sufficient to pay (A) the amounts required to be paid under “—Priority of Payments” above and (B) the aggregate unpaid note balance of all the outstanding notes. The purchase price for the issuing entity property (the “Optional Purchase Price”) shall be equal to the lesser of (x) the fair market value of the receivables and (y) the aggregate outstanding Pool Balance plus accrued and unpaid interest on the receivables. If the master servicer exercises its option to purchase the issuing entity property, any holder evidencing a majority of the equity interest in the issuing entity may purchase the issuing entity property from the master servicer at a price equal to the price that the master servicer paid for the issuing entity property (so long as such holder is not the sponsor, the depositor or an affiliate thereof).
     Under the master servicing agreement, the master servicer or certificateholder, as applicable, must furnish written notice of such election (a) to CARI and GMAC not later than 30 Business Days prior to the date of redemption and (b) to the indenture trustee and the owner trustee not later than twenty (20) days (or such longer period as may be required under the note depository agreement) prior to the redemption date. Following its receipt of such notice, (i) the indenture trustee will promptly provide notice of such purchase to the noteholders of record and (ii) the issuing entity will promptly provide notice of such purchase to the certificateholders of record.
     Notice of redemption under the indenture must be given by the indenture trustee to each holder of notes as of the close of business on the record date preceding the applicable redemption date. All notices of redemption will state: (i) the redemption date; (ii) the price at which the notes will be redeemed; (iii) that the record date otherwise applicable to such redemption date is not applicable and that payments shall be made only upon presentation and surrender of such notes, and the place where such notes are to be surrendered for payment of the redemption price; and (iv) that interest on the notes shall cease to accrue on the redemption date. Notice of redemption of the notes will be given by the indenture trustee in the name and at the expense of the issuing entity. In addition, the issuing entity must notify each rating agency upon redemption of the notes.
     It is expected that at the time this clean-up call option becomes available, only the Class A-4 notes, the Class B notes and the Class C notes will be outstanding.
Servicing Compensation and Expenses
     The master servicer will be entitled to receive a servicing fee for each Collection Period. The “servicing fee” for any payment date will be an amount equal to the product of (1) one-twelfth (or, in the case of the first payment date, a fraction equal to the number of days (assuming 30-day months) from and including the cutoff date to and including the last day of the first Collection Period over 360), (2) 1.01% per annum and (3) the Pool Balance of the receivables as of the first day of the related Collection Period (or, as of the cutoff date, in the case of the first Collection Period). As additional compensation, the master servicer will be entitled to retain all Supplemental Servicing Fees. However, so long as the master servicer has delegated its servicing duties to the receivables servicer, the receivables servicer will be entitled to retain such supplemental servicing fees. The servicing fee, together with any portion of the servicing fee that remains unpaid from prior payment dates, will be payable on each payment date from funds on deposit in the Collection Account with respect to the Collection Period preceding such payment date. Subject to any limitations on the master servicer’s liability contained in the master servicing agreement, the master servicer will be required to pay all expenses incurred by it in connection with its activities as master servicer, including fees, expenses and disbursements of any independent accountants and taxes imposed on the master servicer. The master servicer will have no responsibility, however, to pay any losses with respect to the receivables.
Receivables Servicer and Delegation of Duties
     The master servicer may, at any time without notice or consent, delegate (a) any or all of its duties (including, without limitation, its duties as custodian) to any of its affiliates or (b) specific duties to sub-contractors who are in the business of performing such duties. On the closing date, the master servicer will delegate all such duties to GMAC, as the receivables servicer, and the direct servicing and custodianship of the receivables will initially be conducted by the receivables servicer, and the master servicer will not directly service or maintain custody of the receivables. To compensate the receivables servicer for services rendered pursuant to such delegation, the master servicer will pay the receivables servicer a servicing fee. Such servicing fee will be payable by the master servicer on each payment date.
     The receivables servicer is appointed and authorized to act as the subservicer for the master servicer, who is agent for the issuing entity as owner of the receivables and in such capacity will manage, service, administer and make Collections on the receivables with reasonable care, using that degree of skill and attention that the receivables servicer exercises with respect to comparable automotive receivables that it services for itself or others. The receivables servicer’s duties include collection and posting of all payments, responding to inquiries of obligors, investigating delinquencies, sending payment coupons to obligors, reporting tax information to obligors, policing the collateral, accounting for Collections and furnishing monthly and annual statements to the master servicer of any receivables with respect to distributions, generating federal income tax information and performing other specified duties. The receivables servicer will follow its customary standards, policies and procedures and has full power and authority, acting alone, to do any and all things in connection with such managing, servicing, administration and collection that it may deem necessary or desirable. The receivables servicer may, at any time without notice to or consent of the master servicer, delegate any of its duties to any corporation or other person more than 50% of the voting stock (or, if not a corporation, other voting interests) of which is owned, directly or indirectly, by General Motors or GMAC. The receivables servicer may at any time perform specific duties as receivables servicer through sub-contractors who are in the business of servicing automotive receivables. No such delegation or sub-contracting shall relieve the receivables servicer of its responsibility with respect to such duties.
     The master servicer will monitor the performance of the receivables servicer under the receivables servicing agreement. The master servicer will not be responsible with respect to any duties that it delegates to the receivables servicer and will not be obligated or liable to the issuing entity and the indenture trustee for the conduct or misconduct of the receivables servicer, so long as the receivables servicer has been selected by the master servicer with reasonable care. The master servicer will not be liable for any acts or omissions of the receivables servicer except to the extent that damages or expenses are incurred as a result of such act or omissions and such damages and expenses would not have been incurred but for the gross negligence, willful misfeasance, bad faith or recklessness of the master servicer in monitoring the obligations of the receivables servicer.
The Custodian
     Initially, the receivables servicer will be the custodian. The custodian will hold each receivable file as sub-custodian for the master servicer, for the benefit of the issuing entity as owner of the related receivable for the use and benefit of the master servicer and will maintain such accurate accounts, records and computer systems pertaining to each receivable file. On or prior to the closing date, the computer files created in connection with the receivables will be marked to reflect that the receivables have been sold to the sponsor. Each receivable shall be identified as such on the computer records of the custodian to the extent the custodian reasonably determines to be necessary to comply with the terms and conditions of the transfer agreement. In performing its duties hereunder, the custodian agrees to act with reasonable care, using that degree of skill and attention that the custodian exercises with respect to receivable files relating to comparable automotive receivables that the custodian holds for itself or others and consistent with such reasonable care, the custodian may utilize the services of third parties to act as custodian of receivable files. The custodian will conduct, or cause to be conducted, periodic physical inspections of the receivable files held by it, and of the related accounts, records and computer systems, in such a manner as shall enable the custodian to verify the accuracy of the custodian’s inventory and record keeping. The custodian will promptly report to the master servicer any failure on its part to hold the related receivable file required and maintain its accounts, records and computer systems as required and promptly take appropriate action to remedy any such failure.
Reports on Assessment
     The master servicer will cause a firm of independent certified public accountants to deliver to the issuing entity and the indenture trustee annually, a report that would satisfy the requirements of Rule 13a-18 or Rule 15d-18 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1122 of Regulation AB, as applicable, on the assessment of compliance with the applicable servicing criteria with respect to the prior calendar year; provided, however, that the master servicer will not be required to deliver such a report with respect to any year for which the issuing entity is not filing an annual report on Form 10-K pursuant to the Exchange Act.
Extensions and Modifications of Receivables
     Pursuant to the master servicing agreement, each of the master servicer and the receivables servicer may grant extensions, rebates or adjustments with respect to a receivable in accordance with its customary servicing practices; provided, however, the master servicer may not (and the receivables servicer may not) amend or otherwise modify any receivable such that the amount financed, the APR or the number of originally scheduled due dates, is altered or such that the last scheduled due date occurs after the February 19, 2013.

Servicer Termination Events
     The following events constitute “master servicer termination events” under the master servicing agreement:
•	any failure by the master servicer to deliver to the indenture trustee any payment required to be so delivered by the master servicer under the terms of the master servicing agreement, which failure continues unremedied for a period of ten Business Days after notice thereof is received by the master servicer;

•	failure on the part of the master servicer to duly observe or perform in any material respect any other covenants or agreements of the master servicer set forth in the master servicing agreement, which failure (i) materially and adversely affects the rights of the noteholders or certificateholders and (ii) continues unremedied for a period of ninety (90) days after the date on which written notice of such failure has been given to the master servicer; and

•	the occurrence of certain events (which, if involuntary, remain unstayed for more than 90 days) of bankruptcy, insolvency, receivership or liquidation of the master servicer.
Resignation, Removal or Replacement of the Master Servicer
     If a master servicer termination event is unremedied, either the indenture trustee or the noteholders holding not less than a majority of the principal amount of the notes outstanding, may terminate all of the servicing rights and obligations of the master servicer with respect to the receivables. The indenture trustee will effect that termination by delivering notice to the master servicer, the owner trustee, the issuing entity, each rating agency and to the noteholders.
     The master servicer may not resign from its servicing obligations and duties except upon the mutual consent of the master servicer, the indenture trustee and the issuing entity or unless it determines that the performance of its duties is no longer permissible by reason of a change in applicable legal requirements and that the continuance of those duties would no longer be permissible under applicable law. No such resignation will become effective until the indenture trustee or a successor master servicer has assumed the master servicer’s obligations. The master servicer may not assign the master servicing agreement or any of its rights, powers, duties or obligations thereunder except under limited circumstances in connection with a consolidation, merger, conveyance, transfer of substantially all of its assets or similar occurrence.
     Upon its termination or resignation, the master servicer will continue to perform its functions as master servicer, in the case of termination, until the date specified in the termination notice or, if no such date is specified in a notice of termination, until receipt of such notice and, in the case of resignation, until the later of (x) the date 45 days from the delivery to the indenture trustee and the issuing entity of written notice of resignation and (y) the date upon which the predecessor master servicer becomes unable to act as master servicer. In the event of the master servicer’s resignation or termination, the indenture trustee must appoint a successor master servicer. In the event that a successor master servicer has not been appointed at the time when the predecessor master servicer has ceased to act as master servicer, the indenture trustee will automatically be appointed the successor master servicer. The indenture trustee may resign as the master servicer by giving written notice of such resignation to the issuing entity and in such event will be released from such duties and obligations, such release not to be effective until the date a successor master servicer enters into a written assumption. Upon delivery of any such notice to the issuing entity, the issuing must obtain a new master servicer as the successor master servicer. Notwithstanding the above, if the indenture trustee is legally unable so to act or if, within 30 days after the delivery of its notice of resignation, the issuing entity has not obtained a successor master servicer, the indenture trustee can appoint, or petition a court of competent jurisdiction to appoint, any established institution, having a net worth of not less than $100,000,000 and whose regular business includes the servicing of automotive receivables, as the successor to the master servicer; provided that the Rating Agency Condition has be satisfied in connection with such appointment.

     Upon appointment, the successor master servicer will assume all of the responsibilities, duties and liabilities of the master servicer with respect to the receivables (other than the obligation of the predecessor master servicer to indemnify against certain events arising before its replacement). In a bankruptcy or similar proceeding for the master servicer, a bankruptcy trustee or similar official may have the power to prevent the indenture trustee, the issuing entity or the noteholders from effecting a transfer of servicing to a successor servicer. In connection with such appointment, the indenture trustee may make such arrangements for the compensation of such successor master servicer out of payments on receivables as it and such successor master servicer will agree; provided, however, that no such compensation will be in excess of the compensation permitted for the predecessor master servicer under the master servicing agreement. The indenture trustee and such successor master servicer will take such action, consistent with the master servicing agreement, as will be necessary to effectuate any such succession.
     All reasonable costs and expenses (including attorneys’ fees) incurred in connection with any such succession as master servicer will be paid by the predecessor master servicer. To the extent such costs and expenses are not paid by the predecessor master servicer such costs and expenses shall be paid by the issuing entity.
     The master servicing agreement will terminate on the payment date in the month following the final payment or liquidation of all the receivables; provided, however, that so long as GMAC is the receivables servicer, the master servicing agreement will terminate on the earlier of (x) such payment date or (y) the payment date in February, 2013, in which case, the master servicer will have no obligation thereafter to continue to service the receivables, whether such receivables remain outstanding, are paid in full, are delinquent, are defaulted or are in a bankruptcy or other similar proceeding. On and after the payment date in February, 2013, all collections realized from the receivables will be paid to the master servicer (or to the receivables servicer pursuant to the receivables servicing agreement), and will be property of the master servicer or the receivables servicer. The issuing entity, the noteholder and the certificateholders will not be entitled to such collections or have any remaining interest in the receivables.
Receivables Servicer Termination Events
     The following events constitute “receivables servicing termination events” under the receivables servicing agreement:
•	any failure by the receivables servicer to deliver to Bank of America, as purchaser under the receivables servicing agreement, or the master servicer any required payment, which failure continues unremedied for a period of five Business Days after (x) written notice thereof is received by the receivables servicer or (y) discovery of such failure by an officer of the receivables servicer;

•	failure on the part of the receivables servicer to duly observe or perform in any material respect any other covenants or agreements of the receivables servicer set forth in the receivables servicing agreement which failure (i) materially and adversely affects the rights of Bank of America, as purchaser under the receivables servicing agreement, or the master servicer and (ii) continues unremedied for a period of ninety (90) days after (x) the date on which written notice of such failure, shall have been given to the receivables servicer or (y) discovery of such failure by an officer of the receivables servicer;

•	the occurrence of certain events (which, if involuntary, remain unstayed for more than 90 days) of bankruptcy, insolvency, receivership or liquidation of the receivables servicer; or

•	the Cumulative Net Losses exceed a trigger negotiated by the master servicer and the receivables servicer.
Termination, Resignation or Replacement of the Receivables Servicer
     The master servicer will monitor the performance of the receivables servicer under the receivables servicing agreement. Upon the occurrence of a default by the receivables servicer under the receivables servicing agreement, and so long as any such default is continuing, the master servicer will, in each and every case, so long as such default will not have been remedied, upon the direction of the indenture trustee or the holders of notes evidencing at least a majority of the principal amount of the notes outstanding (or, if no notes are outstanding, certificates evidencing residual interest of the issuing entity aggregating at least a majority), by notice then given in writing to the master servicer (and to the indenture trustee and the issuing entity if given by the noteholders and to the issuing entity if given by the certificateholders and in each case with a copy to the rating agencies) (i) terminate all of the rights and powers of the receivables servicer pursuant to the applicable provisions of the receivables servicing agreement; (ii) exercise any rights it may have to enforce the receivables servicing agreement against the receivables servicer; and/or (iii) waive any such default under the receivables servicing agreement or take any other action with respect to such default as is permitted thereunder.
     The receivables servicer may not resign from the obligations and duties imposed on it by the receivables servicing agreement as receivables servicer except upon determination that the performance of its duties is no longer permissible under applicable law. No such resignation will become effective until the master servicer or a successor receivables servicer has assumed the responsibilities and obligations of the receivables servicer in accordance with the receivables servicing agreement.
     Upon the receivables servicer termination or resignation, the master servicer has the option, but not the obligation, to service the receivables, and if the master servicer does not elect to service the receivables, the indenture trustee must appoint a successor receivables servicer. In the event that a successor receivables servicer has not been appointed at the time when the predecessor receivables servicer has ceased to act as receivables servicer and the master servicer elects to not service the receivables, the indenture trustee without further action will automatically be appointed the successor receivables servicer. The indenture trustee may resign as the receivables servicer by giving written notice of such resignation to the issuing entity and in such event will be released from such duties and obligations, such release not to be effective until the date a successor receivables servicer enters into a written assumption. Upon delivery of any such notice to the issuing entity, the issuing entity must obtain a new receivables servicer as the successor receivables servicer. Notwithstanding the above, if the indenture trustee is legally unable so to act or if, within 30 days after the delivery of its notice of resignation, the issuing entity has obtained a successor receivables servicer, the indenture trustee will appoint, or petition a court of competent jurisdiction to appoint, any established institution, having a net worth of not less than $100,000,000 and whose regular business shall include the servicing of automotive receivables, as the successor to the receivables servicer under the receivables servicing agreement; provided that the Rating Agency Condition has be satisfied in connection with such appointment.
     Upon termination or resignation, the receivables servicer will cooperate with the master servicer or master servicer’s designee in effecting the termination of the responsibilities and rights of the receivables servicer, including, as soon as practicable, the transfer to the master servicer or the master servicer’s designee for administration of all cash amounts that are at the time held by the receivables servicer for deposit or are thereafter received with respect to a receivable and the delivery of the receivable files and the related accounts and records maintained by the receivables servicer. The receivables servicer will be entitled to receive from the master servicer and the successor receivables servicer any amounts that are then payable to the receivables servicer under the receivables servicing agreement. In no event, however, will the receivables servicer be obligated to license its proprietary servicing software or other applications to any successor receivables servicer or any other third party. The receivables servicer will assist master servicer and provide reasonable cooperation to master servicer in curing all documentation exceptions and deficiencies with respect to the receivables file, including obtaining missing title certificates and correcting data errors caused by or resulting from the servicing of the receivables by receivables servicer.
     Upon appointment, the successor receivables servicer will be the successor in all respects to the predecessor receivables servicer and will be subject to all the responsibilities, duties, and liabilities placed on the predecessor receivables servicer. In connection with any such appointment, the master servicer may make such arrangements for the compensation of such successor receivables servicer as it and such successor will agree, but in no event will such compensation of any successor receivables servicer (including the master servicer) be in excess of that payable to the receivables servicer under the affected receivables servicing agreement.
     The receivables servicing agreement will terminate on the payment date in the month following the final payment or liquidation of all the receivables; provided, however, that so long as GMAC is the receivables servicer, the receivables servicing agreement will terminate on the earlier of (x) such payment date or (y) the payment date in February, 2013, in which case, the receivables servicer will have no obligation thereafter to continue to service the receivables, whether such receivables remain outstanding, are paid in full, are delinquent, are defaulted or are in a bankruptcy or other similar proceeding. In the event that GMAC is the receivables servicer, on and after the payment date in February, 2013 all collections realized from the receivables will be paid to the receivables servicer, and will be property of the receivables servicer.
     The master servicer will pay the costs of enforcement of the receivables servicer’s obligations (including the termination of the receivables servicer, the appointment of a successor receivables servicer or the transfer and assumption of the servicing by the master servicer) at its own expense and will be reimbursed therefore initially (i) by the terminated receivables servicer, which has no general obligation to pay the expenses associated with the transfer of servicing (but which may be liable for such transition expenses under a breach of contract or indemnity claim under the limited indemnity provided by the receivables servicer), (ii) from a general recovery resulting from such enforcement only to the extent, if any, that such recovery exceeds all amounts due in respect of the related receivables, (iii) from a specific recovery of costs, expenses or attorney’s fees against the party against whom such enforcement is directed, or (iv) by the issuing entity to the extent that such amounts described in clauses (i) through (iii) above are insufficient to reimburse the master servicer for such costs of enforcement.
Waiver of Past Servicer Termination Events
     The noteholders of a majority of the Note Balance of the Controlling Class may waive any master servicer termination event, except an event resulting from the failure by the master servicer to make any required payments under the master servicing agreement, which requires the unanimous vote of all holders of outstanding securities.
Events of Default
     The occurrence of any one of the following events will be an “event of default” under the indenture:
•	a default in the payment of any interest on any note of the Controlling Class when the same becomes due and payable on any payment date, and such default shall continue for a period of 35 days;

•	default in the payment of the principal of or any installment of the principal of any note when the same becomes due and payable;

•	any failure by the issuing entity to duly observe or perform in any material respect any of its material covenants or agreements in the indenture, which failure materially and adversely affects the interests of the noteholders, and which continues unremedied for 90 days after receipt by the issuing entity of written notice thereof from the indenture trustee or noteholders evidencing at least a majority of the Note Balance of the Controlling Class;

•	any representation or warranty of the issuing entity made in the indenture proves to be incorrect in any material respect when made, which failure materially and adversely affects the rights of the noteholders, and which failure continues unremedied for 60 days after receipt by the issuing entity of written notice thereof from the indenture trustee or noteholders evidencing at least a majority of the Note Balance of the Controlling Class; and

•	the occurrence of certain events (which, if involuntary, remain unstayed for more than 90 days) of bankruptcy, insolvency, receivership or liquidation of the issuing entity.
     The amount of principal required to be paid to noteholders under the indenture, however, generally will be limited to amounts available to make such payments in accordance with the priority of payments. Thus, the failure to pay principal of a class of notes will not result in the occurrence of an event of default until the final scheduled payment date for that class of notes.

Rights Upon Event of Default
     Upon the occurrence and continuation of any event of default (other than an event of default resulting from an event of bankruptcy, insolvency, receivership or liquidation of the issuing entity), the indenture trustee may, and at the direction of the majority of the Note Balance of the Controlling Class shall, or the noteholders of a majority of the Note Balance of the Controlling Class may declare the principal of such notes to be immediately due and payable. Upon the occurrence of an event of default resulting from an event of bankruptcy, insolvency, receivership or liquidation of the issuing entity, the notes will automatically be accelerated, and all interest on and principal of the notes will be due and payable without any declaration or other act by the indenture trustee or the noteholders.
     If an event of default has occurred, the indenture trustee, at the request of the majority of the Note Balance of the Controlling Class shall, institute proceedings to collect amounts due or foreclose on the issuing entity property, exercise remedies as a secured party or, after an acceleration of the maturity of the notes, sell the receivables. However, the indenture trustee is prohibited from selling the receivables following an event of default unless:
•	the holders of 100% of the Note Balance of the Controlling Class consent to such sale;

•	the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on the outstanding notes; or

•	the default relates to the failure to pay interest or principal when due (a “payment default”), the indenture trustee determines that the Collections on the receivables would not be sufficient on an ongoing basis to make all payments on the notes as such payments would have become due if such obligations had not been declared due and payable, and the indenture trustee obtains the consent of the noteholders of at least 66 2/3% of the Note Balance of the Controlling Class.
     In addition, if the event of default does not relate to a payment default or insolvency of the issuing entity, the indenture trustee is prohibited from selling the receivables unless the noteholders of all outstanding notes consent to such sale or the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on the outstanding notes.
     If an event of default occurs and is continuing, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the noteholders, if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the indenture, the noteholders of a majority of the Note Balance of the Controlling Class will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the indenture trustee, and the noteholders of a majority of the Note Balance of the Controlling Class may, in certain cases, waive any event of default, except a default in payment of principal of or interest on any of the notes, a default in respect of a covenant or provision of the indenture that cannot be modified without the consent of the noteholders of all of the outstanding notes, or a default arising from an insolvency event of the issuing entity.
Priority of Payments Will Change Upon Events of Default that Result in Acceleration
     Following the occurrence of an event of default under the indenture which has resulted in an acceleration of the notes, the priority of payments changes. In that instance, payments on the notes will be made from all funds available to the issuing entity in the following order of priority:
     (1) first, to the master servicer, the servicing fee and all prior unpaid servicing fees;
     (2) second, to the indenture trustee and the owner trustee, any accrued and unpaid fees (including any prior unpaid indenture trustee or owner trustee fees) and any reasonable expenses (including indemnification amounts) not previously paid; provided, however, that expenses and indemnification amounts payable (a) to the indenture trustee pursuant to this clause (2) and clause (2) above under “Priority of Payments” shall be limited to

$100,000 per annum in the aggregate and (b) to the owner trustee pursuant to this clause (2) and clause (2) above under “Priority of Payments” shall be limited to $100,000 per annum in the aggregate;
     (3) third, to the Class A noteholders, pro rata, the accrued Class A note interest, which is the sum of (a) the aggregate amount of interest due and accrued for the related interest period on each class of the Class A notes at their respective interest rates on the Note Balances as of the previous payment date after giving effect to all payments of principal to the Class A noteholders on the preceding payment date; and (b) the excess, if any, of the amount of interest due and payable to the Class A noteholders on prior payment dates over the amounts actually paid to the Class A noteholders on those prior payment dates, plus interest on any such shortfall at the respective interest rates on each class of Class A notes (to the extent permitted by law);
     (4) fourth, if an event of default has occurred that arises from (a) a default in the payment of any interest on any note of the Controlling Class when the same becomes due and payable, (b) a default in the payment of the principal of or any installment of the principal of any note when the same becomes due and payable or (c) the occurrence of certain events of bankruptcy, insolvency, receivership or liquidation of the issuing entity, in the following order of priority:
•	to the Class A-1 noteholders until the Class A-1 notes have been paid in full;

•	to the Class A-2 noteholders, the Class A-3 noteholders and the Class A-4 noteholders, pro rata, until all classes of the Class A notes have been paid in full;

•	to the Class B noteholders, the accrued Class B note interest, which is the sum of (a) the aggregate amount of interest due and accrued for the related interest period on the Class B notes at the Class B interest rate on the Note Balance as of the previous payment date after giving effect to all payments of principal to the Class B noteholders on the preceding payment date; and (b) the excess, if any, of the amount of interest due and payable to the Class B noteholders on prior payment dates over the amounts actually paid to the Class B noteholders on those prior payment dates, plus interest on any such shortfall at the Class B interest rate (to the extent permitted by law);

•	to the Class B noteholders, until the Class B notes have been paid in full;

•	to the Class C noteholders, the accrued Class C note interest, which is the sum of (a) the aggregate amount of interest due and accrued for the related interest period on the Class C notes at the Class C interest rate on the Note Balance as of the previous payment date after giving effect to all payments of principal to the Class C noteholders on the preceding payment date; and (b) the excess, if any, of the amount of interest due and payable to the Class C noteholders on prior payment dates over the amounts actually paid to the Class C noteholders on those prior payment dates, plus interest on any such shortfall at the Class C interest rate (to the extent permitted by law);

•	to the Class C noteholders, until the Class C notes have been paid in full;
     (5) fifth, if an event of default has occurred that arises from any event other than those events described above in clause fourth, in the following order of priority:
•	to the Class B noteholders, the accrued Class B note interest, which is the sum of (a) the aggregate amount of interest due and accrued for the related interest period on the Class B notes at the Class B interest rate on the Note Balance as of the previous payment date after giving effect to all payments of principal to the Class B noteholders on the preceding payment date; and (b) the excess, if any, of the amount of interest due and payable to the Class B noteholders—on prior payment dates over the amounts actually paid to the Class B noteholders on those prior payment dates, plus interest on any such shortfall at the Class B interest rate (to the extent permitted by law);

•	to the Class C noteholders, the accrued Class C note interest, which is the sum of (a) the aggregate amount of interest due and accrued for the related interest period on the Class C notes at the Class C interest rate on the Note Balance as of the previous payment date after giving effect to all payments of principal to the Class C noteholders on the preceding payment date; and (b) the excess, if any, of the amount of interest due and payable to the Class C noteholders—on prior payment dates over the amounts actually paid to the Class C noteholders on those prior payment dates, plus interest on any such shortfall at the Class C interest rate (to the extent permitted by law);

•	to the Class A-1 noteholders until the Class A-1 notes have been paid in full;

•	to the Class A-2 noteholders, the Class A-3 noteholders and the Class A-4 noteholders, pro rata, until all classes of the Class A notes have been paid in full;

•	to the Class B noteholders, until the Class B notes have been paid in full;

•	to the Class C noteholders, until the Class C notes have been paid in full;
     (6) sixth, to the owner trustee, the indenture trustee and the master servicer, any accrued and unpaid fees, reasonable expenses and indemnity payments permitted under the trust agreement, the indenture and the master servicing agreement, as applicable, not previously paid; and
     (7) seventh, to the residual interestholder, any funds remaining.
Amendment
     Any term or provision of the transaction documents or indenture may be amended without the consent of any of the noteholders if such amendment does not materially and adversely affect the interests of noteholders, provided, that no amendment pursuant to the foregoing may significantly change the permitted activities of the issuing entity.
     Any term or provision of the transaction documents or indenture may be amended without the consent of any of the noteholders to add, modify or eliminate any provisions as may be necessary or advisable in order to enable the parties thereto or any of their affiliates to comply with or obtain more favorable treatment under any law or regulation or any accounting rule or principle, it being a condition to any such amendment that the Rating Agency Condition shall have been satisfied; provided, that no amendment pursuant to the foregoing may significantly change the permitted activities of the issuing entity.
     Any term or provision of the transaction documents or indenture may also be amended from time to time with the consent of the noteholders evidencing not less than a majority of the aggregate outstanding principal amount of the notes, voting as a single class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the transaction documents. It will not be necessary for the consent of noteholders to approve the particular form of any proposed amendment or consent, but it will be sufficient if such consent approves the substance thereof. The manner of obtaining such consents (and any other consents of noteholders provided for in the transaction documents) and of evidencing the authorization of the execution thereof by noteholders will be subject to the reasonable requirements as the indenture trustee may prescribe, including the establishment of record dates pursuant to the note depository agreement.
List of Securityholders
     With respect to the notes of any series, three or more holders of the notes or one or more holders of such notes evidencing not less than 25% of the aggregate outstanding principal amount of the notes may, by written request to the indenture trustee accompanied by a copy of the communication that the applicant proposes to send, obtain access to the list of all noteholders maintained by the indenture trustee for the purpose of communicating with other noteholders with respect to their rights under the indenture or under the notes. The indenture trustee may elect not to afford the requesting noteholders access to the list of noteholders if it agrees to mail the desired communication or proxy, on behalf of and at the expense of the requesting noteholders, to all noteholders of such issuing entity.

     With respect to the notes of any series, the issuing entity will furnish or cause to be furnished to the indenture trustee:
•	not more than five days after each record date a list of the names and addresses of the holders of the related notes as of such record date; and

•	at any other times that the indenture trustee requests in writing, within 30 days after receipt by the issuing entity of the request, a list of the names and addresses of the holders of the related notes as of a date not more than ten days prior to the time the list is furnished.
     Neither the trust agreement nor the indenture provide for the holding of annual or other meetings of securityholders.
Statements to Securityholders
     On or before each payment date, the indenture trustee will, based on the monthly servicer report provided by or at the direction of the master servicer pursuant to the master servicing agreement, provide (or make available on its website) to each rating agency, the issuing entity, the residual interestholders, the master servicer, each noteholder of record as of the most recent record date, a certificate setting forth for the Collection Period and payment date relating to such Collection Period, the following information (to the extent applicable):
•	the aggregate amount being paid on such payment date in respect of interest on and principal of each class of notes;

•	the Class A-1 Note Balance, the Class A-2 Note Balance, the Class A-3 Note Balance, the Class A-4 Note Balance, the Class B Note Balance, the Class C Note Balance, the Class A-1 Note Factor, the Class A-2 Note Factor, the Class A-3 Note Factor, the Class A-4 Note Factor, the Class B Note Factor and the Class C Note Factor, in each case after giving effect to payments on such payment date;

•	the YSOC Amount for such payment date;

•	the First Allocation of Principal, the Second Allocation of Principal and the Regular Allocation of Principal for such payment date;

•	the Pool Balance and the pool factor as of the close of business on the last day of the preceding Collection Period;

•	the amount of the servicing fee to be paid to the master servicer with respect to the related Collection Period and the amount of any unpaid servicing fees and the change in such amount from that of the prior payment date;

•	the amounts of the interest shortfall with respect to each class of notes, if any, on such payment date and the change in such amounts from the preceding payment date;

•	the aggregate repurchase price with respect to any repurchased receivables paid by (A) the servicer, (B) the depositor, (C) Bank of America or (D) GMAC or CARI with respect to the related Collection Period;

•	the number and aggregate amount financed of receivables that were Delinquent Receivables or Defaulted Receivables as of the end of the Collection Period, and the total losses on the pool of receivables as of the end of the Collection Period;

•	the Aggregate Net Loss for the Collection Period and Cumulative Net Losses as of the end of the Collection Period;

•	the Pool Balance as of the beginning and the end of the Collection Period;

•	the weighted average interest rate and weighted average number of months to maturity of the receivables as of the beginning and the end of the Collection Period;

•	the applicable record date, determination date and payment date for the Collection Period;

•	the amount in Collections collected by the master servicer or the receivables servicer, as applicable, during the Collection Period; and

•	the amount of fees, expenses and indemnities to be paid to the indenture trustee, the owner trustee and the master servicer by the issuing entity with respect to the related payment date.
LEGAL INVESTMENT
     The Class A-1 notes will be eligible for purchase by money market funds under paragraph (a)(10) of Rule 2a-7 under the Investment Company Act of 1940, as amended (the “Investment Company Act”).
MATERIAL FEDERAL INCOME TAX CONSEQUENCES
     Mayer, Brown, Rowe & Maw LLP is of the opinion that:
•	based on the terms of the notes and the transactions relating to the receivables as set forth herein, the notes will be characterized as indebtedness for United States federal income tax purposes; and

•	based on the applicable provisions of the trust agreement and related documents, for United States federal income tax purposes, the issuing entity will not be classified as an association taxable as a corporation, and the issuing entity will not be treated as a publicly traded partnership taxable as a corporation.
     The issuing entity will be treated as a Tax Non-Entity. See “Material Federal Income Tax Consequences” in the accompanying prospectus.
     Neither the Class A notes, the Class B notes nor the Class C notes will be issued with original issue discount. See “Material Federal Income Tax Consequences” in the accompanying prospectus.
STATE AND LOCAL TAX CONSEQUENCES
     The discussion above does not address the tax consequences of purchase, ownership or disposition of the notes under any state or local tax law. We recommend that investors consult their own tax advisors regarding state and local tax consequences.
CERTAIN ERISA CONSIDERATIONS
     Subject to the following discussion, the notes may be acquired by pension, profit-sharing or other employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), individual retirement accounts, Keogh plans and other plans covered by Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) and entities deemed to hold plan assets of the foregoing (each, a “benefit plan”). Section 406 of ERISA and Section 4975 of the Code prohibit a benefit plan from engaging in certain transactions with persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to such benefit plan. A violation of these “prohibited transaction” rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons or the fiduciaries of the benefit plan. In addition, Title I of ERISA also requires fiduciaries of a benefit plan subject to ERISA to make investments that are prudent, diversified and in accordance with the governing plan documents.

     Certain transactions involving the issuing entity might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a benefit plan that purchased notes if assets of the issuing entity were deemed to be assets of the benefit plan. Under a regulation issued by the United States Department of Labor and modified by Section 3(42) of ERISA (the “regulation”), the assets of the issuing entity would be treated as plan assets of a benefit plan for the purposes of ERISA and the Code only if the benefit plan acquired an “equity interest” in the issuing entity and none of the exceptions to plan assets contained in the regulation were applicable. An equity interest is defined under the regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is little guidance on the subject, assuming the notes constitute debt for local law purposes, the depositor believes that, at the time of their issuance, the notes should not be treated as an equity interest in the issuing entity for purposes of the regulation. This determination is based in part upon the traditional debt features of the notes, including the reasonable expectation of purchasers of notes that the notes will be repaid when due, as well as the absence of conversion rights, warrants or other typical equity features. The debt treatment of the notes for ERISA purposes could change if the issuing entity incurs losses. This risk of recharacterization is enhanced for notes that are subordinated to other classes of securities.
     However, without regard to whether the notes are treated as an equity interest for purposes of the regulation, the acquisition or holding of notes by, or on behalf of, a benefit plan could be considered to give rise to a prohibited transaction if the issuing entity, the depositor, the sponsor, an originator, the master servicer, the receivables servicer, the underwriter, the owner trustee, the indenture trustee, or any of their affiliates, is or becomes a party in interest or a disqualified person with respect to such benefit plan. Certain exemptions from the prohibited transaction rules could be applicable to the purchase and holding of notes by a benefit plan depending on the type and circumstances of the plan fiduciary making the decision to acquire such notes. Included among these exemptions are: Prohibited Transaction Class Exemption (“PTCE”) 96-23, regarding transactions effected by “in-house asset managers”; PTCE 95-60 (as amended by PTCE 2002-13), regarding investments by insurance company general accounts; PTCE 91-38 (as amended by PTCE 2002-13), regarding investments by bank collective investment funds; PTCE 90-1, regarding investments by insurance company pooled separate accounts; and PTCE 84-14 (as amended by PTCE 2002-13), regarding transactions effected by “qualified professional asset managers.” In addition to the class exemptions listed above, the Pension Protection Act of 2006 provides a statutory exemption under Section 408(b)(17) of ERISA for prohibited transactions between a benefit plan and a person or entity that is a party in interest to such benefit plan solely by reason of providing services to the benefit plan (other than a party in interest that is a fiduciary, or its affiliate, that has or exercises discretionary authority or control or renders investment advice with respect to the assets of the benefit plan involved in the transaction), provided that there is adequate consideration for the transaction. Even if the conditions specified in one or more of these exemptions are met, the scope of the relief provided by these exemptions might or might not cover all acts which might be construed as prohibited transactions. There can be no assurance that any of these, or any other exemption, will be available with respect to any particular transaction involving the notes and prospective purchasers that are benefit plans should consult with their advisors regarding the applicability of any such exemption.
     By acquiring a note, each purchaser or transferee will be deemed to represent that either (i) it is not acquiring and will not hold the notes with the assets of a benefit plan or any other plan that is subject to any law that is substantially similar to ERISA or Section 4975 of the Code or (ii) the acquisition and holding of the notes will not give rise to a nonexempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or any substantially similar applicable law.
     Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. Governmental plans, however, may be subject to comparable state or local law restrictions.
     A plan fiduciary considering the purchase of notes should consult its legal advisors regarding whether the assets of the issuing entity would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.
     See “Certain ERISA Considerations” in the accompanying prospectus for additional considerations applicable to benefit plans that are considering an investment in the notes.

UNDERWRITING
     Subject to the terms and conditions set forth in the underwriting agreement relating to the notes, the depositor has agreed to sell to the underwriter, and the underwriter has agreed to purchase, the principal amount of notes, subject to the satisfaction of certain conditions precedent.
     The depositor has been advised by the underwriter that the underwriter proposes to offer the notes to the public initially at the public offering prices set forth on the cover page of this prospectus supplement, and to certain dealers at these prices less a concession of 0.072% per Class A-1 note, 0.078% per Class A-2 note, 0.081% per Class A-3 note, 0.087% per Class A-4 note, 0.099% per Class B note and 0.105% per Class C note; that the underwriter and these dealers may allow a discount of 0.0360% per Class A-1 note, 0.0390% per Class A-2 note, 0.0405% per Class A-3 note, 0.0435% per Class A-4 note, 0.0495% per Class B note and 0.0525% per Class C note on the sale to certain other dealers; and that after the initial public offering of the notes, the public offering prices and the concessions and discounts to dealers may be changed by the underwriter.
     Until the distribution of the notes is completed, rules of the SEC may limit the ability of the underwriter and certain selling group members to bid for and purchase the notes. As an exception to these rules, the underwriter is permitted to engage in certain transactions that stabilize the prices of the notes. These transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of such notes.
     In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of purchases for these purposes.
     Neither the depositor nor the underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the notes. In addition, neither the depositor nor the underwriter makes any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.
     Banc of America Securities LLC, the underwriter, is an affiliate of the depositor and the sponsor.
     Bank of America has agreed to indemnify the underwriter against particular liabilities, including civil liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or contribute to payments which the underwriter may be required to make in respect of these liabilities. In the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and, may, therefore, be unenforceable.
     The indenture trustee may, from time to time, invest the funds in the Collection Account or the Initial Account in Eligible Investments acquired from the underwriter.
Offering Restrictions
     The underwriter has represented to and agreed with the issuing entity that:
•	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) received by it in connection with the issue or sale of any notes in circumstances in which section 21(1) of the FSMA does not apply to the issuing entity; and

•	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any notes in, from or otherwise involving the United Kingdom.
AFFILIATIONS AND CERTAIN RELATIONSHIPS
     The depositor, as a wholly owned subsidiary of a corporation that is an indirectly wholly owned subsidiary of Bank of America Corporation, is an affiliate of the sponsor, an indirectly wholly owned subsidiary of Bank of America Corporation. Additionally, Banc of America Securities LLC, the underwriter, is an affiliate of the depositor, the sponsor and the master servicer. Blue Ridge, which is the initial residual interestholder of the issuing entity, is an affiliate of Bank of America and the depositor.

RATINGS
     It is a condition to the issuance of the Class A-1 notes that the Class A-1 notes be rated “A-1+” by Standard & Poor’s Ratings Services and “Prime 1” by Moody’s Investor Services, Inc. (each, a “rating agency”). It is a condition to the issuance of the Class A-2 notes, the Class A-3 notes and the Class A-4 notes that each of the Class A-2 notes, the Class A-3 notes and the Class A-4 notes be rated “AAA” by Standard & Poor’s Ratings Services and “Aaa” by Moody’s Investor Services, Inc. It is a condition to the issuance of the Class B notes that the Class B notes be rated at least “A+” by Standard & Poor’s Ratings Services and “A3” by Moody’s Investor Services, Inc. It is a condition to the issuance of the Class C notes that the Class C notes be rated “BBB” by Standard & Poor’s Ratings Services. The ratings of the notes should be evaluated independently from similar ratings on other types of notes. The ratings do not address the possibility that noteholders may suffer a lower than anticipated yield. See “Risk Factors—The ratings of the notes may be withdrawn or lowered which may have an adverse effect on the liquidity or the market price of the notes” in this prospectus supplement.
FORWARD-LOOKING STATEMENTS
     This prospectus supplement, including information included or incorporated by reference in this prospectus supplement, may contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, certain statements made in future SEC filings by the issuing entity or the depositor, in press releases and in oral and written statements made by or with the issuing entity’s or the depositor’s approval may constitute forward-looking statements. Statements that are not historical facts, including statements about beliefs and expectations, are forward-looking statements. Forward-looking statements include information relating to, among other things, continued and increased business competition, an increase in delinquencies (including increases due to worsening of economic conditions), changes in demographics, changes in local, regional or national business, economic, political and social conditions, regulatory and accounting initiatives, changes in customer preferences, and costs of integrating new businesses and technologies, many of which are beyond the control of Bank of America, the issuing entity or the depositor. Forward-looking statements also include statements using words such as “expect,” “anticipate,” “hope,” “intend,” “plan,” “believe,” “estimate” or similar expressions. The issuing entity and the depositor have based these forward-looking statements on their current plans, estimates and projections, and you should not unduly rely on them.
     Forward-looking statements are not guarantees of future performance. They involve risks, uncertainties and assumptions, including the risks discussed below. Future performance and actual results may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results and values are beyond the ability of Bank of America, the issuing entity or the depositor to control or predict. The forward-looking statements made in this prospectus supplement speak only as of the date stated on the cover of this prospectus supplement. The issuing entity and the depositor undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
REPORTS TO BE FILED WITH THE SEC
     Filings with the SEC relating to the securities will be made under the name of the issuing entity. Reports for the issuing entity required under the Securities Act and under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act will be filed by the indenture trustee. These reports include but are not limited to:
•	Reports on Form 8-K (Current Report), following the occurrence of events specified in Form 8-K requiring disclosure, which are required to be filed within the time-frame specified in Form 8-K for that type of event;

•	Reports on Form 10-D (Asset-Backed Issuer Distribution Report), containing the distribution and pool performance information required on Form 10-D, which are required to be filed 15 days following the related payment date. The content of a report on Form 10-D will be substantially similar to the information to be furnished under “The Transaction Documents and the Indenture—Statements to Securityholders” in this prospectus supplement; and

•	Report on Form 10-K (Annual Report), containing the items specified in Form 10-K with respect to a fiscal year and filing or furnishing, as appropriate, the required exhibits. The annual report will include the receivables servicer’s and master servicer’s reports on their assessment of compliance with servicing criteria, the accountants’ attestation reports on such assessments and the receivables servicer’s and master servicer’s annual compliance certificates, as such reports are described in the accompanying prospectus under “The Transaction Documents—Evidence of Compliance.”
     The indenture trustee and depositor do not intend to file with the SEC any reports required under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act with respect to an issuing entity following completion of the reporting period required by Rule 15d-1 or Regulation 15D under the Exchange Act. The reports and any information included in a report will neither be examined nor, except to the extent of the accountants’ attestation report referred to above, reported on by an independent public accountant.
     The issuing entity’s annual reports on Form 10-K, current reports on Form 8-K, and amendments to those reports, and its distribution reports on Form 10-D filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act will be available on the indenture trustee’s website at http://www.usbank.com/abs as soon as practicable after such material is filed with or furnished to the SEC. Other reports and information provided to securityholders will also be made available on this website. For purposes of any electronic version of this prospectus supplement, the preceding uniform resource locator, or URL, is an inactive textual reference only. We have taken steps to ensure that this URL reference was inactive at the time the electronic version of this prospectus supplement was created.
LEGAL PROCEEDINGS
     There are no material legal or governmental proceedings pending against the sponsor, depositor, issuing entity or master servicer, or of which any property of the foregoing is the subject. Bank of America is currently party to various legal proceedings arising from time to time in the ordinary course of its businesses, some of which purport to be class actions. Based on information currently available, it is the opinion of Bank of America that the eventual outcome of any currently pending legal proceeding, individually or in the aggregate, will not have a material adverse effect on their ability to perform their obligations in relation to the receivables. No assurance, however, can be given that the final outcome of these legal proceedings, if unfavorable, either individually or in the aggregate, would not have a material adverse impact on Bank of America.
     Each of the owner trustee, the indenture trustee, GMAC and the receivables servicer has represented that it is not a party to a current legal proceeding, nor is its management aware of any legal proceedings threatened against it that, if determined adversely to such party, would be expected to have a material adverse effect on the performance of the notes.
LEGAL MATTERS
     The legality of, and certain federal income tax matters related to the notes, will be passed upon for the depositor and underwriter by Mayer, Brown, Rowe & Maw LLP.

GLOSSARY
     “Aggregate Net Loss” means, with respect to a Collection Period, an amount (which may be a positive or negative number) equal to (a) the aggregate amount financed immediately prior to becoming a Defaulted Receivable of each receivable newly designated as a Defaulted Receivable during that Collection Period minus (b) all Liquidation Proceeds collected during that Collection Period with respect to all Defaulted Receivables.
     “Available Collections” means, for any payment date and the related Collection Period, an amount equal to the sum of the following amounts: (i) all Collections received by the master servicer or the receivables servicer, as applicable, during such Collection Period, (ii) the sum of the Repurchase Prices deposited into the Collection Account during the related Collection Period with respect to each receivable that is to become a repurchased receivable and (iii) any investment income accrued during such Collection Period from the investment of funds in the Collection Account.
     “Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in the states of Delaware, New York or Michigan, or in the state in which the corporate trust office of the indenture trustee is located, are authorized or obligated by law, executive order or government decree to be closed.
     “Class A-1 Note Balance” means, at any time, $596,000,000, reduced by all payments of principal made prior to such time on the Class A-1 notes.
     “Class A-2 Note Balance” means, at any time, $484,000,000, reduced by all payments of principal made prior to such time on the Class A-2 notes.
     “Class A-3 Note Balance” means, at any time, $354,000,000, reduced by all payments of principal made prior to such time on the Class A-3 notes.
     “Class A-4 Note Balance” means, at any time, $124,800,000, reduced by all payments of principal made prior to such time on the Class A-4 notes.
     “Class B Note Balance” means, at any time, $32,600,000, reduced by all payments of principal made prior to such time on the Class B notes.
     “Class C Note Balance” means, at any time, $24,500,000, reduced by all payments of principal made prior to such time on the Class C notes.
     “Code” means the Internal Revenue Code of 1986, as amended, modified or supplemented from time to time, and any successor law thereto, and the regulations promulgated and the rulings issued thereunder.
     “Collection Account” means the segregated trust account established and maintained pursuant to the indenture.
     “Collection Period” means the period commencing on the first day of each calendar month and ending on the last day of such calendar month (or, in the case of the initial Collection Period, the period commencing on the cutoff date and ending on November 30, 2006). As used in this prospectus supplement, the “related” Collection Period with respect to a payment date shall be deemed to be the Collection Period which precedes such payment date.
     “Collections” means all amounts collected by the master servicer or the receivables servicer (from whatever source) on or with respect to the receivables; provided, however, that the term “Collections” in no event will include (1) any amounts in respect of any receivable the repurchase price of which has been included in the Available Collections or (2) any Supplemental Servicing Fees.

     “Controlling Class” shall mean, with respect to any notes outstanding, the Class A notes (voting together as a single class) as long as any Class A notes are outstanding, and thereafter the Class B notes as long as any Class B notes are outstanding, and thereafter the Class C notes as long as any Class C notes are outstanding (excluding, in each case, notes held by the master servicer, the depositor or any of their respective affiliates).
     “Cumulative Net Losses” means, as of any payment date, the aggregate Net Losses experienced on all Defaulted Receivables from the cutoff date through the last day of the related Collection Period.
     “Defaulted Receivable” means a receivable as to which the master servicer or the receivables servicer (i) has reasonably determined, in accordance with its customary servicing practices, that eventual payment of amounts owing on such receivable is unlikely, or (ii) has repossessed and disposed of the financed vehicle.
     “Delinquent Receivable” means a receivable for which payment within $25 of the required payment has not been received by the receivables servicer or the master servicer, as applicable, by the payment due date.
     “Discount Receivable” means any receivable that has an APR which is less than the Required Rate.
     “Eligible Account” means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution acting in its fiduciary capacity organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as the long-term unsecured debt of such depository institution shall have a credit rating from each rating agency in one of its generic rating categories which signifies investment grade. Any such trust account may be maintained with the owner trustee, the indenture trustee or any of their respective affiliates, if such accounts meet the requirements described in clause (b) of the preceding sentence.
     “Eligible Institution” means a depository institution or trust company (other than any affiliate of Bank of America) (which may be the owner trustee, the indenture trustee or any of their respective affiliates) organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank) (a) which at all times has either (i) a long-term senior unsecured debt rating of “Aa2” or better by Moody’s and “AA-” or better by Standard & Poor’s or such other rating that is acceptable to each rating agency, as evidenced by a letter from such rating agency to the issuing entity or the indenture trustee or (ii) a certificate of deposit rating of “P-1” by Moody’s and “A-1+” by Standard & Poor’s or such other rating that is acceptable to each rating agency, as evidenced by a letter from such rating agency to the issuing entity or the indenture trustee and (b) whose deposits are insured by the Federal Deposit Insurance Corporation.
     “Eligible Investments” means any one or more of the following types of investments:
     (a) direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America;
     (b) demand deposits, time deposits or certificates of deposit of any depository institution (including any affiliate of the depositor, the master servicer, the indenture trustee or the owner trustee) or trust company incorporated under the laws of the United States of America or any state thereof or the District of Columbia (or any domestic branch of a foreign bank) and subject to supervision and examination by Federal or state banking or depository institution authorities (including depository receipts issued by any such institution or trust company as custodian with respect to any obligation referred to in clause (a) above or a portion of such obligation for the benefit of the holders of such depository receipts); provided that at the time of the investment or contractual commitment to invest therein (which shall be deemed to be made again each time funds are reinvested following each payment date), the commercial paper or other short-term senior unsecured debt obligations (other than such obligations the rating of which is based on the credit of a person other than such depository institution or trust company) of such depository institution or trust company shall have a credit rating from Standard & Poor’s of at least A-1+ and from Moody’s of Prime 1;

     (c) commercial paper (including commercial paper of any affiliate of the depositor, the master servicer, the indenture trustee or the owner trustee) having, at the time of the investment or contractual commitment to invest therein, a rating from Standard & Poor’s of at least A-1 and from Moody’s of Prime 1;
     (d) investments in money market funds (including funds for which the depositor, the master servicer, the indenture trustee or owner trustee or any of their respective affiliates is investment manager or advisor) having a rating from Standard & Poor’s of AAA m or AAAm G and from Moody’s of Aaa;
     (e) bankers’ acceptances issued by any depository institution or trust company referred to in clause (b) above;
     (f) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) referred to in clause (b) above; and
     (g) any other investment of similar credit quality as the “Eligible Investments” referred to in clauses (a) through (f) above with respect to which each rating agency has provided written notice that such investment would not cause such rating agency to downgrade, qualify or withdraw its then current rating of any class of notes.
     “First Allocation of Principal” means, with respect to any payment date, an amount equal to the excess, if any, of (a) the Note Balance of the Class A notes as of such payment date (before giving effect to any principal payments made on the Class A notes on such payment date) over (b)(i) the Pool Balance as of the end of the related Collection Period minus (ii) the sum of the YSOC Amount for such payment date and the Targeted Overcollateralization Amount; provided, however, that the “First Allocation of Principal” shall not exceed the Note Balance of the Class A notes (before giving effect to any principal payments made on the Class A notes on such payment date); provided, further, that the “First Allocation of Principal” for any payment date on and after the final scheduled payment date for any class of Class A notes shall not be less than the amount that is necessary to reduce the Note Balance of that class of Class A notes to zero.
     “Liquidation Proceeds” means, with respect to a Defaulted Receivable, all amounts realized with respect to such receivable net of the liquidation expenses and any amounts that are required to be refunded to the obligor on such receivable, but in any event not less than zero.
     “Net Losses” means as of any payment date, for any Defaulted Receivable, the amount financed of such Defaulted Receivable when it became a Defaulted Receivable minus all Liquidation Proceeds received with respect to such Defaulted Receivable on or before the last day of the related Collection Period.
     “Note Balance” means, with respect to any date of determination, for any class, the Class A-1 Note Balance, the Class A-2 Note Balance, the Class A-3 Note Balance, the Class A-4 Note Balance, the Class B Note Balance or the Class C Note Balance, as applicable, or with respect to the notes generally, the sum of all of the foregoing.
     “Note Factor” on a payment date means, with respect to each class of notes, a seven-digit decimal figure equal to the Note Balance of such class of notes as of the end of the related Collection Period divided by the Note Balance of such class of notes as of the closing date. The Note Factor will be 1.000000 as of the closing date; thereafter, the Note Factor will decline to reflect reductions in the Note Balance of such class of notes.
     “Optional Purchase Price” means the purchase price for the issuing entity property in the event of an optional redemption, equal to the lesser of (x) the fair market value of the receivables and (y) the aggregate outstanding Pool Balance plus accrued and unpaid interest on the receivables.

     “Pool Balance” means as of the close of business of the last day of a Collection Period, the aggregate amount financed of the receivables (excluding repurchased receivables and Defaulted Receivables as of such date).
     “Principal Distribution Account” means the account by that name established and maintained pursuant to the indenture.
     “Rating Agency Condition” means, with respect to any event or circumstance and each rating agency, either (a) written confirmation by such rating agency that the occurrence of such event or circumstance will not cause such rating agency to downgrade, qualify or withdraw its rating assigned to any of the notes or (b) that such rating agency shall have been given notice of such event at least ten days prior to the occurrence of such event (or, if ten days’ advance notice is impracticable, as much advance notice as is practicable) and such rating agency shall not have issued any written notice that the occurrence of such event will itself cause such rating agency to downgrade, qualify or withdraw its rating assigned to the notes.
     “Regular Allocation of Principal” means, with respect to any payment date, an amount equal to the excess, if any, of (a)(i) the Note Balance of the Class A notes, the Class B notes and the Class C notes as of such payment date (before giving effect to any principal payments made on the notes on such payment date) minus (ii) the First Allocation of Principal and the Second Allocation of Principal for such payment date over (b)(i) the Pool Balance as of the end of the related Collection Period minus (ii) the sum of the YSOC Amount for such payment date and the Targeted Overcollateralization Amount; provided, however, that the Regular Allocation of Principal on and after the final scheduled payment date for the Class C notes shall not be less than the amount that is necessary to reduce the outstanding principal amount of the Class C notes to zero (after the application of the First Allocation of Principal and the Second Allocation of Principal).
     “Regulation AB” means subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time and subject to such clarification and interpretation as have been provided by the SEC in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (January 7, 2005)) or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.
     “Repurchase Price” means, with respect to a receivable repurchased by the sponsor, master servicer or the depositor, a price equal to the outstanding amount financed of such receivable plus any unpaid accrued interest related to such receivable accrued to and including the end of the Collection Period preceding the date that such repurchased receivable was purchased by the sponsor, the master servicer or the depositor, as applicable.
     “Required Rate” means 6.50%.
     “Second Allocation of Principal” means, with respect to any specified payment date, an amount equal to the excess, if any, of (a)(i) the Note Balance of Class A notes and the Class B notes as of such payment date (before giving effect to any principal payments made on the notes on such payment date) minus (ii) the First Allocation of Principal for such payment date over (b)(i)the Pool Balance as of the end of the related Collection Period minus (ii) the sum of the YSOC Amount for such payment date and the Targeted Overcollateralization Amount; provided, however, that the Second Allocation of Principal shall not exceed the sum of the Class A and Class B Note Balance (before giving effect to any principal payments on the notes on such payment date) minus the First Allocation of Principal for such payment date; provided, further, however, that the Second Allocation of Principal on and after the final scheduled payment date for the Class B notes shall not be less than the amount that is necessary to reduce the outstanding principal amount of the Class B notes to zero (after the application of the First Allocation of Principal).
     “Supplemental Servicing Fees” means any late fees, prepayment charges, extension fees and other administrative fees and expenses or similar charges allowed by applicable law collected (from whatever source) on the receivables during each Collection Period permitted to be retained by the master servicer pursuant to the master servicing agreement.

     “Targeted Overcollateralization Amount” means, for any payment date, the greater of (i) 1.35% of the Adjusted Pool Balance for the related payment date and (ii) 0.50% of the Adjusted Pool Balance as of the cutoff date.
     “YSOC Amount” means, with respect to any Collection Period and the related payment date, the aggregate amount by which the amount financed as of the last day of such Collection Period of each Discount Receivable (other than a Discount Receivable that is a Defaulted Receivable or a repurchased receivable), exceeds the present value (calculated at the Required Rate) of each scheduled payment of each such Discount Receivable assuming such scheduled payment is made on the last day of each month and each month has 30 days.

INDEX OF DEFINED TERMS

ABS	S-30
ABS Tables	S-31
Adjusted Pool Balance	S-8
Aggregate Net Loss	S-68
Authorised Persons	iv
Available Collections	S-68
Bank of America	S-2
benefit plan	S-63
Blue Ridge	S-3
Business Day	S-68
CARI	S-2
Class A-1 Note Balance	S-68
Class A-2 Note Balance	S-68
Class A-3 Note Balance	S-68
Class A-4 Note Balance	S-68
Class B Note Balance	S-68
Class C Note Balance	S-68
Code	S-63, S-68
Collection Account	S-68
Collection Period	S-68
Collections	S-68
Controlling Class	S-69
Cumulative Net Losses	S-69
cutoff date	S-5
Dealer Agreements	S-20
Defaulted Receivable	S-69
Delinquent Receivable	S-69
Discount Receivable	S-69
Eligible Account	S-69
Eligible Institution	S-69
Eligible Investments	S-69
ERISA	S-63
event of default	S-58
Exchange Act	S-54
final scheduled payment date	S-46
First Allocation of Principal	S-70
FSMA	iv
GMAC	S-2
Initial Account	S-49
Investment Company Act	S-63
issuing entity property	S-4
Liquidation Proceeds	S-70
Loan-to-Value Ratio	S-28
master servicer	S-2
master servicer termination events	S-55
Net Losses	S-70
Note Balance	S-70
Note Factor	S-70
obligors	S-4
Optional Purchase Price	S-70
payment default	S-59
Pool Balance	S-71
Principal Distribution Account	S-71
PTCE	S-64
rating agency	S-66
Rating Agency Condition	S-71
receivables	S-4
receivables pool	S-4
receivables servicer	S-2
receivables servicing termination events	S-56
record date	S-3
Regular Allocation of Principal	S-71
regulation	S-64
Regulation AB	S-71
Repurchase Price	S-71
Required Rate	S-71
residual interestholder	S-3
SEC	iii
Second Allocation of Principal	S-71
Securities Act	S-65
servicing fee	S-53
sponsor	S-2
Supplemental Servicing Fees	S-71
Targeted Overcollateralization Amount	S-72
transaction documents	S-47
U.S. Bank	S-21
Weighted Average FICO® Score	S-28
weighted average life	S-33
Weighted Average Loan-to-Value Ratio	S-28
Weighted Average Original Maturity	S-28
YSOC Amount	S-8

APPENDIX A: STATIC POOL DATA
     The following information represents static pool data from all publicly offered and selected privately offered securitized pools originated by GMAC beginning with CARAT 2000-1. Privately offered securitized pools are marked PR after the year in which they were originated. The privately offered securitized pools represented in this appendix are comprised of non-subvented receivables and the pools were selected to offer a comparison to the publicly offered, subvented securitized pools of the sponsor during the same time period. The following information is not a part of the prospectus or the registration statement. In cases of omitted information from the following tables, such omitted information is either unavailable or would only be available with unreasonable effort or expense.
     In the tables in this Appendix A, actual prepayments on a receivable are any principal payments related to that receivable in excess of the scheduled principal payment for that receivable for the applicable period. These include voluntary prepayments, payments from third parties, repurchases, repossession proceeds, funds not recovered due to chargeoffs, and servicer advances. However, the “Prepayment Speeds” shown in the tables are the percentage of the actual principal balance of the pool represented by the difference between the actual month-end principal balance of the pool and the scheduled month-end principal balance of the pool. The amount by which the actual principal balance is lower than the scheduled principal balance is the “prepayment amount.” The “prepayment amount” is divided by the scheduled principal balance at month-end and then by the number of months elapsed since the cutoff date to determine the average prepayment rate. The prepayment rate for the most recent month is determined from the cumulative average prepayment rates for the current and immediately prior month. ABS prepayment speeds, on the other hand, are measured as a percentage of the cutoff date pool balance. The “Delinquency Statistics” represent accounts that were greater than 60 days delinquent at the reporting date. The “Net Loss Statistics” represent actual charge-offs, net of recoveries. With respect to Net Loss Statistics, the percentage presented represents the Net Losses for the reporting period, as well as a percentage of the initial aggregate receivables principal balance. Where “Clean-Up Call Exercised” appears in the prepayment speed column, the servicer exercised its 10% clean-up call option in the month indicated.

					Initial Aggregate Receivables
CARAT 2000-1					Principal Balance $2,193,832,649.58
100% Non-Subvented	Prepayment	Delinquency Statistics			Net Loss Statistics
Month	Speeds	Units	%	Total Units	$	%	Cumulative $	Cumulative %
Apr-00	1.32	35	0.023170%	151,060	9,403.56	0.000429%	9,403.56	0.0004%
May-00	1.88	445	0.300319%	148,176	195,630.87	0.008917%	205,034.43	0.0093%
Jun-00	1.70	557	0.382947%	145,451	697,464.05	0.031792%	902,498.48	0.0411%
Jul-00	1.72	675	0.472831%	142,757	869,778.27	0.039647%	1,772,276.75	0.0808%
Aug-00	1.84	703	0.502786%	139,821	1,467,539.88	0.066894%	3,239,816.63	0.1477%
Sep-00	1.62	790	0.576335%	137,073	1,080,555.69	0.049254%	4,320,372.32	0.1969%
Oct-00	1.76	844	0.628308%	134,329	1,476,393.87	0.067297%	5,796,766.19	0.2642%
Nov-00	1.54	825	0.626100%	131,768	1,446,601.75	0.065939%	7,243,367.94	0.3302%
Dec-00	1.34	999	0.771566%	129,477	1,374,607.87	0.062658%	8,617,975.81	0.3928%
Jan-01	1.75	1,175	0.927739%	126,652	1,565,381.10	0.071354%	10,183,356.91	0.4642%
Feb-01	1.71	866	0.699617%	123,782	1,707,989.88	0.077854%	11,891,346.79	0.5420%
Mar-01	2.00	750	0.621386%	120,698	1,564,681.93	0.071322%	13,456,028.72	0.6134%
Apr-01	1.73	692	0.587411%	117,805	1,177,827.93	0.053688%	14,633,856.65	0.6670%
May-01	1.88	698	0.608438%	114,720	1,498,365.32	0.068299%	16,132,221.97	0.7353%
Jun-01	1.68	777	0.694730%	111,842	1,196,395.61	0.054534%	17,328,617.58	0.7899%
Jul-01	1.82	918	0.843533%	108,828	998,088.81	0.045495%	18,326,706.39	0.8354%
Aug-01	1.80	929	0.878138%	105,792	1,326,585.60	0.060469%	19,653,291.99	0.8958%
Sep-01	1.39	948	0.918756%	103,183	1,152,719.34	0.052544%	20,806,011.33	0.9484%
Oct-01	2.54	968	0.974157%	99,368	1,189,348.79	0.054213%	21,995,360.12	1.0026%
Nov-01	1.84	938	0.974900%	96,215	2,132,343.44	0.097197%	24,127,703.56	1.0998%
Dec-01	1.41	1,051	1.122491%	93,631	1,782,740.29	0.081261%	25,910,443.85	1.1811%
Jan-02	2.00	1,221	1.351755%	90,327	1,523,912.81	0.069463%	27,434,356.66	1.2505%
Feb-02	1.46	865	0.987612%	87,585	1,678,194.11	0.076496%	29,112,550.77	1.3270%
Mar-02	1.63	696	0.820416%	84,835	1,595,476.11	0.072726%	30,708,026.88	1.3997%
Apr-02	1.78	659	0.805446%	81,818	1,127,391.11	0.051389%	31,835,417.99	1.4511%
May-02	1.61	619	0.783019%	79,053	1,216,888.80	0.055469%	33,052,306.79	1.5066%
Jun-02	1.29	655	0.856915%	76,437	941,687.40	0.042924%	33,993,994.19	1.5495%
Jul-02	1.66	771	1.052114%	73,281	916,654.63	0.041783%	34,910,648.82	1.5913%
Aug-02	1.56	756	1.077030%	70,193	855,602.48	0.039000%	35,766,251.30	1.6303%
Sep-02	1.32	730	1.081449%	67,502	737,780.35	0.033630%	36,504,031.65	1.6639%

					Initial Aggregate Receivables
CARAT 2000-1					Principal Balance $2,193,832,649.58
100% Non-Subvented	Prepayment	Delinquency Statistics			Net Loss Statistics
Month	Speeds	Units	%	Total Units	$	%	Cumulative $	Cumulative %
Oct-02	1.52	714	1.104101%	64,668	963,050.89	0.043898%	37,467,082.54	1.7078%
Nov-02	1.01	640	1.025329%	62,419	735,539.52	0.033528%	38,202,622.06	1.7414%
Dec-02	1.18	675	1.124925%	60,004	1,022,133.75	0.046591%	39,224,755.81	1.7880%
Jan-03	1.43	789	1.378431%	57,239	577,842.64	0.026339%	39,802,598.45	1.8143%
Feb-03	1.06	582	1.061501%	54,828	501,707.89	0.022869%	40,304,306.34	1.8372%
Mar-03	1.37	506	0.961977%	52,600	663,209.59	0.030231%	40,967,515.93	1.8674%
Apr-03	1.25	471	0.935285%	50,359	659,689.58	0.030070%	41,627,205.51	1.8975%
May-03	1.20	449	0.931593%	48,197	534,254.94	0.024353%	42,161,460.45	1.9218%
Jun-03	1.11	476	1.036450%	45,926	392,863.71	0.017908%	42,554,324.16	1.9397%
Jul-03	1.16	507	1.169685%	43,345	409,759.80	0.018678%	42,964,083.96	1.9584%
Aug-03	0.95	462	1.128315%	40,946	403,599.45	0.018397%	43,367,683.41	1.9768%
Sep-03	0.96	468	1.209240%	38,702	432,899.29	0.019733%	43,800,582.70	1.9965%
Oct-03	0.93	430	1.173677%	36,637	318,665.67	0.014526%	44,119,248.37	2.0111%
Nov-03	Clean-up Call Exercised

CARAT 2000-1 Initial Receivables Pool Characteristics

Weighted Average APR	11.18%
Aggregate Amount Financed	2,193,832,649.58
Number of Contracts in Pool	153,160
Average Amount Financed	14,323.80
Weighted Average Original Maturity	55.79
Weighted Average Remaining Maturity	50.19
Percentage of Scheduled Interest Receivables	25.00%
Percentage of Receivables with Original Maturities => 61 Months	0.00%
Percentage of New Vehicles	58.00%
Percentage of Non-subvented Receivables	100.00%
Weighted Average FICO Score	Not Available
FICO Score Range	Not Available
Weighted Average Loan-to-Value Ratio	Not Available
Cut-Off Date	April 1, 2000

CARAT 2000-1: Distribution of the Initial Receivables Pool by Annual Percentage Rate

			Percentage
	Number of	Aggregate	of Aggregate
Annual Percentage Rate Range	Contracts	Amount Financed	Amount Financed
6.01% to 7.00%	943	$13,978,775.81	0.64%
7.01% to 8.00%	9,620	$143,354,211.35	6.53%
8.01% to 9.00%	30,827	$463,244,567.80	21.12%
9.01% to 10.00%	31,537	$491,038,221.17	22.38%
10.01% to 11.00%	17,826	$269,592,347.46	12.29%
11.01% to 12.00%	13,640	$194,561,906.66	8.87%
12.01% to 13.00%	11,445	$155,768,115.70	7.10%
13.01% to 14.00%	8,740	$116,594,780.82	5.31%
14.01% to 15.00%	7,313	$94,786,906.90	4.32%
15.01% to 16.00%	5,431	$66,992,948.08	3.05%
16.01% to 17.00%	3,879	$45,584,544.14	2.08%
17.01% to 18.00%	5,699	$70,647,255.00	3.22%
18.01% to 19.00%	3,215	$35,263,414.51	1.61%
19.01% to 20.00%	3,045	$32,424,654.18	1.48%

Total	153,160	$2,193,832,649.58	100.00%

CARAT 2000-1: Distribution of the Initial Receivables Pool by State
     The initial pool of receivables included receivables originated in 46 states and the District of Columbia. The following table sets forth the percentage of the Aggregate Amount Financed in the states with the largest concentration of receivables. No other state accounted for more than 5 % of the Aggregate Amount Financed. The following breakdown by state was based on the billing addresses of the obligors on the receivables:

Percentage of
Aggregate
State	Amount Financed
Texas	19.15%
Florida	7.83%
California	7.52%
Michigan	5.94%
Georgia	5.28%

CARAT 2000-1 SERVICER ADVANCES

Month	Advances
April-00	$3,119,321.31
May-00	$1,248,064.98
June-00	$1,112,126.42
July-00	$1,678,604.29
August-00	$2,006,128.71
September-00	$1,991,710.43
October-00	$1,554,809.88
November-00	$1,715,784.99
December-00	$3,043,627.60
January-01	$888,395.01
February-01	$1,449,895.92
March-01	$1,826,716.43
April-01	$1,406,970.02
May-01	$1,685,635.68
June-01	$1,587,647.97
July-01	$1,145,047.09
August-01	$1,294,180.51
September-01	$1,986,888.76
October-01	$1,035,591.61
November-01	$1,431,287.86
December-01	$2,319,883.03
January-02	$785,597.00
February-02	$1,057,923.84
March-02	$1,465,439.59
April-02	$866,822.91
May-02	$1,019,753.70
June-02	$1,029,475.74
July-02	$685,594.21
August-02	$954,790.49
September-02	$769,378.62
October-02	$750,039.85
November-02	$866,757.77
December-02	$845,384.63
January-03	$609,050.82
February-03	$757,499.50
March-03	$582,584.70
April-03	$611,743.43
May-03	$580,313.53
June-03	$520,034.72
July-03	$481,773.29
August-03	$549,253.36
September-03	$439,237.92
October-03	$416,129.20

2000 (9 Months)	$17,470,178.61
2001	$18,058,139.89
2002	$11,096,958.35
2003 (10 Months)	$5,547,620.47

Total	$52,172,897.32

					Initial Aggregate
CARAT 2000-2					Receivables Principal Balance 2,260,019,462.31
100% Subvented	Prepayment	Delinquency Statistics			Net Loss Statistics
Month	Speeds	Units	%	Total Units	$	%	Cumulative $	Cumulative %
Nov-00	0.47	38	0.021137%	179,779	0.00	0.000000%	0.00	0.0000%
Dec-00	0.69	208	0.116780%	178,112	21,806.89	0.000965%	21,806.89	0.0010%
Jan-01	1.18	318	0.180852%	175,834	112,667.36	0.004985%	134,474.25	0.0060%
Feb-01	0.97	251	0.144539%	173,656	290,542.20	0.012856%	425,016.45	0.0188%
Mar-01	1.25	244	0.142888%	170,763	309,837.05	0.013709%	734,853.50	0.0325%
Apr-01	1.24	244	0.146748%	166,271	232,476.69	0.010286%	967,330.19	0.0428%
May-01	1.28	219	0.135675%	161,415	294,684.30	0.013039%	1,262,014.49	0.0558%
Jun-01	1.20	245	0.156404%	156,646	267,565.10	0.011839%	1,529,579.59	0.0677%
Jul-01	1.36	341	0.224096%	152,167	196,031.21	0.008674%	1,725,610.80	0.0764%
Aug-01	1.42	306	0.207720%	147,314	446,179.52	0.019742%	2,171,790.32	0.0961%
Sep-01	1.01	356	0.248645%	143,176	320,690.53	0.014190%	2,492,480.85	0.1103%
Oct-01	2.14	368	0.266754%	137,955	364,744.97	0.016139%	2,857,225.82	0.1264%
Nov-01	1.44	367	0.275106%	133,403	590,868.80	0.026144%	3,448,094.62	0.1526%
Dec-01	0.87	435	0.337492%	128,892	415,774.98	0.018397%	3,863,869.60	0.1710%
Jan-02	1.64	533	0.433266%	123,019	377,527.63	0.016705%	4,241,397.23	0.1877%
Feb-02	1.17	367	0.309357%	118,633	318,754.26	0.014104%	4,560,151.49	0.2018%
Mar-02	1.26	321	0.281317%	114,106	316,890.14	0.014022%	4,877,041.63	0.2158%
Apr-02	1.60	281	0.256626%	109,498	376,351.56	0.016653%	5,253,393.19	0.2324%
May-02	1.41	289	0.274394%	105,323	355,170.91	0.015715%	5,608,564.10	0.2482%
Jun-02	1.17	342	0.337208%	101,421	338,412.54	0.014974%	5,946,976.64	0.2631%
Jul-02	1.86	385	0.398040%	96,724	298,942.69	0.013227%	6,245,919.33	0.2764%
Aug-02	1.54	306	0.332583%	92,007	266,400.37	0.011788%	6,512,319.70	0.2882%
Sep-02	1.30	335	0.380868%	87,957	299,388.39	0.013247%	6,811,708.09	0.3014%
Oct-02	1.44	306	0.362267%	84,468	279,004.72	0.012345%	7,090,712.81	0.3137%
Nov-02	1.09	318	0.391973%	81,128	301,891.44	0.013358%	7,392,604.25	0.3271%
Dec-02	1.16	317	0.410510%	77,221	212,909.61	0.009421%	7,605,513.86	0.3365%
Jan-03	1.62	376	0.513830%	73,176	309,689.64	0.013703%	7,915,203.50	0.3502%
Feb-03	1.12	247	0.355253%	69,528	214,092.05	0.009473%	8,129,295.55	0.3597%
Mar-03	1.56	220	0.337475%	65,190	150,064.09	0.006640%	8,279,359.64	0.3663%
Apr-03	1.53	220	0.360963%	60,948	163,942.32	0.007254%	8,443,301.96	0.3736%
May-03	1.36	208	0.365451%	56,916	156,299.55	0.006916%	8,599,601.51	0.3805%
Jun-03	1.60	211	0.398670%	52,926	220,086.70	0.009738%	8,819,688.21	0.3902%
Jul-03	1.66	227	0.460278%	49,318	121,730.59	0.005386%	8,941,418.80	0.3956%
Aug-03	1.38	210	0.454447%	46,210	129,306.27	0.005721%	9,070,725.07	0.4014%
Sep-03	1.51	207	0.478126%	43,294	199,438.81	0.008825%	9,270,163.88	0.4102%
Oct-03	1.26	191	0.464517%	41,118	93,397.79	0.004133%	9,363,561.67	0.4143%
Nov-03	0.74	141	0.358532%	39,327	150,003.68	0.006637%	9,513,565.35	0.4210%
Dec-03	1.02	200	0.535246%	37,366	140,249.63	0.006206%	9,653,814.98	0.4272%
Jan-04	1.18	216	0.614632%	35,143	65,749.65	0.002909%	9,719,564.63	0.4301%
Feb-04	Clean-up Call Exercised

CARAT 2000-2 Initial Receivables Pool Characteristics

Weighted Average APR	4.40%
Aggregate Amount Financed	2,260,019,462.31
Number of Contracts in Pool	180,680
Average Amount Financed	12,508.40
Weighted Average Original Maturity	54.13
Weighted Average Remaining Maturity	40.79
Percentage of Scheduled Interest Receivables	43.00%
Percentage of Receivables with Original Maturities => 61 Months	0.00%
Percentage of New Vehicles	100.00%
Percentage of Non-subvented Receivables	0.00%
Weighted Average FICO Score	Not Available
FICO Score Range	Not Available
Weighted Average Loan-to-Value Ratio	Not Available
Cut-Off Date	November 1, 2000

CARAT 2000-2: Distribution of the Initial Receivables Pool by Annual Percentage Rate

			Percentage
	Number of	Aggregate	of Aggregate
Annual Percentage Rate Range	Contracts	Amount Financed	Amount Financed
0.00% to 1.00%	15,797	215,982,648	9.56%
1.01% to 2.00%	13,182	127,747,442	5.65%
2.01% to 3.00%	25,243	255,150,777	11.29%
3.01% to 4.00%	52,232	574,662,841	25.43%
4.01% to 5.00%	32,698	463,507,459	20.51%
5.01% to 6.00%	28,851	404,488,168	17.90%
6.01% to 7.00%	8,191	143,105,468	6.33%
7.01% to 8.00%	4,422	74,417,149	3.29%
8.01% to 9.00%	64	957,510	0.04%

Total	180,680	2,260,019,462	100.00%

CARAT 2000-2: Distribution of the Initial Receivables Pool by State
     The initial pool of receivables included receivables originated in 46 states and the District of Columbia. The following table sets forth the percentage of the Aggregate Amount Financed in the states with the largest concentration of receivables. No other state accounted for more than 4.43 % of the Aggregate Amount Financed. The following breakdown by state was based on the billing addresses of the obligors on the receivables:

Percentage of
Aggregate
State	Amount Financed
California	12.81%
Illinois	9.76%
Texas	8.38%
Michigan	7.31%
New York	6.38%
Florida	5.17%

CARAT 2000-2 SERVICER ADVANCES

Month	Advances
December-00	$3,740,366.98
January-01	$836,401.81
February-01	$1,504,007.33
March-01	$1,262,070.11
April-01	$1,099,435.19
May-01	$1,128,287.11
June-01	$1,656,219.31
July-01	$905,805.21
August-01	$992,680.27
September-01	$2,210,180.63
October-01	$800,057.70
November-01	$1,183,722.38
December-01	$2,374,069.38
January-02	$780,208.35
February-02	$1,341,523.43
March-02	$1,292,561.95
April-02	$789,355.43
May-02	$847,932.41
June-02	$1,427,919.37
July-02	$628,650.12
August-02	$894,316.50
September-02	$829,238.73
October-02	$698,102.81
November-02	$1,071,792.48
December-02	$805,440.72
January-03	$608,975.89
February-03	$811,868.29
March-03	$474,527.31
April-03	$561,075.69
May-03	$577,021.27
June-03	$460,327.69
July-03	$427,096.85
August-03	$570,746.48
September-03	$382,501.90
October-03	$351,987.26
November-03	$677,376.76
December-03	$383,932.28
January-04	$313,521.67

2000 (1 Month)	$3,740,366.98
2001	$15,952,936.43
2002	$11,407,042.30
2003	$6,287,437.67
2004 (1 Month)	$313,521.67

Total	$37,701,305.05

					Initial Aggregate
CARAT 2001-1					Receivables Principal Balance 3,400,033,683.65
100% Subvented	Prepayment	Delinquency Statistics			Net Loss Statistics
Month	Speeds	Units	%	Total Units	$	%	Cumulative $	Cumulative %
Jan-01	0.84	11	0.005218%	210,817	30,463.67	0.000896%	30,463.67	0.0009%
Feb-01	0.81	199	0.095181%	209,076	64,145.33	0.001887%	94,609.00	0.0028%
Mar-01	1.02	243	0.117393%	206,997	186,861.03	0.005496%	281,470.03	0.0083%
Apr-01	0.89	235	0.114590%	205,079	240,938.24	0.007086%	522,408.27	0.0154%
May-01	1.04	243	0.119784%	202,865	456,943.79	0.013439%	979,352.06	0.0288%
Jun-01	0.99	283	0.141071%	200,608	489,750.23	0.014404%	1,469,102.29	0.0432%
Jul-01	1.14	364	0.183642%	198,212	297,565.78	0.008752%	1,766,668.07	0.0520%
Aug-01	1.24	392	0.200505%	195,506	476,749.34	0.014022%	2,243,417.41	0.0660%
Sep-01	0.93	430	0.222572%	193,196	556,723.27	0.016374%	2,800,140.68	0.0824%
Oct-01	1.88	457	0.241451%	189,272	705,736.66	0.020757%	3,505,877.34	0.1031%
Nov-01	1.37	422	0.226765%	186,096	1,011,141.61	0.029739%	4,517,018.95	0.1329%
Dec-01	0.93	509	0.277082%	183,700	867,323.86	0.025509%	5,384,342.81	0.1584%
Jan-02	1.61	648	0.359870%	180,065	764,629.13	0.022489%	6,148,971.94	0.1809%
Feb-02	1.17	514	0.291802%	176,147	732,565.90	0.021546%	6,881,537.84	0.2024%
Mar-02	1.30	420	0.244114%	172,051	569,279.73	0.016743%	7,450,817.57	0.2191%
Apr-02	1.57	425	0.253261%	167,811	556,861.90	0.016378%	8,007,679.47	0.2355%
May-02	1.40	374	0.228045%	164,003	492,744.52	0.014492%	8,500,423.99	0.2500%
Jun-02	1.23	406	0.253136%	160,388	502,776.62	0.014787%	9,003,200.61	0.2648%
Jul-02	1.85	473	0.302639%	156,292	483,291.37	0.014214%	9,486,491.98	0.2790%
Aug-02	1.75	479	0.314447%	152,331	539,469.78	0.015867%	10,025,961.76	0.2949%
Sep-02	1.56	478	0.321649%	148,609	591,519.33	0.017397%	10,617,481.09	0.3123%
Oct-02	1.66	457	0.316202%	144,528	671,007.94	0.019735%	11,288,489.03	0.3320%
Nov-02	1.22	422	0.299066%	141,106	527,685.60	0.015520%	11,816,174.63	0.3475%
Dec-02	1.33	528	0.384725%	137,241	483,587.86	0.014223%	12,299,762.49	0.3618%
Jan-03	1.80	558	0.421523%	132,377	457,019.55	0.013442%	12,756,782.04	0.3752%
Feb-03	1.25	413	0.324402%	127,311	471,463.34	0.013866%	13,228,245.38	0.3891%
Mar-03	1.62	367	0.301896%	121,565	368,473.71	0.010837%	13,596,719.09	0.3999%
Apr-03	1.74	364	0.314455%	115,756	432,305.63	0.012715%	14,029,024.72	0.4126%
May-03	1.44	370	0.335139%	110,402	274,766.52	0.008081%	14,303,791.24	0.4207%
Jun-03	1.71	428	0.408822%	104,691	361,295.25	0.010626%	14,665,086.49	0.4313%
Jul-03	1.72	426	0.429366%	99,216	263,544.98	0.007751%	14,928,631.47	0.4391%
Aug-03	1.54	378	0.400021%	94,495	235,322.24	0.006921%	15,163,953.71	0.4460%
Sep-03	1.60	389	0.433755%	89,682	308,212.56	0.009065%	15,472,166.27	0.4551%
Oct-03	1.43	369	0.432317%	85,354	356,428.40	0.010483%	15,828,594.67	0.4655%
Nov-03	0.84	340	0.415719%	81,786	207,793.71	0.006112%	16,036,388.38	0.4717%
Dec-03	1.22	397	0.504095%	78,755	240,819.73	0.007083%	16,277,208.11	0.4787%
Jan-04	1.20	482	0.640157%	75,294	202,871.97	0.005967%	16,480,080.08	0.4847%
Feb-04	0.94	346	0.487853%	70,923	186,020.25	0.005471%	16,666,100.33	0.4902%
Mar-04	1.54	229	0.348777%	65,658	144,477.76	0.004249%	16,810,578.09	0.4944%
Apr-04	1.22	292	0.479727%	60,868	106,430.47	0.003130%	16,917,008.56	0.4976%
May-04	1.33	248	0.443079%	55,972	89,257.33	0.002625%	17,006,265.89	0.5002%
Jun-04	1.10	233	0.456085%	51,087	36,153.24	0.001063%	17,042,419.13	0.5012%
Jul-04	1.10	253	0.540494%	46,809	82,103.21	0.002415%	17,124,522.34	0.5037%
Aug-04	Clean-up Call Exercised

CARAT 2001-1 Initial Receivables Pool Characteristics

Weighted Average APR	4.50%
Aggregate Amount Financed	3,400,033,683.65
Number of Contracts in Pool	212,457
Average Amount Financed	16,003.39
Weighted Average Original Maturity	54.34
Weighted Average Remaining Maturity	45.51
Percentage of Scheduled Interest Receivables	43.00%
Percentage of Receivables with Original Maturities => 61 Months	0.00%
Percentage of New Vehicles	100.00%
Percentage of Non-subvented Receivables	0.00%
Weighted Average FICO Score	Not Available
FICO Score Range	Not Available
Weighted Average Loan-to-Value Ratio	Not Available
Cut-Off Date	January 1, 2001
CARAT 2001-1: Distribution of the Initial Receivables Pool by Annual Percentage Rate

			Percentage
	Number of	Aggregate	of Aggregate
Annual Percentage Rate Range	Contracts	Amount Financed	Amount Financed
0.00% to 1.00%	20,787	$364,948,220	10.73%
1.01% to 2.00%	14,727	$234,346,785	6.89%
2.01% to 3.00%	29,951	$357,022,884	10.50%
3.01% to 4.00%	44,039	$665,660,088	19.58%
4.01% to 5.00%	41,310	$664,833,551	19.55%
5.01% to 6.00%	36,092	$616,863,304	18.14%
6.01% to 7.00%	16,252	$315,793,871	9.29%
7.01% to 8.00%	9,211	$179,328,842	5.28%
8.01% to 9.00%	88	$1,236,139	0.04%

Total	212,457	$3,400,033,684	100.00%

CARAT 2001-1: Distribution of the Initial Receivables Pool by State
     The initial pool of receivables included receivables originated in 46 states and the District of Columbia. The following table sets forth the percentage of the Aggregate Amount Financed in the states with the largest concentration of receivables. No other state accounted for more than 4.44 % of the Aggregate Amount Financed. The following breakdown by state was based on the billing addresses of the obligors on the receivables:

Percentage of
Aggregate
State	Amount Financed
California	11.02%
Illinois	10.54%
Texas	7.95%
New York	6.71%
Michigan	6.30%

CARAT 2001-1 SERVICER ADVANCES

Month	Advances
January-01	$1,197,456.26
February-01	$1,422,416.11
March-01	$1,331,196.62
April-01	$1,140,957.06
May-01	$1,403,632.24
June-01	$1,439,159.78
July-01	$1,140,849.65
August-01	$1,201,511.44
September-01	$2,491,808.87
October-01	$1,072,126.28
November-01	$1,502,964.64
December-01	$2,824,529.61
January-02	$1,071,120.92
February-02	$1,715,690.92
March-02	$1,693,160.91
April-02	$1,133,299.93
May-02	$1,278,324.00
June-02	$1,854,688.98
July-02	$1,080,499.55
August-02	$1,296,173.66
September-02	$1,298,076.79
October-02	$1,199,893.27
November-02	$1,537,927.80
December-02	$1,321,608.74
January-03	$1,074,405.09
February-03	$1,475,105.94
March-03	$899,566.15
April-03	$1,087,058.03
May-03	$1,092,550.86
June-03	$966,639.71
July-03	$867,407.61
August-03	$1,080,947.78
September-03	$831,282.72
October-03	$751,384.25
November-03	$1,349,053.57
December-03	$846,910.77
January-04	$752,551.17
February-04	$1,066,828.05
March-04	$526,408.19
April-04	$703,004.85
May-04	$570,961.40
June-04	$555,248.82
July-04	$502,360.93

2001	$18,168,608.56
2002	$16,480,465.47
2003	$12,322,312.48
2004 (7 Months)	$4,677,363.41

Total	$51,648,749.92

					Initial Aggregate
CARAT 2001-2					Receivables Principal Balance 2,300,024,643.38
100% Subvented	Prepayment	Delinquency Statistics			Net Loss Statistics
Month	Speeds	Units	%	Total Units	$	%	Cumulative $	Cumulative %
Jun-01	0.77	7	0.004988%	140,326	40,852.87	0.001776%	40,852.87	0.0018%
Jul-01	1.03	156	0.112326%	138,881	8,154.08	0.000355%	49,006.95	0.0021%
Aug-01	1.11	167	0.121699%	137,224	109,033.76	0.004741%	158,040.71	0.0069%
Sep-01	0.78	195	0.143596%	135,798	166,894.58	0.007256%	324,935.29	0.0141%
Oct-01	1.76	228	0.171102%	133,254	302,837.56	0.013167%	627,772.85	0.0273%
Nov-01	1.18	227	0.173777%	130,627	446,189.40	0.019399%	1,073,962.25	0.0467%
Dec-01	0.89	265	0.206887%	128,089	456,382.84	0.019843%	1,530,345.09	0.0665%
Jan-02	1.53	320	0.256258%	124,874	357,543.46	0.015545%	1,887,888.55	0.0821%
Feb-02	1.10	253	0.206189%	122,703	427,004.65	0.018565%	2,314,893.20	0.1006%
Mar-02	1.30	242	0.201068%	120,357	296,505.84	0.012891%	2,611,399.04	0.1135%
Apr-02	1.61	231	0.196143%	117,771	428,771.48	0.018642%	3,040,170.52	0.1322%
May-02	1.38	196	0.169712%	115,490	451,910.34	0.019648%	3,492,080.86	0.1518%
Jun-02	1.15	230	0.202868%	113,374	338,863.17	0.014733%	3,830,944.03	0.1666%
Jul-02	1.91	287	0.259355%	110,659	314,208.21	0.013661%	4,145,152.24	0.1802%
Aug-02	1.73	270	0.249729%	108,117	278,719.99	0.012118%	4,423,872.23	0.1923%
Sep-02	1.60	258	0.244260%	105,625	385,871.86	0.016777%	4,809,744.09	0.2091%
Oct-02	1.74	285	0.277008%	102,885	362,309.21	0.015752%	5,172,053.30	0.2249%
Nov-02	1.26	259	0.258053%	100,367	393,796.75	0.017121%	5,565,850.05	0.2420%
Dec-02	1.51	306	0.313762%	97,526	371,328.10	0.016145%	5,937,178.15	0.2581%
Jan-03	1.99	350	0.372360%	93,995	269,117.91	0.011701%	6,206,296.06	0.2698%
Feb-03	1.27	248	0.271837%	91,231	318,843.73	0.013863%	6,525,139.79	0.2837%
Mar-03	1.70	250	0.283807%	88,088	309,122.42	0.013440%	6,834,262.21	0.2971%
Apr-03	1.88	220	0.259719%	84,707	321,737.30	0.013988%	7,155,999.51	0.3111%
May-03	1.61	215	0.263200%	81,687	215,901.44	0.009387%	7,371,900.95	0.3205%
Jun-03	1.69	214	0.272823%	78,439	247,140.79	0.010745%	7,619,041.74	0.3313%
Jul-03	1.98	229	0.304732%	75,148	213,071.31	0.009264%	7,832,113.05	0.3405%
Aug-03	1.56	219	0.302858%	72,311	190,154.53	0.008267%	8,022,267.58	0.3488%
Sep-03	1.61	262	0.377505%	69,403	174,040.65	0.007567%	8,196,308.23	0.3564%
Oct-03	1.47	215	0.323027%	66,558	233,227.43	0.010140%	8,429,535.66	0.3665%
Nov-03	0.95	197	0.309296%	63,693	263,207.46	0.011444%	8,692,743.12	0.3779%
Dec-03	1.35	225	0.376103%	59,824	150,444.81	0.006541%	8,843,187.93	0.3845%
Jan-04	1.35	294	0.528958%	55,581	145,527.39	0.006327%	8,988,715.32	0.3908%
Feb-04	1.05	222	0.426702%	52,027	130,359.12	0.005668%	9,119,074.44	0.3965%
Mar-04	1.73	154	0.323693%	47,576	128,106.80	0.005570%	9,247,181.24	0.4020%
Apr-04	1.33	135	0.305582%	44,178	108,980.82	0.004738%	9,356,162.06	0.4068%
May-04	1.37	143	0.342753%	41,721	119,868.05	0.005212%	9,476,030.11	0.4120%
Jun-04	1.33	145	0.368985%	39,297	17,011.23	0.000740%	9,493,041.34	0.4127%
Jul-04	1.24	171	0.460147%	37,162	19,759.61	0.000859%	9,512,800.95	0.4136%
Aug-04	1.35	150	0.428927%	34,971	37,452.70	0.001628%	9,550,253.65	0.4152%
Sep-04	1.16	148	0.448743%	32,981	77,677.37	0.003377%	9,627,931.02	0.4186%
Oct-04	1.06	122	0.391905%	31,130	75,651.21	0.003289%	9,703,582.23	0.4219%
Nov-04	1.10	124	0.422185%	29,371	54,490.10	0.002369%	9,758,072.33	0.4243%
Dec-04	0.90	104	0.379009%	27,440	43,140.92	0.001876%	9,801,213.25	0.4261%
Jan-05	1.14	122	0.479202%	25,459	31,873.07	0.001386%	9,833,086.32	0.4275%
Feb-05	Clean-Up Call Exercised

CARAT 2001-2 Initial Receivables Pool Characteristics

Weighted Average APR	4.76%
Aggregate Amount Financed	2,300,024,643.38
Number of Contracts in Pool	141,525
Average Amount Financed	16,251.71
Weighted Average Original Maturity	53.23
Weighted Average Remaining Maturity	44.61
Percentage of Scheduled Interest Receivables	25.00%
Percentage of Receivables with Original Maturities => 61 Months	0.00%
Percentage of New Vehicles	100.00%
Percentage of Non-subvented Receivables	0.00%
Weighted Average FICO Score	Not Available
FICO Score Range	Not Available
Weighted Average Loan-to-Value Ratio	Not Available
Cut-Off Date	June 1, 2001
CARAT 2001-2: Distribution of the Initial Receivables Pool by Annual Percentage Rate

			Percentage
	Number of	Aggregate	of Aggregate
Annual Percentage Rate Range	Contracts	Amount Financed	Amount Financed
0.00% to 1.00%	13,181	191,468,369	8.32%
1.01% to 2.00%	13,989	249,242,907	10.84%
2.01% to 3.00%	15,013	181,590,253	7.90%
3.01% to 4.00%	27,163	398,406,635	17.32%
4.01% to 5.00%	25,631	413,808,942	17.99%
5.01% to 6.00%	24,391	435,418,533	18.93%
6.01% to 7.00%	15,064	289,389,466	12.58%
7.01% to 8.00%	7,093	140,699,538	6.12%

Total	141,525	$2,300,024,643	100.00%

CARAT 2001-2: Distribution of the Initial Receivables Pool by State
     The initial pool of receivables included receivables originated in 46 states and the District of Columbia. The following table sets forth the percentage of the Aggregate Amount Financed in the states with the largest concentration of receivables. No other state accounted for more than 4.57 % of the Aggregate Amount Financed. The following breakdown by state was based on the billing addresses of the obligors on the receivables:

Percentage of
Aggregate
State	Amount Financed
Texas	13.44%
California	11.36%
Michigan	7.30%
Illinois	6.31%
Florida	5.37%

CARAT 2001-2 SERVICER ADVANCES

Month	Advances
June-01	$966,036.43
July-01	$415,632.22
August-01	$505,356.46
September-01	$1,404,371.28
October-01	$407,118.66
November-01	$635,775.61
December-01	$1,781,261.18
January-02	$473,103.17
February-02	$819,087.80
March-02	$1,157,512.68
April-02	$469,938.14
May-02	$564,797.52
June-02	$922,922.94
July-02	$430,095.50
August-02	$572,211.87
September-02	$581,642.48
October-02	$506,309.65
November-02	$818,317.92
December-02	$596,574.60
January-03	$467,263.89
February-03	$642,649.16
March-03	$398,115.01
April-03	$512,071.08
May-03	$522,354.10
June-03	$453,793.92
July-03	$390,832.18
August-03	$597,136.18
September-03	$379,677.70
October-03	$333,710.62
November-03	$746,453.96
December-03	$372,198.17
January-04	$353,280.53
February-04	$533,756.26
March-04	$203,125.06
April-04	$317,005.17
May-04	$249,865.37
June-04	$267,260.77
July-04	$259,697.41
August-04	$189,820.75
September-04	$248,548.03
October-04	$258,457.54
November-04	$187,810.95
December-04	$214,086.86
January-05	$163,789.74

2001 (7 Months)	$6,115,551.84
2002	$7,912,514.27
2003	$5,816,255.97
2004	$3,282,714.70
2005 (1 Month)	$163,789.74

Total	$23,290,826.52

					Initial Aggregate
CARAT 2002-1					Receivables Principal Balance 2,500,035,087.22
100% Subvented	Prepayment	Delinquency Statistics			Net Loss Statistics
Month	Speeds	Units	%	Total Units	$	%	Cumulative $	Cumulative %
Jan-02	0.71	12	0.009294%	129,118	22,273.80	0.000891%	22,273.80	0.0009%
Feb-02	0.62	103	0.080360%	128,173	26,368.95	0.001055%	48,642.75	0.0019%
Mar-02	0.79	103	0.081070%	127,051	63,689.07	0.002548%	112,331.82	0.0045%
Apr-02	0.99	110	0.087517%	125,690	176,407.24	0.007056%	288,739.06	0.0115%
May-02	0.85	120	0.096506%	124,344	171,669.89	0.006867%	460,408.95	0.0184%
Jun-02	0.69	123	0.100093%	122,886	277,955.85	0.011118%	738,364.80	0.0295%
Jul-02	1.19	145	0.119997%	120,836	240,714.70	0.009628%	979,079.50	0.0392%
Aug-02	1.14	144	0.121344%	118,671	350,000.75	0.014000%	1,329,080.25	0.0532%
Sep-02	1.09	176	0.150756%	116,745	386,417.72	0.015456%	1,715,497.97	0.0686%
Oct-02	1.23	170	0.148113%	114,777	385,504.79	0.015420%	2,101,002.76	0.0840%
Nov-02	0.89	150	0.132649%	113,080	287,404.83	0.011496%	2,388,407.59	0.0955%
Dec-02	1.18	207	0.186195%	111,174	320,923.54	0.012837%	2,709,331.13	0.1084%
Jan-03	1.43	251	0.230540%	108,875	251,642.72	0.010066%	2,960,973.85	0.1184%
Feb-03	0.99	186	0.173838%	106,996	229,058.10	0.009162%	3,190,031.95	0.1276%
Mar-03	1.35	183	0.174650%	104,781	460,930.55	0.018437%	3,650,962.50	0.1460%
Apr-03	1.58	175	0.171152%	102,248	388,485.09	0.015539%	4,039,447.59	0.1616%
May-03	1.45	166	0.166095%	99,943	271,456.01	0.010858%	4,310,903.60	0.1724%
Jun-03	1.55	180	0.184557%	97,531	221,728.43	0.008869%	4,532,632.03	0.1813%
Jul-03	1.73	194	0.204359%	94,931	284,536.75	0.011381%	4,817,168.78	0.1927%
Aug-03	1.51	178	0.192316%	92,556	163,740.89	0.006550%	4,980,909.67	0.1992%
Sep-03	1.64	176	0.195111%	90,205	250,738.48	0.010029%	5,231,648.15	0.2093%
Oct-03	1.55	185	0.210517%	87,879	222,956.54	0.008918%	5,454,604.69	0.2182%
Nov-03	1.01	162	0.188884%	85,767	238,619.29	0.009545%	5,693,223.98	0.2277%
Dec-03	1.40	204	0.245526%	83,087	320,070.76	0.012803%	6,013,294.74	0.2405%
Jan-04	1.46	222	0.276839%	80,191	224,319.09	0.008973%	6,237,613.83	0.2495%
Feb-04	1.07	151	0.194570%	77,607	119,437.50	0.004777%	6,357,051.33	0.2543%
Mar-04	1.76	124	0.166247%	74,588	175,130.66	0.007005%	6,532,181.99	0.2613%
Apr-04	1.52	130	0.180844%	71,885	126,796.89	0.005072%	6,658,978.88	0.2664%
May-04	1.62	118	0.170760%	69,103	68,398.99	0.002736%	6,727,377.87	0.2691%
Jun-04	1.69	127	0.192040%	66,132	120,897.77	0.004836%	6,848,275.64	0.2739%
Jul-04	1.60	149	0.234927%	63,424	64,115.17	0.002565%	6,912,390.81	0.2765%
Aug-04	1.65	136	0.223699%	60,796	45,078.57	0.001803%	6,957,469.38	0.2783%
Sep-04	1.47	134	0.232441%	57,649	60,401.81	0.002416%	7,017,871.19	0.2807%
Oct-04	1.40	131	0.256345%	51,103	119,460.45	0.004778%	7,137,331.64	0.2855%
Nov-04	1.28	107	0.218528%	48,964	150,390.95	0.006016%	7,287,722.59	0.2915%
Dec-04	1.13	126	0.265851%	47,395	38,265.81	0.001531%	7,325,988.40	0.2930%
Jan-05	1.34	133	0.291360%	45,648	73,236.45	0.002929%	7,399,224.85	0.2960%
Feb-05	1.06	102	0.231392%	44,081	51,999.44	0.002080%	7,451,224.29	0.2980%
Mar-05	1.60	74	0.176211%	41,995	58,908.76	0.002356%	7,510,133.05	0.3004%
Apr-05	1.13	74	0.184442%	40,121	6,087.49	0.000243%	7,516,220.54	0.3006%
May-05	Clean-Up Call Exercised

CARAT 2002-1 Initial Receivables Pool Characteristics

Weighted Average APR	2.84%
Aggregate Amount Financed	2,500,035,087.22
Number of Contracts in Pool	129,940
Average Amount Financed	19,239.91
Weighted Average Original Maturity	53.36
Weighted Average Remaining Maturity	47.07
Percentage of Scheduled Interest Receivables	30.00%
Percentage of Receivables with Original Maturities => 61 Months	0.00%
Percentage of New Vehicles	100.00%
Percentage of Non-subvented Receivables	0.00%
Weighted Average FICO Score	Not Available
FICO Score Range	Not Available
Weighted Average Loan-to-Value Ratio	Not Available
Cut-Off Date	January 1, 2002
CARAT 2002-1: Distribution of the Initial Receivables Pool by Annual Percentage Rate

			Percentage
Annual Percentage Rate	Number of	Aggregate	of Aggregate
Range	Contracts	Amount Financed	Amount Financed
0.00% to 1.00%	45,049	$917,017,130	36.68%
1.01% to 2.00%	8,340	$143,995,692	5.76%
2.01% to 3.00%	24,335	$521,402,922	20.86%
3.01% to 4.00%	12,872	$172,591,737	6.90%
4.01% to 5.00%	20,637	$412,755,663	16.51%
5.01% to 6.00%	12,389	$223,996,238	8.96%
6.01% to 7.00%	6,279	$107,704,250	4.31%
7.01% to 8.00%	39	$571,455	0.02%

Total	129,940	$2,500,035,087	100.00%

CARAT 2002-1: Distribution of the Initial Receivables Pool by State
     The initial pool of receivables included receivables originated in 46 states and the District of Columbia. The following table sets forth the percentage of the Aggregate Amount Financed in the states with the largest concentration of receivables. No other state accounted for more than 3.59 % of the Aggregate Amount Financed. The following breakdown by state was based on the billing addresses of the obligors on the receivables:

Percentage of
Aggregate
State	Amount Financed
Texas	10.98%
California	10.36%
Illinois	7.55%
Michigan	7.43%
Florida	5.28%
New York	5.01%

CARAT 2002-1 SERVICER ADVANCES

Month	Advances
January-02	$480,200.84
February-02	684,536.61
March-02	757,160.87
April-02	426,097.03
May-02	513,047.62
June-02	736,571.37
July-02	430,330.26
August-02	525,481.95
September-02	570,881.39
October-02	562,878.32
November-02	756,445.93
December-02	627,925.11
January-03	544,862.15
February-03	768,319.97
March-03	452,762.55
April-03	573,953.57
May-03	567,853.90
June-03	527,902.51
July-03	460,736.33
August-03	651,910.86
September-03	461,002.28
October-03	422,346.37
November-03	877,800.16
December-03	482,566.12
January-04	445,543.42
February-04	696,370.55
March-04	329,319.19
April-04	486,602.48
May-04	396,366.61
June-04	403,723.60
July-04	417,951.13
August-04	333,419.71
September-04	396,384.81
October-04	409,654.90
November-04	332,284.79
December-04	367,802.18
January-05	295,361.31
February-05	358,626.61
March-05	209,970.38
April-05	312,882.50

2002	7,071,557.30
2003	6,792,016.77
2004	5,015,423.37
2005 (4 Months)	1,176,840.80

Total	$20,055,838.24

					Initial Aggregate
CARAT 2002-2					Receivables Principal Balance 1,950,019,246.04
100% Subvented	Prepayment	Delinquency Statistics			Net Loss Statistics
Month	Speeds	Units	%	Total Units	$	%	Cumulative $	Cumulative %
Apr-02	0.80	5	0.005208%	96,000	13,719.65	0.000704%	13,719.65	0.0007%
May-02	0.82	64	0.067225%	95,203	11,473.41	0.000588%	25,193.06	0.0013%
Jun-02	0.64	73	0.077303%	94,433	30,130.77	0.001545%	55,323.83	0.0028%
Jul-02	1.11	108	0.115629%	93,402	93,669.52	0.004804%	148,993.35	0.0076%
Aug-02	0.99	111	0.120278%	92,286	250,623.97	0.012852%	399,617.32	0.0205%
Sep-02	0.89	114	0.125005%	91,196	157,521.39	0.008078%	557,138.71	0.0286%
Oct-02	1.06	131	0.145528%	90,017	319,073.43	0.016363%	876,212.14	0.0449%
Nov-02	0.85	137	0.154078%	88,916	269,393.31	0.013815%	1,145,605.45	0.0587%
Dec-02	1.04	157	0.178934%	87,742	192,957.47	0.009895%	1,338,562.92	0.0686%
Jan-03	1.41	208	0.241182%	86,242	214,784.13	0.011014%	1,553,347.05	0.0797%
Feb-03	0.92	142	0.166961%	85,050	275,793.97	0.014143%	1,829,141.02	0.0938%
Mar-03	1.31	118	0.141130%	83,611	320,392.19	0.016430%	2,149,533.21	0.1102%
Apr-03	1.48	131	0.159754%	82,001	306,490.20	0.015717%	2,456,023.41	0.1259%
May-03	1.32	161	0.200010%	80,496	191,072.37	0.009798%	2,647,095.78	0.1357%
Jun-03	1.48	143	0.181396%	78,833	264,728.97	0.013576%	2,911,824.75	0.1493%
Jul-03	1.68	159	0.206231%	77,098	260,559.12	0.013362%	3,172,383.87	0.1627%
Aug-03	1.47	150	0.198754%	75,470	330,295.23	0.016938%	3,502,679.10	0.1796%
Sep-03	1.62	154	0.208503%	73,860	97,303.62	0.004990%	3,599,982.72	0.1846%
Oct-03	1.65	156	0.216084%	72,194	212,374.68	0.010891%	3,812,357.40	0.1955%
Nov-03	1.00	136	0.192153%	70,777	159,059.78	0.008157%	3,971,417.18	0.2037%
Dec-03	1.45	166	0.240507%	69,021	234,330.23	0.012017%	4,205,747.41	0.2157%
Jan-04	1.49	153	0.227753%	67,178	177,721.02	0.009114%	4,383,468.43	0.2248%
Feb-04	1.08	124	0.189068%	65,585	165,623.97	0.008493%	4,549,092.40	0.2333%
Mar-04	1.77	102	0.160332%	63,618	133,468.80	0.006844%	4,682,561.20	0.2401%
Apr-04	1.61	112	0.181359%	61,756	109,622.01	0.005622%	4,792,183.21	0.2458%
May-04	1.59	113	0.188512%	59,943	112,570.06	0.005773%	4,904,753.27	0.2515%
Jun-04	1.64	115	0.198214%	58,018	85,396.23	0.004379%	4,990,149.50	0.2559%
Jul-04	1.62	109	0.193836%	56,233	68,772.19	0.003527%	5,058,921.69	0.2594%
Aug-04	1.80	107	0.197090%	54,290	150,104.49	0.007698%	5,209,026.18	0.2671%
Sep-04	1.49	102	0.195395%	52,202	34,158.22	0.001752%	5,243,184.40	0.2689%
Oct-04	1.59	107	0.222587%	48,071	81,364.39	0.004172%	5,324,548.79	0.2731%
Nov-04	1.52	99	0.228881%	43,254	3,439.27	0.000176%	5,327,988.06	0.2732%
Dec-04	1.35	111	0.281898%	39,376	85,736.08	0.004397%	5,413,724.14	0.2776%
Jan-05	1.39	106	0.289491%	36,616	49,906.27	0.002559%	5,463,630.41	0.2802%
Feb-05	1.12	75	0.211375%	35,482	29,964.23	0.001537%	5,493,594.64	0.2817%
Mar-05	1.66	71	0.208217%	34,099	18,296.42	0.000938%	5,511,891.06	0.2827%
Apr-05	1.28	72	0.219372%	32,821	36,841.46	0.001889%	5,548,732.52	0.2845%
May-05	1.39	55	0.174122%	31,587	37,184.95	0.001907%	5,585,917.47	0.2865%
Jun-05	1.54	78	0.257809%	30,255	29,161.75	0.001495%	5,615,079.22	0.2879%
Jul-05	Clean-Up Call Exercised

CARAT 2002-2 Initial Receivables Pool Characteristics

Weighted Average APR	2.84%
Aggregate Amount Financed	1,950,019,246.04
Number of Contracts in Pool	96,739
Average Amount Financed	20,157.52
Weighted Average Original Maturity	51.90
Weighted Average Remaining Maturity	45.36
Percentage of Scheduled Interest Receivables	30.00%
Percentage of Receivables with Original Maturities => 61 Months	0.00%
Percentage of New Vehicles	100.00%
Percentage of Non-subvented Receivables	0.00%
Weighted Average FICO Score	Not Available
FICO Score Range	Not Available
Weighted Average Loan-to-Value Ratio	Not Available
Cut-Off Date	April 1, 2002
CARAT 2002-2: Distribution of the Initial Receivables Pool by Annual Percentage Rate

			Percentage
	Number of	Aggregate	of Aggregate
Annual Percentage Rate Range	Contracts	Amount Financed	Amount Financed
0.00% to 1.00%	36,877	$774,584,119	39.72%
1.01% to 2.00%	4,976	$81,557,202	4.18%
2.01% to 3.00%	18,727	$403,213,334	20.68%
3.01% to 4.00%	9,636	$152,576,106	7.82%
4.01% to 5.00%	13,413	$284,483,958	14.59%
5.01% to 6.00%	10,252	$207,994,994	10.67%
6.01% to 7.00%	2,847	$45,466,883	2.33%
7.01% to 8.00%	11	$142,650	0.01%

Total	96,739	$1,950,019,246	100.00%

CARAT 2002-2: Distribution of the Initial Receivables Pool by State
     The initial pool of receivables included receivables originated in 46 states and the District of Columbia. The following table sets forth the percentage of the Aggregate Amount Financed in the states with the largest concentration of receivables. No other state accounted for more than 3.93 % of the Aggregate Amount Financed. The following breakdown by state was based on the billing addresses of the obligors on the receivables:

Percentage of
Aggregate
State	Amount Financed
Texas	11.56%
California	10.70%
Illinois	7.28%
Michigan	7.08%
New York	5.20%

CARAT 2002-2 SERVICER ADVANCES

Month	Advances
Apr-02	$459,076.96
May-02	386,093.43
Jun-02	681,078.00
Jul-02	344,258.49
Aug-02	432,351.50
Sep-02	501,481.09
Oct-02	471,137.14
Nov-02	603,131.23
Dec-02	537,877.91
Jan-03	407,093.55
Feb-03	668,919.32
Mar-03	412,757.41
Apr-03	520,380.04
May-03	534,446.07
Jun-03	462,251.10
Jul-03	411,730.23
Aug-03	572,602.83
Sep-03	423,530.11
Oct-03	384,791.99
Nov-03	827,078.76
Dec-03	438,717.59
Jan-04	426,697.15
Feb-04	699,002.78
Mar-04	308,403.03
Apr-04	451,026.49
May-04	365,634.63
Jun-04	378,263.84
Jul-04	411,005.71
Aug-04	322,973.88
Sep-04	382,532.26
Oct-04	423,270.47
Nov-04	323,495.58
Dec-04	362,871.58
Jan-05	278,493.08
Feb-05	349,381.08
Mar-05	212,656.45
Apr-05	293,749.65
May-05	243,947.46
June-05	267,182.01

2002 (9 Months)	4,416,485.75
2003	6,064,299.00
2004	4,855,177.40
2005 (6 Months)	1,645,409.73

Total	$16,981,371.88

					Initial Aggregate
CARAT 2002-3					Receivables Principal Balance 3,300,016,727.21
100% Subvented	Prepayment	Delinquency Statistics			Net Loss Statistics
Month	Speeds	Units	%	Total Units	$	%	Cumulative $	Cumulative %
Jul-02	Revolving	16	0.009541%	167,694	0.00	0.000000%	0.00	0.0000%
Aug-02	Revolving	151	0.088437%	170,743	9,687.37	0.000294%	9,687.37	0.0003%
Sep-02	Revolving	202	0.115778%	174,472	84,737.24	0.002568%	94,424.61	0.0029%
Oct-02	Revolving	237	0.133360%	177,714	226,594.28	0.006866%	321,018.89	0.0097%
Nov-02	Revolving	274	0.150700%	181,818	357,619.62	0.010837%	678,638.51	0.0206%
Dec-02	Revolving	326	0.176414%	184,793	461,951.99	0.013998%	1,140,590.50	0.0346%
Jan-03	Revolving	414	0.220807%	187,494	567,992.42	0.017212%	1,708,582.92	0.0518%
Feb-03	Revolving	294	0.154303%	190,534	456,302.84	0.013827%	2,164,885.76	0.0656%
Mar-03	Revolving	319	0.163854%	194,686	630,436.29	0.019104%	2,795,322.05	0.0847%
Apr-03	Revolving	319	0.161430%	197,609	656,614.95	0.019897%	3,451,937.00	0.1046%
May-03	Revolving	303	0.150576%	201,227	708,368.39	0.021466%	4,160,305.39	0.1261%
Jun-03	Revolving	320	0.156781%	204,107	560,316.10	0.016979%	4,720,621.49	0.1430%
Jul-03	1.03	426	0.205964%	206,832	678,205.98	0.020552%	5,398,827.47	0.1636%
Aug-03	1.38	374	0.184342%	202,884	595,169.80	0.018035%	5,993,997.27	0.1816%
Sep-03	1.47	408	0.205005%	199,020	776,849.23	0.023541%	6,770,846.50	0.2052%
Oct-03	1.51	371	0.190174%	195,085	894,543.06	0.027107%	7,665,389.56	0.2323%
Nov-03	0.94	388	0.202440%	191,662	700,269.73	0.021220%	8,365,659.29	0.2535%
Dec-03	1.37	464	0.247597%	187,401	593,113.15	0.017973%	8,958,772.44	0.2715%
Jan-04	1.38	515	0.281402%	183,012	503,251.06	0.015250%	9,462,023.50	0.2867%
Feb-04	1.06	382	0.213342%	179,055	456,831.35	0.013843%	9,918,854.85	0.3006%
Mar-04	1.75	328	0.188373%	174,123	779,233.17	0.023613%	10,698,088.02	0.3242%
Apr-04	1.53	347	0.204506%	169,677	348,936.39	0.010574%	11,047,024.41	0.3348%
May-04	1.59	321	0.194391%	165,131	409,054.69	0.012396%	11,456,079.10	0.3472%
Jun-04	1.57	364	0.227022%	160,337	314,139.79	0.009519%	11,770,218.89	0.3567%
Jul-04	1.51	369	0.236792%	155,833	362,120.05	0.010973%	12,132,338.94	0.3676%
Aug-04	1.60	345	0.228113%	151,241	364,018.28	0.011031%	12,496,357.22	0.3787%
Sep-04	1.42	353	0.241501%	146,169	349,870.96	0.010602%	12,846,228.18	0.3893%
Oct-04	1.43	312	0.227346%	137,236	398,359.76	0.012071%	13,244,587.94	0.4013%
Nov-04	1.31	314	0.247373%	126,934	346,693.40	0.010506%	13,591,281.34	0.4119%
Dec-04	1.26	324	0.273485%	118,471	292,797.80	0.008873%	13,884,079.14	0.4207%
Jan-05	1.35	391	0.348500%	112,195	374,258.61	0.011341%	14,258,337.75	0.4321%
Feb-05	1.08	273	0.251016%	108,758	190,925.29	0.005786%	14,449,263.04	0.4379%
Mar-05	1.66	254	0.244057%	104,074	175,681.87	0.005324%	14,624,944.91	0.4432%
Apr-05	1.25	218	0.218325%	99,851	148,805.14	0.004509%	14,773,750.05	0.4477%
May-05	1.34	217	0.225228%	96,347	148,876.89	0.004511%	14,922,626.94	0.4522%
Jun-05	1.46	258	0.278275%	92,714	190,548.06	0.005774%	15,113,175.00	0.4580%
Jul-05	1.29	273	0.305965%	89,226	69,915.17	0.002119%	15,183,090.17	0.4601%
Aug-05	1.60	299	0.349336%	85,591	170,713.32	0.005173%	15,353,803.49	0.4653%
Sep-05	1.08	306	0.374065%	81,804	109,617.82	0.003322%	15,463,421.31	0.4686%
Oct-05	0.96	278	0.370934%	74,946	88,987.38	0.002697%	15,552,408.69	0.4713%
Nov-05	0.77	237	0.344177%	68,860	106,045.46	0.003213%	15,658,454.15	0.4745%
Dec-05	0.73	271	0.414272%	65,416	100,673.95	0.003051%	15,759,128.10	0.4775%
Jan-06	0.95	245	0.393208%	62,308	37,399.24	0.001133%	15,796,527.34	0.4787%
Feb-06	0.70	170	0.284943%	59,661	48,660.23	0.001475%	15,845,187.57	0.4802%
Mar-06	1.10	168	0.296610%	56,640	38,741.70	0.001174%	15,883,929.27	0.4813%
Apr-06	0.45	155	0.286036%	54,189	50,690.14	0.001536%	15,934,619.41	0.4829%

CARAT 2002-3 Initial Receivables Pool Characteristics

Weighted Average APR	3.26%
Aggregate Amount Financed	3,300,016,727.21
Number of Contracts in Pool	168,728
Average Amount Financed	19,558.20
Weighted Average Original Maturity	52.59
Weighted Average Remaining Maturity	44.83
Percentage of Scheduled Interest Receivables	30.00%
Percentage of Receivables with Original Maturities => 61 Months	0.00%
Percentage of New Vehicles	100.00%
Percentage of Non-subvented Receivables	0.00%
Weighted Average FICO Score	Not Available
FICO Score Range	Not Available
Weighted Average Loan-to-Value Ratio	Not Available
Initial Cut-Off Date	July 1, 2002
CARAT 2002-3: Distribution of the Initial Receivables Pool by Annual Percentage Rate

			Percentage
	Number of	Aggregate	of Aggregate
Annual Percentage Rate Range	Contracts	Amount Financed	Amount Financed
0.00% to 1.00%	58,626	$1,150,509,052	34.86%
1.01% to 2.00%	7,143	$107,728,013	3.26%
2.01% to 3.00%	27,881	$571,974,165	17.33%
3.01% to 4.00%	19,342	$362,911,923	11.00%
4.01% to 5.00%	19,073	$385,994,459	11.70%
5.01% to 6.00%	32,728	$661,342,492	20.04%
6.01% to 7.00%	3,918	$59,340,602	1.80%
7.01% to 8.00%	17	$216,021	0.01%

Total	168,728	$3,300,016,727	100.00%

CARAT 2002-3: Distribution of the Initial Receivables Pool by State
     The initial pool of receivables included receivables originated in 46 states and the District of Columbia. The following table sets forth the percentage of the Aggregate Amount Financed in the states with the largest concentration of receivables. No other state accounted for more than 3.88 % of the Aggregate Amount Financed. The following breakdown by state was based on the billing addresses of the obligors on the receivables:

Percentage of
Aggregate
State	Amount Financed
Texas	11.13%
California	10.71%
Michigan	6.64%
Illinois	6.56%
Florida	5.76%
New York	5.11%

CARAT 2002-3 SERVICER ADVANCES

Month	Advances
Aug-02	$1,432,977.02
Sep-02	850,286.22
Oct-02	845,646.68
Nov-02	1,243,720.82
Dec-02	1,139,482.99
Jan-03	891,621.26
Feb-03	1,362,270.04
Mar-03	915,035.59
Apr-03	1,109,595.87
May-03	1,358,845.81
Jun-03	1,121,615.27
Jul-03	1,112,743.61
Aug-03	1,643,012.64
Sep-03	1,149,427.00
Oct-03	1,045,050.65
Nov-03	2,156,200.79
Dec-03	1,248,955.53
Jan-04	1,207,191.85
Feb-04	1,839,380.79
Mar-04	881,581.92
Apr-04	1,250,009.60
May-04	1,061,022.75
Jun-04	1,129,100.31
Jul-04	1,148,728.77
Aug-04	967,331.00
Sep-04	1,159,428.04
Oct-04	1,281,403.25
Nov-04	940,373.33
Dec-04	1,154,102.76
Jan-05	918,577.57
Feb-05	1,116,328.99
Mar-05	714,794.88
Apr-05	1,005,796.26
May-05	758,895.54
Jun-05	778,214.79
Jul-05	884,940.11
Aug-05	611,716.81
Sep-05	740,416.49
Oct-05	612,900.15
Nov-05	649,311.96
Dec-05	692,798.52
Jan-06	530,711.09
Feb-06	634,285.29
Mar-06	422,326.50
Apr-06	708,661.17

2002 (5 Months)	5,512,113.73
2003	15,114,374.06
2004	14,019,654.37
2005	9,484,692.07
2006	2,295,984.05

Total	$46,426,818.28

					Initial Aggregate
CARAT 2002-4					Receivables Principal Balance 3,300,055,351.68
100% Subvented	Prepayment	Delinquency Statistics			Net Loss Statistics
Month	Speeds	Units	%	Total Units	$	%	Cumulative $	Cumulative %
Sep-02	0.36	49	0.027977%	175,143	25,172.07	0.000763%	25,172.07	0.0008%
Oct-02	1.12	196	0.113199%	173,146	6,888.76	0.000209%	32,060.83	0.0010%
Nov-02	0.83	186	0.108448%	171,510	164,180.18	0.004975%	196,241.01	0.0059%
Dec-02	0.99	258	0.151994%	169,743	287,586.45	0.008715%	483,827.46	0.0147%
Jan-03	1.36	314	0.187717%	167,273	305,979.30	0.009272%	789,806.76	0.0239%
Feb-03	1.28	255	0.155009%	164,507	345,171.87	0.010460%	1,134,978.63	0.0344%
Mar-03	1.31	264	0.163058%	161,906	527,336.30	0.015980%	1,662,314.93	0.0504%
Apr-03	1.39	250	0.157175%	159,058	487,279.31	0.014766%	2,149,594.24	0.0651%
May-03	1.35	244	0.156246%	156,164	510,536.06	0.015471%	2,660,130.30	0.0806%
Jun-03	1.52	257	0.167828%	153,133	752,151.24	0.022792%	3,412,281.54	0.1034%
Jul-03	1.66	292	0.194826%	149,877	565,686.23	0.017142%	3,977,967.77	0.1205%
Aug-03	1.43	281	0.191298%	146,891	494,034.94	0.014971%	4,472,002.71	0.1355%
Sep-03	1.59	289	0.200781%	143,938	528,791.43	0.016024%	5,000,794.14	0.1515%
Oct-03	1.63	297	0.210996%	140,761	565,988.79	0.017151%	5,566,782.93	0.1687%
Nov-03	1.07	260	0.188437%	137,977	479,202.07	0.014521%	6,045,985.00	0.1832%
Dec-03	1.42	327	0.242731%	134,717	412,093.91	0.012487%	6,458,078.91	0.1957%
Jan-04	1.53	352	0.268043%	131,322	371,485.46	0.011257%	6,829,564.37	0.2070%
Feb-04	1.15	273	0.212870%	128,247	302,397.74	0.009163%	7,131,962.11	0.2161%
Mar-04	1.87	207	0.166221%	124,533	382,943.25	0.011604%	7,514,905.36	0.2277%
Apr-04	1.57	265	0.218623%	121,213	222,401.42	0.006739%	7,737,306.78	0.2345%
May-04	1.75	218	0.185138%	117,750	251,809.29	0.007630%	7,989,116.07	0.2421%
Jun-04	1.69	249	0.218168%	114,132	231,185.34	0.007005%	8,220,301.41	0.2491%
Jul-04	1.70	266	0.240259%	110,714	264,188.01	0.008006%	8,484,489.42	0.2571%
Aug-04	1.72	253	0.235794%	107,297	203,101.91	0.006155%	8,687,591.33	0.2633%
Sep-04	1.51	264	0.255260%	103,424	145,269.17	0.004402%	8,832,860.50	0.2677%
Oct-04	1.53	271	0.280887%	96,480	190,711.63	0.005779%	9,023,572.13	0.2734%
Nov-04	1.54	224	0.253784%	88,264	225,609.16	0.006837%	9,249,181.29	0.2803%
Dec-04	1.32	258	0.316277%	81,574	330,642.85	0.010019%	9,579,824.14	0.2903%
Jan-05	1.45	290	0.377747%	76,771	124,306.94	0.003767%	9,704,131.08	0.2941%
Feb-05	1.16	209	0.281326%	74,291	97,031.78	0.002940%	9,801,162.86	0.2970%
Mar-05	1.78	189	0.266836%	70,830	114,300.56	0.003464%	9,915,463.42	0.3005%
Apr-05	1.36	168	0.248660%	67,562	88,313.88	0.002676%	10,003,777.30	0.3031%
May-05	1.42	158	0.244946%	64,504	83,162.55	0.002520%	10,086,939.85	0.3057%
Jun-05	1.63	182	0.296663%	61,349	132,038.88	0.004001%	10,218,978.73	0.3097%
Jul-05	1.37	194	0.328975%	58,971	72,746.69	0.002204%	10,291,725.42	0.3119%
Aug-05	1.73	202	0.358137%	56,403	104,048.40	0.003153%	10,395,773.82	0.3150%
Sep-05	1.17	184	0.341367%	53,901	-7,956.29	-0.000241%	10,387,817.53	0.3148%
Oct-05	Clean-Up Call Exercised

CARAT 2002-4 Initial Receivables Pool Characteristics

Weighted Average APR	3.18%
Aggregate Amount Financed	3,300,055,351.68
Number of Contracts in Pool	175,696
Average Amount Financed	18,782.76
Weighted Average Original Maturity	52.60
Weighted Average Remaining Maturity	43.43
Percentage of Scheduled Interest Receivables	25.00%
Percentage of Receivables with Original Maturities => 61 Months	0.00%
Percentage of New Vehicles	100.00%
Percentage of Non-subvented Receivables	0.00%
Weighted Average FICO Score	Not Available
FICO Score Range	Not Available
Weighted Average Loan-to-Value Ratio	Not Available
Cut-Off Date	September 1, 2002
CARAT 2002-4: Distribution of the Initial Receivables Pool by Annual Percentage Rate

			Percentage
	Number of	Aggregate	of Aggregate
Annual Percentage Rate Range	Contracts	Amount Financed	Amount Financed
0.00% to 1.00%	61,928	$1,138,936,348	34.51%
1.01% to 2.00%	8,752	$140,086,974	4.24%
2.01% to 3.00%	27,142	$533,602,363	16.17%
3.01% to 4.00%	25,033	$519,782,449	15.75%
4.01% to 5.00%	18,864	$349,922,375	10.61%
5.01% to 6.00%	29,953	$561,037,025	17.00%
6.01% to 7.00%	4,010	$56,512,756	1.71%
7.01% to 8.00%	14	$175,062	0.01%

Total	175,696	$3,300,055,352	100.00%

CARAT 2002-4: Distribution of the Initial Receivables Pool by State
     The initial pool of receivables included receivables originated in 46 states and the District of Columbia. The following table sets forth the percentage of the Aggregate Amount Financed in the states with the largest concentration of receivables. No other state accounted for more than 4.33 % of the Aggregate Amount Financed. The following breakdown by state was based on the billing addresses of the obligors on the receivables:

Percentage of
Aggregate
State	Amount Financed
Texas	11.55%
California	10.37%
Pennsylvania	7.82%
Michigan	6.73%
Florida	5.68%

CARAT 2002-4 SERVICER ADVANCES

Month	Advances
Oct-02	$1,589,398.30
Nov-02	1,184,793.88
Dec-02	855,713.82
Jan-03	652,665.21
Feb-03	1,082,321.91
Mar-03	659,585.00
Apr-03	785,402.37
May-03	882,842.33
Jun-03	724,069.45
Jul-03	679,522.13
Aug-03	1,116,609.56
Sep-03	759,923.77
Oct-03	599,694.57
Nov-03	1,498,683.24
Dec-03	755,342.12
Jan-04	687,389.44
Feb-04	1,323,354.17
Mar-04	494,767.60
Apr-04	743,164.25
May-04	597,689.60
Jun-04	677,174.41
Jul-04	691,018.29
Aug-04	561,452.03
Sep-04	680,592.76
Oct-04	797,361.93
Nov-04	522,099.69
Dec-04	639,246.28
Jan-05	515,077.70
Feb-05	620,254.01
Mar-05	398,578.90
Apr-05	612,248.46
May-05	413,867.86
Jun-05	456,736.73
Jul-05	551,628.31
Aug-05	359,019.23
Sep-05	403,577.88

2002 (3 Months)	3,629,906.00
2003	10,196,661.66
2004	8,415,310.45
2005 (9 Months)	4,330,989.08

Total	$26,572,867.19

						Initial Aggregate
	CARAT 2002-5				Receivables Principal Balance 3,850,059,521.1
100% Subvented	Prepayment	Delinquency Statistics				Net Loss Statistics
Month	Speeds	Units	%	Total Units	$	%	Cumulative $	Cumulative %
Oct-02	0.12	157	0.085809%	182,964	0.00	0.000000%	0.00	0.0000%
Nov-02	0.64	210	0.115711%	181,486	28,288.86	0.000735%	28,288.86	0.0007%
Dec-02	0.93	265	0.147438%	179,736	187,820.27	0.004878%	216,109.13	0.0056%
Jan-03	1.32	316	0.178241%	177,288	253,213.36	0.006577%	469,322.49	0.0122%
Feb-03	1.02	236	0.134861%	174,995	479,827.09	0.012463%	949,149.58	0.0247%
Mar-03	1.11	247	0.142958%	172,778	657,513.44	0.017078%	1,606,663.02	0.0417%
Apr-03	1.19	256	0.150426%	170,183	642,453.14	0.016687%	2,249,116.16	0.0584%
May-03	1.16	243	0.145043%	167,537	557,989.28	0.014493%	2,807,105.44	0.0729%
Jun-03	1.29	233	0.141336%	164,855	537,612.69	0.013964%	3,344,718.13	0.0869%
Jul-03	1.44	271	0.167420%	161,868	760,865.19	0.019762%	4,105,583.32	0.1066%
Aug-03	1.21	272	0.171027%	159,039	482,226.12	0.012525%	4,587,809.44	0.1192%
Sep-03	1.46	288	0.184447%	156,142	713,384.31	0.018529%	5,301,193.75	0.1377%
Oct-03	1.43	282	0.183967%	153,288	619,144.54	0.016081%	5,920,338.29	0.1538%
Nov-03	0.76	238	0.157693%	150,926	474,849.20	0.012334%	6,395,187.49	0.1661%
Dec-03	1.34	300	0.202790%	147,936	609,340.61	0.015827%	7,004,528.10	0.1819%
Jan-04	1.39	391	0.270067%	144,779	362,002.50	0.009403%	7,366,530.60	0.1913%
Feb-04	0.96	274	0.192981%	141,983	496,245.93	0.012889%	7,862,776.53	0.2042%
Mar-04	1.77	223	0.160945%	138,557	617,816.66	0.016047%	8,480,593.19	0.2203%
Apr-04	1.49	225	0.166238%	135,348	378,249.56	0.009825%	8,858,842.75	0.2301%
May-04	1.64	230	0.174223%	132,015	466,524.82	0.012117%	9,325,367.57	0.2422%
Jun-04	1.66	260	0.202574%	128,348	363,463.36	0.009440%	9,688,830.93	0.2517%
Jul-04	1.57	290	0.232167%	124,910	272,241.73	0.007071%	9,961,072.66	0.2587%
Aug-04	1.61	241	0.198447%	121,443	370,288.51	0.009618%	10,331,361.17	0.2683%
Sep-04	1.37	256	0.217843%	117,516	400,945.25	0.010414%	10,732,306.42	0.2788%
Oct-04	1.40	262	0.238490%	109,858	310,499.69	0.008065%	11,042,806.11	0.2868%
Nov-04	1.30	216	0.213991%	100,939	226,531.72	0.005884%	11,269,337.83	0.2927%
Dec-04	1.25	256	0.273469%	93,612	325,758.31	0.008461%	11,595,096.14	0.3012%
Jan-05	1.40	297	0.336098%	88,367	259,637.57	0.006744%	11,854,733.71	0.3079%
Feb-05	1.10	197	0.229168%	85,963	115,707.79	0.003005%	11,970,441.50	0.3109%
Mar-05	1.68	210	0.254490%	82,518	204,274.99	0.005306%	12,174,716.49	0.3162%
Apr-05	1.24	177	0.223296%	79,267	156,100.59	0.004054%	12,330,817.08	0.3203%
May-05	1.33	146	0.191057%	76,417	196,216.11	0.005096%	12,527,033.19	0.3254%
Jun-05	1.55	139	0.189234%	73,454	198,939.13	0.005167%	12,725,972.32	0.3305%
Jul-05	1.30	191	0.270642%	70,573	115,349.41	0.002996%	12,841,321.73	0.3335%
Aug-05	1.72	217	0.321586%	67,478	153,930.79	0.003998%	12,995,252.52	0.3375%
Sep-05	1.04	213	0.327697%	64,999	100,723.86	0.002616%	13,095,976.38	0.3401%
Oct-05	0.95	208	0.343200%	60,606	79,324.37	0.002060%	13,175,300.75	0.3422%
Nov-05	0.78	189	0.331841%	56,955	54,232.18	0.001409%	13,229,532.93	0.3436%
Dec-05	0.71	182	0.331953%	54,827	149,564.07	0.003885%	13,379,097.00	0.3475%
Jan-06	1.04	179	0.339118	52,784	(2,603.59)	-0.000068%	13,376.493.41	0.3474%
Feb-06	N/A	127	0.249034	50,997	15,325.16	0.000398%	13,391,818.57	0.3478%
Mar-06	Clean up Call Exercised

CARAT 2002-5 Initial Receivables Pool Characteristics

Weighted Average APR	2.21%
Aggregate Amount Financed	3,850,059,521.10
Number of Contracts in Pool	183,088
Average Amount Financed	21,028.46
Weighted Average Original Maturity	53.18
Weighted Average Remaining Maturity	46.17
Percentage of Scheduled Interest Receivables	3.00%
Percentage of Receivables with Original Maturities => 61 Months	0.00%
Percentage of New Vehicles	100.00%
Percentage of Non-subvented Receivables	0.00%
Weighted Average FICO Score	Not Available
FICO Score Range	Not Available
Weighted Average Loan-to-Value Ratio	Not Available
Cut-Off Date	October 1, 2002
CARAT 2002-5: Distribution of the Initial Receivables Pool by Annual Percentage Rate

			Percentage
	Number of	Aggregate	of Aggregate
Annual Percentage Rate Range	Contracts	Amount Financed	Amount Financed
0.00% to 1.00%	89,728	$1,951,845,296	50.70%
1.01% to 2.00%	6,868	$116,560,457	3.03%
2.01% to 3.00%	25,286	$560,065,768	14.55%
3.01% to 4.00%	19,655	$432,900,626	11.24%
4.01% to 5.00%	15,205	$294,650,574	7.65%
5.01% to 6.00%	23,194	$450,024,066	11.69%
6.01% to 7.00%	3,152	$44,012,734	1.14%

Total	183,088	$3,850,059,521	100.00%

CARAT 2002-5: Distribution of the Initial Receivables Pool by State
     The initial pool of receivables included receivables originated in 46 states and the District of Columbia. The following table sets forth the percentage of the Aggregate Amount Financed in the states with the largest concentration of receivables. No other state accounted for more than 4.18 % of the Aggregate Amount Financed. The following breakdown by state was based on the billing addresses of the obligors on the receivables:

Percentage of
Aggregate
State	Amount Financed
Texas	15.79%
California	13.08%
Michigan	9.14%
Florida	7.08%

CARAT 2002-5 SERVICER ADVANCES

Month	Advances
Nov-02	$319,802.26
Dec-02	141,366.92
Jan-03	90,106.81
Feb-03	133,408.02
Mar-03	194,888.79
Apr-03	103,882.72
May-03	205,226.92
Jun-03	101,559.93
Jul-03	103,924.14
Aug-03	298,244.95
Sep-03	88,878.13
Oct-03	94,046.51
Nov-03	340,104.26
Dec-03	103,595.00
Jan-04	96,582.40
Feb-04	200,741.04
Mar-04	77,412.96
Apr-04	106,963.50
May-04	72,150.13
Jun-04	100,214.22
Jul-04	103,022.11
Aug-04	76,235.43
Sep-04	95,008.20
Oct-04	133,233.30
Nov-04	74,538.86
Dec-04	103,091.19
Jan-05	73,661.27
Feb-05	93,055.43
Mar-05	96,419.27
Apr-05	88,985.95
May-05	49,977.56
Jun-05	58,442.97
Jul-05	81,749.13
Aug-05	56,467.00
Sep-05	56,693.41
Oct-05	57,742.60
Nov-05	58,241.58
Dec-05	59,137.46
Jan-06	46,614.81
Feb-06	52,959.41

2002 (2 Months)	461,169.18
2003	1,857,866.18
2004	1,239,193.34
2005	830,573.63
2006	99,574.22

Total	$4,488,376.55

					Initial Aggregate
CARAT 2002-PR1					Receivables Principal Balance 1,045,112,002.19
100% Non-Subvented	Prepayment	Delinquency Statistics			Net Loss Statistics
Month	Speeds	Units	%	Total Units	$	%	Cumulative $	Cumulative %
Nov-02	1.33	31	0.039802%	77,886	—	0.000000%	—	0.0000%
Dec-02	1.72	380	0.496966%	76,464	46,983.12	0.004496%	46,983.12	0.0045%
Jan-03	2.32	534	0.715952%	74,586	242,357.93	0.023190%	289,341.05	0.0277%
Feb-03	2.17	422	0.580236%	72,729	617,645.76	0.059099%	906,986.81	0.0868%
Mar-03	2.31	379	0.535250%	70,808	1,147,534.33	0.109800%	2,054,521.14	0.1966%
Apr-03	2.15	374	0.543755%	68,781	885,606.30	0.084738%	2,940,127.44	0.2813%
May-03	2.05	393	0.588896%	66,735	1,011,545.35	0.096788%	3,951,672.79	0.3781%
Jun-03	2.25	395	0.612251%	64,516	817,394.34	0.078211%	4,769,067.13	0.4563%
Jul-03	2.14	498	0.799396%	62,297	925,297.88	0.088536%	5,694,365.01	0.5449%
Aug-03	2.02	503	0.836118%	60,159	795,969.50	0.076161%	6,490,334.51	0.6210%
Sep-03	2.00	493	0.848289%	58,117	819,794.96	0.078441%	7,310,129.47	0.6995%
Oct-03	2.05	416	0.741374%	56,112	1,194,366.71	0.114281%	8,504,496.18	0.8137%
Nov-03	1.30	434	0.793709%	54,680	915,587.80	0.087607%	9,420,083.98	0.9013%
Dec-03	1.75	484	0.910288%	53,170	1,040,968.54	0.099604%	10,461,052.52	1.0010%
Jan-04	1.61	549	1.062553%	51,668	764,929.26	0.073191%	11,225,981.78	1.0741%
Feb-04	1.55	406	0.809442%	50,158	865,511.68	0.082815%	12,091,493.46	1.1570%
Mar-04	1.98	296	0.611722%	48,388	754,605.68	0.072203%	12,846,099.14	1.2292%
Apr-04	1.67	341	0.728944%	46,780	393,941.50	0.037694%	13,240,040.64	1.2669%
May-04	1.76	304	0.673610%	45,130	560,759.86	0.053655%	13,800,800.50	1.3205%
Jun-04	1.78	378	0.868946%	43,501	614,161.83	0.058765%	14,414,962.33	1.3793%
Jul-04	1.59	398	0.948997%	41,939	574,914.32	0.055010%	14,989,876.65	1.4343%
Aug-04	1.62	354	0.877150%	40,358	549,824.29	0.052609%	15,539,700.94	1.4869%
Sep-04	1.35	335	0.859371%	38,982	577,337.57	0.055242%	16,117,038.51	1.5421%
Oct-04	1.40	342	0.909550%	37,601	320,582.49	0.030674%	16,437,621.00	1.5728%
Nov-04	1.34	307	0.845008%	36,331	508,810.75	0.048685%	16,946,431.75	1.6215%
Dec-04	1.17	379	1.079465%	35,110	504,100.05	0.048234%	17,450,531.80	1.6697%
Jan-05	1.18	403	1.189036%	33,893	347,971.60	0.033295%	17,798,503.40	1.7030%
Feb-05	1.17	278	0.853415%	32,575	428,188.04	0.040971%	18,226,691.44	1.7440%
Mar-05	1.47	216	0.696864%	30,996	263,886.36	0.025250%	18,490,577.80	1.7692%
Apr-05	1.34	248	0.840279%	29,514	330,839.60	0.031656%	18,821,417.40	1.8009%
May-05	1.30	160	0.571245%	28,009	355,260.95	0.033993%	19,176,678.35	1.8349%
Jun-05	1.39	207	0.783023%	26,436	285,790.17	0.027345%	19,462,468.52	1.8622%
Jul-05	1.20	220	0.880493%	24,986	244,620.69	0.023406%	19,707,089.21	1.8856%
Aug-05	1.47	246	1.048147%	23,470	195,560.63	0.018712%	19,902,649.84	1.9044%
Sep-05	0.88	261	1.170824%	22,292	209,520.32	0.020048%	20,112,170.16	1.9244%
Oct-05	0.88	289	1.363272%	21,199	199,888.02	0.019126%	20,312,058.18	1.9435%
Nov-05	0.83	235	1.166022%	20,154	292,925.61	0.028028%	20,604,983.79	1.9716%
Dec-05	0.64	280	1.457271%	19,214	216,411.41	0.020707%	20,821,395.20	1.9923%
Jan-06	0.88	235	1.290925%	18,204	102,335.26	0.009792%	20,923,730.46	2.0021%
Feb-06	0.67	154	0.897488%	17,159	153,024.15	0.014642%	21,076,754.61	2.0167%
Mar-06	0.98	150	0.939085%	15,973	152,069.54	0.014551%	21,228,824.15	2.0312%
Apr-06	0.43	127	0.849328%	14,953	81,556.21	0.007804%	21,310,380.36	2.0391%
May-06	0.90	155	1.126453%	13,760	114,582.64	0.010964%	21,424,963.00	2.0500%
Jun-06	0.78	159	1.271390%	12,506	139,137.15	0.013313%	21,564,100.15	2.0633%
Jul-06	N/A	161	1.414763%	11,380	78,306.43	0.007493%	21,642,406.58	2.0708%
Aug-06	Clean up Call Exercised	—	—	—	—	—	—	—

CARAT 2002-PR1 Initial Receivables Pool Characteristics

Weighted Average APR	10.23%
Aggregate Amount Financed	1,045,112,002.19
Number of Contracts in Pool	78,978
Average Amount Financed	13,232.95
Weighted Average Original Maturity	58.00
Weighted Average Remaining Maturity	47.48
Percentage of Scheduled Interest Receivables	26.89%
Percentage of Receivables with Original Maturities => 61 Months	10.00%
Percentage of New Vehicles	60.00%
Percentage of Non-subvented Receivables	100.00%
Weighted Average FICO Score	Not Available
FICO Score Range	Not Available
Weighted Average Loan-to-Value Ratio	Not Available
Cut-Off Date	November 1, 2002
CARAT 2002-PR1: Distribution of the Initial Receivables Pool by Annual Percentage Rate

			Percentage
	Number of	Aggregate	of Aggregate
Annual Percentage Rate Range	Contracts	Amount Financed	Amount Financed
5.76% to 6.00%	11	$161,505	0.02%
6.01% to 7.00%	8,141	$132,450,943	12.67%
7.01% to 8.00%	9,739	$138,683,958	13.27%
8.01% to 9.00%	11,912	$157,756,195	15.09%
9.01% to 10.00%	12,645	$163,241,998	15.62%
10.01% to 11.00%	8,945	$116,434,150	11.14%
11.01% to 12.00%	6,616	$85,970,418	8.23%
12.01% to 13.00%	6,117	$79,349,495	7.59%
13.01% to 14.00%	4,243	$53,434,182	5.11%
14.01% to 15.00%	3,294	$38,842,855	3.72%
15.01% to 16.00%	2,248	$25,860,369	2.47%
16.01% to 17.00%	1,502	$15,742,296	1.51%
17.01% to 18.00%	1,845	$20,601,639	1.97%
18.01% to 19.00%	905	$8,446,683	0.81%
19.01% to 20.00%	815	$8,135,316	0.78%

Total	78,978	$1,045,112,002	100.00%

CARAT 2002-PR1: Distribution of the Initial Receivables Pool by State
     The initial pool of receivables included receivables originated in 46 states and the District of Columbia. The following table sets forth the percentage of the Aggregate Amount Financed in the states with the largest concentration of receivables. No other state accounted for more than 4.92 % of the Aggregate Amount Financed. The following breakdown by state was based on the billing addresses of the obligors on the receivables:

Percentage of
Aggregate
State	Amount Financed
Texas	14.01%
Florida	7.43%
California	7.12%
Michigan	6.76%

CARAT 2002-PR1 SERVICER ADVANCES

Month	Advances
Nov-02	$1,070,153.65
Dec-02	912,395.77
Jan-03	470,158.30
Feb-03	671,036.80
Mar-03	827,150.51
Apr-03	801,193.22
May-03	949,046.88
Jun-03	533,255.90
Jul-03	709,621.97
Aug-03	1,035,315.37
Sep-03	497,033.66
Oct-03	625,835.93
Nov-03	1,090,242.32
Dec-03	601,613.91
Jan-04	458,889.30
Feb-04	727,327.46
Mar-04	420,669.62
Apr-04	507,523.24
May-04	485,499.99
Jun-04	483,020.55
Jul-04	539,437.19
Aug-04	383,083.26
Sep-04	469,387.11
Oct-04	609,753.99
Nov-04	385,407.37
Dec-04	531,988.37
Jan-05	338,420.98
Feb-05	395,656.96
Mar-05	334,087.51
Apr-05	399,554.19
May-05	300,579.26
Jun-05	327,468.71
Jul-05	363,815.62
Aug-05	240,353.46
Sep-05	273,404.23
Oct-05	249,601.52
Nov-05	265,609.39
Dec-05	273,580.93
Jan-06	200,891.42
Feb-06	216,000.16
Mar-06	157,599.18
Apr-06	262,488.33
May-06	145,790.45
Jun-06	136,191.97
Jul-06	142,352.06
2002 (2 Months)	1,982,549.42
2003	8,811,504.77
2004	6,001,987.45
2005	3,762,132.76
2006	1,261,313.57

Total	$21,819,487.97

CARAT 2002-PR2					Initial Aggregate
100% Non-					Receivables Principal Balance 1,045,067,378.44
Subvented	Prepayment	Delinquency Statistics			Net Loss Statistics
Month	Speeds	Units	%	Total Units	$	%	Cumulative $	Cumulative %
Nov-02	0.93	—	0.000000%	76,491	8,978.76	0.000859%	8,978.76	0.0009%
Dec-02	1.73	382	0.508526%	75,119	43,755.81	0.004187%	52,734.57	0.0050%
Jan-03	2.21	514	0.700272%	73,400	214,833.66	0.020557%	267,568.23	0.0256%
Feb-03	2.15	394	0.549826%	71,659	637,126.26	0.060965%	904,694.49	0.0866%
Mar-03	2.27	377	0.539543%	69,874	1,065,646.94	0.101969%	1,970,341.43	0.1885%
Apr-03	2.08	352	0.517046%	68,079	830,161.88	0.079436%	2,800,503.31	0.2680%
May-03	2.16	372	0.561900%	66,204	975,221.14	0.093317%	3,775,724.45	0.3613%
Jun-03	2.17	453	0.704028%	64,344	767,124.89	0.073404%	4,542,849.34	0.4347%
Jul-03	2.27	505	0.809386%	62,393	1,226,717.35	0.117382%	5,769,566.69	0.5521%
Aug-03	1.97	452	0.745629%	60,620	771,011.84	0.073776%	6,540,578.53	0.6259%
Sep-03	2.11	452	0.768616%	58,807	1,202,036.65	0.115020%	7,742,615.18	0.7409%
Oct-03	2.00	414	0.726227%	57,007	987,396.84	0.094482%	8,730,012.02	0.8354%
Nov-03	1.34	401	0.721275%	55,596	844,315.07	0.080790%	9,574,327.09	0.9161%
Dec-03	1.63	481	0.889324%	54,086	1,019,334.99	0.097538%	10,593,662.08	1.0137%
Jan-04	1.67	575	1.094383%	52,541	763,384.43	0.073046%	11,357,046.51	1.0867%
Feb-04	1.62	378	0.742633%	50,900	917,671.60	0.087810%	12,274,718.11	1.1745%
Mar-04	1.95	319	0.649509%	49,114	645,344.93	0.061752%	12,920,063.04	1.2363%
Apr-04	1.83	328	0.692246%	47,382	698,728.64	0.066860%	13,618,791.68	1.3031%
May-04	1.74	355	0.777043%	45,686	452,811.69	0.043328%	14,071,603.37	1.3465%
Jun-04	1.77	373	0.848228%	43,974	772,175.73	0.073888%	14,843,779.10	1.4204%
Jul-04	1.61	373	0.848228%	43,974	431,968.80	0.041334%	15,275,747.90	1.4617%
Aug-04	1.64	384	0.905554%	42,405	486,429.34	0.046545%	15,762,177.24	1.5082%
Sep-04	1.30	385	0.978126%	39,361	482,928.93	0.046210%	16,245,106.17	1.5545%
Oct-04	1.36	367	0.965967%	37,993	378,802.75	0.036247%	16,623,908.92	1.5907%
Nov-04	1.23	376	1.024523%	36,700	427,407.59	0.040898%	17,051,316.51	1.6316%
Dec-04	1.09	364	1.024025%	35,546	527,857.89	0.050509%	17,579,174.40	1.6821%
Jan-05	1.15	423	1.233524%	34,292	312,034.99	0.029858%	17,891,209.39	1.7120%
Feb-05	1.12	288	0.871750%	33,037	438,947.46	0.042002%	18,330,156.85	1.7540%
Mar-05	1.57	239	0.760832%	31,413	333,014.10	0.031865%	18,663,170.95	1.7858%
Apr-05	1.35	235	0.785979%	29,899	375,167.09	0.035899%	19,038,338.04	1.8217%
May-05	1.25	206	0.725633%	28,389	272,599.03	0.026084%	19,310,937.07	1.8478%
Jun-05	1.40	204	0.760258%	26,833	256,094.49	0.024505%	19,567,031.56	1.8723%
Jul-05	1.05	257	1.009863%	25,449	157,754.41	0.015095%	19,724,785.97	1.8874%
Aug-05	1.52	301	1.262584%	23,840	328,503.27	0.031434%	20,053,289.24	1.9189%
Sep-05	1.00	294	1.301288%	22,593	227,508.88	0.021770%	20,280,798.12	1.9406%
Oct-05	0.92	299	1.389987%	21,511	264,174.31	0.025278%	20,544,972.43	1.9659%
Nov-05	0.74	240	1.181917%	20,306	218,458.18	0.020904%	20,763,430.61	1.9868%
Dec-05	0.69	275	1.401560%	19,621	178,256.99	0.017057%	20,941,687.60	2.0039%
Jan-06	0.80	221	1.191567%	18,547	102,612.98	0.009819%	20,044,300.58	2.0137%
Feb-06	0.58	153	0.872839%	17,529	106,978.87	0.010237%	21,151,279.45	2.0239%
Mar-06	0.98	152	0.930119%	16,342	115,641.50	0.011065%	21,266,920.95	2.0350%
Apr-06	0.60	139	0.910699%	15,263	116,235.54	0.011122%	21,383,156.49	2.0461%
May-06	0.92	148	1.056162%	14,013	69,806.06	0.006680%	21,452,962.55	2.0528%
Jun-06	0.67	174	1.361076%	12,784	122,880.17	0.011758%	21,575,842.72	2.0645%
Jul-06	N/A	173	1.483578%	11,661	99,318.58	0.009504%	21,675,161.30	2.0740%
Aug-06	Clean up Call Exercised	—	—	—	—	—	—	—

CARAT 2002-PR2 Initial Receivables Pool Characteristics

Weighted Average APR	10.19%
Aggregate Amount Financed	1,045,067,378.44
Number of Contracts in Pool	77,195
Average Amount Financed	13,538.02
Weighted Average Original Maturity	57.92
Weighted Average Remaining Maturity	47.78
Percentage of Scheduled Interest Receivables	26.89%
Percentage of Receivables with Original Maturities => 61 Months	10.00%
Percentage of New Vehicles	60.00%
Percentage of Non-subvented Receivables	100.00%
Weighted Average FICO Score	Not Available
FICO Score Range	Not Available
Weighted Average Loan-to-Value Ratio	Not Available
Cut-Off Date	November 1, 2002
CARAT 2002-PR2: Distribution of the Initial Receivables Pool by Annual Percentage Rate

			Percentage
	Number of	Aggregate	of Aggregate
Annual Percentage Rate Range	Contracts	Amount Financed	Amount Financed
5.67% to 6.00%	8	$103,138	0.01%
6.01% to 7.00%	8,563	$143,194,544	13.70%
7.01% to 8.00%	9,411	$136,774,808	13.09%
8.01% to 9.00%	11,460	$157,534,692	15.07%
9.01% to 10.00%	12,080	$159,446,034	15.26%
10.01% to 11.00%	8,686	$114,823,033	10.99%
11.01% to 12.00%	6,364	$83,807,612	8.02%
12.01% to 13.00%	5,887	$77,226,031	7.39%
13.01% to 14.00%	4,273	$54,138,943	5.18%
14.01% to 15.00%	3,196	$38,462,399	3.68%
15.01% to 16.00%	2,208	$25,458,831	2.44%
16.01% to 17.00%	1,464	$15,894,699	1.52%
17.01% to 18.00%	1,935	$21,473,361	2.05%
18.01% to 19.00%	878	$8,590,265	0.82%
19.01% to 20.00%	782	$8,138,988	0.78%

Total	77,195	$1,045,067,378	100.00%

CARAT 2002-PR2: Distribution of the Initial Receivables Pool by State
     The initial pool of receivables included receivables originated in 46 states and the District of Columbia. The following table sets forth the percentage of the Aggregate Amount Financed in the states with the largest concentration of receivables. No other state accounted for more than 4.45 % of the Aggregate Amount Financed. The following breakdown by state was based on the billing addresses of the obligors on the receivables:

Percentage of
Aggregate
State	Amount Financed
Texas	13.59%
Florida	7.42%
Michigan	6.90%
California	6.87%
Georgia	5.34%

CARAT 2002-PR2 SERVICER ADVANCES

Month	Advances
Nov-02	—
Dec-02	$1,895,740.91
Jan-03	425,963.84
Feb-03	677,808.13
Mar-03	801,120.57
Apr-03	748,852.21
May-03	934,207.60
Jun-03	513,989.87
Jul-03	717,635.81
Aug-03	1,007,490.49
Sep-03	514,998.27
Oct-03	585,475.13
Nov-03	1,156,966.42
Dec-03	608,354.51
Jan-04	486,959.12
Feb-04	771,251.69
Mar-04	448,420.68
Apr-04	542,166.37
May-04	491,224.64
Jun-04	485,968.46
Jul-04	555,103.18
Aug-04	402,254.38
Sep-04	454,654.78
Oct-04	611,207.81
Nov-04	365,486.59
Dec-04	535,925.28
Jan-05	340,921.26
Feb-05	415,460.95
Mar-05	328,469.10
Apr-05	401,192.18
May-05	302,900.71
Jun-05	301,421.39
Jul-05	375,266.28
Aug-05	244,570.15
Sep-05	274,970.06
Oct-05	259,893.38
Nov-05	251,701.51
Dec-05	284,115.05
Jan-06	201,764.84
Feb-06	228,106.13
Mar-06	166,060.66
Apr-06	253,260.79
May-06	151,008.42
Jun-06	146,284.93
Jul-06	143,377.31
2002 (2 Months)	1,895,740.91
2003	8,692,862.85
2004	6,150,622.98
2005	3,780,882.02
2006	1,289,863.08

Total	$21,809,971.84

					Initial Aggregate
CARAT 2003-1					Receivables Principal Balance 3,300,048,387.48
100% Subvented	Prepayment	Delinquency Statistics			Net Loss Statistics
Month	Speeds	Units	%	Total Units	$	%	Cumulative $	Cumulative %
Dec-02	Revolving	0	0%	0	0	0%	0	0%
Jan-03	Revolving	276	0.169532%	162,801	43,840.59	0.001328%	43,840.59	0.0013%
Feb-03	Revolving	248	0.145841%	170,048	191,337.94	0.005798%	235,178.53	0.0071%
Mar-03	Revolving	273	0.157694%	173,120	507,613.62	0.015382%	742,792.15	0.0225%
Apr-03	Revolving	262	0.149015%	175,821	666,191.09	0.020187%	1,408,983.24	0.0427%
May-03	Revolving	281	0.157110%	178,856	715,287.66	0.021675%	2,124,270.90	0.0644%
Jun-03	Revolving	326	0.179893%	181,219	798,026.90	0.024182%	2,922,297.80	0.0886%
Jul-03	Revolving	346	0.188833%	183,231	757,420.54	0.022952%	3,679,718.34	0.1115%
Aug-03	Revolving	347	0.186768%	185,792	714,842.60	0.021662%	4,394,560.94	0.1332%
Sep-03	Revolving	347	0.184637%	187,936	909,191.75	0.027551%	5,303,752.69	0.1607%
Oct-03	Revolving	364	0.191185%	190,392	803,928.93	0.024361%	6,107,681.62	0.1851%
Nov-03	Revolving	355	0.183497%	193,464	873,780.90	0.026478%	6,981,462.52	0.2116%
Dec-03	0.88	451	0.231546%	194,778	1,053,021.69	0.031909%	8,034,484.21	0.2435%
Jan-04	1.32	601	0.315434%	190,531	741,507.35	0.022470%	8,775,991.56	0.2659%
Feb-04	1.08	424	0.227224%	186,600	841,301.92	0.025494%	9,617,293.48	0.2914%
Mar-04	1.69	332	0.182652%	181,766	943,676.82	0.028596%	10,560,970.30	0.3200%
Apr-04	1.43	377	0.212318%	177,564	588,809.70	0.017842%	11,149,780.00	0.3379%
May-04	1.55	343	0.198199%	173,058	648,702.77	0.019657%	11,798,482.77	0.3575%
Jun-04	1.55	411	0.244172%	168,324	670,737.45	0.020325%	12,469,220.22	0.3778%
Jul-04	1.43	410	0.250059%	163,961	649,707.57	0.019688%	13,118,927.79	0.3975%
Aug-04	1.47	402	0.251749%	159,683	520,528.28	0.015773%	13,639,456.07	0.4133%
Sep-04	1.34	412	0.264989%	155,478	704,295.72	0.021342%	14,343,751.79	0.4347%
Oct-04	1.41	390	0.258773%	150,711	394,436.42	0.011952%	14,738,188.21	0.4466%
Nov-04	1.28	382	0.261750%	145,941	611,601.97	0.018533%	15,349,790.18	0.4651%
Dec-04	1.16	429	0.302910%	141,626	631,972.41	0.019150%	15,981,762.59	0.4843%
Jan-05	1.28	522	0.379824%	137,432	402,962.00	0.012211%	16,384,724.59	0.4965%
Feb-05	1.10	362	0.270585%	133,784	389,884.15	0.011814%	16,774,608.74	0.5083%
Mar-05	1.67	353	0.273159%	129,229	475,674.15	0.014414%	17,250,282.89	0.5227%
Apr-05	1.30	319	0.254982%	125,107	335,670.76	0.010172%	17,585,953.65	0.5329%
May-05	1.31	292	0.241147%	121,088	389,830.09	0.011813%	17,975,783.74	0.5447%
Jun-05	1.53	305	0.261823%	116,491	294,699.17	0.008930%	18,270,482.91	0.5536%
Jul-05	1.31	373	0.331936%	112,371	199,452.46	0.006044%	18,469,935.37	0.5597%
Aug-05	1.70	363	0.335987%	108,040	365,141.50	0.011065%	18,835,076.87	0.5708%
Sep-05	1.08	393	0.378766%	103,758	289,157.07	0.008762%	19,124,233.94	0.5795%
Oct-05	0.96	400	0.410796%	97,372	233,696.64	0.007082%	19,357,930.58	0.5866%
Nov-05	0.76	374	0.407629%	91,750	232,133.99	0.007034%	19,590,064.57	0.5936%
Dec-05	0.80	423	0.481651%	87,823	356,830.09	0.010813%	19,946,894.66	0.6044%
Jan-06	0.97	381	0.451641%	84,359	202,169.07	0.006126%	20,149,063.73	0.6106%
Feb-06	0.67	276	0.339646%	81,261	156,042.75	0.004728%	20,305,106.48	0.6153%
Mar-06	1.14	246	0.316553%	77,712	187,381.61	0.005678%	20,492,488.09	0.6210%
Apr-06	0.47	235	0.313865%	74,873	78,564.41	0.002381%	20,571,052.50	0.6234%
May-06	0.98	266	0.372732%	71,365	203,845.59	0.006177%	20,774,898.09	0.6295%
Jun-06	0.74	287	0.424274%	67,645	171,969.36	0.005211%	20,946,867.45	0.6347%
Jul-06	0.67	320	0.498675%	64,170	176,852.92	0.005359%	21,123,720.37	0.6401%
Aug-06	0.50	278	0.456936%	60,840	123,548.53	0.003744%	21,247,268.90	0.6438%
Sep-06	0.13	241	0.422170%	57,086	176,588.15	0.005351%	21,423,857.05	0.6492%

CARAT 2003-1 Initial Receivables Pool Characteristics

Weighted Average APR	3.89%
Aggregate Amount Financed	3,300,048,387.48
Number of Contracts in Pool	166,379
Average Amount Financed	19,834.52
Weighted Average Original Maturity	57.39
Weighted Average Remaining Maturity	47.27
Percentage of Scheduled Interest Receivables	11.00%
Percentage of Receivables with Original Maturities => 61 Months	4.94%
Percentage of New Vehicles	100.00%
Percentage of Non-subvented Receivables	0.00%
Weighted Average FICO Score	Not Available
FICO Score Range	Not Available
Weighted Average Loan-to-Value Ratio	Not Available
Initial Cut-Off Date	December 01, 2002
CARAT 2003-1: Distribution of the Initial Receivables Pool by Annual Percentage Rate

			Percentage
Annual Percentage Rate	Number of	Aggregate	of Aggregate
Range	Contracts	Amount Financed	Amount Financed
0.00% to 1.00%	19,119	305,624,747	9.26%
1.01% to 2.00%	9,928	161,721,513	4.90%
2.01% to 3.00%	39,196	864,847,921	26.21%
3.01% to 4.00%	36,628	850,126,245	25.76%
4.01% to 5.00%	22,056	410,072,770	12.43%
5.01% to 6.00%	34,351	633,715,070	19.20%
6.01% to 7.00%	5,101	73,940,121	2.24%

Total	166,379	3,300,048,387	100.00%

CARAT 2003-1: Distribution of the Initial Receivables Pool by State
     The initial pool of receivables included receivables originated in 46 states and the District of Columbia. The following table sets forth the percentage of the Aggregate Amount Financed in the states with the largest concentration of receivables. No other state accounted for more than 4.67 % of the Aggregate Amount Financed. The following breakdown by state was based on the billing addresses of the obligors on the receivables:

Percentage of
Aggregate
State	Amount Financed
Texas	14.57%
California	13.19%
Michigan	7.40%
Florida	6.49%

CARAT 2003-1 SERVICER ADVANCES

Month	Advances
January-03	$683,262.56
February-03	417,800.16
March-03	435,608.46
April-03	361,366.45
May-03	596,444.15
June-03	422,679.41
July-03	368,141.53
August-03	765,513.31
September-03	413,507.92
October-03	388,597.64
November-03	1,166,342.04
December-03	527,500.07
January-04	520,436.55
February-04	869,414.03
March-04	363,878.97
April-04	535,477.91
May-04	449,320.19
June-04	503,824.51
July-04	507,946.29
August-04	387,670.60
September-04	513,169.40
October-04	539,569.20
November-04	397,742.62
December-04	535,695.54
January-05	475,377.39
February-05	489,818.29
March-05	315,942.08
April-05	445,968.90
May-05	365,239.84
Jun-05	362,690.64
Jul-05	438,557.15
Aug-05	287,408.33
Sep-05	338,620.49
Oct-05	300,092.34
Nov-05	318,533.78
Dec-05	328,846.84
January-06	265,671.81
February-06	304,610.85
March-06	196,320.04
April-06	355,728.56
May-06	202,371.97
Jun-06	215,709.99
Jul-06	200,524.50
Aug-06	184,519.92
Sep-06	205,095.11
2003	6,546,763.70
2004	6,124,145.81
2005	4,467,096.07
2006	2,130,552.75

Total	$19,268,558.33

					Initial Aggregate
CARAT 2003-2					Receivables Principal Balance 3,340,006,891.76
100% Subvented	Prepayment	Delinquency Statistics			Net Loss Statistics
Month	Speeds	Units	%	Total Units	$	%	Cumulative $	Cumulative %
May-03	0.17	63	0.040804%	154,396	—	0.000000%	—	0.0000%
Jun-03	0.98	140	0.091606%	152,828	8,490.98	0.000254%	8,490.98	0.0003%
Jul-03	1.07	215	0.142344%	151,043	161,985.71	0.004850%	170,476.69	0.0051%
Aug-03	0.99	198	0.132778%	149,121	324,709.19	0.009722%	495,185.88	0.0148%
Sep-03	1.16	183	0.124284%	147,244	468,246.84	0.014019%	963,432.72	0.0288%
Oct-03	1.21	226	0.155623%	145,223	468,668.56	0.014032%	1,432,101.28	0.0429%
Nov-03	0.67	211	0.147018%	143,520	395,077.66	0.011829%	1,827,178.94	0.0547%
Dec-03	1.16	235	0.166185%	141,409	640,333.21	0.019172%	2,467,512.15	0.0739%
Jan-04	1.22	280	0.201274%	139,114	342,199.16	0.010245%	2,809,711.31	0.0841%
Feb-04	0.90	220	0.160591%	136,994	461,342.01	0.013813%	3,271,053.32	0.0979%
Mar-04	1.56	173	0.128708%	134,413	429,848.21	0.012870%	3,700,901.53	0.1108%
Apr-04	1.31	182	0.137836%	132,041	349,154.24	0.010454%	4,050,055.77	0.1213%
May-04	1.37	184	0.142062%	129,521	369,718.85	0.011069%	4,419,774.62	0.1323%
Jun-04	1.49	201	0.158635%	126,706	382,165.00	0.011442%	4,801,939.62	0.1438%
Jul-04	1.42	237	0.190861%	124,174	368,535.56	0.011034%	5,170,475.18	0.1548%
Aug-04	1.52	224	0.184546%	121,379	325,567.94	0.009748%	5,496,043.12	0.1646%
Sep-04	1.29	233	0.196830%	118,376	311,715.38	0.009333%	5,807,758.50	0.1739%
Oct-04	1.36	220	0.194773%	112,952	494,017.15	0.014791%	6,301,775.65	0.1887%
Nov-04	1.26	227	0.212624%	106,761	317,030.70	0.009492%	6,618,806.35	0.1982%
Dec-04	1.32	230	0.226686%	101,462	396,542.66	0.011873%	7,015,349.01	0.2100%
Jan-05	1.36	285	0.291563%	97,749	191,473.08	0.005733%	7,206,822.09	0.2158%
Feb-05	1.08	204	0.213039%	95,757	179,008.58	0.005360%	7,385,830.67	0.2211%
Mar-05	1.74	180	0.193894%	92,834	264,161.00	0.007909%	7,649,991.67	0.2290%
Apr-05	1.37	178	0.197482%	90,135	311,600.47	0.009329%	7,961,592.14	0.2384%
May-05	1.40	137	0.156229%	87,692	253,844.22	0.007600%	8,215,436.36	0.2460%
Jun-05	1.77	155	0.182544%	84,911	257,931.69	0.007722%	8,473,368.05	0.2537%
Jul-05	1.47	187	0.227300%	82,270	331,863.55	0.009936%	8,805,231.60	0.2636%
Aug-05	1.79	191	0.240354%	79,466	125,573.87	0.003760%	8,930,805.47	0.2674%
Sep-05	1.28	182	0.238298%	76,375	172,545.96	0.005166%	9,103,351.43	0.2726%
Oct-05	1.12	200	0.277643%	72,035	101,858.22	0.003050%	9,205,209.65	0.2756%
Nov-05	0.94	195	0.283839%	68,701	152,413.78	0.004563%	9,357,623.43	0.2802%
Dec-05	0.94	206	0.312310%	65,960	106,487.56	0.003188%	9,464,110.99	0.2834%
Jan-06	1.14	151	0.238306%	63,364	64,552.75	0.001933%	9,528,663.74	0.2853%
Feb-06	0.88	120	0.196342%	61,118	69,803.93	0.002090%	9,598,467.67	0.2874%
Mar-06	1.29	106	0.180373%	58,767	114,664.54	0.003433%	9,713,132.21	0.2908%
Apr-06	0.77	114	0.199161%	57,240	108,520.13	0.003249%	9,821,652.34	0.2941%
May-06	1.22	122	0.220026%	55,448	157,796.70	0.004724%	9,979,449.04	0.2988%
Jun-06	1.01	149	0.277824%	53,631	81,805.17	0.002449%	10,061,254.21	0.3012%
Jul-06	1.16	152	0.294027%	51,696	83,836.78	0.002510%	10,145,090.99	0.3037%
Aug-06	0.98	149	0.299053%	49,824	96,884.09	0.002901%	10,241,975.08	0.3066%
Sep-06	0.65	144	0.301029%	47,836	91,312.31	0.002734%	10,333,287.39	0.3094%

CARAT 2003-2 Initial Receivables Pool Characteristics

Weighted Average APR	1.40%
Aggregate Amount Financed	3,340,006,891.76
Number of Contracts in Pool	154,686
Average Amount Financed	21,592.17
Weighted Average Original Maturity	53.98
Weighted Average Remaining Maturity	45.99
Percentage of Scheduled Interest Receivables	10.00%
Percentage of Receivables with Original Maturities => 61 Months	0.00%
Percentage of New Vehicles	100.00%
Percentage of Non-subvented Receivables	0.00%
Weighted Average FICO Score	Not Available
FICO Score Range	Not Available
Weighted Average Loan-to-Value Ratio	Not Available
Cut-Off Date	May 1, 2003
CARAT 2003-2: Distribution of the Initial Receivables Pool by Annual Percentage Rate

			Percentage
	Number of	Aggregate	of Aggregate
Annual Percentage Rate Range	Contracts	Amount Financed	Amount Financed
0.00% to 1.00%	97,741	$2,163,363,936	64.77%
1.01% to 2.00%	4,333	$75,518,815	2.26%
2.01% to 3.00%	17,753	$412,918,269	12.36%
3.01% to 4.00%	16,056	$379,000,456	11.35%
4.01% to 5.00%	6,681	$109,680,245	3.28%
5.01% to 6.00%	10,570	$177,316,884	5.31%
6.01% to 7.00%	1,552	$22,208,287	0.67%

Total	154,686	$3,340,006,892	100.00%

CARAT 2003-2: Distribution of the Initial Receivables Pool by State
     The initial pool of receivables included receivables originated in 46 states and the District of Columbia. The following table sets forth the percentage of the Aggregate Amount Financed in the states with the largest concentration of receivables. No other state accounted for more than 4.12 % of the Aggregate Amount Financed. The following breakdown by state was based on the billing addresses of the obligors on the receivables:

Percentage of
Aggregate
State	Amount Financed
California	13.91%
Texas	13.63%
Michigan	8.17%
Florida	7.11%

CARAT 2003-2 SERVICER ADVANCES

Month	Advances
June-03	$810,382.47
July-03	265,347.86
August-03	571,041.86
September-03	304,531.31
October-03	285,549.25
November-03	763,504.95
December-03	332,885.47
January-04	361,433.88
February-04	658,372.28
March-04	258,176.10
April-04	380,716.91
May-04	295,291.13
June-04	330,753.40
July-04	351,362.05
August-04	268,939.59
September-04	341,196.30
October-04	446,248.41
November-04	286,831.70
December-04	339,758.20
January-05	263,997.60
February-05	337,304.83
March-05	233,872.02
April-05	315,974.85
May-05	211,103.22
Jun-05	238,858.97
Jul-05	314,947.21
Aug-05	187,268.81
Sep-05	215,717.18
Oct-05	190,720.52
Nov-05	218,654.73
Dec-05	230,364.53
January-06	190,354.75
February-06	232,492.96
March-06	136,446.63
April-06	256,469.33
May-06	136,095.58
Jun-06	144,600.40
Jul-06	150,118.79
Aug-06	130,783.77
Sep-06	169,470.79
2003 (7 Months)	3,333,243.17
2004	4,319,079.95
2005	2,958,784.47
2006	1,546,923.00

Total	$12,158,030.59

					Initial Aggregate
CARAT 2003-3					Receivables Principal Balance 3,300,059,139.23
100% Subvented	Prepayment	Delinquency Statistics			Net Loss Statistics
Month	Speeds	Units	%	Total Units	$	%	Cumulative $	Cumulative %
Jul-03	Revolving	38	0.024713%	153,764	0	0%	0	0%
Aug-03	Revolving	142	0.093221%	152,326	20,741.55	0.000629%	20,741.55	0.0006%
Sep-03	Revolving	159	0.099908%	159,147	130,599.36	0.003957%	151,340.91	0.0046%
Oct-03	Revolving	172	0.105833%	162,520	328,273.76	0.009948%	479,614.67	0.0145%
Nov-03	Revolving	175	0.105201%	166,349	439,033.46	0.013304%	918,648.13	0.0278%
Dec-03	Revolving	207	0.122344%	169,195	553,754.42	0.016780%	1,472,402.55	0.0446%
Jan-04	Revolving	284	0.164432%	172,716	420,677.18	0.012748%	1,893,079.73	0.0574%
Feb-04	Revolving	236	0.133804%	176,378	478,185.19	0.014490%	2,371,264.92	0.0719%
Mar-04	Revolving	205	0.114658%	178,793	623,098.10	0.018881%	2,994,363.02	0.0907%
Apr-04	Revolving	194	0.106289%	182,521	510,848.34	0.015480%	3,505,211.36	0.1062%
May-04	Revolving	209	0.112577%	185,651	488,432.88	0.014801%	3,993,644.24	0.1210%
Jun-04	Revolving	234	0.123983%	188,736	588,999.60	0.017848%	4,582,643.84	0.1389%
Jul-04	0.73	290	0.150959%	192,105	502,908.20	0.015239%	5,085,552.04	0.1541%
Aug-04	1.16	308	0.163240%	188,679	430,978.08	0.013060%	5,516,530.12	0.1672%
Sep-04	1.06	310	0.168283%	184,213	496,162.85	0.015035%	6,012,692.97	0.1822%
Oct-04	1.11	313	0.178487%	175,363	620,729.54	0.018810%	6,633,422.51	0.2010%
Nov-04	1.05	320	0.192843%	165,938	599,593.03	0.018169%	7,233,015.54	0.2192%
Dec-04	1.03	352	0.222458%	158,232	543,892.95	0.016481%	7,776,908.49	0.2357%
Jan-05	1.08	378	0.246315%	153,462	418,666.85	0.012687%	8,195,575.34	0.2483%
Feb-05	0.94	260	0.172191%	150,995	417,181.37	0.012642%	8,612,756.71	0.2610%
Mar-05	1.49	285	0.193677%	147,152	551,959.41	0.016726%	9,164,716.12	0.2777%
Apr-05	1.28	254	0.177136%	143,393	348,956.64	0.010574%	9,513,672.76	0.2883%
May-05	1.30	235	0.167485%	140,311	468,334.26	0.014192%	9,982,007.02	0.3025%
Jun-05	1.62	249	0.182109%	136,731	528,738.70	0.016022%	10,510,745.72	0.3185%
Jul-05	1.44	297	0.222973%	133,200	319,535.72	0.009683%	10,830,281.44	0.3282%
Aug-05	1.62	315	0.243343%	129,447	265,066.80	0.008032%	11,095,348.24	0.3362%
Sep-05	1.15	293	0.233522%	125,470	273,385.08	0.008284%	11,368,733.32	0.3445%
Oct-05	0.99	343	0.286588%	119,684	288,678.51	0.008748%	11,657,411.83	0.3532%
Nov-05	0.86	294	0.253660%	115,903	167,563.29	0.005078%	11,824,975.12	0.3583%
Dec-05	1.02	344	0.306055%	112,398	362,961.17	0.010999%	12,187,936.29	0.3693%
Jan-06	1.16	322	0.294570%	109,312	85,307.32	0.002585%	12,273,243.61	0.3719%
Feb-06	0.87	241	0.225875%	106,696	232,767.61	0.007053%	12,506,011.22	0.3790%
Mar-06	1.22	239	0.230113%	103,862	205,425.55	0.006225%	12,711,436.77	0.3852%
Apr-06	0.84	210	0.206689%	101,602	319,576.75	0.009684%	13,031,013.52	0.3949%
May-06	1.35	239	0.241473%	98,976	172,438.90	0.005225%	13,203,452.42	0.4001%
Jun-06	1.15	279	0.289197%	96,474	222,820.53	0.006752%	13,426,272.95	0.4068%
Jul-06	1.38	305	0.325743%	93,632	244,991.58	0.007424%	13,671,264.53	0.4143%
Aug-06	1.11	276	0.303460%	90,951	229,769.02	0.006963%	13,901,033.55	0.4212%
Sep-06	0.81	263	0.299848%	87,711	400,849.28	0.012147%	14,301,882.83	0.4334%

CARAT 2003-3 Initial Receivables Pool Characteristics

Weighted Average APR	0.66%
Aggregate Amount Financed	3,300,059,139.23
Number of Contracts in Pool	154,125
Average Amount Financed	21,411.58
Weighted Average Original Maturity	55.40
Weighted Average Remaining Maturity	47.91
Percentage of Scheduled Interest Receivables	38.00%
Percentage of Receivables with Original Maturities => 61 Months	16.68%
Percentage of New Vehicles	100.00%
Percentage of Non-subvented Receivables	0.00%
Weighted Average FICO Score	Not Available
FICO Score Range	Not Available
Weighted Average Loan-to-Value Ratio	Not Available
Initial Cut-Off Date	July 1, 2003
CARAT 2003-3: Distribution of the Initial Receivables Pool by Annual Percentage Rate

			Percentage
	Number of	Aggregate	of Aggregate
Annual Percentage Rate Range	Contracts	Amount Financed	Amount Financed
0.00% to 1.00%	122,404	$2,703,885,197	81.94%
1.01% to 2.00%	4,568	$95,748,963	2.90%
2.01% to 3.00%	8,271	$171,980,713	5.21%
3.01% to 4.00%	7,898	$171,032,095	5.18%
4.01% to 5.00%	3,890	$53,472,596	1.62%
5.01% to 6.00%	5,769	$85,042,548	2.58%
6.01% to 7.00%	1,325	$18,897,027	0.57%

Total	154,125	$3,300,059,139	100.00%

CARAT 2003-3: Distribution of the Initial Receivables Pool by State
     The initial pool of receivables included receivables originated in 49 states and the District of Columbia. The following table sets forth the percentage of the Aggregate Amount Financed in the states with the largest concentration of receivables. No other state accounted for more than 4.60 % of the Aggregate Amount Financed. The following breakdown by state was based on the billing addresses of the obligors on the receivables:

Percentage of
Aggregate
State	Amount Financed
California	9.08%
Ohio	8.62%
Texas	7.21%
New York	6.44%
Illinois	6.38%
North Carolina	5.51%
Pennsylvania	5.17%

CARAT 2003-3 SERVICER ADVANCES

Month	Advances
August-03	$2,645,333.64
September-03	830,712.78
October-03	784,930.91
November-03	3,124,499.25
December-03	1,054,519.08
January-04	1,156,739.69
February-04	3,228,994.69
March-04	843,789.50
April-04	1,482,291.88
May-04	1,185,055.51
June-04	1,379,231.18
July-04	1,695,169.23
August-04	1,171,949.60
September-04	1,520,146.48
October-04	2,423,596.03
November-04	1,188,737.19
December-04	1,623,729.61
January-05	986,925.11
February-05	1,354,306.62
March-05	847,117.81
April-05	1,722,649.59
May-05	883,056.88
Jun-05	1,002,537.40
Jul-05	1,627,579.64
Aug-05	763,162.22
Sep-05	940,345.53
Oct-05	849,175.95
Nov-05	951,551.12
Dec-05	1,035,432.40
January-06	794,571.66
February-06	997,688.41
March-06	620,106.60
April-06	1,637,676.02
May-06	676,365.68
Jun-06	717,460.33
Jul-06	713,870.77
Aug-06	656,713.36
Sep-06	1,177,858.18
2003 (5 Months)	8,439,995.66
2004	18,899,430.59
2005	12,963,840.27
2006	7,992,311.01

Total	$48,295,577.53

CARAT 2003-PR1					Initial Aggregate
100% Non-					Receivables Principal Balance 1,045,050,782.42
Subvented	Prepayment	Delinquency Statistics			Net Loss Statistics
Month	Speeds	Units	%	Total Units	$	%	Cumulative $	Cumulative %
Jan-03	1.76	39	0.051600%	75,581	—	0.000000%	—	0.0000%
Feb-03	2.11	334	0.451889%	73,912	43,602.24	0.004172%	43,602.24	0.0042%
Mar-03	2.48	370	0.513447%	72,062	344,037.78	0.032921%	387,640.02	0.0371%
Apr-03	2.28	400	0.569444%	70,244	614,037.91	0.058757%	1,001,677.93	0.0958%
May-03	2.28	413	0.603678%	68,414	818,883.40	0.078358%	1,820,561.33	0.1742%
Jun-03	2.19	389	0.584119%	66,596	1,010,273.95	0.096672%	2,830,835.28	0.2709%
Jul-03	2.34	497	0.769386%	64,597	943,112.17	0.090246%	3,773,947.45	0.3611%
Aug-03	2.12	479	0.763213%	62,761	947,106.61	0.090628%	4,721,054.06	0.4518%
Sep-03	2.18	441	0.724197%	60,895	1,225,085.59	0.117227%	5,946,139.65	0.5690%
Oct-03	2.01	468	0.791530%	59,126	1,118,885.27	0.107065%	7,065,024.92	0.6760%
Nov-03	1.34	472	0.817500%	57,737	716,307.05	0.068543%	7,781,331.97	0.7446%
Dec-03	1.82	502	0.894098%	56,146	1,119,663.93	0.107140%	8,900,995.90	0.8517%
Jan-04	1.71	600	1.098197%	54,635	820,650.18	0.078527%	9,721,646.08	0.9303%
Feb-04	1.65	418	0.787565%	53,075	1,119,049.47	0.107081%	10,840,695.55	1.0373%
Mar-04	2.20	317	0.619104%	51,203	933,824.41	0.089357%	11,774,519.96	1.1267%
Apr-04	1.84	365	0.737344%	49,502	672,197.96	0.064322%	12,446,717.92	1.1910%
May-04	1.80	394	0.824785%	47,770	470,061.67	0.044980%	12,916,779.59	1.2360%
Jun-04	1.83	389	0.846167%	45,972	538,361.81	0.051515%	13,455,141.40	1.2875%
Jul-04	1.71	440	0.993026%	44,309	650,968.83	0.062291%	14,106,110.23	1.3498%
Aug-04	1.76	418	0.981405%	42,592	986,562.52	0.094403%	15,092,672.75	1.4442%
Sep-04	1.40	388	0.943282%	41,133	593,092.76	0.056753%	15,685,765.51	1.5010%
Oct-04	1.32	396	0.995525%	39,778	455,500.02	0.043586%	16,141,265.53	1.5445%
Nov-04	1.22	353	0.916621%	38,511	363,550.11	0.034788%	16,504,815.64	1.5793%
Dec-04	1.19	366	0.981286%	37,298	551,785.30	0.052800%	17,056,600.94	1.6321%
Jan-05	1.32	416	1.154497%	36,033	389,032.31	0.037226%	17,445,633.25	1.6694%
Feb-05	1.16	274	0.789011%	34,727	406,017.01	0.038851%	17,851,650.26	1.7082%
Mar-05	1.57	268	0.808008%	33,168	309,618.59	0.029627%	18,161,268.85	1.7378%
Apr-05	1.34	257	0.812058%	31,648	249,222.38	0.023848%	18,410,491.23	1.7617%
May-05	1.25	244	0.807492%	30,217	247,942.66	0.023725%	18,658,433.89	1.7854%
Jun-05	1.35	228	0.793817%	28,722	323,837.31	0.030988%	18,982,271.20	1.8164%
Jul-05	1.16	289	1.058259%	27,309	213,252.62	0.020406%	19,195,523.82	1.8368%
Aug-05	1.52	290	1.127089%	25,730	192,014.84	0.018374%	19,387,538.66	1.8552%
Sep-05	1.05	276	1.126071%	24,510	256,860.99	0.024579%	19,644,399.65	1.8798%
Oct-05	1.01	283	1.211317%	23,363	272,762.99	0.026100%	19,917,162.64	1.9059%
Nov-05	0.87	261	1.174882%	22,215	305,622.64	0.029245%	20,222,785.28	1.9351%
Dec-05	0.79	242	1.139145%	21,244	360,038.67	0.034452%	20,582,823.95	1.9696%
Jan-06	0.82	247	1.220235%	20,242	105,276.66	0.010074%	20,688,100.61	1.9796%
Feb-06	0.81	165	0.859868%	19,189	95,848.91	0.009172%	20,783,949.52	1.9888%
Mar-06	1.26	168	0.935204%	17,964	167,114.51	0.015991%	20,951,064.03	2.0048%
Apr-06	0.68	141	0.835803%	16,870	117,999.81	0.011291%	21,069,063.84	2.0161%
May-06	0.93	132	0.842320%	15,671	105,595.69	0.010104%	21,174,659.53	2.0262%
Jun-06	0.69	189	1.306873%	14,462	31,492.27	0.003013%	21,206,151.80	2.0292%
Jul-06	Clean up Call Exercised	192	1.438418%	13,348	84,267.28	0.008063%	21,290,419.08	2.0373%

CARAT 2003-PR1 Initial Receivables Pool Characteristics

Weighted Average APR	10.18%
Aggregate Amount Financed	1,045,050,782.42
Number of Contracts in Pool	76,849
Average Amount Financed	13,598.76
Weighted Average Original Maturity	58.02
Weighted Average Remaining Maturity	47.94
Percentage of Scheduled Interest Receivables	24.69%
Percentage of Receivables with Original Maturities => 61 Months	10.00%
Percentage of New Vehicles	60.00%
Percentage of Non-subvented Receivables	100.00%
Weighted Average FICO Score	Not Available
FICO Score Range	Not Available
Weighted Average Loan-to-Value Ratio	Not Available
Cut-Off Date	January 1, 2003
CARAT 2003-PR1: Distribution of the Initial Receivables Pool by Annual Percentage Rate

			Percentage
	Number of	Aggregate	of Aggregate
Annual Percentage Rate Range	Contracts	Amount Financed	Amount Financed
5.76% to 6.00%	11	$276,776	0.03%
6.01% to 7.00%	8,867	$143,602,238	13.74%
7.01% to 8.00%	9,641	$140,288,138	13.42%
8.01% to 9.00%	11,185	$154,857,743	14.82%
9.01% to 10.00%	11,846	$157,633,481	15.08%
10.01% to 11.00%	8,631	$115,741,009	11.08%
11.01% to 12.00%	6,453	$86,116,286	8.24%
12.01% to 13.00%	5,953	$79,487,601	7.61%
13.01% to 14.00%	4,081	$52,097,333	4.98%
14.01% to 15.00%	3,240	$39,860,954	3.81%
15.01% to 16.00%	2,138	$24,223,489	2.32%
16.01% to 17.00%	1,401	$14,745,478	1.41%
17.01% to 18.00%	1,831	$20,334,679	1.95%
18.01% to 19.00%	821	$7,802,408	0.75%
19.01% to 20.00%	750	$7,983,169	0.76%

Total	76,849	$1,045,050,782	100.00%

CARAT 2003-PR1: Distribution of the Initial Receivables Pool by State
     The initial pool of receivables included receivables originated in 46 states and the District of Columbia. The following table sets forth the percentage of the Aggregate Amount Financed in the states with the largest concentration of receivables. No other state accounted for more than 4.68 % of the Aggregate Amount Financed. The following breakdown by state was based on the billing addresses of the obligors on the receivables:

Percentage of
Aggregate
State	Amount Financed
Texas	13.71%
Florida	8.06%
California	7.67%
Michigan	6.90%

CARAT 2003-PR1 SERVICER ADVANCES

Month	Advances
Jan-03	$504,834.35
Feb-03	511,561.05
Mar-03	715,234.66
Apr-03	756,427.10
May-03	917,453.01
Jun-03	459,704.72
Jul-03	743,844.92
Aug-03	1,065,351.40
Sep-03	485,893.08
Oct-03	584,121.12
Nov-03	1,111,188.06
Dec-03	637,949.65
Jan-04	462,214.82
Feb-04	755,560.79
Mar-04	447,402.08
Apr-04	502,311.79
May-04	488,968.19
Jun-04	463,970.44
Jul-04	540,626.33
Aug-04	416,862.63
Sep-04	414,821.12
Oct-04	593,397.25
Nov-04	377,438.02
Dec-04	561,512.41
Jan-05	327,251.60
Feb-05	367,125.99
Mar-05	337,314.40
Apr-05	421,103.06
May-05	296,361.10
Jun-05	304,168.94
Jul-05	412,336.37
Aug-05	248,348.55
Sep-05	284,655.97
Oct-05	251,443.17
Nov-05	262,637.86
Dec-05	296,057.06
Jan-06	211,701.68
Feb-06	230,914.81
Mar-06	168,617.59
Apr-06	254,477.25
May-06	160,462.83
Jun-06	157,629.45
Jul-06	148,243.42
2003	8,493,563.12
2004	6,025,085.87
2005	3,808,804.07
2006	1,332,047.03

Total	$19,659,500.09

					Initial Aggregate
CARAT 2004-1					Receivables Principal Balance 2,280,059,731.09
100% Subvented	Prepayment	Delinquency Statistics			Net Loss Statistics
Month	Speeds	Units	%	Total Units	$	%	Cumulative $	Cumulative %
Feb-04	0.35	21	0.019640%	106,925	0	0.000000%	0	0.0000%
Mar-04	1.03	74	0.069911%	105,849	42,584.99	0.001868%	42,584.99	0.0019%
Apr-04	0.87	88	0.083962%	104,809	57,906.08	0.002540%	100,491.07	0.0044%
May-04	0.99	93	0.089741%	103,632	123,540.83	0.005418%	224,031.90	0.0098%
Jun-04	0.97	102	0.099657%	102,351	192,817.22	0.008457%	416,849.12	0.0183%
Jul-04	1.03	117	0.115964%	100,893	197,838.72	0.008677%	614,687.84	0.0270%
Aug-04	0.95	131	0.131740%	99,438	220,690.59	0.009679%	835,378.43	0.0366%
Sep-04	0.95	161	0.165306%	97,395	267,770.98	0.011744%	1,103,149.41	0.0484%
Oct-04	1.08	155	0.165896%	93,432	424,482.50	0.018617%	1,527,631.91	0.0670%
Nov-04	0.97	137	0.153335%	89,347	243,362.26	0.010674%	1,770,994.17	0.0777%
Dec-04	0.98	152	0.176816%	85,965	303,228.04	0.013299%	2,074,222.21	0.0910%
Jan-05	1.12	177	0.211442%	83,711	228,498.99	0.010022%	2,302,721.20	0.1010%
Feb-05	0.81	126	0.152480%	82,634	282,835.05	0.012405%	2,585,556.25	0.1134%
Mar-05	1.41	125	0.154669%	80,818	183,961.73	0.008068%	2,769,517.98	0.1215%
Apr-05	1.29	147	0.185939%	79,058	275,122.18	0.012066%	3,044,640.16	0.1335%
May-05	1.26	105	0.135335%	77,585	390,955.36	0.017147%	3,435,595.52	0.1507%
Jun-05	0.95	144	0.189808%	75,866	248,870.19	0.010915%	3,684,465.71	0.1616%
Jul-05	2.08	144	0.194295%	74,114	202,415.55	0.008878%	3,886,881.26	0.1705%
Aug-05	1.61	166	0.229640%	72,287	293,729.53	0.012883%	4,180,610.79	0.1834%
Sep-05	1.10	158	0.224031%	70,526	86,220.00	0.003781%	4,266,830.79	0.1871%
Oct-05	1.09	164	0.242167%	67,722	225,843.63	0.009905%	4,492,674.42	0.1970%
Nov-05	0.95	150	0.227407%	65,961	269,906.14	0.011838%	4,762,580.56	0.2089%
Dec-05	1.07	141	0.219271%	64,304	221,892.34	0.009732%	4,984,472.90	0.2186%
Jan-06	1.23	150	0.238895	62,789	66,634.82	0.002923%	5,051,107.72	0.2215%
Feb-06	0.83	110	0.178673	61,565	106,196.56	0.004658%	5,157,304.28	0.2262%
Mar-06	1.33	105	0.174770	60,079	24,334.33	0.001067%	5,181,638.61	0.2273%
Apr-06	0.94	121	0.205541	58,869	214,042.77	0.009388%	5,395,681.38	0.2366%
May-06	1.45	113	0.196641	57,465	221,854.37	0.009730%	5,617,535.75	0.2464%
Jun-06	1.24	144	0.256671	56,103	179,139.43	0.007857%	5,796,675.18	0.2542%
Jul-06	1.43	165	0.302142	54,610	97,008.47	0.004255%	5,893,683.65	0.2585%
Aug-06	1.22	172	0.323375	53,189	169,146.51	0.007419%	6,062,830.16	0.2659%
Sep-06	1.02	157	0.305074	51,463	104,741.30	0.004594%	6,167,571.46	0.2705%
CARAT 2004-1 Initial Receivables Pool Characteristics

Weighted Average APR	0.62%
Aggregate Amount Financed	2,280,059,731.09
Number of Contracts in Pool	107,437
Average Amount Financed	21,222.30
Weighted Average Original Maturity	56.94
Weighted Average Remaining Maturity	47.88
Percentage of Scheduled Interest Receivables	37.00%
Percentage of Receivables with Original Maturities => 61 Months	18.59%
Percentage of New Vehicles	100.00%
Percentage of Non-subvented Receivables	0.00%
Weighted Average FICO Score	Not Available
FICO Score Range	Not Available
Weighted Average Loan-to-Value Ratio	Not Available
Cut-Off Date	February 1, 2004

CARAT 2004-1: Distribution of the Initial Receivables Pool by Annual Percentage Rate

			Percentage
	Number of	Aggregate	of Aggregate
Annual Percentage Rate Range	Contracts	Amount Financed	Amount Financed
0.00% to 1.00%	87,231	1,829,742,064	80.25%
1.01% to 2.00%	7,196	193,893,783	8.50%
2.01% to 3.00%	4,844	108,869,950	4.77%
3.01% to 4.00%	4,260	93,612,143	4.11%
4.01% to 5.00%	1,642	23,694,953	1.04%
5.01% to 6.00%	2,264	30,246,838	1.33%

Total	107,437	2,280,059,731	100.00%

CARAT 2004-1: Distribution of the Initial Receivables Pool by State
     The initial pool of receivables included receivables originated in 49 states and the District of Columbia. The following table sets forth the percentage of the Aggregate Amount Financed in the states with the largest concentration of receivables. No other state accounted for more than 4.83 % of the Aggregate Amount Financed. The following breakdown by state was based on the billing addresses of the obligors on the receivables:

Percentage of
Aggregate
State	Amount Financed
California	11.00%
Texas	7.70%
New York	6.23%
Illinois	5.90%
Ohio	5.84%

CARAT 2004-1 SERVICER ADVANCES

Month	Advances
February-04	0
March-04	$2,616,162.34
April-04	995,425.60
May-04	791,890.52
June-04	904,526.31
July-04	1,057,347.37
August-04	687,473.36
September-04	954,308.55
October-04	1,357,163.71
November-04	695,778.89
December-04	893,298.94
January-05	606,895.10
February-05	851,409.86
March-05	524,461.36
April-05	1,030,637.76
May-05	559,119.87
Jun-05	664,209.33
Jul-05	1,021,927.94
Aug-05	496,357.21
Sep-05	588,165.83
Oct-05	517,453.07
Nov-05	652,713.25
Dec-05	638,273.90
January-06	490,684.47
February-06	682,397.49
March-06	386,033.22
April-06	1,040,535.57
May-06	395,194.35
Jun-06	462,131.80
Jul-06	440,425.18
Aug-06	427,635.73
Sep-06	736,941.33
2004 (11 Months)	10,953,375.59
2005	8,151,624.48
2006	5,061,979.14

Total	$24,166,979.21

						Initial Aggregate Receivables Principal Balance:
						Subvented 2,012,067,187.32
						Initial Aggregate Receivables Principal Balance:
CARAT 2004-2						Non-subvented 750,090,068.61
		Net Loss Statistics:				Net Loss Statistics:
	Prepayment	Subvented				Non-subvented
Month	Speeds	$	%	Cumulative $	Cumulative %	$	%	Cumulative $	Cumulative %
Nov-04	Revolving	0	0%	0	0%	0	0	0	0%
Dec-04	Revolving	21,051.08	0.001046%	21,051.08	0.0010%	27,714.50	0.003695%	27,714.50	0.0037%
Jan-05	Revolving	119,275.41	0.005928%	140,326.49	0.0070%	213,512.60	0.028465%	241,227.10	0.0322%
Feb-05	Revolving	230,997.69	0.011481%	371,324.18	0.0185%	488,941.75	0.065184%	730,168.85	0.0973%
Mar-05	Revolving	260,570.97	0.012950%	631,895.15	0.0314%	553,884.96	0.073842%	1,284,053.81	0.1712%
Apr-05	Revolving	303,553.29	0.015087%	935,448.44	0.0465%	544,589.20	0.072603%	1,828,643.01	0.2438%
May-05	Revolving	405,011.16	0.020129%	1,340,459.60	0.0666%	829,042.40	0.110526%	2,657,685.41	0.3543%
Jun-05	Revolving	441,902.95	0.021963%	1,782,362.55	0.0886%	722,742.98	0.096354%	3,380,428.39	0.4507%
Jul-05	Revolving	328,775.37	0.016340%	2,111,137.92	0.1049%	591,380.72	0.078841%	3,971,809.11	0.5295%
Aug-05	Revolving	397,435.51	0.019753%	2,508,573.43	0.1247%	640,744.58	0.085422%	4,612,553.69	0.6149%
Sep-05	Revolving	379,156.21	0.018844%	2,887,729.64	0.1435%	458,947.27	0.061186%	5,071,500.96	0.6761%
Oct-05	Revolving	483,851.51	0.024047%	3,371,581.15	0.1676%	835,941.87	0.111446%	5,907,442.83	0.7876%
Nov-05	0.60	531,418.67	0.026412%	3,902,999.82	0.1940%	1,114,631.36	0.148600%	7,022,074.19	0.9362%
Dec-05	1.25	589,925.37	0.029319%	4,492,925.19	0.2233%	984,008.04	0.131185%	8,006,082.23	1.0673%
Jan-06	1.32	242,664.30	0.012060%	4,735,589.49	0.2354%	569,963.35	0.075986%	8,576,045.58	1.1433%
Feb-06	1.12	428,051.91	0.021274%	5,163,641.40	0.2566%	629,202.93	0.083884%	9,205,248.51	1.2272%
Mar-06	1.56	341,988.39	0.016997%	5,505,629.79	0.2736%	793,469.38	0.105783%	9,998,717.89	1.3330%
Apr-06	1.18	507,333.74	0.025215%	6,012,963.53	0.2988%	682,270.77	0.090959%	10,680,988.66	1.4240%
May-06	1.65	672,248.81	0.033411%	6,685,212.34	0.3323%	907,192.53	0.120944%	11,588,181.19	1.5449%
Jun-06	1.36	438,988.89	0.021818%	7,124,201.23	0.3541%	607,824.92	0.081034%	12,196,006.11	1.6259%
Jul-06	1.64	337,825.65	0.016790%	7,462,026.88	0.3709%	582,547.01	0.077664%	12,778,553.12	1.7036%
Aug-06	1.40	562,978.98	0.027980%	8,025,005.86	0.3988%	605,756.76	0.080758%	13,384,309.88	1.7844%
Sep-06	1.22	647,004.55	0.032156%	8,672,010.41	0.4310%	929,753.46	0.123952%	14,314,063.34	1.9083%

CARAT 2004-2 DELINQUENCY DATA

	Delinquency Data:			Delinquency Data:
	Subvented			Non-subvented
Month	Units	%	Total Units	Units	%	Total Units
Nov-04	13	0.012019%	107,377	13	0.026624%	47,917
Dec-04	146	0.137530%	106,159	297	0.634873%	46,781
Jan-05	188	0.168630%	111,487	382	0.781922%	48,854
Feb-05	125	0.109731%	113,915	272	0.549107%	49,535
Mar-05	180	0.156424%	115,072	300	0.600733%	49,939
Apr-05	176	0.150141%	117,223	301	0.596028%	50,501
May-05	131	0.109929%	119,168	275	0.537740%	51,140
Jun-05	177	0.146550%	120,778	319	0.618085%	51,611
Jul-05	228	0.185939%	122,621	429	0.817953%	52,448
Aug-05	251	0.202124%	124,181	430	0.814440%	52,797
Sep-05	289	0.228817%	126,302	501	0.932475%	53,728
Oct-05	340	0.266491%	127,584	529	0.971819%	54,434
Nov-05	297	0.229075%	129,652	454	0.822926%	55,169
Dec-05	317	0.248977%	127,321	519	0.965348%	53,763
Jan-06	298	0.238469%	124,964	503	0.960492%	52,369
Feb-06	214	0.174358%	122,736	367	0.718031%	51,112
Mar-06	219	0.182324%	120,116	317	0.639809%	49,546
Apr-06	210	0.178350%	117,746	359	0.745339%	48,166
May-06	292	0.253741%	115,078	425	0.911313%	46,636
Jun-06	311	0.276204%	112,598	443	0.980609%	45,176
Jul-06	369	0.336513%	109,654	516	1.180589%	43,707
Aug-06	350	0.327149%	106,985	444	1.051286%	42,234
Sep-06	324	0.310991%	104,183	480	1.173193%	40,914
CARAT 2004-2 Initial Receivables Pool Characteristics

Weighted Average APR	3.80%
Aggregate Amount Financed	2,762,157,255.93
Number of Contracts in Pool	156,989
Average Amount Financed	17,594.59
Weighted Average Original Maturity	59.71
Weighted Average Remaining Maturity	48.14
Percentage of Scheduled Interest Receivables	27.46%
Percentage of Receivables with Original Maturities => 61 Months	17.09%
Percentage of New Vehicles	80.00%
Percentage of Non-subvented Receivables	27.16%
Weighted Average FICO Score	Not Available
FICO Score Range	Not Available
Weighted Average Loan-to-Value Ratio	Not Available
Cut-Off Date	November 1, 2004

CARAT 2004-2: Distribution of the Initial Receivables Pool by Annual Percentage Rate

			Percentage
	Number of	Aggregate	of Aggregate
Annual Percentage Rate Range	Contracts	Amount Financed	Amount Financed
0.00% to 1.00%	53,830	1,182,489,714	42.81%
1.01% to 2.00%	8,633	207,132,486	7.50%
2.01% to 3.00%	9,418	176,930,600	6.41%
3.01% to 4.00%	8,579	130,396,882	4.72%
4.01% to 5.00%	11,528	134,396,819	4.87%
5.01% to 6.00%	15,647	174,112,729	6.30%
6.01% to 7.00%	10,150	167,739,535	6.07%
7.01% to 8.00%	8,747	138,532,177	5.02%
8.01% to 9.00%	7,252	115,095,927	4.17%
9.01% to 10.00%	5,930	89,137,728	3.23%
10.01% to 11.00%	4,932	73,686,679	2.67%
11.01% to 12.00%	3,331	50,104,976	1.81%
12.01% to 13.00%	3,040	45,598,844	1.65%
13.01% to 14.00%	2,442	35,115,322	1.27%
14.01% to 15.00%	1,005	11,848,936	0.43%
15.01% to 16.00%	579	6,024,766	0.22%
16.01% to 17.00%	428	4,594,868	0.16%
17.01% to 18.00%	917	12,275,304	0.44%
18.01% to 19.00%	273	3,187,171	0.12%
19.01% to 20.00%	328	3,755,793	0.13%

Total	156,989	2,762,157,256	100.00%

CARAT 2004-2: Distribution of the Initial Receivables Pool by State
     The initial pool of receivables included receivables originated in 49 states and the District of Columbia. The following table sets forth the percentage of the Aggregate Amount Financed in the states with the largest concentration of receivables. No other state accounted for more than 4.32 % of the Aggregate Amount Financed. The following breakdown by state was based on the billing addresses of the obligors on the receivables:

Percentage of
Aggregate
State	Amount Financed
California	10.85%
Texas	9.30%
Florida	5.57%
Michigan	5.47%
Illinois	4.45%

CARAT 2004-2 SERVICER ADVANCES

Month	Advances
December-04	$2,264,164.57
January-05	700,911.03
February-05	1,121,034.30
March-05	1,183,141.67
April-05	1,422,476.17
May-05	1,135,405.54
Jun-05	1,127,966.04
Jul-05	1,827,500.99
Aug-05	980,393.14
Sep-05	1,336,958.88
Oct-05	1,342,076.68
Nov-05	1,479,235.68
Dec-05	1,677,930.89
January-06	1,296,892.29
February-06	1,363,758.36
March-06	1,255,027.59
April-06	2,083,381.69
May-06	1,023,950.12
Jun-06	1,072,867.21
Jul-06	1,152,707.77
Aug-06	1,141,325.07
Sep-06	1,391,722.79
2004 (1 Month)	2,264,164.57
2005	15,335,031.01
2006	11,781,682.89

Total	$29,380,878.47

						Initial Aggregate Receivables Principal Balance:
						Subvented 2,413,836,659.97
						Initial Aggregate Receivables Principal Balance:
CARAT 2005-1						Non-subvented 900,052,219.72
		Net Loss Statistics:				Net Loss Statistics:
	Prepayment	Subvented				Non-subvented
Month	Speeds	$	%	Cumulative $	Cumulative %	$	%	Cumulative $	Cumulative %
May-05	0.73	0	0	0	0	0	0	0	0
Jun-05	1.98	40,018.25	0.001658%	40,018.25	0.0017%	5,757.30	0.000640%	5,757.30	0.0006%
Jul-05	1.57	209,416.96	0.008676%	249,435.21	0.0103%	148,986.85	0.016553%	154,744.15	0.0172%
Aug-05	1.81	167,833.37	0.006953%	417,268.58	0.0173%	596,385.18	0.066261%	751,129.33	0.0835%
Sep-05	1.41	276,902.73	0.011471%	694,171.31	0.0288%	538,230.54	0.059800%	1,289,359.87	0.1433%
Oct-05	1.33	267,155.96	0.011068%	961,327.27	0.0398%	688,285.72	0.076472%	1,977,645.59	0.2197%
Nov-05	1.21	361,317.89	0.014969%	1,322,645.16	0.0548%	930,182.59	0.103348%	2,907,828.18	0.3231%
Dec-05	1.28	613,231.37	0.025405%	1,935,876.53	0.0802%	1,045,720.12	0.116184%	3,953,548.30	0.4393%
Jan-06	1.40	366,543.91	0.015185%	2,302,420.44	0.0954%	745,844.89	0.082867%	4,699,393.19	0.5221%
Feb-06	1.16	417,470.37	0.017295%	2,719,890.81	0.1127%	407,933.51	0.045323%	5,107,326.70	0.5674%
Mar-06	1.56	335,475.84	0.013898%	3,055,366.65	0.1266%	817,157.45	0.090790%	5,924,484.15	0.6582%
Apr-06	1.23	617,817.93	0.025595%	3,673,184.58	0.1522%	829,724.63	0.092186%	6,754,208.78	0.7504%
May-06	1.60	669,360.93	0.027730%	4,342,545.51	0.1799%	831,164.63	0.092346%	7,585,373.41	0.8428%
Jun-06	1.45	353,400.87	0.014641%	4,695,946.38	0.1945%	564,393.41	0.062707%	8,149,766.82	0.9055%
Jul-06	1.78	506,989.88	0.021003%	5,202,936.26	0.2155%	643,491.45	0.071495%	8,793,258.27	0.9770%
Aug-06	1.49	486,975.45	0.020174%	5,689,911.71	0.2357%	828,343.75	0.092033%	9,621,602.02	1.0690%
Sep-06	1.19	636,706.31	0.026377%	6,326,618.02	0.2621%	798,786.33	0.088749%	10,420,388.35	1.1578%

CARAT 2005-1 DELINQUENCY DATA

	Delinquency Data:			Delinquency Data:
	Subvented			Non-subvented
Month	Units	%	Total Units	Units	%	Total Units
May-05	2	0.001539%	129,975	8	0.013775%	58,076
Jun-05	124	0.097062%	127,753	256	0.456035%	56,136
Jul-05	185	0.147134%	125,736	368	0.673228%	54,662
Aug-05	226	0.182962%	123,523	423	0.798113%	53,000
Sep-05	250	0.205795%	121,480	474	0.918605%	51,600
Oct-05	282	0.237184%	118,895	507	1.008654%	50,265
Nov-05	270	0.231311%	116,726	428	0.874058%	48,967
Dec-05	303	0.264119%	114,721	497	1.042716%	47,664
Jan-06	272	0.241619%	112,574	471	1.015984%	46,359
Feb-06	208	0.188024%	110,624	350	0.773754%	45,234
Mar-06	196	0.181074%	108,243	315	0.716805%	43,945
Apr-06	210	0.197830%	106,152	316	0.738232%	42,805
May-06	223	0.214438%	103,993	383	0.923292%	41,482
Jun-06	328	0.322204%	101,799	431	1.069797%	40,288
Jul-06	375	0.377769%	99,267	475	1.218918%	38,969
Aug-06	348	0.358689%	97,020	448	1.188833%	37,684
Sep-06	328	0.346061%	94,781	431	1.177017%	36,618
CARAT 2005-1 Initial Receivables Pool Characteristics

Weighted Average APR	4.24%
Aggregate Amount Financed	3,313,888,879.69
Number of Contracts in Pool	189,292
Average Amount Financed	17,506.76
Weighted Average Original Maturity	60.62
Weighted Average Remaining Maturity	47.87
Percentage of Receivables with Original Maturities => 61 Months	25.63%
Percentage of New Vehicles	80.00%
Percentage of Non-subvented Receivables	27.16%
Weighted Average FICO Score	Not Available
FICO Score Range	Not Available
Weighted Average Loan-to-Value Ratio	Not Available
Cut-Off Date	May 1, 2005

Distribution of the Receivables Pool by Annual Percentage Rate

	Number		Percentage
	of	Aggregate	of Aggregate
Annual Percentage Rate Range	Contracts	Amount Financed	Amount Financed
0.00% to 1.00%	62,150	$1,299,759,786	39.22%
1.01% to 2.00%	10,218	$238,069,162	7.18%
2.01% to 3.00%	13,613	$246,634,147	7.44%
3.01% to 4.00%	11,456	$223,792,938	6.76%
4.01% to 5.00%	9,536	$146,027,544	4.41%
5.01% to 6.00%	9,387	$108,898,786	3.29%
6.01% to 7.00%	13,678	$144,866,870	4.37%
7.01% to 8.00%	12,699	$205,429,097	6.20%
8.01% to 9.00%	13,391	$214,801,832	6.48%
9.01% to 10.00%	9,341	$145,458,565	4.39%
10.01% to 11.00%	6,962	$105,367,390	3.18%
11.01% to 12.00%	4,859	$72,374,761	2.18%
12.01% to 13.00%	4,233	$62,385,632	1.88%
13.01% to 14.00%	2,872	$40,414,737	1.22%
14.01% to 15.00%	1,318	$15,855,324	0.48%
15.01% to 16.00%	869	$10,046,834	0.30%
16.01% to 17.00%	715	$8,463,952	0.26%
17.01% to 18.00%	1,170	$15,578,324	0.47%
18.01% to 19.00%	424	$5,309,964	0.16%
19.01% to 20.00%	401	$4,353,235	0.13%

Total	189,292	$3,313,888,880	100.00%

Distribution of the Initial Receivables Pool by State
     The initial pool of receivables included receivables originated in 49 states and the District of Columbia. The following table sets forth the percentage of the Aggregate Amount Financed in the states with the largest concentration of receivables. No other state accounted for more than 4.34 % of the Aggregate Amount Financed. The following breakdown by state was based on the billing addresses of the obligors on the receivables:

Percentage of Aggregate
State	Amount Financed
California	9.35%
Texas	8.19%
New York	5.75%
Pennsylvania	5.46%
Florida	5.43%
Illinois	5.32%

CARAT 2005-1 SERVICER ADVANCES

Month	Advances
May-05	$1,601,344.41
Jun-05	1,446,910.33
Jul-05	2,073,854.57
Aug-05	1,234,945.16
Sep-05	1,466,019.84
Oct-05	1,609,472.91
Nov-05	1,623,631.77
Dec-05	1,887,450.54
Jan-06	1,209,425.46
Feb-06	1,506,871.84
Mar-06	1,211,476.98
Apr-06	2,309,066.53
May-06	1,216,848.44
Jun-06	1,173,247.05
Jul-06	1,429,146.77
Aug-06	1,332,088.84
Sep-06	1,574,823.15
2005	12,943,629.53
2006	12,962,995.06

Total	$25,906,624.59

						Initial Aggregate Receivables Principal Balance:
						Subvented 2,413,863,448.85
						Initial Aggregate Receivables Principal Balance:
CARAT 2006-1						Non-subvented 1,034,556,278.23
		Net Loss Statistics:				Net Loss Statistics:
	Prepayment	Subvented				Non-subvented
Month	Speeds	$	%	Cumulative $	Cumulative %	$	%	Cumulative $	Cumulative %
Jan-06	0.49	—	0.000000%	—	0.0000%	—	0.000000%	—	0.0000%
Feb-06	1.14	—	0.000000%	—	0.0000%	2,982.00	0.000288%	2,982.00	0.0003%
Mar-06	1.57	31,788.36	0.001317%	31,788.36	0.0013%	10,533.98	0.001018%	13,515.98	0.0013%
Apr-06	1.17	132,940.44	0.005507%	164,728.80	0.0068%	127,657.14	0.012339%	141,173.12	0.0136%
May-06	1.59	381,339.66	0.015798%	546,068.46	0.0226%	262,143.22	0.025339%	403,316.34	0.0390%
Jun-06	1.44	270,392.69	0.011202%	816,461.15	0.0338%	95,910.72	0.009271%	499,227.06	0.0483%
Jul-06	1.65	362,378.30	0.015012%	1,178,839.45	0.0488%	165,327.90	0.015981%	664,554.96	0.0642%
Aug-06	1.47	595,561.82	0.024673%	1,774,401.27	0.0735%	246,269.68	0.023804%	910,824.64	0.0880%
Sep-06	1.24	770,145.47	0.031905%	2,544,456.74	0.1054%	114,824.09	0.011099%	1,025,648.73	0.0991%

CARAT 2006-1 DELINQUENCY DATA

	Delinquency Data:			Delinquency Data:
	Subvented			Non-subvented
Month	Units	%	Total Units	Units	%	Total Units
Jan-06	8	0.005799%	137,965	3	0.004108%	73,036
Feb-06	163	0.119545%	136,350	69	0.096090%	71,808
Mar-06	229	0.170460%	134,342	92	0.131030%	70,213
Apr-06	214	0.161558%	132,460	74	0.107464%	68,860
May-06	262	0.201227%	130,201	98	0.145526%	67,342
Jun-06	323	0.253125%	127,605	110	0.167049%	65,849
Jul-06	393	0.315242%	124,666	132	0.206021%	64,071
Aug-06	388	0.318354%	121,877	128	0.205171%	62,387
Sep-06	410	0.345025%	118,832	133	0.218656%	60,826
CARAT 2006-1 Initial Receivables Pool Characteristics

Weighted Average APR	3.85%
Aggregate Amount Financed	3,448,419,727.08
Number of Contracts in Pool	211,904.00
Average Amount Financed	16,273.50
Weighted Average Original Maturity	60.43
Weighted Average Remaining Maturity	45.44
Percentage of Receivables with Original Maturities => 61 Months	25.80%
Percentage of New Vehicles	80.25%
Percentage of Non-subvented Receivables	30%
Weighted Average FICO Score	721.52
Weighted Average Loan-to-Value Ratio	99.97
Cut-Off Date	01/01/06

Distribution of the Receivables Pool by Annual Percentage Rate

	Number		Percentage
	of	Aggregate	of Aggregate
Annual Percentage Rate Range	Contracts	Amount Financed	Amount Financed
0.00% to 1.00%	56,173	$993,884,933	28.82%
1.01% to 2.00%	10,110	$201,312,847	5.84%
2.01% to 3.00%	18,281	$323,080,219	9.37%
3.01% to 4.00%	16,581	$330,699,467	9.59%
4.01% to 5.00%	24,430	$390,095,758	11.31%
5.01% to 6.00%	33,239	$461,685,094	13.39%
6.01% to 7.00%	28,017	$403,759,108	11.71%
7.01% to 8.00%	18,651	$251,457,685	7.29%
8.01% to 9.00%	6,422	$92,444,616	2.68%

Total	211,904	$3,448,419,727	100.00%

Distribution of the Initial Receivables Pool by State
     The pool of receivables includes receivables originated in 49 states and the District of Columbia. The following table sets forth the percentage of the Aggregate Amount Financed in the states with the largest concentration of receivables. No other state accounts for more than 4.75% of the Aggregate Amount Financed. Management believes that there are no factors unique to any state or region in which 10% or more of the receivables are located that may materially impact the trust’s ability to pay principal and interest on the notes. The following breakdown by state is based on the billing addresses of the obligors on the receivables:

Percentage of
Aggregate
State	Amount Financed
California	11.36%
Texas	7.51%
Florida	5.81%
Pennsylvania	5.54%
New York	5.40%

CARAT 2006-1 SERVICER ADVANCES

Month	Advances
Feb-06	$2,320,976.91
Mar-06	887,846.22
Apr-06	2,449,763.16
May-06	871,082.54
Jun-06	939,660.07
Jul-06	1,077,752.53
Aug-06	989,585.91
Sep-06	1,593,836.28
2006	11,130,503.62

Total	$11,130,503.62

PROSPECTUS
BAS Securitization LLC
Depositor
Bank of America, National Association
Sponsor
Asset Backed Notes/Asset Backed Certificates
(Issuable in Series)

You should carefully consider the discussion under “Risk Factors” beginning on page 4 of the prospectus and in the related prospectus supplement before you purchase any notes or certificates.
The notes and the certificates will be the obligation solely of the issuing entity and will not be obligations of, or interests in, and will not be guaranteed by, the depositor, the sponsor, their affiliates or any other person. None of the notes, the certificates or the underlying Receivables are insured or guaranteed by any governmental agency or instrumentality or any other entity.

Each issuing entity—
•	will issue asset backed notes and/or certificates in one or more series with one or more classes; and

•	will own—
•	a pool of:
•	motor vehicle retail installment sales contracts and/or installment loans secured by new and used motor vehicles;

•	securities evidencing ownership interests in, or secured by, loans similar to the types of loans described above;
•	Government Securities;

•	collections on the above assets;

•	liens on the Financed Vehicles and the rights to receive proceeds from claims on insurance policies;

•	funds in the accounts of the issuing entity; and/or

•	any credit or cash flow enhancement obtained in favor of the issuing entity.
The securities—
•	will consist of asset–backed notes and/or certificates in one or more series with one or more classes which—
•	will represent indebtedness of the issuing entity that issued those securities, in the case of the notes, or beneficial interests in the issuing entity that issued those securities, in the case of the certificates;

•	will be paid only from the assets of the issuing entity that issued those securities;

•	will represent the right to payments in the amounts and at the times described in the related prospectus supplement;

•	may benefit from one or more forms of credit or cash flow enhancement or derivative instrument described in this prospectus and in more detail in the accompanying prospectus supplement; and

•	will be issued as part of a designated series, which may include one or more classes of notes and/or one or more classes of certificates.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the offered securities or determined if this prospectus is accurate or complete. Making any contrary representation is a criminal offense.
The date of this prospectus is November 1, 2006.

 i

 ii

OVERVIEW OF THE INFORMATION IN THIS PROSPECTUS
AND THE RELATED PROSPECTUS SUPPLEMENT
     We provide information about your securities in two separate documents: (a) this prospectus, which provides general information, some of which may not apply to a particular series of notes or certificates, including your series; and (b) the prospectus supplement, which describes the specific terms of your series, including information about:
•	the type of securities offered;

•	certain risks relating to an investment in the securities;

•	the timing and amount of interest and principal payments;

•	the assets underlying your securities;

•	the credit or cash flow enhancement for each class;

•	the credit ratings; and

•	the method of selling the securities.
     You should rely only on the information provided in this prospectus and the related prospectus supplement, including the information incorporated by reference. No dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained in this prospectus and the related prospectus supplement and, if given or made, the information or representations must not be relied upon as having been authorized by the issuing entity, BAS Securitization LLC, the underwriters or any dealer, salesperson or other person. This prospectus and the accompanying prospectus supplement do not constitute an offer to sell, or a solicitation of an offer to buy, any security in any jurisdiction in which it is unlawful to make any similar offer or solicitation.
     We include cross-references in this prospectus and in the prospectus supplement to captions in these materials where you can find further related discussions. The table of contents in this prospectus and the table of contents included in the prospectus supplement provide the pages on which these captions are located.
     You can find a listing of the pages where capitalized terms used in this prospectus are defined under the caption “Index of Defined Terms” beginning on page I-1 in this prospectus. Capitalized terms used in this prospectus, unless otherwise defined elsewhere in this prospectus, have the meanings set forth in the glossary beginning on page 75 in this prospectus.
     To understand the structure of these securities, you must read carefully this prospectus and the related prospectus supplement in their entirety. Whenever information in a prospectus supplement is more specific than the information in this prospectus, you should rely on the information in that prospectus supplement.
 iii

SUMMARY OF TERMS
     The following summary is a short description of the main structural features that an issuing entity’s securities may have. For that reason, this summary does not contain all of the information that may be important to you or that describes all of the terms of a security. To fully understand the terms of an issuing entity’s securities, you will need to read both this prospectus and the related prospectus supplement in their entirety.
The Issuing Entities
     A separate issuing entity will be formed to issue each series of securities. If the issuing entity issues notes and certificates, it will be formed by a Trust Agreement between the depositor and the trustee of the issuing entity or by a Limited Liability Company Agreement. If the issuing entity issues only certificates, it will be formed by a Pooling and Servicing Agreement among the depositor, the servicer and the trustee of the issuing entity.
The Depositor
     BAS Securitization LLC will serve as the depositor for each series of securities. The depositor will acquire the retail motor vehicle installment sales contracts and/or installment loans from the sponsor, and will transfer them to the issuing entity. The depositor is a Delaware limited liability company, and is a wholly-owned special purpose subsidiary of NB Holdings Corporation. NB Holdings Corporation is an indirect wholly-owned subsidiary of Bank of America Corporation. The depositor was organized solely for the limited purpose of acquiring the contracts and loans, offering securities and engaging in related transactions. It is not expected that the depositor will have any business operations other than offering the securities. The depositor does not have, is not required to have, and is not expected in the future to have, any significant assets. See “The Depositor” in this prospectus and the related prospectus supplement for more information regarding the depositor.
Sponsor
     Bank of America, National Association, a national banking association and an indirect wholly-owned subsidiary of Bank of America Corporation, is the sponsor. The Receivables may be originated by the sponsor or its affiliates and/or may be purchased by the sponsor from various entities. The sponsor will sell the Receivables to the depositor. Additionally, the sponsor is primarily responsible for structuring each series of securities issued by the issuing entity. See “The Sponsor” in this prospectus for more information regarding the sponsor.
The Servicer
     The sponsor and/or one or more entities affiliated or unaffiliated with the depositor will service the Receivables. The servicer will be named and described in the related prospectus supplement. Each servicer will perform certain servicing functions in accordance with the related Pooling and Servicing Agreement, Indenture or Sale and Servicing Agreement.
The Trustees
     A trustee for each issuing entity will be named and described in the related prospectus supplement. The trustee generally will be responsible under each Pooling and Servicing Agreement, Trust Agreement, Indenture or similar agreement for providing general administrative services on behalf of the issuing entity for a series. To the extent specified in the related prospectus supplement, a securities administrator may perform certain of the duties of the trustee.
The Primary Assets and Other Issuing Entity Property
     Primary Assets. The Primary Assets of each issuing entity will include a pool of Receivables and may include Collateral Certificates. This pool of assets may be further subdivided into subpools, as specified in the related prospectus supplement. The Primary Assets of an issuing entity may also include Government Securities, see “The Government Securities” in this prospectus.

     The Receivables. The Receivables of each issuing entity will consist of a pool of retail motor vehicle installment sales contracts and/or installment loans originated either (1) via direct channels or (2) indirectly by motor vehicle dealers or lenders, and purchased and transferred, directly or indirectly, to the issuing entity. The Receivables may include pools of retail motor vehicle installment loans and/or installment sales contracts purchased by affiliates of Bank of America Corporation from third party originators or sellers and/or originated by the sponsor or its affiliates, and transferred first to the depositor and then to the issuing entity. The Receivables will be secured by new or used automobiles, motorcycles, vans, trucks, buses and/or trailers, light-duty trucks and other similar vehicles. You will find a description of the characteristics of each issuing entity’s Receivables in the related prospectus supplement. For a more detailed description of the Receivables, including the criteria they must meet in order to be included in an issuing entity, and the other property supporting the securities, see “The Receivables Pool” in this prospectus and in the related prospectus supplement.
     The Collateral Certificates. The Collateral Certificates will consist of certificates evidencing an undivided interest in, or notes or loans secured by, receivables that conform to the descriptions of the Receivables in this prospectus. For a more detailed description of the Collateral Certificates, see “The Collateral Certificates” in this prospectus and, if applicable, in the related prospectus supplement.
     Other Property of the Issuing Entity. In addition to the Receivables, Collateral Certificates and/or Government Securities, each issuing entity will own amounts on deposit in various accounts, which may include:
•	an account into which Collections are deposited;

•	an account to fund post-closing purchases of additional Primary Assets; or

•	a reserve fund or other account providing credit or cash flow enhancement.
The Securities
An issuing entity’s securities may include one or more classes of notes and/or certificates. You will find the following information about each class of securities in the prospectus supplement:
•	its principal amount;

•	its interest rate, which may be fixed or variable or a combination;

•	the timing, amount and priority or subordination of payments of principal and interest;

•	the method for calculating the amount of principal and interest payments;

•	its final scheduled payment date;

•	whether and when it may be redeemed prior to its final scheduled payment date; and

•	how losses on the Primary Assets are allocated among the classes of securities.
Some classes of securities may be entitled to:
•	principal payments with disproportionate, nominal or no interest payments; or

•	interest payments with disproportionate, nominal or no principal payments.
The related prospectus supplement will identify any class of securities of a series that is not being offered to the public.
Variable pay term securities or variable pay revolving securities may be issued. An issuing entity may issue additional securities if specified in the prospectus supplement and use the proceeds to repay certain classes of securities prior to their final scheduled distribution date.
Generally, you may purchase the securities only in book-entry form and will not receive your securities in definitive form. You may purchase securities in the denominations set forth in the prospectus supplement. The record date for a payment date or a distribution date will be the business day immediately preceding the payment date or, if Definitive Securities are issued, the last day of the preceding calendar month.

Credit or Cash Flow Enhancement
The related prospectus supplement will specify the credit or cash flow enhancement, if any, for each issuing entity. Credit or cash flow enhancement may consist of one or more of the following:
•	subordination of one or more classes of securities;

•	a reserve fund;

•	overcollateralization (i.e., the amount by which the principal amount of the Primary Assets exceeds the principal amount of all of the issuing entity’s securities);

•	excess interest collections (i.e., the excess of anticipated interest collections on the Primary Assets over fees and expenses, interest on the issuing entity’s securities and any amounts required to be deposited in any reserve fund);

•	letter of credit or other credit facility;

•	surety bond or insurance policy;

•	liquidity arrangements or revolving liquidity notes;

•	swaps (including currency swaps) and other derivative instruments and interest rate protection agreements;

•	repurchase or put obligations;

•	yield supplement agreements, accounts or amounts;

•	financial guaranty insurance policies;

•	guaranteed investment contracts;

•	guaranteed rate agreements; or

•	limited guarantees.
Limitations or exclusions from coverage could apply to any form of credit or cash flow enhancement. This prospectus and the prospectus supplement will describe the credit or cash flow enhancement and related limitations and exclusions applicable for securities issued by an issuing entity. Enhancements cannot guarantee that losses will not be incurred on the securities.
For more information about credit enhancement, see “The Transaction Documents — Subordination,” “—Other Credit Enhancement” and “—Cash Flow Agreements” in this prospectus.

RISK FACTORS
     The risk factors discussed below and in the related prospectus supplement describe the material risks of an investment in the securities and should be carefully considered by all potential investors. The securities are not suitable investments for all investors and may especially not be suitable for individual investors. The securities are complex financial instruments, so you should not purchase any notes unless you or your financial advisor possess the necessary expertise to analyze the potential risks associated with an investment in asset-backed securities. You should not purchase any securities unless you understand, and are able to bear, the prepayment, credit, liquidity and market risks associated with such securities.

You must rely for repayment only upon the issuing entity’s assets which may not be sufficient to make full payments on your securities	The depositor does not have, nor is it expected to have, any significant assets. There will be no recourse to the depositor or any of its affiliates or any other person for any default on the notes or any failure to receive distributions on the notes and certificates with respect to any series except as may be specified in the related prospectus supplement. Consequently, holders of securities of each series must rely solely upon the assets of the issuing entity for a series of securities, including, if applicable, any amounts available pursuant to any credit or cash flow enhancement for that series, for the payment of principal of and interest on the securities of that series.

Limits on credit or cash flow enhancement may result in losses to you	Although we intend the credit or cash flow enhancement for the securities to reduce the risk of delinquent payments or losses to holders of a series of securities entitled to the benefit of the credit or cash flow enhancement, the amount of the credit or cash flow enhancement will be limited, as set forth in the related prospectus supplement. In addition, the amount available may decline and could be depleted prior to the payment in full of the related series of securities, and therefore losses on the Primary Assets could result in losses to holders of those securities.

Timing and rate of prepayments may result in lower yield	The securities of a series will be payable solely from the assets of the issuing entity for that series. The yield to maturity experienced by a holder of securities of a given series may be affected by, among other things, the rate and timing of payments of principal of the Receivables or of the underlying Receivables relating to the Collateral Certificates. The rate and timing of principal payments of the securities of a series will be affected by a number of factors, including the following:

• the extent of prepayments or defaults;

• the manner of allocating principal payments among the classes of securities of a series as specified in the related prospectus supplement; and

• the exercise of any right of optional termination.

Prepayments may also result from repurchase or purchase of Receivables or underlying Receivables due to material breaches of the depositor’s or the servicer’s representations or warranties.

Delays in distribution dates may result in lower yield	Interest payable on the securities of a series on a distribution date will include all interest accrued during the period specified in the related prospectus supplement. In the event interest accrues during the calendar month prior to a distribution date, the effective yield to holders will be reduced from the yield that would otherwise be obtainable if interest payable on the security were to accrue through the day immediately preceding each distribution date, and the effective yield at par to holders will be less than the indicated coupon rate.

Risks of subordinated securities	To the extent specified in the related prospectus supplement, distributions of interest on and principal of one or more classes of securities of a series may be subordinated in priority of payment to interest and principal due on one or more other classes of securities of the related series. Any subordinated securities will be affected to a greater degree by any losses on the Receivables or on the underlying Receivables relating to the Collateral Certificates.

The absence of a secondary market could limit your ability to resell your securities	There will be no market for the securities of any series prior to their issuance, and there can be no assurance that a secondary market will develop after such issuance. If a secondary market does develop, there can be no assurance that it will provide holders with liquidity of investment or that the market will continue for the life of the securities of the related series. The underwriter presently expects to make a secondary market in the securities, but has no obligation to do so. Absent a secondary market for the securities, you may experience a delay if you choose to sell your securities or the price you receive may be less than you would receive for a comparable liquid security.

Securities may not be appropriate for individual investors	If you are an individual investor who does not have sufficient resources or expertise to evaluate the particular characteristics of a class of securities, the securities of a series may not be an appropriate investment for you. This may be the case because, among other things:

• if you purchase your securities at a price other than par, your yield to maturity will be sensitive to the uncertain rate and timing of principal prepayments on the Receivables;

•     the rate of principal distributions on, and the weighted average lives of, the securities will be sensitive to the uncertain rate and timing of principal prepayments on the applicable loans and the priority of principal distributions among the classes of securities. Because of this, the securities may be inappropriate investments for you if you require a distribution of a particular amount of principal on a specific date or an otherwise predictable stream of distributions;

•     you may not be able to reinvest amounts distributed relating to principal on your securities (which distributions, in general, are expected to be greater during periods of relatively low interest rates) at a rate at least as high as the applicable pass-through rate or your expected yield;

• a secondary market for the securities may not develop or provide you with liquidity of investment; and

• you must pay tax on any interest or original issue discount in the year it accrues, even if the cash is paid to you in a different year.

If you are an individual investor considering the purchase of a note or certificate, you should also carefully consider the other risk factors discussed in this prospectus and in the applicable prospectus supplement.

Book-entry system for certain classes of securities may decrease liquidity and delay payment	Because transactions in the classes of Book-Entry Securities of any series generally can be effected only through DTC, DTC Participants and indirect DTC Participants:

•     your ability to pledge Book-Entry Securities to someone who does not participate in the DTC system, or to otherwise take action relating to your Book-Entry Securities, may be limited due to the lack of a physical security;

•     you may experience delays in your receipt of payments on Book-Entry Securities because distributions will be made by the trustee, or a paying agent on behalf of the trustee, to Cede & Co., as nominee for DTC, rather than directly to you; and

•     you may experience delays in your receipt of payments on Book-Entry Securities in the event of misapplication of payments by DTC, DTC Participants or indirect DTC Participants or bankruptcy or insolvency of those entities and your recourse will be limited to your remedies against those entities.

See “Certain Information Regarding the Securities — Book-Entry Registration — Book-Entry Form.”

The issuing entity’s security interest in the financed vehicles will not be noted on the certificate of title, which may cause losses	The depositor will assign security interests in the Financed Vehicles securing the Receivables to the related issuing entity. Due to administrative burden and expense, however, we will not cause the certificates of title to the Financed Vehicles to be amended to reflect the assignment by the originator or other persons to the depositor or by the depositor to the issuing entity. In the absence of amendment of the certificate of title, an issuing entity may not have a perfected security interest in the Financed Vehicles securing the Receivables in some states. If an issuing entity does not have a perfected security interest in a Financed Vehicle in the event of a default, it may not be able to realize on that Financed Vehicle. If the issuing entity has failed to obtain or maintain a perfected security interest in a Financed Vehicle, its security interest would be subordinate to, among others, a bankruptcy trustee of the obligor, a subsequent purchaser of the Financed Vehicle or a holder of a perfected security interest in the Financed Vehicle or a bankruptcy trustee of such holder. If the issuing entity attempts to repossess the related Financed Vehicle as holder of an unperfected security interest in the Financed Vehicle in certain states, it might not be able to realize any liquidation proceeds on the Financed Vehicle and, as a result, you may suffer a loss or delays on your investment in the securities.

If the issuing entity does not use all of the money in the Pre-Funding Account, a mandatory redemption of a portion of the notes and certificates could result	To the extent provided in the related prospectus supplement, if the issuing entity has not used all of the money deposited in the Pre-Funding Account to purchase additional Primary Assets by the date set forth in the prospectus supplement, then the holders of each of the notes and certificates will receive a pro rata payment of principal in an amount equal to the unused amount or of the amount remaining in the Pre-Funding Account. The inability of the depositor to obtain Primary Assets meeting the requirements for sale to the issuing entity will increase the likelihood of a prepayment of principal. Any reinvestment risk from the mandatory prepayment of a portion of the notes and certificates from the unused amount will be borne by the holders of the notes and certificates, as the case may be.

Removal of a servicer after a Servicer Default may adversely affect the notes or the certificates and may result in payment delays or losses	The related prospectus supplement may provide that with respect to a series of securities, upon the occurrence of a Servicer Default, the related indenture trustee or specified portion of noteholders or certificateholders may remove the servicer without the consent of the related trustee or the noteholders or certificateholders of any subordinated class. The trustee or any such subordinated class with respect to a series may not have the ability to remove the servicer if a Servicer Default occurs. In addition, the noteholders or certificateholders of a senior class with respect to a series may have the ability, with specified exceptions, to waive defaults by the servicer, including defaults that could materially adversely affect the noteholders or certificateholders of any subordinated class of the series. If the servicer were to become a debtor in a bankruptcy case or the FDIC was appointed conservator or receiver for the servicer or other similar official has been appointed for the servicer, and no Servicer Default other than the such bankruptcy or insolvency related events has occurred, the bankruptcy trustee (including the servicer itself as a debtor-in-possession) or similar official may have the power to prevent the indenture trustee or the securityholders from effecting a transfer of servicing.

In addition, during the pendency of any servicing transfer or for some time thereafter, obligors may delay making their monthly payments or may inadvertently continue making payments to the predecessor servicer, potentially resulting in delays in distributions on the related notes or certificates. Delays in payments on the notes or certificates and possible reductions in the amount of such payments could occur with respect to any cash collections held by the servicer at the time that the servicer becomes the subject of a bankruptcy proceeding.

Commingling of assets by the servicer could reduce or delay payments on the securities	Except as described below, the servicer will be required to deposit all payments on the Primary Assets collected during each Collection Period into the related Collection Account within two business days of receipt of the payments. However, if a servicer satisfies particular requirements for less frequent remittances the servicer will not be required to deposit the amounts into the Collection Account until the business day preceding each distribution date.

Pending deposit into the Collection Account, collections may be invested by the servicer at its own risk and for its own benefit and will not be segregated from funds of the servicer. If the servicer were unable or failed to remit the funds, the applicable securityholders might incur a loss. To the extent set forth in the related prospectus supplement, the servicer may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related issuing entity to secure timely remittances of collections on the Primary Assets.

Regulatory action could cause delays or reductions in payment on the notes	In 2002, the Comptroller of the Currency issued a temporary cease and desist order against a national banking association (unrelated to Bank of America) in connection with a securitization of its consumer credit card receivables because the Comptroller of the Currency asserted that, among other things, the servicing fee paid to the national banking association was inadequate. If a national banking association services the receivables, and such national banking association were in economic or regulatory difficulty, an appropriate bank regulatory agency might order such national banking association to amend or rescind the servicing agreement under which it services the receivables or take other actions including, if servicing fees payable under that servicing agreement did not fully compensate such national banking association for its actual servicing costs, an order to amend or rescind or to withhold amounts equal to its actual servicing costs. If an appropriate banking agency did order such national banking association to rescind or amend that servicing agreement, payments to you could be delayed or reduced.

Noteholders may take action without the consent of certificateholders	In certain circumstances, the noteholders with respect to a series have the ability to take action which could materially adversely affect certificateholders of the series without obtaining the consent of the certificateholders. For instance, the noteholders with respect to a series have the ability, with specified exceptions, to waive defaults by the servicer, including defaults that could materially adversely affect the certificateholders of the series.

The issuing entity’s interest in the Receivables could be defeated because the contracts will not be delivered to the issuing entity	To the extent provided for in the related prospectus supplement, the servicer or custodian will maintain possession of the original contracts for each of the Receivables and the original contracts will not be segregated or marked as belonging to the issuing entity. If the servicer or custodian sells or pledges and delivers the original contracts for the Receivables to another party, in violation of its obligations under the agreements for the securities, this party could acquire an interest in the Receivable having a priority over the issuing entity’s interest.

In addition, another person could acquire an interest in a Receivable that is superior to the issuing entity’s interest in the Receivable if the Receivable is evidenced by an electronic contract and the servicer or custodian loses control over the authoritative copy of the contract and another party purchases the Receivable evidenced by the contract without knowledge of the issuing entity’s interest. If the servicer or custodian loses control over the contract through fraud, forgery, negligence or error, or as a result of a computer virus or a hacker’s actions or otherwise, a person other than the issuing entity may be able to modify or duplicate the authoritative copy of the contract.

As a result of any of the above events, the issuing entity may not have a perfected security interest in certain Receivables. The possibility that the issuing entity may not have a perfected security interest in the Receivables may affect the issuing entity’s ability to repossess and sell the underlying Financed Vehicles. Therefore, holders of the securities may be subject to delays in payment and may incur losses on your investment in the securities.

Furthermore, if the servicer or custodian becomes the subject of a bankruptcy proceeding, competing claims to ownership or security interests in the Receivables could arise. These claims, even if unsuccessful, could result in delays in payments on the securities. If successful, the attempt could result in losses or delays in payment to you or an acceleration of the repayment of the securities.

Receivables that fail to comply with consumer protection laws may result in losses on your investment	Federal and state consumer protection laws regulate the creation, collection and enforcement of consumer contracts such as the Receivables. These laws impose specific statutory liabilities upon creditors who fail to comply with their provisions. Although the liability of the issuing entity to the obligor for violations of applicable federal and state consumer laws may be limited, these laws may make an assignee of a receivable, such as the issuing entity, liable to the obligor for any violation by the lender. Under certain circumstances, the liability of the issuing entity to the obligor for violations of applicable Federal and state consumer protection laws may be limited by the applicable law. In some cases, this liability could affect an assignee’s ability to enforce its rights related to secured loans such as the Receivables. The depositor or servicer, the related originator or another entity may be obligated to repurchase from the issuing entity any receivable that fails to comply with these legal requirements. If the depositor or servicer, the related originator or another entity, as applicable, fails to repurchase that Receivable, you might experience delays or reductions in payments on your securities. See “Material Legal Aspects of the Receivables — Consumer Protection Laws” in this prospectus.

The sponsor, the depositor and the servicer have limited obligations to the issuing entity and will not make payments on the securities	The sponsor, the depositor and their affiliates are generally not obligated to make any payments to you on your securities. However, the depositor and/or the servicer will make representations and warranties about the characteristics of the Receivables.

If the depositor or the servicer breaches a representation or warranty for a Receivable, the depositor may be required to repurchase or the servicer may be required to purchase that Receivable. If the depositor fails to repurchase or the servicer fails to purchase, as applicable, that Receivable, you might experience delays and/or reductions in payments on the securities. See “The Transaction Documents — Sale and Assignment of the Primary Assets” in this prospectus and “The Transaction Documents and the Indenture — Sale and Assignment of the Receivables” in the related prospectus supplement.

Interests of other persons in the Receivables and Financed Vehicles could be superior to the issuing entity’s interest, which may result in reduced payments on your securities	Due to, among other things, liens for repairs of a financed vehicle or for unpaid taxes of an obligor, the issuing entity could lose the priority of its security interest in a Financed Vehicle. Neither the depositor nor the servicer will have any obligation to repurchase or purchase, respectively, a Receivable if these liens result in the loss of the priority of the security interest in the Financed Vehicle after the issuance of securities by the issuing entity. Generally, no action will be taken to perfect the rights of the issuing entity in proceeds of any insurance policies covering individual Financed Vehicles or obligors. Therefore, the rights of a third party with an interest in the proceeds could prevail against the rights of the issuing entity prior to the time the proceeds are received or deposited by the servicer into an account controlled by the trustee for the securities. See “Material Legal Aspects of the Receivables — Security Interests in Financed Vehicles” in this prospectus.

Extensions and deferrals of payments on Receivables could increase the average life of the securities	In some circumstances, the servicer may permit an extension on or deferral of payments due on Receivables on a case-by-case basis. In addition, the servicer may from time to time solicit or offer obligors an opportunity to defer payments. Any of these deferrals or extensions may extend the maturity of the Receivables and increase the weighted average life of the securities. The weighted average life and yield on your securities may be adversely affected by extensions and deferrals on the Receivables. However, the servicer must purchase the Receivable from the issuing entity if any payment deferral of a Receivable extends the term of the Receivable beyond the latest final scheduled payment date for any class of related securities.

The application of the Servicemembers Civil Relief Act and similar legislation may lead to delays in payment or losses on your securities	In some circumstances, the Servicemembers Civil Relief Act, as amended, the California Military Families Financial Relief Act and other similar state legislation may limit the interest payable on a Receivable during an obligor’s period of active military duty. This legislation could adversely affect the ability of the servicer to collect full amounts of interest on a Receivable as well as to foreclose on an affected Receivable during, and in certain circumstances, after the obligor’s period of active military duty. This legislation may thus cause delays and losses in payments to holders of the securities. See “Servicemembers Civil Relief Act” in this prospectus.

The securities may not be a suitable investment for you	The securities are not a suitable investment if you require a regular or predictable schedule of payments or payment on any specific date. The securities are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment, and the interaction of these factors.

You may not be able to exercise your rights as a securityholder directly	Each class of securities of a given series will be initially represented by one or more certificates registered in the name of Cede & Co., or any other nominee for The Depository Trust Company set forth in the related prospectus supplement and will not be registered in the names of the holders of the securities of such series or their nominees. Persons acquiring beneficial ownership interests in any series of securities may hold their interests through The Depository Trust Company in the United States or Clearstream Bank, société anonyme or the Euroclear System in Europe. Because of this, unless and until Definitive Securities for such series are issued, holders of such securities will not be recognized by the issuing entity or any trustee or indenture trustee as certificateholders or noteholders, as the case may be. Hence, until Definitive Securities are issued, holders of such securities will only be able to exercise the rights of noteholders and certificateholders indirectly through The Depository Trust Company and its participating organizations. See “Certain Information Regarding the Securities — Book-Entry Registration” in this prospectus.

CAPITALIZED TERMS
     The capitalized terms used in this prospectus, unless defined elsewhere in this prospectus, have the meanings set forth in the glossary at the end of this prospectus.
THE SPONSOR
     Bank of America, National Association (“Bank of America”) is an indirect wholly-owned subsidiary of Bank of America Corporation. Bank of America is engaged in a general consumer banking, commercial banking, and trust business, offering a wide range of commercial, corporate, international, financial market, retail and fiduciary banking services. Bank of America is a national banking association chartered by the Office of the Comptroller of the Currency (the “OCC”)and is subject to the regulation, supervision and examination of the OCC.
     Bank of America and its affiliates have been active in the securitization market since its inception. Bank of America has sponsored publicly offered securitization transactions since 1977. Bank of America and its affiliates have been involved with the origination of auto loans, student loans, home equity loans, credit card receivables, manufactured housing contracts, residential mortgage loans, and commercial mortgage loans, as well as less traditional asset classes. Bank of America and its affiliates have also participated in a variety of collateralized loan obligation transactions, synthetic securitizations, and asset-backed commercial paper programs. Bank of America and its affiliates have served as sponsors, issuers, dealers, and servicers in a wide array of securitization transactions.
     The depositor’s securitization program has been structured by Bank of America, and principally is used by Bank of America to finance various types of consumer finance assets acquired from third parties. Bank of America currently does not rely on securitization as a material funding source.
     Bank of America serves as the sponsor in the depositor’s securitization program, in addition to being an affiliate of the depositor. Except to the extent specified in the related prospectus supplement, the sponsor will have no ongoing servicing obligations or responsibilities with respect to any Financed Vehicle and no administrative obligations with respect to any issuing entity. The sponsor will have limited obligations and rights under the agreements related to a transaction, which will be described in the related prospectus supplement.
     Bank of America’s headquarters and its executive offices are located at 100 North Tryon Street, Charlotte, North Carolina 28255, and the telephone number is (704) 386-5478.
THE DEPOSITOR
     BAS Securitization LLC will serve as the depositor for each series of securities. The depositor will acquire the retail motor vehicle installment sales contracts and/or installment loans from the sponsor, and will transfer them to the issuing entity. The depositor is a Delaware limited liability company, and is a wholly-owned special purpose subsidiary of NB Holdings Corporation. NB Holdings Corporation is an indirect wholly-owned subsidiary of Bank of America Corporation. The depositor was organized under a limited liability company agreement solely for the limited purpose of acquiring the contracts and loans, offering securities and engaging in related transactions. It is not expected that the depositor will have any business operations other than those related to offering the securities and participating in the transaction described in each prospectus supplement and in this prospectus. The depositor does not have, is not required to have, and is not expected in the future to have, any significant assets. See “The Depositor” in the related prospectus supplement for more information regarding the depositor.
     The depositor anticipates that, as depositor, it will acquire Receivables and Collateral Certificates, as applicable, to be included in each issuing entity from third parties in the open market or in privately negotiated transactions. The depositor may also acquire Primary Assets from affiliates. Except to the extent specified in the related prospectus supplement, the depositor will have no ongoing servicing obligations or responsibilities with respect to any Financed Vehicles and no administrative obligations with respect to the issuing entity. The depositor will have limited obligations and rights under the agreements related to a transaction, which will be described in the related prospectus supplement.
     The principal office of the depositor is located at Bank of America Corporate Center, 100 North Tryon Street, Charlotte, NC 28255. Its telephone number is (704) 388-2308.
     See “The Depositor” in the applicable prospectus supplement for more information about the depositor.
THE SERVICER
     The servicing of the Receivables will be performed by one or more servicers, which may include the sponsor or its affiliates. The applicable prospectus supplement will identify (i) any servicer, (ii) each servicer affiliated with the sponsor, (iii) each servicer that services 10% or more of the Receivables and (iv) any other material servicer that is responsible for performing an aspect of the servicing on which the related notes or certificates are materially dependant.
     The obligations of a servicer may be performed through subservicers or vendors, under the terms and conditions described in the related prospectus supplement. In the event a servicer appoints a subservicer that meets the thresholds provided in Item 1108(a)(3) of Regulation AB (17 CFR 229.1108), the applicable prospectus supplement will provide the disclosure required by Item 1108(b) and (c) of Regulation AB (17 CFR 229.1108). In the event that such appointment occurs after the issuance of the related series of securities, the depositor will report such appointment on a Form 8-K.
THE ISSUING ENTITIES
     With respect to each series of securities, for the transactions described in this prospectus and in the related prospectus supplement, the depositor will establish a separate issuing entity that will issue the securities of that series. Each issuing entity will be either a limited liability company (each, an “LLC”) formed pursuant to a limited liability company agreement (each, a “Limited Liability Company Agreement”) or a trust (a “Trust”) formed pursuant to a trust agreement (each, a “Trust Agreement”) between the depositor and the related owner trustee or a grantor trust formed pursuant to a pooling and servicing agreement (each, a “Pooling and Servicing Agreement”) among the depositor, the servicer and the trustee for the related Trust, as applicable. In the event an owner trust or grantor trust is formed, the related trustee may own the Primary Assets and/or act on behalf of the issuing entity in all instances described in this prospectus and the related prospectus supplement. The property of each issuing entity will include Primary Assets and all payments due under the Primary Assets on and after the applicable cutoff date in the case of Precomputed Receivables and all payments received under the Primary Assets on and after the applicable cutoff date or closing date, as specified in the related prospectus supplement, in the case of Simple Interest Receivables. The primary assets (“Primary Assets”) for a series will include Receivables, Collateral Certificates and/or Government Securities, as described in the applicable prospectus supplement. On the applicable closing date, simultaneously with the issuance of the notes and/or certificates of a given series, the sponsor will transfer or sell Primary Assets to the depositor and the depositor will transfer or sell Primary Assets to the issuing entity in the outstanding principal amount specified in the related prospectus supplement.
     To the extent specified in the related prospectus supplement, the property of each issuing entity may also include:
•	the right to all documents and information contained in the Receivable files;

•	collections and all other amounts due under the Receivables after the cut-off dates specified in the related prospectus supplement;

•	security interests in the vehicles financed by the Receivables (the “Financed Vehicles”);

•	the right to receive proceeds from claims on credit life, disability, theft and physical damage or other insurance policies covering the Financed Vehicles or the obligors under the Receivables;

•	the rights relating to the Receivables purchased from dealers under any agreements between the originator of the Receivables and the dealers that sold the Financed Vehicles;

•	all property on deposit in or credited to the applicable accounts, including the related Collection Account and any other account identified in the related prospectus supplement, including all Eligible Investments credited thereto (but excluding any investment income from Eligible Investments which is to be paid to the servicer or as otherwise specified in the related prospectus supplement);

•	the rights of the issuing entity under each applicable transaction document;

•	the rights under any credit or cash flow enhancement to the extent specified in the related prospectus supplement; and

•	all proceeds of the Primary Assets or the foregoing property (collectively, with the Primary Assets, the “Issuing Entity Property”).
     To the extent specified in the related prospectus supplement, a reserve account (each, a “Reserve Account”) or other form of credit or cash flow enhancement may be a part of the property of a given issuing entity or may be held by the trustee for the benefit of holders of the related securities. To the extent specified in the related prospectus supplement, an interest rate or currency swap or other hedge agreement may also be a part of the property of any given issuing entity or may be held by the trustee or the indenture trustee for the benefit of holders of the related securities.
     If so provided in the related prospectus supplement, the Issuing Entity Property may also include a Pre-Funding Account, into which the depositor will deposit cash and which will be used by the issuing entity to purchase Receivables from the related originators during a specified period following the closing date for the related issuing entity. Any Receivables so conveyed to an issuing entity will also be Issuing Entity Property of the issuing entity.
     Prior to formation, each issuing entity will have no assets or obligations. After formation, each issuing entity will not engage in any activity other than acquiring and holding the related Receivables and the Issuing Entity Property, issuing the related securities, distributing payments in respect thereof and any other activities described in this prospectus, in the related prospectus supplement and in the Trust Agreement, Indenture or Limited Liability Company Agreement of the issuing entity, as applicable. Each issuing entity will not acquire any Receivables or assets other than the Issuing Entity Property.
     The servicer specified in the related prospectus supplement, as servicer under the related Pooling and Servicing Agreement, related Sale and Servicing Agreement or related servicing agreement (each, a “Sale and Servicing Agreement”), as applicable, will service the Receivables held by each issuing entity and will receive fees for these services. See “The Transaction Documents — Servicing Compensation and Payment of Expenses” in this prospectus and the discussion of servicing compensation in the related prospectus supplement. To the extent set forth in the related prospectus supplement, the servicer will be authorized to retain physical possession of the Receivables held by each issuing entity and other documents relating to possession of the Receivables as custodian for each issuing entity. Due to the administrative burden and expense, the certificates of title to the Financed Vehicles will not be amended to reflect the sale and assignment of the security interest in the Financed Vehicles to an issuing entity. In the absence of an amendment, an issuing entity may not have a perfected security interest in some of the Financed Vehicles in some states. See “Material Legal Aspects of the Receivables” and “The Transaction Documents — Sale and Assignment of the Primary Assets.” In the case of Primary Assets consisting of Collateral Certificates and/or Government Securities, the trustee specified in the related prospectus supplement will manage the Collateral Certificates and/or Government Securities.
     If the protection provided to (1) holders of notes issued by an owner trust or an LLC by the subordination of the related securities and by the Reserve Account, if any, or any other available form of credit or cash flow enhancement for the series or (2) certificateholders by the subordination of any subordinated certificates and by the Reserve Account or other form of credit or cash flow enhancement is insufficient, the noteholders or certificateholders, as the case may be, will have to look to payments by or on behalf of obligors on Receivables or on the Collateral Certificates and Government Securities, as applicable, and the proceeds from the repossession and sale of Financed Vehicles that secure Defaulted Receivables for distributions of principal and interest on the securities. In this event, some factors, such as the applicable issuing entity not having perfected security interests in all of the Financed Vehicles, may limit the ability of an issuing entity to realize on the collateral securing the related Receivables, or may limit the amount realized to less than the amount due under the Receivables. Securityholders may be subject to delays in payment on, or may incur losses on their investment in, the securities as a result of defaults or delinquencies by obligors and depreciation in the value of the related Financed Vehicles. See “The Transaction Documents ¯ Subordination” and “Material Legal Aspects of the Receivables.”
     The principal offices of each issuing entity and the related trustee, in the case of a Trust, will be specified in the related prospectus supplement.
THE TRUSTEE
     The trustee for any issuing entity that is a Trust will be specified in the related prospectus supplement. The trustee’s liability in connection with the issuance and sale of the related securities is limited solely to the express obligations of the trustee set forth in the related Trust Agreement and Sale and Servicing Agreement, the related Pooling and Servicing Agreement or the related Indenture, as applicable. A trustee may resign at any time, in which event the servicer, depositor, issuing entity or other person, as specified in the related prospectus supplement, will be obligated to appoint a successor trustee. The servicer, depositor, issuing entity or other person, as specified in the related prospectus supplement, may also remove the related trustee if (i) the trustee ceases to be eligible to continue as trustee under the related Trust Agreement or Pooling and Servicing Agreement, as applicable, or (ii) the trustee becomes insolvent. In either of these circumstances, the servicer or administrator, as specified in the related prospectus supplement, will be obligated to appoint a successor trustee. Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until the acceptance of the appointment by the successor trustee. The servicer, issuing entity, or other person specified in the related prospectus supplement will agree to pay to each trustee, and each trustee shall be entitled to, reasonable compensation for all services rendered by such trustee in the execution of the issuing entity and in the exercise and performance of any of the powers and duties of the trustee under the Trust Agreement and Sale and Servicing Agreement, the related Pooling and Servicing Agreement or related Indenture, as applicable. The servicer, issuing entity, or other person specified in the related prospectus supplement will agree to pay or reimburse the trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the trustee in accordance with the Trust Agreement and Sale and Servicing Agreement, the related Pooling and Servicing Agreement or related Indenture, as applicable (including the reasonable fees and expenses of its agents, any co-trustee and counsel) or in defense of any action brought against it in connection with those agreements except any such expense, disbursement or advance as may arise from its negligence, willful misfeasance, or bad faith. If specified in the related prospectus supplement, any or all compensation of the trustees and reimbursement of trustee fees and expenses described above may be paid exclusively out of the distribution of payments out of amounts in the related Collection Account, prior to payment of interest or principal to the holders of the securities.
     The principal offices of each issuing entity and the related trustee will be specified in the related prospectus supplement.
USE OF PROCEEDS
     If so provided in the related prospectus supplement, the net proceeds from the sale of the securities of a series will be applied by the related issuing entity to the purchase of the Primary Assets from the seller or the depositor, as applicable. The depositor will use the portion of the net proceeds paid to it to purchase the Primary Assets from the sponsor.

PRINCIPAL DOCUMENTS
     In general, the operations of an issuing entity will be governed by the following documents:

Document	Parties	Primary Purposes
Trust Agreement (if an owner trust) or Limited Liability Company Agreement	owner trustee and the depositor (if a Trust Agreement) or the depositor as the member (if a Limited Liability Company Agreement)	•	creates the issuing entity or limited liability company
		•	provides for issuance of certificates and payments to certificateholders
		•	establishes rights and duties of owner trustee (if an owner trust)
		•	establishes rights of certificateholders
		•	may provide for administrative services, on behalf of the issuing entity

Indenture (if an owner trust or an LLC)	issuing entity and indenture trustee	•	provides for issuance of the notes, the terms of the notes and payments to noteholders
		•	establishes rights and duties of indenture trustee
		•	establishes rights of noteholders

Sale and Servicing Agreement (if an owner trust or an LLC) (the terms of the Sale and Servicing Agreement may also be divided between a separate sale agreement and one or more servicing agreements)	the depositor, the servicer and an issuing entity as purchaser	•	effects sale of Primary Assets to the issuing entity
		•	contains representations and warranties concerning the Primary Assets
		•	contains servicing obligations of servicer
		•	provides for compensation to servicer
		•	directs how cash flow will be applied to expenses of the issuing entity and payments on its securities

Pooling and Servicing Agreement (if a grantor trust)	the trustee, the depositor and the servicer	•	creates the issuing entity
		•	effects sale of Primary Assets to the issuing entity
		•	contains representations and warranties concerning the Primary Assets contains servicing obligations of servicer
		•	provides for compensation to servicer
		•	provides for issuance of certificates and payments to certificateholders
		•	directs how cash flow will be applied to expenses of the issuing entity and payments to certificateholders
		•	establishes rights and duties of trustee
		•	establishes rights of certificateholders
     The material terms of these documents are described throughout this prospectus and in the related prospectus supplement. The related prospectus supplement for a series will describe any material provisions of these documents as used in that series that differ in a material way from the provisions described in this prospectus.
     A form of each of these principal documents has been filed as an exhibit to the registration statement of which this prospectus forms a part. The summaries of the principal documents in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of those principal documents. The depositor will file the material documents for a particular transaction with the Securities and Exchange Commission (“SEC”) as exhibits to a Form 8-K following the close of such transaction.
THE RECEIVABLES POOL
     The motor vehicle retail installment sales contracts and/or loans secured by new and used automobiles, motorcycles, vans, trucks, buses and/or trailers, light-duty trucks and other similar vehicles (the “Receivables”) in a receivables pool have been or will be originated or acquired by a seller in the ordinary course of business, as described in the related prospectus supplement.
     The Receivables to be sold to each issuing entity will be selected from a seller’s portfolio for inclusion in a receivables pool based on several criteria, which will be specified in the related prospectus supplement. The depositor will not use any selection procedures in selecting the Receivables for each receivables pool that are materially adverse to the securityholders of that series.
     Additional information with respect to the receivables pool securing each series of securities will be set forth in the related prospectus supplement including, to the extent appropriate, the composition of the Receivables, the distribution of annual percentage rate, the distribution by the states where the Receivables were originated and/or by the billing address of the obligors as of the related cutoff date and the portion of the receivables pool secured by new vehicles, used vehicles or other motor vehicles, including motorcycles, as applicable.
BALLOON PAYMENTS ON THE RECEIVABLES
     The Receivables to be held by each issuing entity may be Balloon Payment Receivables that provide for the amount financed to amortize over a series of monthly installments with a substantially larger final scheduled payment of principal together with one month’s interest. The final Balloon Payment is generally set by the depositor for each particular model of vehicle at the time the Receivable is originated and is due at the end of the term of the Receivable. The net amount actually due from an obligor at the end of term of a Balloon Payment Receivable may be greater or less than the Balloon Payment as a result of:
•	in the case of a Simple Interest Receivable, early or late payments by the obligor during the term of the Receivable and the applications of day counting conventions; and

•	in the case of a Simple Interest Receivable or an Actuarial Receivable, additional fees and charges that may be owed by the obligor with respect to the contract on the Financed Vehicle.
     Upon maturity of a Balloon Payment Receivable, the related obligor may satisfy the amount it owes by:
•	paying the remaining principal amount of the Receivable, all accrued and unpaid interest, plus any fees, charges, and other amounts then owing, during the term of the Receivable and the application of day counting conventions;

•	refinancing the net amount then due, which may be greater or less than the Balloon Payment, subject to several conditions; or

•	selling the related Financed Vehicle to the servicer or its assignee for an amount equal to the Balloon Payment, as reduced by charges for excess wear and tear and excess mileage and by a disposition fee payable to the servicer, and paying any excess of the total amount owed under the Receivable over the Balloon Payment to the servicer.
     If the obligor sells the Financed Vehicle to the servicer, acting on behalf of the issuing entity, the issuing entity may or may not receive the full amount of the Balloon Payment upon the subsequent sale of the Financed Vehicle. If the full amount owed by an obligor under a Balloon Payment Receivable is not collected, the shortfall will reduce the funds available to make payments on the securities.
     If the Receivables in a pool of Receivables included in the property of an issuing entity include Balloon Payment Receivables, we will provide more specific information about the origination and servicing of the

Receivables and the consequences of including the Receivables in a receivables pool in the related prospectus supplement.
     Specific information with respect to each pool of Receivables included in an issuing entity will be set forth in the related prospectus supplement, including, to the extent appropriate:
•	the portion of the receivables pool consisting of Precomputed Receivables and of Simple Interest Receivables;

•	the portion of the receivables pool secured by new Financed Vehicles and by used Financed Vehicles;

•	the aggregate principal balance of all of the related Receivables;

•	the average principal balance of the related Receivables and the range of principal balances;

•	the number of Receivables in the receivables pool;

•	the geographic distribution of Receivables in the receivables pool;

•	the average original amount financed and the range of original amounts financed;

•	the weighted average contract rate of interest and the range of such rates;

•	the weighted average original term and the range of original terms;

•	the weighted average remaining term and the range of remaining terms;

•	the scheduled weighted average life;

•	the distribution by stated contract rate of interest; and

•	the originator of the Receivables.

•	the distribution by model year of the Financed Vehicles.
DELINQUENCIES, REPOSSESSIONS AND NET LOSSES
     Information concerning the experience of the servicer or other appropriate party pertaining to delinquencies, repossessions and net losses with respect to Receivables will be set forth in the related prospectus supplement. There can be no assurance that the delinquency, repossession and net loss experience on any receivables pool will be comparable to prior experience of the servicer or other appropriate party.
THE COLLATERAL CERTIFICATES
     As specified in the related prospectus supplement, the Primary Assets for a series will include Receivables and/or Collateral Certificates (“Collateral Certificates”), which include certificates evidencing an undivided interest in, or notes or loans secured by, Receivables. The Collateral Certificates will have previously been offered and distributed to the public pursuant to an effective registration statement. The Collateral Certificates will be acquired by the depositor in a bona fide secondary market transaction and will not include securities acquired as part of the original distribution of such securities. Collateral Certificates will have been issued pursuant to a Pooling and Servicing Agreement, a Sale and Servicing Agreement, a Trust Agreement, an Indenture or similar agreement (an “Underlying Trust Agreement”). The servicer (the “Underlying Servicer”) of the underlying motor vehicle installment loans or sale contracts will have entered into the Underlying Trust Agreement with a trustee (the “Underlying Trustee”).
     The issuing entity of the Collateral Certificates (the “Underlying Issuing Entity”) will be:
•	a financial institution, corporation or other entity engaged generally in the business of purchasing or originating motor vehicle installment loan agreements and/or motor vehicle retail installment sale contracts;

•	a limited purpose entity organized for the purpose of, among other things, establishing trusts or other special-purpose entities, acquiring and selling Receivables to such special-purpose entities and selling beneficial interests in these special-purpose entities;

•	one of the Trusts or other special-purpose entities; or

•	if so specified in the related prospectus supplement, the Underlying Issuing Entity may be the depositor and/or one or more affiliates of the depositor.
     The obligations of the Underlying Issuing Entity will generally be limited to specific representations and warranties with respect to the assets conveyed by it to the related special-purpose entity. The related prospectus supplement will, subject to exceptions which, if applicable, will be described in the related prospectus supplement, provide that the Underlying Issuing Entity will not have guaranteed any of the assets conveyed to the related special-purpose entity or any of the Collateral Certificates issued under the Underlying Trust Agreement.
     Distributions of principal and interest will be made on the Collateral Certificates on the dates specified in the related prospectus supplement. The Collateral Certificates may be entitled to receive nominal or no principal distribution or nominal or no interest distributions. Principal and interest distributions will be made on the Collateral Certificates by the Underlying Trustee or the Underlying Servicer. The Underlying Issuing Entity or the Underlying Servicer may have the right to repurchase assets underlying the Collateral Certificates after a specific date or under other circumstances specified in the related prospectus supplement.
ENHANCEMENT RELATING TO COLLATERAL CERTIFICATES
     Enhancement in the form of reserve funds, subordination of other securities issued in connection with the Collateral Certificates, guarantees, letters of credit, cash collateral accounts, insurance policies or other types of enhancement may be provided with respect to the Receivables underlying the Collateral Certificates or with respect to the Collateral Certificates themselves. The type, characteristics and amount of enhancement will be a function of particular characteristics of the Receivables and other factors and will have been established for the Collateral Certificates on the basis of requirements of rating agencies.
ADDITIONAL INFORMATION
     The related prospectus supplement for a series for which the Primary Assets include Collateral Certificates will specify, to the extent relevant and to the extent the information is reasonably available to the depositor and the depositor reasonably believes the information to be reliable:
•	the aggregate approximate principal amount and type of the Collateral Certificates to be included in the Primary Assets;

•	the characteristics of the Receivables which comprise the underlying assets for the Collateral Certificates;

•	the expected and final maturity of the Collateral Certificates;

•	the interest rate of the Collateral Certificates;

•	the Underlying Issuing Entity, the Underlying Servicer, if other than the Underlying Issuing Entity, and the Underlying Trustee for the Collateral Certificates;

•	characteristics of the enhancement, if any, such as reserve funds, insurance funds, insurance policies, letters of credit or guarantees relating to the Receivables underlying the Collateral Certificates or to the Collateral Certificates themselves;

•	the terms on which the underlying Receivables for the Collateral Certificates may, or are required to, be purchased prior to their stated maturity or the stated maturity of the Collateral Certificates; and

•	the terms on which Receivables may be substituted for those originally underlying the Collateral Certificates.

THE GOVERNMENT SECURITIES
     Primary Assets for a series may include, but will not consist entirely of, any combination of
•	receipts or other instruments created under the Department of the Treasury’s Separate Trading of Registered Interest and Principal of securities, or STRIPS, program (“Treasury Strips”), which interest and/or principal strips evidence ownership of specific interest and/or principal payments to be made on particular United States Treasury Bonds (“Treasury Bonds”);

•	Treasury Bonds; and

•	other debt securities, of United States government sponsored enterprises (“GSEs”; and together with Treasury Strips and Treasury Bonds, collectively, “Government Securities”).
     The Government Securities, if any, held by an issuing entity are intended to assure investors that funds are available to make specified payments of principal and/or interest due on the related securities. Accordingly, the Government Securities, if any, held by an issuing entity are intended both to (1) support the ratings assigned to these securities, and (2) perform a function similar to that described in this prospectus under “The Transaction Documents — Subordination” and “— Other Credit Enhancement.”
     As specified in the related prospectus supplement, the obligations of one or more of the following GSEs may be held by an issuing entity: Federal National Mortgage Association, Federal Home Loan Mortgage Association, The Resolution Funding Corporation, Tennessee Valley Authority, Federal Home Loan Banks and Federal Farm Credit Banks. An issuing entity may also acquire receipts or other instruments evidencing ownership of specific interests and/or principal payments to be made on particular Treasury Bonds or The Resolution Funding Corporation bonds.
MATURITY AND PREPAYMENT CONSIDERATIONS
     The weighted average life of the notes, if any, and the certificates of any series generally will be influenced by the rate at which principal of the related Primary Assets are paid, which payment may be in the form of scheduled amortization or prepayments. With respect to securities backed by Receivables and to receivables underlying Collateral Certificates, the term “Prepayments” includes prepayments in full, partial prepayments, including those related to rebates of extended warranty contract costs and insurance premiums, liquidations due to defaults, as well as receipts of proceeds from physical damage, credit life and disability insurance policies, or the Repurchase Amount of Receivables and/or Collateral Certificates or Government Securities repurchased by the depositor or purchased by the servicer or other party specified in the prospectus supplement. Full and partial prepayments on motor vehicle Receivables included in the Issuing Entity Property of an issuing entity will be paid or distributed to the related securityholders on the next payment date following the Collection Period in which they are received. To the extent that any Receivable included in the Issuing Entity Property of an issuing entity is prepaid in full, whether by the obligor, or as the result of a purchase by the servicer or a repurchase by an originator or otherwise, the actual weighted average life of the Receivables included in the Issuing Entity Property of the issuing entity will be shorter than a weighted average life calculation based on the assumptions that payments will be made on schedule and that no prepayments will be made. Weighted average life means the average amount of time until the entire principal amount of a Receivable is repaid. Substantially all of the Receivables and receivables underlying Collateral Certificates are prepayable at any time without penalty to the obligor. The rate of prepayment of automobile Receivables is influenced by a variety of economic, social and other factors, including the fact that an obligor generally may not sell or transfer the Financed Vehicle securing a Receivable without paying the Receivable in full. The rate of prepayment on Receivables may also be influenced by the structure of the Receivable. In addition, under some circumstances, Receivables will be required to be repurchased from a given issuing entity pursuant to the related Receivables Purchase Agreement as a result of breaches of representations and warranties, and the servicer will be obligated to purchase Receivables from the issuing entity pursuant to the Sale and Servicing Agreement or Pooling and Servicing Agreement as a result of breaches of specific covenants. See “The Transaction Documents — Sale and Assignment of the Primary Assets” and “— Servicing Procedures.” See also “Certain Matters Regarding the Servicer — Termination” regarding the servicer’s obligation to purchase Primary Assets from a given issuing entity.

     In light of the above considerations, there can be no assurance as to the amount of principal payments to be made on the notes and/or certificates of a series on each payment date or distribution date, as the case may be, since the amount will depend, in part, on the amount of principal collected on the related Primary Assets during the applicable Collection Period. Any reinvestment risks resulting from a faster or slower incidence of payment of Primary Assets will be borne entirely by the noteholders and certificateholders. The related prospectus supplement may set forth some additional information with respect to the maturity and prepayment considerations applicable to particular Primary Assets and the related series of securities.
POOL FACTORS AND TRADING INFORMATION
     The “Note Pool Factor” for each class of notes will be a seven-digit decimal which the servicer or indenture trustee will compute prior to each payment with respect to the class of notes indicating the remaining outstanding principal balance of that class of notes, as of the applicable payment date, after giving effect to payments to be made on the applicable payment date, as a fraction of the initial outstanding principal balance of the class of notes. The “Certificate Pool Factor” for each class of certificates will be a seven-digit decimal which the servicer or trustee will compute prior to each distribution with respect to the class of certificates indicating the remaining certificate balance of the class of certificates, as of the applicable distribution date, after giving effect to distributions to be made on the applicable distribution date, as a fraction of the initial certificate balance of the class of certificates. Each Note Pool Factor and each Certificate Pool Factor will be 1.0000000 as of the related closing date, and after will decline to reflect reductions in the outstanding principal balance of the applicable class of notes or the reduction of the certificate balance of the applicable class of certificates. A noteholder’s portion of the aggregate outstanding principal balance of the related class of notes will be the product of (1) the original denomination of the noteholder’s note and (2) the applicable Note Pool Factor at the time of determination. A certificateholder’s portion of the aggregate outstanding certificate balance for the related class of certificates will be the product of (1) the original denomination of the certificateholder’s certificate and (2) the applicable Certificate Pool Factor at the time of determination.
     As provided in the related prospectus supplement, the noteholders, if any, and the certificateholders will receive reports on or about each Payment Date or distribution date, as the case may be, concerning payments received on the Primary Assets, the “Pool Balance” (as defined in the related prospectus supplement) and each Note Pool Factor or Certificate Pool Factor, as applicable. The Depository Trust Company (“DTC”) will supply these reports to securityholders in accordance with its procedures. Since owners of beneficial interests in a global security of a given series will not be recognized as noteholders and certificateholders of that series, DTC will not forward monthly reports to those owners. Copies of monthly reports may be obtained by owners of beneficial interests in a global security by a request in writing addressed to the trustee or indenture trustee, as applicable. Noteholders and certificateholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by federal and/or state law. See “Certain Information Regarding the Securities — Statements to Securityholders” in this prospectus.
     In addition, securityholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See “Certain Information Regarding the Securities — Statements to Securityholders” in this prospectus.
DESCRIPTION OF THE NOTES
     Each issuing entity that is an owner trust or an LLC will issue one or more classes of notes pursuant to an indenture (each, an “Indenture”) between the related owner trust or LLC and the indenture trustee. The following summary describes the material provisions of each Indenture which are anticipated to be common to any notes included in a series of securities. The following summary does not purport to be a complete description of all terms of the related notes or Indenture and therefore is subject to, and is qualified in its entirely by reference to, the provisions of the related notes and Indenture. The related prospectus supplement will specify which class or classes of notes, if any, of a series are being offered pursuant to that prospectus supplement.
     If so specified in the related prospectus supplement, each class of notes will initially be represented by one or more physical certificates registered in the name of the nominee of DTC (together with any successor company selected by the issuing entity). The notes will be available for purchase in minimum denominations of $1,000 or any other minimum denomination as shall be specified in the related prospectus supplement and integral multiples of $1,000 or any other minimum denomination so specified in the related prospectus supplement in book-entry form or any other form as shall be specified in the related prospectus supplement. If the notes are available in book-entry form only, the depositor has been informed by DTC that DTC’s nominee will be Cede & Co. (“Cede”) unless another nominee is specified in the related prospectus supplement. Accordingly, the nominee is expected to be the holder of record of the notes of each class. If the notes are available in book-entry form only, unless and until Definitive Notes are issued under the limited circumstances described in this prospectus or in the related prospectus supplement, no noteholder will be entitled to receive a physical certificate representing a note. If the notes are available in book-entry form only, all references in this prospectus and in the related prospectus supplement to actions by noteholders refer to action taken by DTC upon instructions from its participating organizations, and all references in this prospectus and in the related prospectus supplement to payments, notices, reports and statements to noteholders refer to payments, notices, reports and statements to DTC or its nominee, as registered holder of the notes, for payment to noteholders in accordance with DTC’s procedures with respect to distributions. See “Certain Information Regarding the Securities — Book-Entry Registration” and “— Definitive Securities” in this prospectus.
Distribution of Principal and Interest
     The timing and priority of payment, seniority, allocations of losses, interest rate and amount of or method of determining payments of principal and interest on each class of notes of a series will be described in the related prospectus supplement. The right of holders of any class of notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of one or more other class or classes of notes of the series, as described in the related prospectus supplement. The related prospectus supplement may provide that payments of interest on the notes will be made prior to payments of principal on the notes. If so provided in the related prospectus supplement, a series of notes may include one or more classes of strip notes entitled to:
•	principal payments with disproportionate, nominal or no interest payments; or

•	interest payments with disproportionate, nominal or no principal payments.
     Each class of notes may have a different interest rate, which may be a fixed, variable or adjustable interest rate, and which may be zero for some classes of strip notes, or any combination of the foregoing. The related prospectus supplement will specify the interest rate for each class of notes of a series or the method for determining the interest rate. One or more classes of notes of a series may be redeemable in whole or in part under the circumstances specified in the related prospectus supplement, including as a result of the exercise by the servicer or another entity specified in the related prospectus supplement of its option to purchase the related receivables pool. See “Certain Matters Regarding the Servicer — Termination” in this prospectus.
     To the extent specified in any related prospectus supplement, one or more classes of notes of a given series may have fixed principal payment schedules, as set forth in the related prospectus supplement. Holders of any notes will be entitled to receive payments of principal on any given payment date in the applicable amount set forth on the schedule with respect to the notes, in the manner and to the extent set forth in the related prospectus supplement.
     The related prospectus supplement may also provide that payment of interest to noteholders of all classes within a series will have the same priority. Under some circumstances, the amount available for payments could be less than the amount of interest payable on the notes on a payment date, in which case except to the extent specified in the related prospectus supplement each class of notes will receive its ratable share, based upon the aggregate amount of interest due to the class of notes, of the aggregate amount available to be distributed on the date as interest on the notes of the series. See “The Transaction Documents — Distributions” and “— Subordination” in this prospectus.
     With respect to a series that includes two or more classes of notes, each class may differ as to the timing and priority of payments, seniority, allocations of losses, final maturity date, interest rate or amount of payments of principal or interest, or payments of principal or interest in respect of any such class or classes may or may not be made upon the occurrence of specified events relating to the performance of the Receivables, including loss, delinquency and prepayment experience, the related subordination and/or the lapse of time or on the basis of collections from designated portions of the related pool of Receivables. If an issuing entity issues two or more classes of notes, the sequential order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions applicable to the determination of the sequential order and priority of payment in respect of principal and interest, of each class will be set forth in the related prospectus supplement. Generally, the related rating agencies, the credit enhancement provider, if any, and the prevailing market conditions at the time of issuance of the notes of a series dictate the applicable specified events with respect to such series. Payments in respect of principal of and interest on any class of notes will be made on a pro rata basis among all the noteholders of the class or by any other method as is specified in the related prospectus supplement.
     If specified in the related prospectus supplement, the issuing entity may issue securities from time to time and use the proceeds of this issuance to make principal payments with respect to a series of outstanding securities. To the extent specified in any prospectus supplement, one or more classes of notes of a given issuing entity may have targeted scheduled distribution dates on which such notes will be paid in full to the extent the issuing entity is able to issue a variable pay term note or to receive advances under variable pay revolving notes in sufficient principal amounts. The proceeds of issuance of such variable pay term note, which may be issued publicly or privately, or the Advances obtained from any variable pay revolving notes, will be applied to pay the specified class of notes in the manner set forth in the related prospectus supplement, and such variable pay term note or variable pay revolving notes will receive principal payments in the amounts and with the priority specified in the related prospectus supplement.
     If the depositor, the servicer or another entity exercises its option to purchase the Receivables of an issuing entity in the manner and on the respective terms and conditions described under “Certain Matters Regarding the Servicer — Termination,” the outstanding securities will be redeemed as set forth in the related prospectus supplement.
     If so specified in the related prospectus supplement, the issuing entity may segregate the Primary Assets relating to a series of securities into two or more sub-pools, and may issue classes of securities that are paid primarily or exclusively from one of those sub-pools.
PROVISIONS OF THE INDENTURE
     Events of Default, Rights Upon Event of Default. As specified in the related prospectus supplement “Events of Default” in respect of a series of notes under the related Indenture will include (subject to grace periods and voting percentages as set out in the related prospectus supplement):
•	a default in the payment of any interest on any note of the controlling class;

•	a default in the payment of the principal of, or any installment of the principal of, any note;

•	a default in the observance or performance of any material covenant or agreement of the related issuing entity made in the related Indenture and the continuation of any default for the number of days specified in the related prospectus supplement after notice thereof is given to the issuing entity by the applicable indenture trustee and, if applicable, the related credit enhancement provider, or to the issuing entity and the indenture trustee by the holders of the requisite percentage as specified in the related prospectus supplement of the principal amount of the controlling class of notes;

•	any representation or warranty made by the issuing entity in the related Indenture or in any certificate delivered pursuant to the related Indenture or in connection with the related Indenture having been incorrect in a material respect as of the time made, and that breach has not been cured within the number of days specified in the related prospectus supplement after notice thereof is given to the issuing entity by the applicable indenture trustee or, if applicable, the related credit enhancement provider, or to the issuing entity, the related credit enhancement provider, if any, and the indenture trustee by the holders of the requisite percentage as specified in the related prospectus supplement of the principal amount of the controlling class;

•	particular events of bankruptcy, insolvency, receivership or liquidation with respect to the issuing entity or a substantial part of the property of the issuing entity; and

•	any other events as may be specified in the related prospectus supplement.
     The amount of principal required to be paid to noteholders of each series under the related Indenture on any payment date generally will be limited to amounts available to pay principal. Therefore, the failure to pay principal on a class of notes generally will not result in the occurrence of an Event of Default until the applicable final scheduled payment date for the class of notes.
     If an Event of Default should occur and be continuing with respect to the notes of any series, the related indenture trustee or holders of at least a majority of the aggregate outstanding principal amount of the notes or controlling class of the notes, as applicable, may declare the principal of the notes to be immediately due and payable. This declaration may, under some circumstances, be rescinded by the holders of a majority of the aggregate outstanding principal amount of the notes.
     If the notes of any series are declared due and payable following an Event of Default, the related indenture trustee and, at the request of the holders of at least a majority of the aggregate outstanding principal amount of the notes or the controlling class of the notes, as applicable, may institute proceedings to collect amounts due on the notes, foreclose on the property of the issuing entity, exercise remedies as a secured party, sell the related Primary Assets or elect to have the applicable issuing entity maintain possession of the Primary Assets and continue to apply collections on these Primary Assets as if there had been no declaration of acceleration. Subject to any additional limitations that may be specified in the related prospectus supplement, the indenture trustee will be prohibited from selling the Primary Assets following an Event of Default, unless:
•	the holders of all the outstanding notes or the controlling class of the outstanding notes, as applicable, consent to the sale;

•	the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on the outstanding notes at the date of sale; or

•	the Event of Default relates to the failure to pay principal or interest when due and the indenture trustee determines that the proceeds of the Primary Assets would not be sufficient on an ongoing basis to make all payments on the notes as these payments would have become due if these obligations had not been declared due and payable, and the indenture trustee obtains the consent of the holders of the requisite percentage as specified in the related prospectus supplement of the aggregate outstanding principal amount of the notes.
     Subject to the provisions of the applicable Indenture relating to the duties of the related indenture trustee, if an Event of Default occurs and is continuing with respect to a series of notes, the indenture trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of the notes if it reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities that might be incurred by it in complying with the request. Subject to the provisions for indemnification and particular limitations contained in the related Indenture, the holders of at least a majority of the aggregate outstanding principal amount of the notes or the controlling class of the notes, as applicable, of a series will have the right to direct the time, method and place of conducting any proceeding or exercising any remedy available to the related indenture trustee. In addition, the holders of notes representing at least a majority of the aggregate outstanding principal amount of the notes or the controlling class of the notes, as applicable, may, in some cases, waive any default with respect to the notes, except a default in the payment of principal of or interest on any note or a default in respect of a covenant or provision of the Indenture that cannot be modified or amended without the waiver or consent of the holders of all the outstanding notes of the series.
     Except to the extent provided in the related prospectus supplement, no holder of a note will have the right to institute any proceeding with respect to the related Indenture, unless:
•	the holder previously has given to the applicable indenture trustee written notice of a continuing Event of Default;

•	the holders of the requisite percentage as specified in the related prospectus supplement of the aggregate outstanding principal amount of the notes have made a written request to the indenture trustee to institute a proceeding in its own name as indenture trustee;

•	the holder or holders have offered the indenture trustee reasonable indemnity;

•	the indenture trustee has failed to institute a proceeding for the period of time set forth in the related prospectus supplement; and

•	no direction inconsistent with a written request has been given to the indenture trustee during that period by the holders of the requisite percentage as specified in the related prospectus supplement of the aggregate outstanding principal amount of the notes of the series.
     With respect to any issuing entity that is an owner trust or an LLC, none of the related indenture trustee in its individual capacity, the related trustee in its individual capacity, any holder of a certificate representing an ownership interest in the issuing entity, or any of their respective beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the related notes or for the agreements of the issuing entity contained in the applicable Indenture.
     No issuing entity will incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the related notes and the related Indenture, pursuant to any Advances made to it by the servicer or otherwise in accordance with the Related Documents.
Certain Covenants
     Each Indenture will provide that the related issuing entity may not consolidate with or merge into any other entity, unless as specified in the related prospectus supplement.
     No issuing entity that is an owner trust or an LLC will:
•	except as expressly permitted by the applicable Indenture, the applicable Transfer and Servicing Agreements or other documents with respect to the issuing entity (the “Related Documents”), sell, transfer, exchange or otherwise dispose of any of the assets of the issuing entity;

•	claim any credit on or make any deduction from the principal and interest payment in respect to the related notes, other than amounts withheld under the Code or applicable state tax laws, or assert any claim against any present or former holder of the notes because of the payment of taxes levied or assessed upon the issuing entity;

•	dissolve or liquidate in whole or in part;

•	permit the validity or effectiveness of the related Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the related notes under the Indenture except as may be expressly permitted by the related Indenture;

•	permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the issuing entity or any part of its property, or any interest in the issuing entity or the proceeds of the issuing entity; or

•	incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the related notes and the related Indenture, or otherwise in accordance with the Related Documents with respect to the issuing entity.
     Each indenture trustee and the related noteholders, by accepting the related notes, will covenant that they will not at any time institute against the applicable issuing entity any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.
Modification of Indenture
     The issuing entity and the related indenture trustee may, with the consent of the holders of the requisite percentage as specified in the related prospectus supplement of the aggregate outstanding principal amount of the notes or the controlling class of the notes, as applicable, of the related series, execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the related Indenture, or modify (except as provided below) in any manner the rights of the related noteholders. Except as otherwise provided in the related Indenture, without the consent of the holder of each outstanding note affected by the related supplemental indenture, no supplemental indenture will:
•	change the due date of any installment of principal of or interest on any note or reduce the principal amount of any note, the interest rate specified on any note or the redemption price with respect to any note, change the provisions of the related Indenture relating to the application of collections on, or the proceeds of the sale of, the property of the related issuing entity to payment of principal or interest on the notes of the series, or change any place of payment where, or the coin or currency in which, any note or any interest on any note is payable;

•	impair the right to institute suit for the enforcement of specific provisions of the related Indenture;

•	reduce the percentage of the aggregate outstanding principal amount of the notes of the series, the consent of the holders of which is required for any supplemental indenture or for any waiver of compliance with specific provisions of the related Indenture or of particular defaults under the related Indenture and their consequences as provided for in the related Indenture;

•	modify or alter the provisions of the related Indenture regarding the voting of notes held by the applicable issuing entity, any other obligor on the notes, the depositor or an affiliate of any of them;

•	reduce the percentage of the aggregate outstanding principal amount of the notes, the consent of the holders of which is required to direct the related indenture trustee to sell or liquidate the Primary Assets if the proceeds of the sale would be insufficient to pay the principal amount and accrued and unpaid interest on the outstanding notes of the series;

•	decrease the percentage of the aggregate outstanding principal amount of the notes required to amend the sections of the related Indenture that specify the percentage of the aggregate outstanding principal amount of the notes of the series necessary to amend the related Indenture or other related agreements;

•	modify any of the provisions of the related Indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any note, or as to affect the rights of the holders of the notes to the benefits of any provisions for the mandatory redemption of the notes; or

•	permit the creation of any lien ranking prior to or on a parity with the lien of the related Indenture with respect to any of the collateral for the notes or, except as otherwise permitted or contemplated in the Indenture, terminate the lien of the related Indenture on any of the collateral or deprive the holder of any note of the security afforded by the lien of the related Indenture.
     An issuing entity and the related indenture trustee may also enter into supplemental indentures, without obtaining the consent of the noteholders of the related series:
•	to correct or amplify the description of any property subject to the lien of the Indenture or subject additional property to the lien of the Indenture;

•	to evidence the succession of another person to the issuing entity;

•	to add to the covenants of the issuing entity or surrender any right or power conferred on the issuing entity by the related Indenture;

•	to transfer or pledge any property to the indenture trustee;

•	to cure any ambiguity;

•	to correct or supplement any provisions in the Indenture;

•	to evidence and provide for a successor indenture trustee or to facilitate the appointment of an additional indenture trustee;

•	to change provisions of the related Indenture to effect compliance with the Trust Indenture Act or related federal law;

•	to obtain more favorable accounting treatment, subject to any applicable restrictions by a Rating Agency;

•	to comply with new rules, regulations or interpretive guidance from the SEC; or

•	for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the related Indenture;
provided that the action referred to in the last bullet above will not materially and adversely affect the interest of any noteholder.
Annual Compliance Statement
     Each issuing entity that is an owner trust or an LLC will be required to file annually with the related indenture trustee a written statement as to the fulfillment of its obligations under the Indenture.

Indenture Trustee’s Annual Report
     The indenture trustee for each issuing entity will be required to mail each year to all related noteholders a brief report setting forth the following:
•	its eligibility and qualification to continue as indenture trustee under the related Indenture;

•	if the related Indenture requires the indenture trustee to make Advances, any amount advanced by it under the Indenture;

•	the amount, interest rate and maturity date of any indebtedness owing by the issuing entity to the applicable indenture trustee in its individual capacity;

•	the property and funds physically held by the indenture trustee in its capacity as indenture trustee; and

•	any action taken by it that materially affects the related notes and that has not been previously reported.
Satisfaction and Discharge of Indenture
     Each Indenture will be discharged with respect to the collateral securing the related notes upon the delivery to the related indenture trustee for cancellation of all of the notes or, with limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all the notes.
The Indenture Trustee
     The indenture trustee for a series of notes will be specified in the related prospectus supplement. The principal office of the indenture trustee will be specified in the related prospectus supplement. The indenture trustee for any series may resign at any time, in which event the related owner trust or LLC will be obligated to appoint a successor indenture trustee for the series. Additionally, the holders of the requisite percentage as specified in the related prospectus supplement of the aggregate outstanding principal amount of the notes or the controlling class of the notes, as applicable, of a series may remove the related indenture trustee and appoint a successor indenture trustee. An issuing entity that is an owner trust or an LLC may also remove the related indenture trustee if the indenture trustee ceases to be eligible to continue in that capacity under the related Indenture, if particular insolvency events occur with respect to the indenture trustee or if the indenture trustee otherwise becomes incapable of acting as indenture trustee. In these circumstances, the issuing entity will be obligated to appoint a successor indenture trustee for the applicable series of notes. No resignation or removal of the indenture trustee and appointment of a successor indenture trustee for a series of notes will become effective until the acceptance of the appointment by the successor indenture trustee for the series.
DESCRIPTION OF THE CERTIFICATES
     Each issuing entity, if a Trust, will issue one or more classes of certificates pursuant to a Trust Agreement or a Pooling and Servicing Agreement, as applicable. The following summary describes the material provisions of the Trust Agreement and the Pooling and Servicing Agreement, in each case, which are anticipated to be common to any certificates included in a series of securities. The following summary does not purport to be a complete description of all terms of the related certificates, Trust Agreement or Pooling and Servicing Agreement and therefore is subject to, and is qualified in its entirety by reference to, the provisions of the related certificates and Trust Agreement or Pooling and Servicing Agreement, as applicable. The related prospectus supplement will specify which class or classes of certificates, if any, of a series are being offered pursuant to the related prospectus supplement.
     If so specified in the related prospectus supplement and except for the certificates, if any, of a series purchased by a seller or any of its affiliates, each class of certificates will initially be represented by one or more physical certificates registered in the name of DTC. The certificates will be available for purchase in minimum denominations of $10,000 or any other minimum denomination as shall be specified in the related prospectus supplement and integral multiples of $1,000 in excess of $10,000 or any other minimum denomination so specified in the related prospectus supplement in book-entry form only, or any other form as shall be specified in the related prospectus supplement. If the certificates are available in book-entry form only, the depositor has been informed by DTC that DTC’s nominee will be Cede. Accordingly, the nominee is expected to be the holder of record of the certificates of any series. If the certificates are available in book-entry form only, unless and until Definitive

Securities are issued under the limited circumstances described in this prospectus or in the related prospectus supplement, no certificateholder, other than a seller or any of its affiliates, will be entitled to receive a physical certificate representing a certificate. If the certificates are available in book-entry form only, all references in this prospectus and in the related prospectus supplement to actions by certificateholders refer to actions taken by DTC upon instructions from the Participants, and all references in this prospectus and in the related prospectus supplement to distributions, notices, reports and statements to certificateholders refer to distributions, notices, reports and statements to DTC or its nominee, as the case may be, as the registered holder of the certificates, for distribution to certificateholders in accordance with DTC’s procedures with respect to distributions. See “Certain Information Regarding the Securities — Book-Entry Registration” and “— Definitive Securities” in this prospectus. Any certificate of a series owned by a seller or any of its affiliates will be entitled to equal and proportionate benefits under the applicable Trust Agreement or Pooling and Servicing Agreement, as applicable, except that, to the extent set forth in the related Trust Agreement or Pooling and Servicing Agreement, the certificates will be deemed not to be outstanding for the purpose of determining whether the requisite percentage of certificateholders has given any request, demand, authorization, direction, notice, or consent or taken any other action under the Related Documents.
Distributions of Principal and Interest
     The timing and priority of distributions, seniority, allocations of losses, certificate rate and amount of or method of determining distributions with respect to principal and interest on each class of certificates of a series will be described in the related prospectus supplement. Distributions of interest on these certificates will be made on the dates specified in the related prospectus supplement and will be made prior to distributions with respect to principal of the certificates. To the extent provided in the related prospectus supplement, a series of certificates may include one or more classes of strip certificates entitled to:
•	principal distributions with disproportionate, nominal or no interest distributions; or

•	interest distributions with disproportionate, nominal or no principal distributions.
     Each class of certificates may have a different certificate rate, which may be a fixed, variable or adjustable certificate rate, and which may be zero for some classes of strip certificates, or any combination of the foregoing. The related prospectus supplement will specify the certificate rate for each class of certificates of a series or the method for determining the certificate rate.
     In the case of a series of securities that includes two or more classes of certificates, the timing, sequential order, priority of payment or amount of distributions in respect of interest and principal, and any schedule or formula or other provisions applicable to the determination of the timing, sequential order, priority of payment or amount of distributions in respect of interest and principal, of each class will be as set forth in the related prospectus supplement. In the case of certificates issued by an issuing entity that is an owner trust, distributions in respect of these certificates will be subordinated to payments in respect of the notes of the related series to the extent described in the related prospectus supplement. Distributions in respect of interest on and principal of any class of certificates will be made on a pro rata basis among all holders of certificates of the class. In general, the rights of the certificateholders to take certain actions, such as waiving Servicer Defaults, will be subordinated to the rights of the noteholders to take such action.
CERTAIN INFORMATION REGARDING THE SECURITIES
General
     The related prospectus supplement will describe:
•	the timing, amount and priority of payments of principal and interest on each class of securities;

•	their interest rates or the method for determining their interest rates;

•	the method of determining the amount of their principal payments;

•	the priority of the application of the issuing entity’s available funds to its expenses and payments on its securities; and

•	the allocation of losses on the Primary Assets among the classes of securities.

     The rights of any class of securities to receive payments may be senior or subordinate to other classes of securities. A security may be entitled to:
•	principal payments with disproportionate, nominal or no interest payments;

•	interest payments with disproportionate, nominal or no principal payments; or

•	residual cash flow remaining after all other classes have been paid.
     Interest rates may be fixed or floating. If a class of securities is redeemable, the related prospectus supplement will describe when they may be redeemed and at what price. The aggregate initial principal amount of the securities issued by an issuing entity may be greater than, equal to or less than the aggregate initial principal amount of the Primary Assets held by that issuing entity.
     Payments of principal and interest on any class of securities will be made on a pro rata basis among all the securityholders of each class. If the amount of funds available to make a payment on a class is less than the required payment, the holders of the securities of that class will receive their pro rata share of the amount available for the class. A series may provide for a liquidity facility or similar arrangement that permits one or more classes of securities to be paid in planned amounts on scheduled payment dates or distribution dates, as the case may be.
Fixed Rate Securities
     Each class of fixed rate securities will bear interest at the applicable per annum interest rate or certificate rate, as the case may be, specified in the related prospectus supplement.
     Interest on each class of fixed rate securities may be computed on the basis of a 360-day year of twelve 30-day months or on such other day count basis as is specified in the related prospectus supplement.
Floating Rate Securities
     Each class of floating rate securities will bear interest for each applicable interest accrual period described in the related prospectus supplement at a rate determined (i) by reference to a base rate of interest, plus or minus the number of basis points specified in the related prospectus supplement, if any, or multiplied by the percentage specified in the related prospectus supplement, if any, or (ii) as otherwise specified in the related prospectus supplement. Interest on each class of floating rate securities may be computed on the basis of a 360-day year and the actual number of days in the related interest accrual period or on such other day count basis as is specified in the related prospectus supplement.
     The base rate of interest for any floating rate securities will be based on a London interbank offered rate, commercial paper rates, Federal funds rates, United States government treasury securities rates, negotiable certificates of deposit rates or another rate set forth in the related prospectus supplement.
     A class of floating rate securities may also have either or both of the following (in each case expressed as a rate per annum):
     (1) a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest accrual period; in addition to any maximum interest rate that may be applicable to any class of floating rate securities, the interest rate applicable to any class of floating rate securities will in no event be higher than the maximum rate permitted by applicable law; and
     (2) a minimum limitation, or floor, on the rate at which interest may accrue during any interest accrual period.
     Each issuing entity issuing floating rate securities may appoint a calculation agent to calculate interest rates of each class of its floating rate securities. The related prospectus supplement will identify the calculation agent, if any, for each class of floating rate securities, which may be either the trustee or indenture trustee with respect to the issuing entity. All determination of interest by a calculation agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the holders of the floating rate securities.
     In connection with the issuance of any class of floating rate securities, the issuing entity may enter into or arrange for one or more interest rate hedge transactions. The applicable prospectus supplement will describe the name, organizational form and general character of the business of the counterparty under any interest rate hedge transaction. In addition, the prospectus supplement for the related securities will disclose the significance percentage, calculated in accordance with Item 1115 of Regulation AB (17 CFR 229.1115). To the extent this percentage is (a) 10% or more but less than 20%, the related prospectus supplement will provide financial data required by Item 301 of Regulation S-K (17 CFR 229.301) or (b) greater than 20%, the related prospectus supplement will provide financial statements required by Item 1115(b)(2) of Regulation AB (17 CFR 229.1115) and, in either case, the related prospectus supplement will contain a description of the operation and material terms of the interest rate hedge agreement, including, without limitation, conditions to payment or limits on the timing or amount of payments and material provisions relating to the termination or substitution of the agreement. Copies of the applicable agreement, if any, relating to a series of securities will be filed with the SEC as an exhibit to a current report on Form 8-K.
Ratings of the Securities
     It will be a condition to the issuance of each class of securities specified as being offered by the related prospectus supplement that each class of securities be rated in one of the four highest generic rating categories established for the securities by at least one nationally recognized statistical Rating Agency and receive the rating specified in the related prospectus supplement by at least one Rating Agency.
Revolving Period and Amortization Period
     If the related prospectus supplement so provides, there may be a period commencing on the date of issuance of a class or classes of notes or certificates of a series and ending on the date set forth in the related prospectus supplement during which no principal payments will be made to one or more classes of notes or certificates of the related series as are identified in such prospectus supplement (the “Revolving Period”). The Revolving Period may not be longer than three years from the date of issuance of a class or classes of notes or certificates of a series. During the Revolving Period, all collections of principal otherwise allocated to such classes of notes or certificates may be:
•	utilized by the issuing entity during the Revolving Period to acquire additional Collateral Certificates or Government Securities and Receivables which satisfy the criteria described under “The Receivables Pool” in this prospectus and the criteria set forth in the related prospectus supplement;

•	held in an account and invested in Eligible Investments for later distribution to securityholders;

•	applied to those notes or certificates of the related series as then are in amortization, if any; or

•	otherwise applied as specified in the related prospectus supplement.
     An “Amortization Period” is the period during which an amount of principal is payable to holders of a series of securities which, during the Revolving Period, were not entitled to such payments. If so specified in the related prospectus supplement, during an Amortization Period all or a portion of principal collections on the Primary Assets may be applied as specified above for a Revolving Period and, to the extent not so applied, will be distributed to the classes of notes or certificates. In addition, the related prospectus supplement will set forth the circumstances which will result in the commencement of an Amortization Period.
     Each issuing entity which has a Revolving Period may also issue to the related seller a certificate evidencing a retained interest in the issuing entity not represented by the other securities issued by such issuing entity. As further described in the related prospectus supplement, the value of such retained interest will fluctuate as the amount of assets of such issuing entity fluctuates and the amount of notes and certificates of the related series of securities outstanding is reduced. Each issuing entity will issue only one series of notes and/or certificates, however, each series may contain one or more classes of notes and certificates. The terms of each class of securities will be fully disclosed in the related prospectus supplement for each series.

     If specified in the related prospectus supplement, the issuing entity may issue securities from time to time and use the proceeds of this issuance to make principal payments with respect to other classes of securities of that series.
Book-Entry Registration
     Book-Entry Form
     Persons acquiring beneficial ownership interests (“Beneficial Owners”) in the securities issued in book-entry form (the “Book-Entry Securities”) will hold their securities through DTC in the United States, or Clearstream or Euroclear (in Europe) if they are participants of those systems (the “Participants”), or indirectly through organizations which are participants in those systems (the “Indirect Participants”). Each Class of the Book-Entry Securities of a series initially will be represented by one or more physical certificates registered in the name of Cede, as nominee of DTC, which will be the “holder” or “Securityholder” of those Securities, as those terms are used in this prospectus and the applicable prospectus supplement for a series. No Beneficial Owner of Book-Entry Securities will be entitled to receive a Definitive Certificate representing that person’s interest in the Book-Entry Securities, except as set forth below. Unless and until Definitive Certificates are issued under the limited circumstances described below, all references to actions taken by Securityholders or holders shall, in the case of the Book-Entry Securities, refer to actions taken by DTC upon instructions from its DTC Participants, and all references in this prospectus and the applicable prospectus supplement for a series to distributions, notices, reports and statements to Securityholders or holders shall, in the case of the Book-Entry Securities, refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Book-Entry Securities, as the case may be, for distribution to Beneficial Owners in accordance with DTC procedures. Clearstream and Euroclear will hold omnibus positions on behalf of their Participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries which in turn will hold those positions in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank will act as depositary for Clearstream and JPMorgan Chase Bank, National Association will act as depositary for Euroclear (in those capacities, individually the “Relevant Depositary” and collectively the “European Depositaries”). Investors may hold beneficial interests in the Book-Entry Securities in minimum denominations of $1,000.
     The Beneficial Owner’s ownership of a Book-Entry Securities will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a “Financial Intermediary”) that maintains the beneficial owner’s account for that purpose. In turn, the Financial Intermediary’s ownership of a Book-Entry Securities will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner’s Financial Intermediary is not a DTC Participant, and on the records of Clearstream or Euroclear, as appropriate).
     Beneficial Owners will receive all distributions of principal of, and interest on, the Book-Entry Securities from the trustee through DTC and Participants. While the Book-Entry Securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Securities and is required to receive and transmit distributions of principal of, and interest on, the Book-Entry Securities. Participants and Indirect Participants with whom Beneficial Owners have accounts for their Book-Entry Securities are similarly required to make book-entry transfers and receive and transmit these distributions on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not possess certificates representing their respective interests in the Book-Entry Securities, the Rules provide a mechanism by which Beneficial Owners will receive distributions and will be able to transfer their interest.
     Securityholders will not receive or be entitled to receive certificates representing their respective interests in the Book-Entry Securities, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Securityholders who are not Participants may transfer ownership of Book-Entry Securities only through Participants and Indirect Participants by instructing Participants and Indirect Participants to transfer Book-Entry Securities, by book-entry transfer, through DTC, for the account of the purchasers of the Book-Entry Securities, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC’s normal procedures, transfers of ownership of Book-Entry Securities will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing securityholders.
     Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. These credits or any transactions in securities settled during this processing will be reported to the relevant Euroclear or Clearstream Participants on that following business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Securities see “— Certain U.S. Federal Income Tax Documentation Requirements” below and “Material Federal Income Tax Consequences.”
     Transfers between Participants will occur in accordance with the Rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.
     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected in accordance with the Rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, these cross-market transfers will require delivery of instructions to the relevant European international clearing system by the counterparty in the system in accordance with its rules and procedures and within established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.
     The Depository Trust Company is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. DTC performs services for its Participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC Participant in the Book-Entry Securities, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Securities will be subject to the Rules, as in effect from time to time.
     Clearstream International, a Luxembourg limited liability company, was formed in January 2000 through the merger of Cedel International and Deutsche Boerse Clearing.
     Clearstream is registered as a bank in Luxembourg and is subject to regulation by the Luxembourg Monetary Authority, which supervises Luxembourg banks.
     Clearstream holds securities for its participants and facilitates the clearance and settlement of securities transactions by electronic book-entry transfers between their accounts. Clearstream provides various services, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in several countries through established depository and custodial relationships. Clearstream has established an electronic bridge with Euroclear Bank S.A./N.V. (which operates Euroclear) as the Euroclear operator in Brussels to facilitate settlement of trades between systems. Clearstream currently accepts over 200,000 securities issues on its books.
     Clearstream’s customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream’s United States customers are limited to securities brokers and dealers and banks. Currently, Clearstream has approximately 2,500 customers located in over 80 countries, including all major European countries, Canada and the United States. Indirect access to Clearstream is available to other institutions which clear through or maintain custodial relationship with an account holder of Clearstream.

     The Euroclear System was created in 1968 to hold securities for its Participants and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in a variety of currencies, including United States dollars. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear plc establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.
     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. The terms and conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the terms and conditions of Euroclear only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.
     Distributions on the Book-Entry Securities will be made on each Distribution Date by the Trustee to Cede, as nominee of DTC. DTC will be responsible for crediting the amount of these distributions to the accounts of the applicable DTC Participants in accordance with DTC’s normal procedures. Each DTC Participant will be responsible for disbursing these distributions to the Beneficial Owners of the Book-Entry Securities that it represents and to each Financial Intermediary for which it acts as agent. Each Financial Intermediary will be responsible for disbursing funds to the Beneficial Owners of the Book-Entry Securities that it represents.
     Under a book-entry format, Beneficial Owners of the Book-Entry Securities may experience some delay in their receipt of payments, since payments will be forwarded by the Trustee to Cede. Distributions with respect to Securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Participants or Euroclear Participants in accordance with the relevant system’s rules and procedures, to the extent received by the Relevant Depositary. These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See “Material Federal Income Tax Consequences.” Because DTC can only act on behalf of DTC Participants, the ability of a Beneficial Owner to pledge Book-Entry Securities to persons or entities that do not participate in the depository system, or otherwise take actions regarding their Book-Entry Securities, may be limited due to the lack of physical certificates for their Book-Entry Securities. In addition, issuance of the Book-Entry Securities in book-entry form may reduce the liquidity of the Book-Entry Securities in the secondary market since certain potential investors may be unwilling to purchase Securities for which they cannot obtain physical certificates.
     DTC has advised the Depositor that, unless and until Definitive Certificates are issued, DTC will take any action the holders of the Book-Entry Securities are permitted to take under the Pooling Agreement only at the direction of one or more DTC Participants to whose DTC accounts the Book-Entry Securities are credited, to the extent that these actions are taken on behalf of Financial Intermediaries whose holdings include the Book-Entry Securities. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the Pooling Agreement on behalf of a Clearstream Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect these actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Securities which conflict with actions taken with respect to other Book-Entry Securities.
     Definitive Certificates will be issued to Beneficial Owners of the Book-Entry Securities, or their nominees, rather than to DTC, only if (a) DTC advises the Trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Book-Entry Securities and the

Depositor or the Trustee is unable to locate a qualified successor or (b) in the case of Securities of a series that receive distributions pursuant to request or random lot, if pro rata distributions cannot be made through the facilities of DTC.
     Upon the occurrence of any event described in the immediately preceding paragraph, the Trustee will be required to notify the applicable Beneficial Owners of the occurrence of the event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Securities and instructions for re-registration, the Trustee will issue Definitive Certificates, and thereafter the Trustee will recognize the holders of those Definitive Certificates as Securityholders under the Pooling Agreement.
     Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Book-Entry Securities among Participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.
     None of the depositor, the servicer or the trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Securities held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to these beneficial ownership interests. In the event of the insolvency of DTC, a DTC Participant or an Indirect DTC Participant in whose name Book-Entry Securities are registered, the ability of the Beneficial Owners of the Book-Entry Securities to obtain timely payment and, if the limits of applicable insurance coverage by the Securities Investor Protection Corporation are exceeded or if the coverage is otherwise unavailable, ultimate payment, of amounts distributable with respect to the Book-Entry Securities may be impaired.
     Secondary Market Trading
     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.
     Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to asset-backed securities issues in same-day funds.
     Trading between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.
     Trading between DTC seller and Clearstream or Euroclear purchaser. When Book-Entry Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the respective Depositary, as the case may be, to receive the Book-Entry Securities against payment. Payment will include interest accrued on the Book-Entry Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either a 360-day year comprised of 30-day months or the actual number of days in the accrual period and a year assumed to consist of 360 days, as applicable. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant’s account against delivery of the Book-Entry Securities. After settlement has been completed, the Book-Entry Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Participant’s or Euroclear Participant’s account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Book-Entry Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

     Clearstream Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Book-Entry Securities are credited to their accounts one day later.
     As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Participants or Euroclear Participants purchasing Book-Entry Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Book-Entry Securities were credited to their accounts. However, interest on the Book-Entry Securities would accrue from the value date. Therefore, in many cases the investment income on the Book-Entry Securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each Clearstream Participant’s or Euroclear Participant’s particular cost of funds.
     Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Book-Entry Securities to the respective European Depositary for the benefit of Clearstream Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.
     Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream Participants and Euroclear Participants may employ their customary procedures for transactions in which Book-Entry Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Book-Entry Securities to the DTC Participant’s account against payment. Payment will include interest accrued on the Book-Entry Securities from and including the last coupon payment to and excluding the settlement date on the basis of either a 360-day year comprised of 30-day months or the actual number of days in the accrual period and a year assumed to consist of 360 days, as applicable. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Participant’s or Euroclear Participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Participant’s or Euroclear Participant’s account would instead be valued as of the actual settlement date.
     Finally, day traders that use Clearstream or Euroclear and that purchase Book-Entry Securities from DTC Participants for delivery to Clearstream Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:
     (a) borrowing through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system’s customary procedures;
     (b) borrowing the Book-Entry Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Book-Entry Securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or
     (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Participant or Euroclear Participant.

     Certain U.S. Federal Income Tax Documentation Requirements. A Beneficial Owner of Book-Entry Securities that is not a U.S. Person within the meaning of Section 7701(a)(30) of the Code holding a Book-Entry Certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax unless it provides certain appropriate documentation to the Trustee, a Paying Agent or any other entity required to withhold tax establishing an exemption from withholding. In addition, all holders, including holders that are U.S. Persons, holding Book-Entry Securities through Clearstream, Euroclear or DTC may be subject to backup withholding unless the holder provides appropriate documentation or otherwise qualifies for an exemption. See “Material Federal Income Tax Consequences” herein, and in particular “— Tax Consequences to Owners of the Notes — Foreign Owners,” “— Tax Consequences to Owners of the Notes — Backup Withholding,” “— Tax Treatment of Grantor Trusts — Foreign Investors in Grantor Trust Certificates” and “— Tax Treatment of Grantor Trusts — Backup Withholding,” as applicable.
     Prospective investors should be aware, however, that this discussion and the discussions referenced herein do not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors. Prospective investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of Book-Entry Securities. Each securityholder is encouraged to consult its tax advisors regarding the tax documentation and certifications that must be provided to secure the exemption from United States withholding taxes.
Definitive Securities
     If so stated in the related prospectus supplement, the notes and/or certificates of a given series will be issued in fully registered, certificated form (“Definitive Notes” and “Definitive Certificates”, respectively, and, collectively, “Definitive Securities”) to noteholders or certificateholders or their respective nominees, rather than to DTC or its nominee, only if, to the extent specified in the related prospectus supplement:
•	the related trustee of a grantor trust or the depositor, related indenture trustee or administrator, as applicable, in the case of an owner trust or LLC, as applicable, determines that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the related securities and the depositor, administrator or trustee or indenture trustee, as applicable, is unable to locate a qualified successor;

•	the indenture trustee or trustee, as applicable, elects, at its option, to terminate the book-entry system through DTC;

•	after the occurrence of an Event of Default or Servicer Default Beneficial Owners of securities (“Security Owners”) representing the requisite percentage as specified in the related prospectus supplement of the outstanding principal amount of the notes or certificates, as applicable, of the series, advise the related indenture trustee or trustee through DTC that the continuation of a book-entry system through DTC, or a successor to DTC, is no longer in the best interests of the related Security Owners; or

•	under any other circumstances specified in the related prospectus supplement.
     Upon the occurrence of any of the events described in the immediately preceding paragraph, the related trustee or indenture trustee, as applicable, will be required to notify the related Security Owners, through Participants, of the availability of Definitive Securities. Upon surrender by DTC of the certificates representing all securities of any affected class and the receipt of instructions for re-registration, the issuing entity will issue Definitive Securities to the related Security Owners. Distributions on the related Definitive Securities will subsequently be made by the related trustee or indenture trustee, as applicable, directly to the holders in whose name the related Definitive Securities are registered at the close of business on the applicable record date, in accordance with the procedures set forth in this prospectus and in the related Indenture or the related Trust Agreement or Pooling and Servicing Agreement, as applicable. Payments or distributions, as the case may be, will be made by check mailed to the address of the holders as they appear on the register specified in the related Indenture, Trust Agreement or Pooling and Servicing Agreement. The final payment on any securities, whether Definitive Securities or securities registered in the name of a Depository or its nominee, will be made only upon presentation and surrender of the securities at the office or agency as specified in the notice of final payment or distribution, as the case may be, to securityholders.

     Definitive Securities will be transferable and exchangeable at the offices of the related trustee or indenture trustee, or any security registrar or transfer agent appointed by the related trustee or the indenture trustee, as applicable. No service charge will be imposed for any registration of transfer or exchange, but the trustee or indenture trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with a registration of transfer or exchange.
Statements to Securityholders
     For each series of securities, on or prior to each payment date or distribution date, as the case may be, the related servicer or administrator, as applicable, will prepare and forward to the related trustee or indenture trustee to be included with the payment or distribution, as the case may be, to each securityholder of record a statement setting forth for the related Collection Period the following information, and any other information specified in the related prospectus supplement:
•	the amount of the payment or distribution, as the case may be, allocable to principal of each class of securities of the series;

•	the amount of the payment or distribution, as the case may be, allocable to interest on each class of securities of the series;

•	if applicable, the amount of the Servicing Fee paid to the related servicer with respect to the related Collection Period;

•	the aggregate outstanding principal balance for each class of notes, if any, and the certificate balance for each class of certificates of the series as of the related record date;

•	the Note Pool Factor for each class of notes, if any and the Certificate Pool Factor for each class of certificates of the series as of the related record date;

•	the balance of any Reserve Account or other form of credit or cash flow enhancement, after giving effect to any additions to the amount on deposit in the Reserve Account or available under any credit or cash flow enhancement withdrawals from or reductions to the amount on deposit in the Reserve Account or available under any credit or cash flow enhancement to occur on the following payment date or distribution date, as the case may be;

•	any applicable fees paid to a trustee;

•	any material breaches of representations and warranties relating to the Receivables; and

•	the aggregate amount of realized losses, if any, in respect of Receivables and any other loss, delinquency or other information relating to the Receivables as set forth in the related prospectus supplement for the related Collection Period.
     DTC will supply these reports to securityholders in accordance with its procedures. Since owners of beneficial interest in a global security of a given series will not be recognized as securityholders of that series, DTC will not forward monthly reports to those owners. Copies of monthly reports may be obtained by owners of beneficial interests in a global security by a request in writing addressed to the trustee or indenture trustee, as applicable.
     In addition, within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of each issuance, the related trustee or indenture trustee, as applicable, will mail to each person who at any time during the related calendar year shall have been a registered securityholder a statement containing information for the purposes of the securityholder’s preparation of federal income tax returns. See “Material Federal Income Tax Consequences” in this prospectus.
List of Securityholders
     The related prospectus supplement will specify the number or requisite percentage of the aggregate outstanding principal balance of the notes of the series who may, by written request to the related indenture trustee, obtain access to the list of all noteholders maintained by the indenture trustee for the purpose of communicating with other noteholders with respect to their rights under the related Indenture or under the notes. The indenture trustee may elect not to afford the requesting noteholders access to the list of noteholders if it agrees to mail the desired communication or proxy, on behalf of and at the expense of the requesting noteholders, to all noteholders of the series.

     The related prospectus supplement will specify the number or requisite percentage of the certificate balance of the certificates who may, by written request to the related trustee, obtain access to the list of all certificateholders maintained by the trustee for the purpose of communicating with other certificateholders with respect to their rights under the related Trust Agreement or Pooling and Servicing Agreement, as applicable, or under the certificates.
THE TRANSACTION DOCUMENTS
Overview of the Transaction Documents
     The following summary describes the material provisions, in each case, to the extent anticipated to be common to any series of securities, of the various transaction documents that will govern those securities:
     Transaction Documents that will govern any Transaction regardless of its form. Regardless of whether the issuing entity is a grantor trust, an owner trust or an LLC, one or more receivables purchase agreements (each, a “Receivables Purchase Agreement”) will be executed. Pursuant to the terms of any Receivables Purchase Agreement, a seller will transfer Receivables to a purchaser. At a minimum, a Receivables Purchase Agreement will be executed between the sponsor and the depositor. Depending on the identity of the originator for any series of securities, one or more additional Receivables Purchase Agreements may be executed in order to transfer Receivables either directly or indirectly from the originator to the sponsor. A description of the material provisions of each Receivables Purchase Agreement is provided below under “— Sale and Assignment of the Primary Assets” and in the related prospectus supplement.
     Transaction Documents that may govern any Transaction regardless of its form. Regardless of whether the issuing entity is a grantor trust, an owner trust or an LLC, the following agreements may be executed for any series of securities:
•	an administration agreement (an “Administration Agreement”), pursuant to which the servicer, the depositor or another party specified in the prospectus supplement will undertake specified administrative duties with respect to an issuing entity may be executed (see “— Description of the Administration Agreement” and the related prospectus supplement, if applicable, for a description of the material provisions of the Administration Agreement); and

•	in the case of securities backed by Collateral Certificates or Government Securities, each agreement pursuant to which the Collateral Certificates or Government Securities will be sold or transferred to the issuing entity and pursuant to which a trustee will manage the Collateral Certificates or Government Securities (see “The Collateral Certificates” and “Enhancement Relating to Collateral Certificates” in this prospectus for a description of Collateral Certificates and “The Government Securities” in this prospectus for a description of Government Securities).
     Transaction Documents that will govern any Certificates Issued by a Grantor Trust. In addition to one or more Receivables Purchase Agreements and an Administration Agreement (if applicable), each series of certificates issued by a grantor trust will be governed by the terms of a Pooling and Servicing Agreement. Pursuant to the terms of the Pooling and Servicing Agreement, (i) the issuing entity for the related series of securities will be created, (ii) certificates will be issued and (iii) the servicer will service Receivables. A description of the material provisions of the Pooling and Servicing Agreement is provided below in this section, in “Description of the Certificates” in this prospectus and the discussion in the related prospectus supplement. In addition, a summary of the primary purposes of the Pooling and Servicing Agreement is provided under “Principal Documents” in this prospectus.
     Transaction Documents that will govern any Securities Issued by an LLC. In addition to one or more Receivables Purchase Agreements and an Administration Agreement (if applicable), each series of securities issued by an LLC will be governed by the terms of the following documents:
•	a Limited Liability Company Agreement, pursuant to which each LLC is formed (see “The Issuing Entities” in this prospectus and the related prospectus supplement for a description of the formation of each issuing entity, as well as “Principal Documents” in this prospectus for a summary of the primary purposes of the Limited Liability Company Agreement);

•	a Sale and Servicing Agreement (which may be comprised of a separate sale agreement and one or more servicing agreements) pursuant to which the depositor will transfer Receivables to an issuing entity and the servicer will service Receivables (see the remainder of “The Transaction Documents” and the related prospectus supplement for a description of the terms of the Sale and Servicing Agreement, as well as “Principal Documents” in this prospectus for a summary of the primary purposes of the Sale and Servicing Agreement); and

•	an Indenture pursuant to which the securities will be issued and the rights of securityholders will be defined (see “Provisions of the Indenture” in this prospectus and the related prospectus supplement for a description of the terms of the Indenture, as well as “Principal Documents” in this prospectus for a summary of the primary purposes of the Indenture).
     Transaction Documents that will govern any Securities Issued by an Owner Trust. In addition to one or more Receivables Purchase Agreements and an Administration Agreement (if applicable), each series of securities issued by an owner trust will be governed by the terms of the following documents:
•	a Trust Agreement, pursuant to which each owner trust is formed (see “The Issuing Entities” in this prospectus and the related prospectus supplement for a description of the formation of each issuing entity, as well as “Principal Documents” in this prospectus for a summary of the primary purposes of the Trust Agreement);

•	a Sale and Servicing Agreement (which may be comprised of a separate sale agreement and a servicing agreement) pursuant to which the depositor will transfer Receivables to an issuing entity and the servicer will service Receivables (see the remainder of “The Transaction Documents” and the related prospectus supplement for a description of the terms of the Sale and Servicing Agreement, as well as “Principal Documents” in this prospectus for a summary of the primary purposes of the Sale and Servicing Agreement); and

•	an Indenture pursuant to which the securities will be issued and the rights of securityholders will be defined (see “Provisions of the Indenture” in this prospectus and the related prospectus supplement for a description of the terms of the Indenture, as well as “Principal Documents” in this prospectus for a summary of the primary purposes of the Indenture).
     Solely for the purposes of this prospectus, we refer to any Receivables Purchase Agreement, any Pooling and Servicing Agreement, any Trust Agreement, any Sale and Servicing Agreement, any agreement relating to Collateral Certificates or Government Securities and any Administration Agreement as, collectively, the “Transfer and Servicing Agreements.” The following summary does not purport to be a complete description of all of the terms of the Transfer and Servicing Agreements, and therefore is subject to, and is qualified in its entirety by reference to, the provisions of each related Transfer and Servicing Agreement and the description of any Transfer and Servicing Agreement in the related prospectus supplement. The depositor, as originator of the issuing entities, has filed with the SEC a registration statement on Form S-3 under the Securities Act. See “Available Information” in this prospectus. Certain of the exhibits to that registration statement are representative forms of the various Transfer and Servicing Agreements, each drafted for the transaction structure described in the prospectus supplements and prospectus included in that registration statement. The depositor will file the material transaction documents for a particular transaction with the SEC as exhibits to a Form 8-K following the close of the transaction.
Sale and Assignment of the Primary Assets
     Transfer and Assignment by the Sellers. In the case of Primary Assets consisting of Receivables, on or prior to the related closing date, a seller (which term, for purposes of this section, may be or include the sponsor) will transfer and assign to the depositor, pursuant to a Receivables Purchase Agreement, without recourse, all of its right, title and interest in and to the Receivables, including its security interests in the related Financed Vehicles. Each Receivable will be identified in a schedule appearing as an exhibit to one or more of the related Receivables Purchase Agreements (the “Schedule of Receivables”).
     Contribution and Assignment by the Depositor. On the related closing date, the depositor will contribute and assign to the issuing entity, pursuant to a Sale and Servicing Agreement (in the case of an issuing entity that is an LLC or an owner trust), or Pooling and Servicing Agreement (in the case of an issuing entity that is a grantor trust), without recourse, all of its right, title and interest in and to Primary Assets in the outstanding principal amount specified in the related prospectus supplement. The trustee or indenture trustee will not independently verify the existence and qualification of any Receivables. Concurrently with the transfer and assignment of Primary Assets to the related issuing entity, the related trustee or indenture trustee, as applicable, will execute, authenticate and deliver the related securities.
     Representations and Warranties of the Sellers. On each closing date as more fully described in each prospectus supplement, either the seller in the Receivables Purchase Agreement, or the servicer in the Sale and Servicing Agreement (in the case of an issuing entity that is an LLC or an owner trust), or Pooling and Servicing Agreement (in the case of an issuing entity that is a grantor trust), will make representations and warranties about the Receivables.
     Pursuant to the terms of the Sale and Servicing Agreement or the Pooling and Servicing Agreement, as applicable, the depositor will assign to the related issuing entity all of the representations and warranties made by the seller under the related Receivables Purchase Agreement for the benefit of the related securityholders and will make limited representations and warranties with respect to other Primary Assets of the issuing entity. To the extent that the seller or the servicer does not repurchase a Primary Asset in the event of a breach of its representations and warranties with respect to the Primary Asset, the depositor will not be required to repurchase that Primary Asset. The seller will not have any other obligation with respect to the Primary Assets or the securities.
     To the extent specified in the related prospectus supplement, following the discovery by or notice to the seller or the servicer of any breach of a representation and warranty of the seller or the servicer that materially and adversely affects the interests of the related issuing entity in any Primary Asset, the seller will be obligated to repurchase or the servicer will be obligated to purchase the Primary Asset, unless the seller or the servicer, as applicable, cures the breach in a timely fashion. The purchase price for any of these Primary Assets will be specified in the applicable prospectus supplement, but will generally be equal to the unpaid principal balance owed by the obligor on the Primary Asset, plus accrued and unpaid interest on the unpaid principal balance at the applicable contract rate to the last day of the month of repurchase (the “Repurchase Amount”). This repurchase obligation will constitute the sole remedy available to the securityholders, the related trustee and any related indenture trustee for any uncured breach.
Accounts
     Depending on the form of the issuing entity and the type of securities that are issued by the issuing entity, the following accounts will be created:
•	For each issuing entity that is an owner trust or an LLC, (1) the servicer will establish and maintain with the related indenture trustee, or the trustee will establish and maintain, one or more accounts, on behalf of the related securityholders, into which all payments made on or in respect of the related Primary Assets will be deposited (the “Collection Account”) and (2) the servicer may establish and maintain with the related indenture trustee, or the trustee may establish and maintain an account, in the name of the indenture trustee on behalf of the noteholders, into which amounts released from the Collection Account and any Reserve Account or other form of credit or cash flow enhancement for payment to the noteholders will be deposited and from which all distributions to the noteholders will be made (the “Note Distribution Account”).

•	For each issuing entity that issues certificates (regardless of whether the issuing entity is a grantor trust, an owner trust or an LLC), the servicer or the related trustee may establish and maintain an account, in the name of the trustee on behalf of the certificateholders, into which amounts released from the Collection Account and any Reserve Account or other form of credit or cash flow enhancement for distribution to the certificateholders will be deposited and from which all distributions to the certificateholders will be made (the “Certificate Distribution Account”).

•	For each issuing entity that is a grantor trust, the servicer or the related trustee will also establish and maintain the Collection Account and any other account in the name of the related trustee on behalf of the related certificateholders.
     Additionally, if so provided in the related prospectus supplement, the servicer will establish for each series of securities an additional account (the “Payahead Account”), in the name of the related indenture trustee, in the case of an owner trust or an LLC, or trustee, in the case of a grantor trust, into which, to the extent required in the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, early payments made by or on behalf of obligors on Precomputed Receivables will be deposited until the time these payments become due. Any other accounts to be established with respect to an issuing entity will be described in the related prospectus supplement.
     For each series of securities, funds in the Collection Account, Note Distribution Account, Certificate Distribution Account and any Reserve Account or other accounts identified in the related prospectus supplement (collectively, the “Accounts”) will be invested as provided in the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, in Eligible Investments. Eligible Investments will generally be limited to obligations or securities that mature no later than the business day immediately preceding the next scheduled payment or distribution to securityholders of the series. To the extent provided in the related prospectus supplement, Investment Earnings on funds deposited in the Accounts, net of losses and investment expenses (collectively, “Investment Earnings”), will be deposited in the applicable Collection Account on each payment date or distribution date, as the case may be, or will be distributed to the servicer as additional servicing compensation.
Pre-Funding
     If so specified in the related prospectus supplement, a portion of the issuance proceeds of the securities of a particular series (this amount, the “Pre-Funded Amount”) may be deposited in an account (the “Pre-Funding Account”) to be established with the indenture trustee in the case of an issuing entity that is an owner trust or an LLC, or the trustee, in the case of an issuing entity that is a grantor trust, which will be used to acquire additional Primary Assets from time to time during the time period specified in the related prospectus supplement (the “Pre-Funding Period”). Prior to the investment of the Pre-Funded Amount in additional Primary Assets, the Pre-Funded Amount may be invested in one or more Eligible Investments.
     During any Pre-Funding Period, the seller, the depositor or any other party specified in the related prospectus supplement will be obligated, subject only to the availability of additional Primary Assets, to transfer to the related issuing entity additional Primary Assets from time to time during the related Pre-Funding Period. Additional Primary Assets will be required to satisfy specific eligibility criteria more fully set forth in the related prospectus supplement, which eligibility criteria will be consistent with the eligibility criteria of the Receivables and other Primary Assets, as applicable, included in the property of the issuing entity as of the closing date subject to exceptions as are expressly stated in the related prospectus supplement.
     Although the specific parameters of the Pre-Funding Account with respect to any issuance of securities will be specified in the related prospectus supplement, it is anticipated that generally:
•	the Pre-Funding Period will not exceed one year from the related closing date;

•	that the additional Receivables to be acquired during the Pre-Funding Period will be subject to the same representations and warranties as the Primary Assets included in the related Issuing Entity Property on the closing date, although additional criteria may also be required to be satisfied, as described in the related prospectus supplement; and

•	the Pre-Funded Amount will not exceed 50% of the principal amount of the securities issued pursuant to a particular offering.
     The utilization of a pre-funding arrangement for a series of securities is intended to improve the efficiency of the issuance of the securities and the sale of the Primary Assets to the related issuing entity through the incremental delivery of the applicable Primary Assets on the closing date and during a specified period following the closing date for that series of securities. Pre-funding arrangements allow for a more even accumulation of the Primary Assets by the depositor and/or the seller and the issuance of a larger principal amount of securities than would be the case without a pre-funding arrangement.
     You should be aware that the initial Primary Assets and the subsequent Primary Assets may be originated using credit criteria different from the criteria applied to the Primary Assets disclosed in the related prospectus supplement and may be of a different credit quality and seasoning. The credit quality of the subsequent Primary Assets may vary as a result of increases or decreases in the credit quality of the related obligors within the predefined acceptable range, which variations could impact the performance of the overall pool of Receivables. The portfolio of initial Receivables may also be subject to greater seasoning than the subsequent Receivables due to the length of time elapsed from the dates of origination of those Receivables and the sale of those Receivables to the related issuing entity. Accordingly, less historical performance information may be available with respect to the subsequent Receivables. Moreover, following the transfer of subsequent Receivables to the applicable issuing entity, the characteristics of the entire pool of Receivables included in the Issuing Entity Property may vary from those of the Receivables initially transferred to the issuing entity.
Servicing Procedures
     To assure uniform quality in servicing the Receivables and to reduce administrative costs, each issuing entity will designate the related servicer as custodian (except as may be set forth in the related prospectus supplement) to maintain possession, as the issuing entity’s agent, of the related Receivables and any other documents relating to the Receivables or to maintain control over the Receivables that constitute electronic chattel paper. The Receivables will not be segregated or marked to show that Receivables are owned by the issuing entity. However, the depositor’s and the servicer’s accounting records and computer systems will be marked to reflect the sale and assignment of the related Receivables to each issuing entity, and UCC financing statements reflecting the sale and assignment will be filed. Because the Receivables that are evidenced by tangible chattel paper will remain in the servicer’s possession and will not be stamped or otherwise marked to reflect the assignment to the issuing entity, if a subsequent purchaser were able to take physical possession of the Receivables without knowledge of the assignment, the issuing entity’s interest in the Receivables could be defeated. Similarly, the issuing entity’s interest in Receivables that constitute electronic chattel paper could be defeated if a subsequent purchaser were able to obtain control of the Receivables without knowledge of the assignment. In addition, in some cases, the issuing entity’s interest in collections that have been received by the servicer but not yet remitted to the related Collection Account could be defeated.
     The servicer will make reasonable efforts to collect all payments due with respect to the Receivables and will, consistent with the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, follow the collection procedures as it follows with respect to comparable Receivables it services for itself and others. The prospectus supplement may specify that the servicer may, in its discretion, arrange with the obligor on a Receivable to extend or modify the payment schedule, but no arrangement will, if inconsistent with its normal procedures, for purposes of any Sale and Servicing Agreement or Pooling and Servicing Agreement, reduce the contract rate of, the amount of the scheduled payments under, or extend the final payment date of, any Receivable beyond the date specified with respect to any receivables pool in the related prospectus supplement. Some arrangements may result in the servicer purchasing the Receivables for the Repurchase Amount, while others may result in the servicer making Advances. The servicer may sell the related Financed Vehicle securing any Receivable at a public or private sale, or take any other action permitted by applicable law. See “Material Legal Aspects of the Receivables” in this prospectus.
Collections
     With respect to each issuing entity, the servicer or the trustee will deposit all payments on the related Primary Assets, from whatever source, and all proceeds of the related Primary Assets, collected during the Collection Period into the related Collection Account within the period specified in the related prospectus supplement. However, notwithstanding the foregoing, these amounts may be remitted to the Collection Account by the servicer on a monthly basis on or prior to the applicable payment date or distribution date, as the case may be, if no Servicer Default exists and each other condition to making deposits less frequently than daily as may be specified by the rating agencies or set forth in the related prospectus supplement is satisfied. Pending deposit into the Collection Account, the collections may be invested by the servicer at its own risk and for its own benefit and will not be segregated from its own funds. If the servicer were unable or failed to remit the funds to the Collection Account on any payment date or distribution date, as the case may be, securityholders might incur a loss. To the extent set forth in the related prospectus supplement, the servicer may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related issuing entity to secure timely remittances of collections on the related Primary Assets and payment of the aggregate Repurchase Amount with respect to Primary Assets repurchased by the servicer.

     Collections on a Precomputed Receivable during any Collection Period will be applied first to the repayment of any outstanding Precomputed Advances made by the servicer with respect to the Receivable, as described below, and then to the scheduled monthly payment due on the Receivable. If so provided in the related prospectus supplement, any portion of the collections remaining after the scheduled monthly payment has been made (these excess amounts, the “Payaheads”) will, unless the remaining amount is sufficient to prepay the Precomputed Receivable in full, and subject to limitations which, if applicable, will be specified in the related prospectus supplement, be transferred to and kept in the Payahead Account until a later payment date or distribution date on which the Payaheads may be applied either to the scheduled payment due during the related Collection Period or to prepay the Receivable in full.
Advances
     If specified in the related prospectus supplement, to the extent the collections of interest and principal on a Precomputed Receivable for a Collection Period fall short of the related scheduled payment, the servicer generally will advance the shortfall (a “Precomputed Advance”). Generally the servicer will be obligated to make a Precomputed Advance on a Precomputed Receivable only to the extent that the servicer, in its sole discretion, expects to recoup the Precomputed Advance from subsequent collections or recoveries on the Receivable or other Precomputed Receivables in the related receivables pool. The servicer will deposit the Precomputed Advance in the applicable Collection Account on or before the business day preceding the applicable payment date or distribution date, as the case may be. Generally the servicer will recoup its Precomputed Advance from subsequent payments by or on behalf of the related obligor or from insurance or liquidation proceeds with respect to the related Receivable and will release its right to reimbursement in conjunction with its purchase of the Receivable as servicer or, upon determining that reimbursement from the preceding sources is unlikely, will recoup its Precomputed Advance from subsequent collections.
     If specified in the related prospectus supplement, on or before the business day prior to each payment date or distribution date, as the case may be, the servicer will deposit into the related Collection Account an amount equal to the amount of interest that would have been due on the related Simple Interest Receivables at their respective contract rates for the related Collection Period, assuming that the Simple Interest Receivables are paid on their respective due dates, minus the amount of interest actually received on the Simple Interest Receivables during the applicable Collection Period (a “Simple Interest Advance”, and together with Precomputed Advances, “Advances”). If the calculation results in a negative number, an amount equal to the amount shall be paid to the servicer in reimbursement of outstanding Simple Interest Advances. In addition, if so specified in the related prospectus supplement, if a Simple Interest Receivable becomes a Liquidated Receivable (as the term is defined in the related prospectus supplement), the amount of accrued and unpaid interest on the Simple Interest Receivable that became a Liquidated Receivable, but not including interest for the then current Collection Period, will be withdrawn from the Collection Account and paid to the servicer in reimbursement of outstanding Simple Interest Advances. No advances of principal will be made with respect to Simple Interest Receivables.
Net Deposits
     For administrative convenience, to the extent provided in the related prospectus supplement the servicer or the trustee may be permitted to make deposits of collections, aggregate Advances and Repurchase Amounts for any issuing entity for or in respect of each Collection Period net of distributions to be made to the servicer with respect to the Collection Period.
Servicing Compensation and Payment of Expenses
     To the extent provided in the related prospectus supplement, with respect to each issuing entity the related servicer will be entitled to receive, out of interest collected on or in respect of the related Primary Assets serviced by the servicer, a fee for each Collection Period (the “Servicing Fee”) in an amount equal to the percentage per annum specified in the related prospectus supplement (the “Servicing Fee Rate”) of the Pool Balance related to the Primary Assets as of the first day of the related Collection Period. To the extent provided in the related prospectus supplement, the servicer will also collect and retain any late fees, prepayment charges and other administrative fees or similar charges allowed by applicable law with respect to Receivables and will be entitled to reimbursement from each issuing entity for some liabilities. Payments by or on behalf of obligors will be allocated to scheduled payments under the related Receivable and late fees and other charges in accordance with the servicer’s normal practices and procedures.
     If applicable, the Servicing Fee will compensate the servicer for performing the functions of a third party servicer of retail motor vehicle Receivables as an agent for the related issuing entity, including collecting and posting all payments, responding to inquiries of obligors on the Receivables, investigating delinquencies, sending payment statements and reporting the collateral. The Servicing Fee may also reimburse the servicer for particular taxes, the fees of the related indenture trustee and/or trustee, accounting fees, outside auditor fees, date processing cost and other costs incurred in connection with administering the Receivables.
Distributions
     With respect to each series of securities, beginning on the payment date or distribution date, as the case may be, specified in the related prospectus supplement, distributions of principal and interest, or, where applicable, principal only or interest only, on each class of securities entitled to these distributions will be made by the related trustee or indenture trustee, as applicable, to the certificateholders and noteholders of the series. The timing, calculation, allocation, order, source and priorities of, and requirements for, all payments to the holders of each class of notes and/or distributions to holders of each class of certificates will be set forth in the related prospectus supplement.
     With respect to each issuing entity, on each payment date or distribution date, as the case may be, collections on or in respect of the related Primary Assets will be transferred from the Collection Account to the Note Distribution Account or Certificate Distribution Account, as applicable, for payment or distribution to the noteholders and certificateholders to the extent provided in the related prospectus supplement. Credit or cash flow enhancement, such as a Reserve Account, may be available to cover shortfalls in the amount available for payment or distribution on the date to the extent specified in the related prospectus supplement. As and to the extent described in the related prospectus supplement, payments or distributions in respect of principal of a class of securities of a series may be subordinate to payments or distributions in respect of interest on the class, and distributions in respect of one or more classes of certificates of the series may be subordinate to payments in respect of the notes, if any, of the series or other classes of certificates. Payments or distributions of principal on the securities of a series may be based on the amount of principal collected or due, or the amount of realized losses incurred, in a Collection Period.
Subordination
     If provided in the applicable prospectus supplement, one or more classes of notes will be subordinated to the rights of the holders of the more senior notes of the same series. This subordination is a form of credit enhancement and is intended to enhance the likelihood of regular receipt by holders of more senior notes of the full amount of scheduled monthly payments of principal and interest due them and to provide limited protection to the holders of the more senior notes against losses due to defaults of obligors.
     If provided in the applicable prospectus supplement, one or more classes of Subordinated Certificates (as described in “Material Federal Income Tax Consequences — Tax Treatment of Grantor Trusts”) will be subordinated to the rights of the holders of the Senior Certificates of the same series. This subordination is a form of credit enhancement and is intended to enhance the likelihood of regular receipt by holders of Senior Certificates of the full amount of scheduled monthly payments of principal and interest due them and to provide limited protection to the holders of the Senior Certificates against losses due to defaults by obligors.
     The protection afforded to the holders of Senior Certificates of a series of certificates for which credit enhancement is provided by the subordination feature described above will be effected by (i) the preferential right of these holders to receive, prior to any distribution being made to the related Subordinate Certificates (as described in “Material Federal Income Tax Consequences — Tax Treatment of Grantor Trusts”) on each distribution date, current distributions on the related motor vehicle loans of principal and interest due them on each distribution date out of the funds available for distribution on that date, (ii) by the right of these holders to receive future distributions on the Receivables that would otherwise have been payable to the holders of Subordinate Certificates and/or (iii) by the prior allocation to the Subordinate Certificates of all or a portion of losses realized on the related Receivables.

     Although the subordination feature described above is intended to enhance the likelihood of timely payment of principal and interest to the holders of Senior Certificates, shortfalls could result in certain circumstances. For example, a shortfall in the payment of principal otherwise due the holders of Senior Certificates could occur if losses realized on the Receivables were exceptionally high or were concentrated in a particular month.
     The holders of Subordinate Certificates will not be required to refund any amounts previously properly distributed to them, regardless of whether there are sufficient funds on a subsequent distribution date to make a full distribution to holders of each class of Senior Certificates of the same series.
Other Credit Enhancement
     In addition to, or in substitution for, the subordination discussed above, credit enhancement may be provided with respect to any series of securities in one or more of the methods described below. The applicable prospectus supplement will describe the material terms of such credit enhancement, including any limits on the timing or amount of such credit enhancement or any conditions that must be met before such credit enhancement may be accessed. If the provider of the credit enhancement is liable or contingently liable to provide payments representing 10% or more of the cash flow supporting any offered class of securities, the applicable prospectus supplement will disclose the name of the provider, the organizational form of the provider, the general character of the business of the provider and the financial information required by Item 1114(b)(2) of Regulation AB (17 CFR 229.1114). Copies of the limited guarantee, financial guaranty insurance policy, surety bond or letter of credit, if any, relating to a series of securities will be filed with the SEC as an exhibit to a current report on Form 8-K.
     Limited Guarantee. If specified in the prospectus supplement for a series of securities, credit enhancement may be provided in the form of a limited guarantee issued by a guarantor named in that prospectus supplement. The limited guarantee may cover deficiencies in amounts otherwise payable on some or all of the securities of a series. The limited guarantee may cover timely distributions of interest or full distributions of principal or both on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. The limited guarantee may provide additional protection against losses on the Receivables, provide payment of administrative expenses, or establish a minimum reinvestment rate on the payments made on the Receivables or principal payment rate on the Receivables. A limited guarantee will be limited in amount to the dollar amount or percentage of the principal balance of the Receivables or securities specified in the applicable prospectus supplement.
     Financial Guaranty Insurance Policy or Surety Bond. If specified in the prospectus supplement for a series of securities, credit enhancement may be provided in the form of a financial guaranty insurance policy or a surety bond issued by one or more insurers named in that prospectus supplement. The financial guaranty insurance policy will guarantee, with respect to one or more classes of securities of the related series, timely distributions of interest and ultimate distributions of principal at the dates set forth in or determined in the manner specified in the prospectus supplement. If specified in the prospectus supplement, the financial guaranty insurance policy will also guarantee against any payment made to a securityholder that is subsequently recovered as a preferential transfer under the United States Bankruptcy Code, 11 U.S.C. Sections 101 et seq. (the “Bankruptcy Code”).
     Letter of Credit. If specified in the prospectus supplement for a series of securities, credit enhancement may be provided by a letter of credit issued by a bank or other financial institution specified in the applicable prospectus supplement. Under the letter of credit, the provider will be obligated to pay up to an aggregate fixed dollar amount, net of previous drawings on the letter, equal to the percentage specified in the prospectus supplement of the unpaid principal balance of the Receivables or of one or more classes of securities. If specified in the prospectus supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the Bankruptcy Code, or losses resulting from denial of insurance coverage due to misrepresentations in connection with the origination of a motor vehicle loan. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments previously paid. The obligations of the provider under the letter of credit for each series of securities will expire at the earlier of the date specified in the prospectus supplement or the termination of the issuing entity.

     Reserve Fund. If specified in the applicable prospectus supplement, credit enhancement with respect to a series of securities may be provided by the establishment of one or more reserve funds or accounts for the series. Any reserve fund for a series may be funded (i) by a deposit of cash, U.S. Treasury securities or instruments evidencing entitlements to principal or interest payments, letters of credit, demand notes, certificates of deposit or a combination of these in the aggregate amount specified in the applicable prospectus supplement or (ii) by the deposit from time to time of certain amounts received on or in respect of the related Receivables, as specified in the applicable prospectus supplement.
     If specified in the prospectus supplement, reserve funds may be established to provide limited protection, in an amount satisfactory to each rating agency, against certain interest shortfalls arising from the timing of principal prepayments, certain types of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the Bankruptcy Code or losses resulting from denial of insurance coverage due to fraud or misrepresentation in connection with the origination of a motor vehicle loan. Following each distribution date amounts in a reserve fund in excess of any required reserve fund amount may be released from the reserve fund under the conditions and to the extent specified in the prospectus supplement and will not be available for further application to the related securities.
     If specified in the prospectus supplement, any reinvestment income or other gain from investments in Eligible Investments will be credited to the related reserve fund for the series, and any loss resulting from the investments will be charged to the reserve fund. The reserve fund for a series will not be a part of the assets of the issuing entity.
     Additional information concerning any reserve fund will be set forth in the prospectus supplement, including the initial balance of the reserve fund, the required reserve fund balance to be maintained, the purposes for which funds in the reserve fund may be applied to make distributions to securityholders and use of Investment Earnings from the reserve fund, if any.
     Overcollateralization. If specified in the related prospectus supplement, the aggregate principal balance of the Receivables may be included in the property of the issuing entity in an amount that exceeds the aggregate outstanding balance of the securities issued by the issuing entity by a specified percentage or amount, and structured so that a certain excess amount or percentage is expected to be present at any given time during the life of the securities. This excess amount results in overcollateralization.
     Additionally, if specified in the related prospectus supplement, subordination provisions of a series may be used to accelerate to a limited extent the amortization of one or more classes of securities relative to the amortization of the related Receivables. The accelerated amortization is achieved by the application of certain excess interest to the payment of principal of one or more classes of securities. This acceleration feature creates, with respect to the Receivables, overcollateralization which results from the excess of the aggregate principal balance of the related Receivables over the Class Balance of the related class or classes of securities. This acceleration may continue for the life of the related securities, or may have a shorter duration. In the case of limited acceleration, once the required level of overcollateralization is reached, and subject to certain provisions specified in the related prospectus supplement, this limited acceleration feature may cease, unless necessary to maintain the required level of overcollateralization.
     Excess Interest. If specified in the related prospectus supplement, the Receivables may generate more interest than is necessary to pay the interest earned on the classes of securities each month. The excess interest may be used to maintain overcollateralization, to pay interest that was previously earned but not paid to certain classes of securities and to reimburse certain classes of securities for losses and certain shortfalls that they experienced previously.
     Liquidity Arrangements. If specified in the prospectus supplement, a series of securities may have the benefit of a liquidity facility with a liquidity provider. Such a liquidity facility or revolving liquidity facility will obligate the liquidity provider to extend liquidity to the issuing entity pursuant to the terms of the liquidity agreement. The specific terms of any liquidity agreement applicable to a series of securities and a description of the related provider will be included in the related prospectus supplement for a series of securities. The depositor, the sponsor or any of their affiliates may be providers of any liquidity agreement.
     Repurchase or Put Obligations. If specified in the prospectus supplement, a series of securities may have the benefit of a repurchase or put obligation from another party. Such repurchase or put will obligate the other party to repurchase Receivables or sell Receivables pursuant to the terms of the underlying agreement. The specific terms of any repurchase or put obligation applicable to a series of securities and a description of the related party that is obligated will be included in the related prospectus supplement for a series of securities. The depositor, the sponsor or any of their affiliates may be such obligated party.
     Yield Supplement Agreements, Accounts or Amounts. If specified in the related prospectus supplement, the assets of the issuing entity may include an agreement, account or amount designated to supplement the yield generated by the Receivables. Any such agreement, account or amount may benefit one or more classes of securities.
Cash Flow Agreements
     If specified in the prospectus supplement, the assets of the issuing entity may include cash flow agreements consisting only of one or more guaranteed investment contracts, swap agreements or interest rate cap or floor agreements (also called yield maintenance agreements), each of which agreements is intended to reduce the effects of interest rate fluctuations on the assets or on one or more classes of securities (each, a “Cash Flow Agreement”). The applicable prospectus supplement will describe the name, organizational form and general character of the business of the counterparty under any Cash Flow Agreement. In addition, the prospectus supplement for the related securities will disclose the significance percentage, calculated in accordance with Item 1115 of Regulation AB (17 CFR 229.1115). To the extent this percentage is (a) 10% or more but less than 20%, the related prospectus supplement will provide financial data required by Item 301 of Regulation S-K (17 CFR 229.301) or (b) greater than 20%, the related prospectus supplement will provide financial statements required by Item 1115(b)(2) of Regulation AB (17 CFR 229.1115) and, in either case, the related prospectus supplement will contain a description of the operation and material terms of the Cash Flow Agreement, including, without limitation, conditions to payment or limits on the timing or amount of payments and material provisions relating to the termination of the Cash Flow Agreement or the substitution of another Cash Flow Agreement for the Cash Flow Agreement. Copies of the Cash Flow Agreement, if any, relating to a series of securities will be filed with the SEC as an exhibit to a current report on Form 8-K.
     Guaranteed Investment Contracts. If specified in the related prospectus supplement, the trustee on behalf of the issuing entity may enter into one or more guaranteed investment contracts. Guaranteed investment contracts are generally used to maximize the investment income on funds held between payment dates pending distribution to securityholders. Under a guaranteed investment contract, the issuer of the contract, which is typically a highly rated financial institution, guarantees a fixed or floating rate of interest over the life of the contract, as well as the ultimate return of the principal. Any payments received from the issuer of the contract by the issuing entity will be distributed to the related class or classes of securities as specified in the applicable prospectus supplement.
     Yield Maintenance Agreements. If specified in the related prospectus supplement, the trustee on behalf of the issuing entity will enter into one or more yield maintenance agreements in order to support the yield of one or more classes of securities. Generally, the counterparty to a yield maintenance agreement will receive an upfront payment and the issuing entity will have no ongoing payment obligations. Generally, if the index specified in the applicable prospectus supplement, which index will be one-month, three-month, six-month or one-year LIBOR, CMT, COFI, MTA or the Prime Rate, exceeds a percentage for a particular date specified in the applicable prospectus supplement, the counterparty to the yield maintenance agreement will be required to pay to the trustee an amount equal to that excess multiplied by a notional amount or the outstanding principal balance of one or more classes of securities multiplied by one-twelfth. This amount may be adjusted to reflect the actual number of days in the interest accrual period for the related class or classes of securities and will be paid to the class or classes of securities as specified in the related prospectus supplement.
     Swap Agreements. If specified in the related prospectus supplement, the trustee on behalf of the issuing entity will enter into a swap agreement to support the yield on one or more classes of securities. Under the swap agreement, the issuing entity will be obligated to pay an amount equal to a certain percentage of a notional amount set forth in the related prospectus supplement to the counterparty and the issuing entity will be entitled to receive an amount equal to one-month, three-month, six-month or one-year LIBOR, CMT, COFI, MTA or the Prime Rate on the notional amount from the counterparty, until the swap agreement is terminated. Only the net amount of the two obligations will be paid by the appropriate party. In the event that the issuing entity is required to make a payment to the counterparty, that payment will be paid on the related distribution date prior to distributions to securityholders. Generally, any payments received from the counterparty by the issuing entity will be distributed to cover certain shortfalls as set forth in the applicable prospectus supplement.
     If specified in the related prospectus supplement, the trustee on behalf of the issuing entity will enter into one or more swap agreements to cover any shortfalls on one or more classes of securities in the event those securities are auctioned to third-party investors on a date specified in the related prospectus supplement and the proceeds from the auction are less than the outstanding principal balance of the applicable class or classes of securities plus any accrued and unpaid interest. In the event the proceeds from the auction are greater than the outstanding principal balance of the applicable class or classes of securities plus any accrued and unpaid interest, this excess will be paid to the counterparty or counterparties under the swap agreement(s).
Evidence as to Compliance
     Each Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, will provide that the servicer will deliver annually to the related issuing entity and indenture trustee and/or trustee, as applicable, on or before the date specified in the Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, an officer’s certificate stating that (i) a review of the servicer’s activities during the preceding calendar year and of performance under the applicable Sale and Servicing Agreement or Pooling and Servicing Agreement has been made under the supervision of the officer, and (ii) to the best of the officer’s knowledge, based on the review, the servicer has fulfilled all its obligations under the applicable Sale and Servicing Agreement or Pooling and Servicing Agreement in all material respects throughout the year, or, if there has been a failure to fulfill any of these obligations in any material respect, specifying each failure known to the officer and the nature and status of the failure.
     In addition, except as described below, each party that participates in the servicing and administration of more than 5% of the Receivables and other assets comprising the related issuing entity will deliver annually to the related issuing entity and indenture trustee and/or trustee, as applicable, a report (an “Assessment of Compliance”) that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (17 CFR 229.1122) and that contains the following:
•	a statement of the party’s responsibility for assessing compliance with the servicing criteria applicable to it;

•	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

•	the party’s Assessment of Compliance with the applicable servicing criteria during and as of the end of the prior calendar year, setting forth any material instance of noncompliance identified by the party; and

•	a statement that a registered public accounting firm has issued an Attestation Report on the party’s Assessment of Compliance with the applicable servicing criteria during and as of the end of the prior calendar year.
     Further, except as described below, each party which is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an “Attestation Report”) of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party’s assessment of compliance with the applicable servicing criteria.
     To the extent specified in the related prospectus supplement, a party participating in the servicing and administration of the Receivables may no longer be required to provide an Assessment of Compliance or an

Attestation Report if the issuing entity is no longer required to file reports under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Statements to Trustees and the Issuing Entity
     Prior to each payment date or distribution date, as the case may be, with respect to each series of securities, the servicer or other party specified in the related prospectus supplement will provide to the applicable indenture trustee, if any, and the applicable trustee as of the close of business on the last day of the preceding Collection Period a statement setting forth substantially the same information as is required to be provided in the periodic reports provided to securityholders of the series as described under “Certain Information Regarding the Securities ¯ Statements to Securityholders” in this prospectus.
Description of the Administration Agreement
     The servicer or another party specified in the related prospectus supplement, in its capacity as administrator, may enter into an Administration Agreement which may be amended and supplemented from time to time, with the issuing entity and the related indenture trustee or other person pursuant to which the administrator will agree, to the extent provided in the Administration Agreement, to provide the notices and to perform other administrative obligations on behalf of the issuing entity required by the related Indenture and the Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable. With respect to any issuing entity, as compensation for the performance of the administrator’s obligations under the applicable Administration Agreement and as reimbursement for its expenses related thereto, the administrator will be entitled to a monthly administration fee if so provided in the related prospectus supplement.
CERTAIN MATTERS REGARDING THE SERVICER
     Each Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, will provide that the servicer may not resign from its obligations and duties as servicer under the applicable Sale and Servicing or Pooling and Servicing Agreement, except upon determination that the servicer’s performance of its duties is no longer permissible under applicable law or if resignation is required by regulatory authorities. No resignation will become effective until the related indenture trustee or trustee, as applicable, or a successor servicer has assumed the servicing obligations and duties under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable.
     Each Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, will further provide that neither the servicer nor any of its directors, officers, employees and agents will be under any liability to the related issuing entity or securityholders for taking any action or for refraining from taking any action pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, or for errors in judgment; provided, that neither the servicer nor any person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of the servicer’s duties or by reason of reckless disregard of its obligations and duties under the applicable agreement.
     Under the circumstances specified in each Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, any entity into which the servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the servicer is a party, or any entity succeeding to all or substantially all of the business of the servicer, or any corporation which assumes the obligations of the servicer, will be the successor to the servicer under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable.
     Each Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, will provide that the servicer is permitted to delegate any and all of its servicing duties to any of its affiliates or other third parties. Any limitation on the ability of the servicer to delegate will be described in the related prospectus supplement.

Servicer Defaults
     As specified in the related prospectus supplement, a “Servicer Default” under each Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, will generally (subject to any qualifications and grace periods discussed below or set forth in the related prospectus supplement) consist of:
•	any failure by the servicer to deliver to the related trustee or indenture trustee, as applicable, for deposit in any of the Accounts any required payment or to direct the related indenture trustee or trustee, as applicable, to make any required payments or distributions from the Accounts;

•	any failure by the servicer duly to observe or perform in any material respect any covenant or agreement in the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, which failure materially and adversely affects the rights of the related securityholders;

•	specific events of bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and particular actions by the servicer indicating its insolvency, reorganization pursuant to bankruptcy proceedings or inability to pay its obligations; and

•	any other events as may be set forth in the related prospectus supplement.
However, if a bankruptcy trustee or similar official has been appointed for the servicer, and no Servicer Default other than such bankruptcy or insolvency related events has occurred, that bankruptcy trustee or official may have the power to prevent the indenture trustee or the securityholders from effecting a transfer of servicing.
Amendment
     Each of the Transfer and Servicing Agreements may be amended by the parties to the Transfer and Servicing Agreements without the consent of the related noteholders or certificateholders as set forth in the related prospectus supplement.
     The Transfer and Servicing Agreements may also be amended from time to time by the parties to the Transfer and Servicing Agreements with the consent of the holders of notes evidencing the requisite percentage as specified in the related prospectus supplement of the aggregate outstanding principal amount of the notes or the controlling class of the notes, as applicable, if any, and with the consent of the holders of certificates evidencing the requisite percentage as specified in the related prospectus supplement of the aggregate principal amount of the outstanding certificates, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the related Transfer and Servicing Agreement or of modifying in any manner the rights of the noteholders or certificateholders, as applicable; provided that no amendment may (1) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on or in respect of the related Primary Assets or distributions that are required to be made for the benefit of the noteholders or certificateholders or (2) reduce the aforesaid percentage of the notes or certificates of the series the holders of which are required to consent to any amendment, without the consent of the holders of all of the outstanding notes or certificates, as the case may be, of the series.
Payment in Full of the Notes
     Upon the payment in full of all outstanding notes of a given series and the satisfaction and discharge of the related Indenture, the related trustee will succeed to all the rights of the indenture trustee, and the certificateholders of the series generally will succeed to the rights of the noteholders of the series under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable.
Termination
     The obligations of the related servicer, the related trustee and the related indenture trustee, if any, with respect to an issuing entity pursuant to the related Transfer and Servicing Agreement will terminate upon the earlier to occur of:

•	the maturity or other liquidation of the last Primary Asset and the disposition of any amounts received upon liquidation of any remaining Primary Asset; and

•	(a) the payment to noteholders, if any, and certificateholders of all amounts required to be paid to them pursuant to the Transfer and Servicing Agreements, (b) if applicable, the termination of the related insurance policy in accordance with its terms and the surrender of the insurance policy to the related insurer for cancellation, (c) the payment of all amounts owed to the trustee or indenture trustee under the Sale and Servicing Agreements, the Administration Agreement and the Indenture and (d) if applicable, the payment of all amounts owed to any credit enhancement provider.
     If so provided in the related prospectus supplement, in order to avoid excessive administrative expenses, the related servicer or another party identified in the prospectus supplement will be permitted, at its option, to purchase from an issuing entity all remaining Primary Assets as of the end of any Collection Period, if the then outstanding Pool Balance is below a specified percentage of the Pool Balance as of the related cutoff date, at a purchase price equal to the price specified in the related prospectus supplement.
     As more fully described in the related prospectus supplement, any outstanding notes of the related issuing entity will be redeemed concurrently with either of the events specified in the two preceding paragraphs, and the subsequent distribution to the related certificateholders, if any, of all amounts required to be distributed to them pursuant to the applicable Trust Agreement will effect early retirement of the certificates of that series. The trustee or indenture trustee will give written notice of termination to each securityholder of record. The final payment or distribution to any securityholder will be made only upon surrender and cancellation of the securityholder’s security at an office or agency of the trustee or indenture trustee specified in the notice of termination. The trustee or indenture trustee will return, or cause to be returned, any unclaimed funds to the issuing entity.
     If and to the extent provided in the related prospectus supplement, the indenture trustee or trustee, as applicable, will, within ten days following a payment date or distribution date, as the case may be, upon the occurrence of certain events specified in the related prospectus supplement, solicit bids for the purchase of the Primary Assets remaining in the issuing entity, in the manner and subject to the terms and conditions set forth in the related prospectus supplement. If the indenture trustee or trustee receives satisfactory bids as described in the related prospectus supplement, then the Primary Assets remaining in the issuing entity will be sold to the highest bidder.
MATERIAL LEGAL ASPECTS OF THE RECEIVABLES
Rights in the Receivables
     The transfer of the Receivables by the seller under the Receivables Purchase Agreement to the depositor, and by the depositor to the applicable issuing entity, and the grant thereof to an indenture trustee, if any, the perfection of the security interests in the Receivables and the enforcement of rights to realize on the related Financed Vehicles as collateral for the Receivables are subject to a number of federal and State laws, including the Uniform Commercial Code and certificate of title act as in effect in various states. The servicer and the depositor will take the actions described below to perfect the rights of the applicable trustee and the indenture trustee in the Receivables.
     Under each Sale and Servicing Agreement, Pooling and Servicing Agreement or Indenture, as applicable, the servicer or a subservicer may be appointed by the applicable trustee or indenture trustee to act as the custodian of the Receivables if the indenture trustee is not acting as custodian. The custodian will have physical possession of the Receivables. While the Receivables will not be physically segregated from the other motor vehicle installment sale contracts or installment loans of the custodian, or those for which the custodian services for others, or marked to indicate the ownership interest thereof by the issuing entity, appropriate Form UCC-1 financing statements reflecting the transfer and assignment of the Receivables by the seller to the depositor, the contribution and assignment by the depositor to the issuing entity and the grant of a security interest by the issuing entity to the indenture trustee will be filed to perfect that interest and give notice of the issuing entity’s ownership interest in, and the indenture trustee’s security interest in the Receivables. If, through inadvertence or otherwise, any of the Receivables were sold or pledged to another party who purchased (including a pledgee) the Receivables in the ordinary course of its business and took possession of the original contracts in tangible form or “control” of the authoritative copy of the contracts in electronic form (collectively, “Chattel Paper”) giving rise to the Receivables, the purchaser would acquire an interest in the Receivables superior to the interests of the issuing entity and the indenture trustee if the purchaser acquired the Receivables for value and without knowledge that the purchase violates the rights of the issuing entity or the indenture trustee, which could cause investors to suffer delays or losses on their securities.
     Generally, the rights held by assignees of the Receivables, including without limitation the issuing entity and the indenture trustee, will be subject to:
•	all the terms of the contracts related to or evidencing the Receivable or any defense or claim in recoupment arising from the transaction; and

•	any other defense or claim of the obligor against the assignor of such Receivable which accrues before the obligor receives notification of the assignment from either the assignee or assignor.
     Because it is not anticipated that any of the obligors would receive notice of the assignment of any of the Receivables, the issuing entity and the trustee or indenture trustee will be subject to defenses or claims of the obligor against the assignor even if such claims are unrelated to the Receivable.
Security Interests in Financed Vehicles
     In states in which retail motor vehicle installment loan agreements or retail motor vehicle installment sale contracts such as the Receivables evidence the credit sale of motor vehicles by dealers to obligors, the contracts also constitute personal property security agreements and include grants of security interests in the vehicles under the UCC as in effect in these states. Perfection of security interests in the motor vehicles financed, directly or indirectly, by a seller is generally governed by the motor vehicle registration laws of the state in which the vehicle is located. In general, a security interest in a motor vehicle is perfected by obtaining physical possession of the certificate of title to the Financed Vehicle and/or notation of the secured party’s lien on the vehicle’s certificate of title. However, in California and in certain other states, certificates of title and the notation of the related lien, may be maintained solely in the electronic records of the applicable department of motor vehicles or the analogous state office. As a result, any reference to a certificate of title in this prospectus or in the related prospectus supplement includes certificates of title maintained in physical form and electronic form which may also be held by third-party servicers. In some states, certificates of title maintained in physical form are held by the obligor and not the lienholder or a third-party servicer.
     The seller or originator will take all actions necessary under the laws of the state which issued the certificate of title for the Financed Vehicle to perfect the seller’s or originator’s security interest in the Financed Vehicle, including, where applicable, obtaining possession of the certificate of title, having a notation of its lien recorded on the vehicle’s certificate of title, having its lien recorded in the applicable state’s records or filing a Form UCC-1 financing statement. If the seller or originator, because of clerical error or otherwise, has failed to take any such required action with respect to a Financed Vehicle, it will not have a perfected security interest and its security interest may be subordinate to the interest of, among others, subsequent purchasers of the Financed Vehicle that give value without notice of the seller’s or originator’s security interest and to whom a certificate of ownership is issued in the purchaser’s name, holders of perfected security interests in the Financed Vehicle and the trustee in bankruptcy of the obligor. The seller’s or originator’s security interest may also be subordinate to third parties in the event of fraud or forgery by the obligor or administrative error by state recording officials or in the circumstances noted below.
     Each originator will sell, either directly or indirectly, the Receivables and assign its security interest in each Financed Vehicle to the seller. The seller will sell the Receivables and assign the security interest in each Financed Vehicle to the related issuing entity. However, because of administrative burden and expense, neither the originator, the seller nor the related trustee will amend any certificate of title to identify the issuing entity as the new secured party on the certificates of title relating to the Financed Vehicles. To the extent provided in the related prospectus supplement, the servicer may hold certificates of title relating to the Financed Vehicles in its possession as custodian for the Issuer pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable. See “The Transaction Documents ¯ Sale and Assignment of the Primary Assets” in this prospectus.

     In most states, assignments such as those under the related Trust Agreement or Pooling and Servicing Agreement, as applicable, are effective conveyances of a security interest in the related Financed Vehicle without amendment of any lien noted on the vehicle’s certificate of title, and the assignee succeeds by assignment to the assignor’s rights as secured party. Although re-registration of the motor vehicle is not necessary in these states to convey a perfected security interest in the Financed Vehicles to an issuing entity, because the related issuing entity will not be listed as legal owner on the certificates of title to the Financed Vehicles, an issuing entity’s security interest could be defeated through fraud or negligence. However, in most states in the absence of fraud or forgery by the vehicle owner or the servicer or administrative error by state of local agencies, the notation of the seller’s lien on a certificate of title will be sufficient to protect an issuing entity against the rights of subsequent purchasers of a Financed Vehicle from the obligor or subsequent creditors of the obligor who take a security interest in a Financed Vehicle. If there are any Financed Vehicles as to which the seller fails to obtain a first-priority perfected security interest, the issuing entity’s security interest would be subordinate to, among others, subsequent purchasers of Financed Vehicles and holders of perfected security interests in Financed Vehicles. A failure, however, would constitute a breach of the seller’s or the servicer’s representations and warranties under the related Transfer and Servicing Agreement and the seller will be required to repurchase or the servicer will be required to purchase the Receivable from the issuing entity unless the breach is cured in a timely manner. See “The Transaction Documents — Sale and Assignment of the Primary Assets” and “Risk Factors — Interests of other persons in the Receivables and Financed Vehicles could be superior to the issuing entity’s interest, which may result in reduced payments on your securities” in this prospectus.
     Under the laws of most states in which a perfected security interest is governed by a certificate of title statute, a perfected security interest in a motor vehicle continues for four months after the vehicle is re-titled in a new state from the one in which it was initially titled (unless perfection would have otherwise cleared before then under the laws of the first state). A majority of these states require surrender of a certificate of title to re-title a vehicle. Accordingly, a secured party must surrender possession if it holds the certificate of title of the vehicle or, in the case of motor vehicles registered in states providing for the notation of a lien on the certificate of title but not possession by the secured party, the secured party would receive notice of surrender from the state of re-registration if the security interest is noted on the certificate of title. Thus, the secured party would have the opportunity to reperfect its security interest in the motor vehicle in the state of relocation. However, these procedural safeguards will not protect the secured party if, through fraud, forgery or administrative error, an obligor somehow procures a new certificate of title that does not list the secured party’s lien. In the ordinary course of servicing the Receivables, the servicer will take steps to effect re-perfection upon receipt of notice of re-registration or information from the obligor as to relocation. Similarly, when an obligor sells a Financed Vehicle and the purchaser of that Financed Vehicle attempts to re-register the motor vehicle, the seller or other person holding the certificate of title must surrender possession of the certificate of title or will receive notice as a result of having its lien noted on the certificate of title and accordingly will have an opportunity to require satisfaction of the related Receivable before its lien is released. Under each Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, the servicer will be obligated to take appropriate steps, at its own expense, to maintain perfection of security interests in the related Financed Vehicles and is obligated to purchase the related Receivable if it fails to do so.
     Under the laws of most states, liens for repairs performed on a motor vehicle and liens for unpaid taxes take priority over even a perfected, first-priority security interest in the vehicle. The Code also grants priority to particular federal tax liens over the lien of a secured party. The laws of some states and federal law permit the confiscation of motor vehicles by governmental authorities under some circumstances if used in unlawful activities, which may result in the loss of a secured party’s perfected security interest in a confiscated motor vehicle. On each closing date, the seller or the servicer, as applicable, will represent and warrant that, as of the date any Receivable is sold to the issuing entity, the security interest in the related Financed Vehicle is or will be prior to all other present liens, other than tax liens and other liens that arise by operation of law, upon and security interests in the Financed Vehicle. However, liens for repairs or taxes could arise, or the confiscation of a Financed Vehicle could occur, at any time during the term of a Receivable. No notice will be given to the related trustee, the related indenture trustee, if any, or related securityholders in the event a lien arises or confiscation occurs. Any lien or confiscation arising or occurring after the closing date will not give rise to a repurchase obligation of the seller or a purchase obligation of the servicer.

Repossession
     In the event of default by an obligor, the holder of the related retail installment sale contract has all the remedies of a secured party under the UCC, except where specifically limited by other state laws. The UCC remedies of a secured party include the right to repossession by self-help means, unless these means would constitute a breach of the peace. Self-help repossession is the method employed by the servicer in most cases and is accomplished simply by taking possession of the related motor vehicle. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the vehicle must then be recovered in accordance with that order. In some jurisdictions, the secured party is required to notify an obligor debtor of the default and the intent to repossess the collateral and to give the obligor a period of time within which to cure the default prior to repossession. Generally, the right to cure may only be exercised on a limited number of occasions during the term of the related contract.
Notice of Sale; Redemption Rights
     The UCC and other state laws require the secured party to provide the obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. The obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation, accrued interest on the unpaid principal balance of the obligation, plus reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys’ fees or, in some states, by payment of delinquent installments or the unpaid principal balance of the related obligation.
Deficiency Judgments and Excess Proceeds
     The proceeds of the resale of any Financed Vehicle generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the related indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from any resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in other states that do not prohibit or limit deficiency judgments. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession; in many cases, therefore, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount or be uncollectible. In addition to the notice requirement, the UCC requires that every aspect of the sale or other disposition, including the method, manner, time, place and terms, be “commercially reasonable”. Generally, courts have held that when a sale is not “commercially reasonable”, the secured party loses its right to a deficiency judgment against a consumer debtor. In addition, the UCC permits the debtor or other interested party to recover for any loss caused by noncompliance with the provisions of the UCC. Also, prior to a sale, the UCC permits the debtor or other interested person to restrain the secured party from disposing of the collateral if it is established that the secured party is not proceeding in accordance with the “default” provisions under the UCC.
     Occasionally, after the resale of a motor vehicle and payment of all related expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the creditor to remit the surplus to any holder of a subordinate lien who makes a demand for turnover of proceeds with respect to the related vehicle or, if no such subordinate lienholder exists, to the former owner of the vehicle.
Consumer Protection Laws
     Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon creditors and servicers involved in consumer finance. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board’s Regulations B and Z, the Servicemembers Civil Relief Act, state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, and state motor vehicle retail installment sales acts, retail installment sales acts, consumer lending laws, unfair or deceptive practices acts including requirements regarding the adequate disclosure of contract terms and limitations on contract terms, collection practices and creditor remedies and other similar laws. Many states have adopted “lemon laws” which provide redress to consumers who purchase a vehicle that remains out of compliance with its manufacturer’s warranty after a specified number of attempts to correct a problem or a specified time period. Also, the laws of some states impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect the ability of an assignee, such as an issuing entity, to enforce consumer finance contracts such as the Receivables that represent the obligations of retail obligors.
     The so-called “Holder-in-Due-Course” rule of the Federal Trade Commission (the “FTC Rule”), the provisions of which are generally duplicated by the Uniform Consumer Credit Code, other statutes or the common law, has the effect of subjecting a seller in a consumer credit transaction, and some related creditors and their assignees, to all claims and defenses that the obligor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by the obligor under the contract, and the holder of the contract may also be unable to collect any balance remaining due under the contract from the obligor. Most of the Receivables will be subject to the requirements of the FTC Rule. Accordingly, each issuing entity, as holder of the related Receivables, will be subject to any claims or defenses that the purchasers of the related Financed Vehicles may assert against the sellers of those Financed Vehicles. If an obligor were successful in asserting any claims or defenses, the claim or defense would constitute a breach of the seller’s or the servicer’s warranties under the related Transfer and Servicing Agreements and would create an obligation of the seller to repurchase or the servicer to purchase the Receivable unless the breach is cured in a timely manner. See “The Transaction Documents — Sale and Assignment of the Primary Assets” in this prospectus.
     Courts have applied general equitable principles to secured parties pursuing repossession and litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.
     In several cases, consumers have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protections of the Fourteenth Amendment to the Constitution of the United States. Courts have generally either upheld the notice provisions of the UCC and related laws as reasonable or have found that the creditors’ repossession and resale do not involve sufficient state action to afford constitutional protection to borrowers.
     Under the related Transfer and Servicing Agreements, the seller or the servicer will represent and warrant that each Receivable complies in all material respects with all applicable federal and state laws. Accordingly, if an obligor has a claim against an issuing entity for a violation of any law and that claim materially and adversely affects the interests of the issuing entity in a Receivable, the violation would constitute a breach of the seller’s or the servicer’s, as applicable, representation and warranty and would create an obligation of the seller to repurchase or the servicer to purchase the Receivable unless the breach is cured. See “The Transaction Documents — Sale and Assignment of the Primary Assets” in this prospectus.
Repurchase Obligation
     Under the related Transfer and Servicing Agreements, the seller or the servicer will make representations and warranties relating to the validity, subsistence, perfection and priority of the security interest in each Financed Vehicle as of the related closing date. See “The Transaction Documents — Sale and Assignment of the Primary Assets” in this prospectus. Accordingly, if any defect exists in the perfection of the security interest in the name of the seller in any Financed Vehicle as of the closing date and that defect adversely affects the related issuing entity’s interest in the related Receivable, the defect would constitute a breach of a warranty under the related Transfer and Servicing Agreements and would create an obligation of the seller to repurchase or the servicer to purchase the Receivable unless the breach is cured. Additionally, under the Sale and Servicing Agreement or the Pooling and Servicing Agreement, as applicable, the servicer will make affirmative covenants regarding, among other things, the maintenance of the security interest in the name of the seller or originator in each Financed Vehicle, the breach of which would create an obligation of the servicer to purchase any affected Receivable from the related issuing entity unless the breach is cured.

SERVICEMEMBERS CIVIL RELIEF ACT
     Under the terms of the Servicemembers Civil Relief Act, as amended (the “Relief Act”), a borrower who enters military service after the origination of such obligor’s Receivable (including a borrower who was in reserve status and is called to active duty after origination of the Receivable), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such obligor’s active duty status, unless a court orders otherwise upon application of the lender. Interest at a rate in excess of 6% that would otherwise have been incurred but for the Relief Act is forgiven. The Relief Act applies to obligors who are servicemembers and includes members of the Army, Navy, Air Force, Marines, National Guard, Reserves (when such enlisted person is called to active duty), Coast Guard, officers of the National Oceanic and Atmospheric Administration, officers of the U.S. Public Health Service assigned to duty with the Army or Navy and certain other persons as specified in the Relief Act. Because the Relief Act applies to obligors who enter military service (including reservists who are called to active duty) after origination of the related Receivable, no information can be provided as to the number of Receivables that may be affected by the Relief Act. In addition, the response of the United States to the terrorist attacks on September 11, 2001 and the United States-led invasion and occupation of Iraq have included military operations that may increase the number of citizens who are in active military service, including persons in reserve status who have been called or will be called to active duty. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the servicer to collect full amounts of interest on certain of the Receivables. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation or regulations which would not be recoverable from the related Receivables, would result in a reduction of the amounts distributable to the securityholders. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected Receivable during the obligor’s period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Also, under the California Military Families Financial Relief Act, under certain circumstances, California residents called into active duty with the reserves can delay payments on Receivables for a period not to exceed 180 days, beginning with the order to active duty and ending 60 days after release. Finally, the laws of some states impose similar limitations during the obligor’s period of active duty status and, under certain circumstances, during an additional period thereafter as specified under the laws of those states. Thus, in the event that the Relief Act or similar state legislation or regulations applies to any Receivable which goes into default, there may be delays in payment and losses on your securities. Any other interest shortfalls, deferrals or forgiveness of payments on the Receivables resulting from the application of the Relief Act or similar state legislation or regulations may result in delays in payments or losses on your securities.
     Any shortfalls or losses arising in connection with the matters described above, to the extent not covered by amounts payable to the securityholders from amounts available under a credit enhancement mechanism, could result in losses to securityholders.
Other Limitations
     In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the Bankruptcy Code and similar state laws, may interfere with or affect the ability of a secured party to realize upon collateral or to enforce a deficiency judgment. For example, if an Obligor commences bankruptcy proceedings, a bankruptcy court may prevent a creditor from repossessing a vehicle, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the vehicle at the time of filing of the bankruptcy petition, as determined by the bankruptcy court, leaving the creditor as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a Receivable or change the rate of interest and time of repayment of the Receivable.
     Any shortfalls or losses arising in connection with the matters described above, to the extent not covered by amounts payable to the securityholders from amounts available under a credit enhancement mechanism, could result in losses to securityholders.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES
     The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of securities. Additional federal income tax considerations relevant to particular securities may be set forth in the related prospectus supplement. This summary has been reviewed by special federal income tax counsel to the depositor named in the related prospectus supplement (“Tax Counsel”). The summary is addressed only to original purchasers of an interest in the securities offered hereunder, deals only with interests in securities held as capital assets within the meaning of Section 1221 of the Internal Revenue Code (the “Code”) and, except as specifically set forth below, does not address tax consequences of holding interests in securities that may be relevant to investors in light of their own investment circumstances or their special tax situations, such as certain financial institutions, tax-exempt organizations, insurance companies, regulated investment companies, dealers in securities, Non-U.S. Persons, or investors holding interests in the securities as part of a conversion transaction, as part of a hedge or hedging transaction, or as a position in a straddle for tax purposes. Further, this discussion does not address alternative minimum tax consequences or any tax consequences to holders of equity interests in a holder of an interest in a security. Investors should be aware that this summary and the opinions described herein may not be able to be relied upon to avoid any income tax penalties that may be imposed with respect to the securities. Moreover, there are no cases or Internal Revenue Service rulings on similar transactions involving both debt and equity interests issued by a Trust with terms similar to those of the securities. As a result, the IRS may disagree with all or a part of the discussion below. It is suggested that prospective investors consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the securities.
     The following summary is based upon current provisions of the Code, the Treasury regulations promulgated under the Code and judicial or ruling authority, all of which are subject to change, which change may be retroactive. Each issuing entity will be provided with an opinion of counsel regarding the federal income tax matters discussed below. An opinion of counsel, however, is not binding on the IRS or the courts. No ruling on any of the issues discussed below will be sought from the IRS. For purposes of the following summary, references to the issuing entity, the notes, the certificates and related terms, parties and documents shall be deemed to refer to each issuing entity and the notes, certificates and related terms, parties and documents applicable to that issuing entity. The prospectus supplement for each series of certificates will specify whether the issuing entity will be treated as a partnership (or a disregarded entity) or as a grantor trust.
Summary of Tax Opinions
     As more fully described in this prospectus, Tax Counsel will deliver its opinion generally to the effect that an issuing entity either (i) will not be an association or publicly traded partnership taxable as a corporation for federal income tax purposes or (ii) will not be classified as an association taxable as a corporation for such purposes, and will be classified as a grantor trust under subpart E, Part I of subchapter J of the Code, and additionally that any notes will be classified as debt for federal income tax purposes. Additionally, Tax Counsel will deliver its opinion generally to the effect that the statements set forth in this section, entitled “Material Federal Income Tax Consequences,” to the extent that they constitute matters of law or legal conclusions, are correct in all material respects.
     Tax Counsel has not been asked to opine with respect to any other federal income tax matter, and the balance of this summary does not purport to set forth any opinion of Tax Counsel with respect to any other particular federal income tax matter. For example, the discussion of original issue discount below is a general summary of federal income tax matters relating to notes or Primary Assets that may be treated as having original issue discount, which summary Tax Counsel opines is correct in all material respects as described above; however, that summary does not set forth any opinion as to whether any particular note or Primary Asset will be treated as having original issue discount. Additionally, those matters as to which Tax Counsel renders opinions should be understood to be subject to the additional considerations in the discussions relating to those opinions set forth below.
     Tax Counsel has not been asked to, and will not, deliver any opinion regarding the state or local income tax consequences of the purchase, ownership and disposition of a beneficial interest in the notes. See “Certain State Tax Consequences.”

     This summary of the substance of the opinions rendered by Tax Counsel is not intended as a substitute for an investor’s review of the remainder of this summary of income tax consequences, or for consultation with its own advisors or tax return preparer.
Tax Treatment of Issuing Entities Other Than Grantor Trusts
     In the case of an issuing entity which is a Trust which is not intended to be treated as a grantor trust (an “Owner Trust”), and in the case of an issuing entity which is an LLC, Tax Counsel will deliver its opinion that the issuing entity will not be an association or publicly traded partnership taxable as a corporation for federal income tax purposes. The opinion of Tax Counsel will be based on the assumption that the terms of the Trust Agreement or LLC Agreement (the “Issuing Entity Agreement”), as applicable, and related documents will be complied with, and on Tax Counsel’s conclusions that the nature of the income of the issuing entity, or restrictions, if any, on transfers of the certificates, will exempt the issuing entity from the rule that some publicly traded partnerships are taxable as corporations.
     If an Owner Trust or an LLC were taxable as a corporation for federal income tax purposes, that entity would be subject to corporate income tax on its taxable income. Its taxable income would include all its income from the related Primary Assets, possibly reduced by interest expense on any notes. Any corporate income tax could materially reduce cash available to make payments on the notes and distributions on the certificates, and beneficial owners of certificates (“Certificate Owners”) could be liable for any resulting corporate income tax that is unpaid by the Trust.
Tax Consequences to Owners of the Notes
     Treatment of the Notes as Indebtedness. The issuing entity will agree, and the beneficial owners of the notes (the “Note Owners”) will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. Tax Counsel will, except as otherwise provided in the related prospectus supplement, deliver its opinion that the notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the notes is correct.
     OID. The discussion assumes that the interest formula for the notes meets the requirements for “qualified stated interest” under Treasury regulations (the “OID Regulations”) relating to original issue discount (“OID”), and that any OID on the notes (i.e., any excess of the principal amount of the notes over their issue price) does not exceed a de minimis amount (i.e., 0.25 percent of their principal amount multiplied by the number of full years included in determining their weighted average maturity), all within the meaning of the OID Regulations. In determining whether any OID on the notes is de minimis, the depositor expects to use a reasonable assumption regarding prepayments (a “Prepayment Assumption”) to determine the weighted average maturity of the notes. If these conditions are not satisfied with respect to any given series of notes, additional tax considerations with respect to those notes will be disclosed in the applicable prospectus supplement.
     Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, the notes will not be considered issued with OID. The stated interest on the notes will be taxable to a Note Owner as ordinary interest income when received or accrued in accordance with that Note Owner’s method of tax accounting. Under the OID Regulations, a Note Owner of a note issued with a de minimis amount of OID must include that OID in income, on a pro rata basis, as principal payments are made on the note. A purchaser who buys a Note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.
     A Note Owner of a note that has a fixed maturity date of not more than one year from the issue date of that note (a “Short-Term Note”) may be subject to special rules. An accrual basis Note Owner of a Short-Term Note (and some cash method Note Owners, including, but not limited to, regulated investment companies, as set forth in Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis or under a constant yield method over the term of each interest period. Other cash basis Note Owners of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis Note Owner of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis Note Owner that is not required to report interest income as it accrues under Section 1281 may elect to accrue interest income on all non-government debt obligations with a term of one year or less, in which case the Note Owner would not be subject to the interest expense deferral rule referred to in the preceding sentence. Special rules apply if a Short-Term Note is purchased for more or less than its principal amount.
     Sale or Other Disposition. If a Note Owner sells a note, the Note Owner will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the Note Owner’s adjusted tax basis in the note. The adjusted tax basis of a note to a particular Note Owner will equal the Note Owner’s cost for the note, increased by any market discount, acquisition discount, OID and gain previously included in income by that Note Owner with respect to the note and decreased by the amount of bond premium, if any, previously amortized and by the amount of payments of principal and OID previously received by that Note Owner with respect to the note. Any gain or loss, including any gain or loss recognized on a prepayment of the notes, will be capital gain or loss if the note was held as a capital asset (except for gain representing accrued interest and income), and will be long-term or short-term depending on whether the note has been owned for the long-term capital gain holding period (currently, more than one year). Capital losses generally may be used only to offset capital gains.
     Foreign Owners. Interest paid (or accrued) to a Note Owner who is a Foreign Owner generally will be considered “portfolio interest,” and generally will not be subject to United States federal income tax and withholding tax if the interest is not effectively connected with the conduct of a trade or business within the United States by the Foreign Owner and
•	the Foreign Owner is not actually or constructively a “10 percent shareholder” within the meaning of Section 871(h)(3)(B) of the Code, which could be interpreted to include a person that directly or indirectly owns 10 percent or more of the certificates in an issuing entity, or a “controlled foreign corporation” (as defined in the Code) related to the issuing entity or related to a 10 percent holder of certificates in the issuing entity;

•	the Foreign Owner is not a bank receiving interest described in Section 881(c)(3)(A) of the Code;

•	the interest is not contingent interest described in Section 871(h)(4) of the Code; and

•	the Foreign Owner does not bear specified relationships to any Certificate Owner.
     To qualify for the exemption from taxation, the Foreign Owner must provide the applicable trustee or other person who is otherwise required to withhold U.S. tax with respect to the notes with an appropriate statement (on Form W-8BEN or a similar form), signed under penalties of perjury, certifying that the Note Owner is a Foreign Owner and providing the Foreign Owner’s name and address. If a note is held through a securities clearing organization or other financial institution, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8BEN or substitute form provided by the Foreign Owner and the Foreign Owner must notify the financial institution acting on its behalf of any changes to the information on the Form W-8BEN (or substitute form) within 30 days of that change. If interest paid to a Foreign Owner is not considered portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty. In order to claim the benefit of any applicable tax treaty, the Foreign Owner must provide the applicable trustee or other person who is required to withhold U.S. tax with respect to the notes with an appropriate statement (on Form W-8BEN or a similar form), signed under penalties of perjury, certifying that the Foreign Owner is entitled to benefits under the treaty. Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.
     Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a Foreign Owner will be exempt from United States federal income and withholding tax, provided that (1) the gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Owner and (2) in the case of an individual Foreign Owner, the Foreign Owner is not present in the United States for 183 days or more during the taxable year of disposition.
     Backup Withholding. Each Note Owner (other than an exempt Note Owner such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate (on Form W-9) providing the Note Owner’s name, address, correct federal taxpayer identification number and a statement that the Note Owner is not subject to backup withholding. Should a nonexempt Note Owner fail to provide the required certification, the issuing entity will be required to withhold tax from the amount otherwise payable to the Note Owner, and remit the withheld tax to the IRS as a credit against the Note Owner’s federal income tax liability.
     Possible Alternative Treatments of the Notes. If, contrary to the opinion of Tax Counsel, the IRS successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the issuing entity. If so treated, the issuing entity might be taxable as a corporation with the adverse consequences described above (and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on Notes recharacterized as equity). Alternatively, the issuing entity might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet specified qualifying income tests. Nonetheless, treatment of the notes as equity interests in a publicly traded partnership so treated could have adverse tax consequences to some Note Owners. For example, income to some tax-exempt entities (including pension funds) may be “unrelated business taxable income,” income to Non-U.S. Persons may be subject to U.S. tax and cause those persons to be subject to U.S. tax return filing and withholding requirements, and individual Note Owners might be subject to some limitations on their ability to deduct their share of issuing entity expenses.
Tax Treatment of Grantor Trusts
     Characterization. In the case of a grantor trust, Tax Counsel will deliver its opinion that the Trust will not be classified as an association taxable as a corporation, and will be classified as a grantor trust under subpart E, Part I of subchapter J of the Code. In this case, beneficial owners of certificates (referred to in this Prospectus as “Grantor Trust Certificateholders”) will be treated for federal income tax purposes as owners of a portion of the Trust’s assets as described below. The certificates issued by a Trust that is treated as a grantor trust are referred to in this prospectus as “Grantor Trust Certificates.”
     Taxation of Grantor Trust Certificateholders. Subject to the discussion below under “Stripped Certificates” and “Subordinated Certificates,” each grantor trust certificateholder will be treated as the owner of a pro-rata, undivided interest in the Primary Assets and other assets of the Trust. Accordingly, and subject to the discussion below of the recharacterization of the Servicing Fee, each grantor trust certificateholder must include in income its pro rata share of the interest and other income from the Primary Assets, including any interest, OID, market discount, prepayment fees, assumption fees, and late payment charges with respect to the assets. Subject to limitations discussed below, each grantor trust certificateholder may deduct its pro rata share of the fees and other deductible expenses paid by the Trust, at the same time and to the same extent as these items would be included or deducted by the grantor trust certificateholder if the grantor trust certificateholder held directly a pro rata interest in the assets of the Trust, and received and paid directly the amounts received and paid by the Trust. Any amounts received by a grantor trust certificateholder in lieu of amounts due with respect to any Primary Asset because of a default or delinquency in payment generally will be treated for federal income tax purposes as having the same character as the payments they replace.
     Each grantor trust certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the servicer, provided that these amounts are reasonable compensation for services rendered to the Trust. Grantor Trust Certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses only to the extent these expenses plus all other miscellaneous itemized deductions exceed two percent of the grantor trust certificateholder’s adjusted gross income, and will be allowed no deduction for these expenses in determining their liabilities for alternative minimum tax. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a prescribed threshold amount will be reduced by the lesser of (1) 3 percent of the excess of adjusted gross income over the specified threshold amount or (2) 80 percent of the amount of itemized deductions otherwise allowable for the applicable taxable year. In the case of a partnership that has 100 or more partners and elects to be treated as an “electing large partnership,” 70 percent of the partnership’s miscellaneous itemized deductions will be disallowed, although the remaining deductions will generally be allowed at the partnership level and will not be subject to the 2 percent floor that would otherwise be applicable to individual partners.
     The servicing compensation to be received by the servicer may be questioned by the IRS as exceeding a reasonable fee for the services being performed in exchange for the servicing compensation, and a portion of the servicing compensation could be recharacterized as an ownership interest retained by the servicer or other party in a portion of the interest payments to be made with respect to the Trust’s assets. In this event, a certificate might be treated as a Stripped Certificate subject to the stripped bond rules of Section 1286 of the Code and the OID provisions rather than the market discount and premium rules. See the discussion below under “— Stripped Certificates.” Except as discussed below under “— Stripped Certificates” or “— Subordinated Certificates,” this discussion assumes that the servicing fees paid to the servicer do not exceed reasonable servicing compensation.
     A purchaser of a grantor trust certificate will be treated as purchasing an interest in each Primary Asset in the Trust at a price determined by allocating the purchase price paid for the certificate among all Primary Assets in proportion to their fair market values at the time of the purchase of the certificate. To the extent that the portion of the purchase price of a grantor trust certificate allocated to a Primary Asset is less than or greater than the portion of the stated redemption price at maturity of the Primary Asset, the interest in the Primary Asset will have been acquired at a discount or premium. See “— Market Discount” and “— Premium” below.
     The treatment of any discount on a Primary Asset will depend on whether the discount represents OID or market discount. Except as indicated otherwise in the related prospectus supplement, it is not expected that any Primary Asset (other than a Primary Asset that is a Treasury Strip or other instrument evidencing ownership of specific interest and/or principal of a particular bond) will have OID (except as discussed below under “— Stripped Certificates” or “— Subordinated Certificates”). For the rules governing OID, see “— Tax Consequences to Owners of the Notes — OID” above. However, in the case of Primary Assets that constitute short-term Government Securities the rules set out above dealing with short-term obligations (see “— Tax Consequences to Owners of the Notes — Interest Income on the Notes” above) are applied with reference to acquisition discount rather than OID, if the obligations constitute “short-term Government obligations” within the meaning of Section 1271 (a) (3) (B) of the Code. Further, if 20 percent or more of the Grantor Trust Certificateholders comprise taxpayers who report federal taxable income on an accrual method, banks, certain dealers in securities as well as certain other categories of taxpayer, all holders of Grantor Trust Certificates may be required to accrue acquisition discount or OID, as the case may be, with respect to short-term obligations held by the Trust in the same manner as is described above with respect to Short-Term Notes. See “— Tax Consequences to Owners of the Notes — Interest Income on the Notes” above.
     The information provided to Grantor Trust Certificateholders will not include information necessary to compute the amount of discount or premium, if any, at which an interest in each Primary Asset is acquired.
     Market Discount. A grantor trust certificateholder that acquires an undivided interest in Primary Assets may be subject to the market discount rules of Sections 1276 through 1278 to the extent an undivided interest in a Primary Asset is considered to have been purchased at a “market discount”. To the extent a Primary Asset is a Treasury Strip or other instrument evidencing ownership of specific interest and/or principal of a particular bond, it will be subject to the rules relating to OID (in lieu of the rules relating to market discount).
     Premium. To the extent a grantor trust certificateholder is considered to have purchased an undivided interest in a Primary Asset for an amount that is greater than the stated redemption price at maturity of the interest, the grantor trust certificateholder will be considered to have purchased the interest in the Primary Asset with “amortizable bond premium” equal in amount to the excess.
     Stripped Certificates. Some classes of certificates may be subject to the stripped bond rules of Section 1286 of the Code and for purposes of this discussion will be referred to as “Stripped Certificates”. In general, a Stripped Certificate will be subject to the stripped bond rules where there has been a separation of ownership of the right to receive some or all of the principal payments on a Primary Asset from ownership of the right to receive some or all of the related interest payments. In general, where a separation has occurred, under the stripped bond rules of Section 1286 of the Code, the holder of a right to receive a principal or interest payment on the bond is required to accrue into income, on a constant yield basis under rules governing OID, the difference between the holder’s initial purchase price for the right to receive and the principal or interest payment to be received with respect to that right.
     Certificates will constitute Stripped Certificates and will be subject to these rules under various circumstances, including the following:
     (1) if any servicing compensation is deemed to exceed a reasonable amount (see “— Taxation of Grantor Trust Certificateholders” above);
     (2) if the depositor or any other party retains a retained yield with respect to the Primary Assets held by the Trust;
     (3) if two or more classes of certificates are issued representing the right to non-pro rata percentages of the interest or principal payments on the Trust’s assets; or
     (4) if certificates are issued which represent the right to interest-only payments or principal-only payments.
     The tax treatment of the Stripped Certificates with respect to the application of the OID provisions of the Code is currently unclear. However, the trustee intends to treat each Stripped Certificate as a single debt instrument issued on the day it is purchased for purposes of calculating any OID. OID with respect to a Stripped Certificate must be included in ordinary gross income for federal income tax purposes as it accrues in accordance with the constant yield method that takes into account the compounding of interest and this accrual of income may be in advance of the receipt of any cash attributable to that income. For purposes of applying the OID provisions of the Code, the issue price of a Stripped Certificate will be the purchase price paid by each holder of the Stripped Certificate and the stated redemption price at maturity may include the aggregate amount of all payments to be made with respect to the Stripped Certificate whether or not denominated as interest. The amount of OID with respect to a Stripped Certificate may be treated as zero under the OID de minimis rules described above.
     Subordinated Certificates. In the event the Trust issues two classes of Grantor Trust Certificates that are identical except that one class is a subordinate class, with a relatively high certificate rate, and the other is a senior class, with a relatively low certificate rate (referred to in this prospectus as the “Subordinate Certificates” and “Senior Certificates”, respectively), the Grantor Trust Certificateholders in the aggregate will be deemed to have acquired the following assets: (1) the principal portion of each Primary Asset plus a portion of the interest due on each Primary Asset (the “Trust Stripped Bond”), and (2) a portion of the interest due on each Primary Asset equal to the difference between the certificate rate on the Subordinate Certificates and the certificate rate on the Senior Certificates, if any, which difference is then multiplied by the Subordinate Class Percentage (the “Trust Stripped Coupon”). The “Subordinate Class Percentage” equals the initial principal balance of the Subordinate Certificates divided by the sum of the initial principal balance of the Subordinate Certificates and the Senior Certificates. The “Senior Class Percentage” equals the initial aggregate principal amount of the Senior Certificates divided by the sum of the initial aggregate principal amount of the Subordinate Certificates and the Senior Certificates.
     The senior certificateholders in the aggregate will own the Senior Class Percentage of the Trust Stripped Bond and accordingly each Senior Certificateholder will be treated as owning its pro rata share of such asset. The Senior Certificateholders will not own any portion of the Trust Stripped Coupon. The subordinate certificateholders in the aggregate own both the Subordinate Class Percentage of the Trust Stripped Bond plus 100% of the Trust Stripped Coupon, if any, and accordingly each Subordinate Certificateholder will be treated as owning its pro rata share in both assets. The Trust Stripped Bond will be treated as a “stripped bond” and the Trust Stripped Coupon will be treated as “stripped coupons” within the meaning of Section 1286 of the Code.
     If the Subordinate Certificateholders receive a distribution of less than their share of the Trust’s receipts of principal or interest (the “Shortfall Amount”) because of the subordination of the Subordinate Certificates, holders of Subordinate Certificates would probably be treated for federal income tax purposes as if they had:

•	received as distributions their full share of receipts;

•	paid over to the senior certificateholders an amount equal to the Shortfall Amount; and

•	retained the right to reimbursement of the relevant amounts to the extent these amounts are otherwise available as a result of collections on the Primary Assets or amounts available from a Reserve Account or other form of credit or cash flow enhancement, if any.
     Under this analysis:
•	subordinate certificateholders would be required to accrue as current income any interest income, OID, or (to the extent paid on assets of the Trust) accrued market discount of the Trust that was a component of the Shortfall Amount, even though that amount was in fact paid to the Senior Certificateholders;

•	a loss would only be allowed to the subordinate certificateholders when their right to receive reimbursement of the Shortfall Amount became worthless (i.e., when it becomes clear that amount will not be available from any source to reimburse the loss); and

•	reimbursement of the Shortfall Amount prior to a claim of worthlessness would not be taxable income to subordinate certificateholders because the amount was previously included in income.
     Those results should not significantly affect the inclusion of income for Subordinate Certificateholders on the accrual method of accounting, but could accelerate inclusion of income to Subordinate Certificateholders on the cash method of accounting by, in effect, placing them on the accrual method. Moreover, the character and timing of loss deductions are unclear. Subordinate Certificateholders are strongly urged to consult their own tax advisors regarding the appropriate timing, amount and character of any losses sustained with respect to the Subordinate Certificates including any loss resulting from the failure to recover previously accrued interest or discount income.
     Election to Treat All Interest as OID. The Treasury regulations relating to OID permit a grantor trust certificateholder to elect to accrue all interest, discount, including de minimis market or OID, reduced by any premium, in income as interest, based on a constant yield method. If an election were to be made with respect to an interest in a Primary Asset with market discount, the Certificate Owner would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that the grantor trust certificateholder acquires during the year of the election or afterward. See “— Market Discount” above. Similarly, a grantor trust certificateholder that makes this election for an interest in a Primary Asset that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the grantor trust certificateholder owns at the beginning of the first taxable year to which the election applies or acquires afterward. See “— Premium” above. The election to accrue interest, discount and premium on a constant yield method with respect to a grantor trust certificate is irrevocable.
     Prepayments. The Code contains a provision requiring OID on any pool of debt instruments the yield on which may be affected by reason of prepayments be calculated taking into account the Prepayment Assumption and requiring the discount to be taken into income on the basis of a constant yield to assumed maturity taking account of actual prepayments. Legislative history to relevant Code provisions indicates that similar rules are to apply with respect to market discount and amortizable bond premium on debt instruments.
     Sale or Exchange of a Grantor Trust Certificate. Sale or exchange of a grantor trust certificate prior to its maturity will result in gain or loss equal to the difference between the aggregate allocable amounts realized with respect to each Primary Asset (allocated on the basis of their relative fair market value at the time of sale or exchange, and exclusive of amounts attributable to accrued and unpaid interest, which will be treated as ordinary income) comprising the grantor trust certificate, and the owner’s aggregate allocable adjusted basis with respect to each Primary Asset. The seller’s adjusted basis with respect to its interest in each Primary Asset generally will equal its allocable cost for such asset (allocated on the basis of relative fair market value at the time of acquisition), increased by the OID and any market discount included in the seller’s gross income with respect to its interest in such Primary Asset, and reduced, but not below zero, by any premium amortized and by principal payments received with respect to such interest. The gain or loss will, except as discussed below, be capital gain or loss to an owner to the extent each Primary Asset represented by a grantor trust certificate is a “capital asset” within the meaning of Section 1221. Capital gain or loss will be long-term or short-term depending on whether or not the grantor trust certificate has been owned for the long-term capital gain holding period, currently more than one year.

     Notwithstanding the foregoing, any gain realized on the sale or exchange of a grantor trust certificate will be ordinary income to the extent of the seller’s interest in accrued market discount on Primary Assets not previously taken into income. See “— Market Discount” above. Further, Grantor Trust Certificates will be “evidences of indebtedness” within the meaning of Section 582(c)(1), so that gain or loss recognized from the sale of a grantor trust certificate by a bank or thrift institution to which such section applied will be treated as ordinary gain or loss.
     Foreign Investors in Grantor Trust Certificates. A holder of grantor trust certificate who is a Foreign Owner and is not subject to federal income tax as a result of any direct or indirect connection to the United States other than its ownership of a grantor trust certificate generally will not be subject to United States income or withholding tax in respect of payments of interest or OID on its grantor trust certificate to the extent attributable to debt obligations held by the Trust that were originated after July 18, 1984, provided that the grantor trust certificateholder complies to the extent necessary with certain certification requirements which generally relate to the identity of the beneficial owner and the status of the beneficial owner as a person that is not a U.S. Person. Interest or OID on a grantor trust certificate attributable to debt obligations held by the Trust that were originated prior to July 19, 1984 will be subject to a 30 percent withholding tax (unless such tax is reduced or eliminated by an applicable tax treaty). All holders of Grantor Trust Certificates are encouraged to consult their tax advisors regarding the tax documentation and certifications that must be provided to secure any applicable exemptions from United States withholding taxes.
     Any capital gain realized on the sale or other taxable disposition of a grantor trust certificate by a Foreign Owner generally will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Owner and (ii) in the case of an individual Foreign Owner, the Foreign Owner is not present in the United States for 183 days or more in the taxable year.
     If the interest, gain or income with respect to a grantor trust certificate held by a Non-U.S. Person is effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Person, although exempt from the withholding tax previously discussed to the extent the holder provides an appropriate statement establishing that such income is so effectively connected, the holder generally will be subject to United States federal income tax on the interest, gain or income at regular federal income tax rates. In addition, if the Non-U.S. Person is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its “effectively connected earnings and profits,” within the meaning of the Code, for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty (as modified by the branch profits tax rules).
     Backup Withholding. Distributions made on the Grantor Trust Certificates and proceeds from the sale of the Grantor Trust Certificates will be subject to a “backup” withholding tax at the currently applicable rate if, in general, the grantor trust certificateholder fails to comply with particular identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code and, if necessary, demonstrates such status. Any amounts so withheld would be refunded by the IRS or allowable as a credit against the grantor trust certificateholder’s federal income tax.
CERTAIN STATE TAX CONSEQUENCES
     The above discussion does not address the tax treatment of any issuing entity, note, certificate, Note Owner, Certificate Owner, Grantor Trust Certificate, or Grantor Trust Certificateholder under any state or local tax law. The activities to be undertaken by the servicer in servicing and collecting the Receivables will take place throughout the United States and, therefore, many different state and local tax regimes potentially apply to different portions of these transactions. Prospective investors are urged to consult with their tax advisors regarding the state and local tax treatment of any transaction described herein, as well as any state and local tax consequences for them of purchasing, holding and disposing of interests in notes, certificates or Grantor Trust Certificates.
CERTAIN ERISA CONSIDERATIONS
     Section 406 of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), prohibit pension, profit-sharing or other employee benefit plans subject to Title I of ERISA, as well as individual retirement accounts, Keogh plans and other plans subject to Section 4975 of the Code, and any entity holding “plan assets” of any of the foregoing (each, a “Benefit Plan”), from engaging in certain transactions with persons that are “parties in interest” under ERISA or “disqualified persons” under the Code (collectively, “Parties in Interest”) with respect to such Benefit Plan. A violation of these “prohibited transaction” rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons or the fiduciaries of a Benefit Plan. In addition, Title I of ERISA requires fiduciaries of a Benefit Plan subject to ERISA to make investments that are prudent, diversified and in accordance with the governing plan documents.
Exemptions Available to Debt Instruments
     Certain transactions involving a Trust might be deemed to constitute or result in prohibited transactions under Section 406 of ERISA and Section 4975 of the Code with respect to a Benefit Plan that purchased securities if assets of such trust were deemed to be assets of the Benefit Plan. Under a regulation issued by the U.S. Department of Labor and modified by Section 3(42) of ERISA (the “Plan Asset Regulation”), the assets of a Trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquired an “equity interest” in such trust and none of the exceptions contained in the Plan Asset Regulation were applicable. An equity interest is defined under the Plan Asset Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. It is likely that the certificates will be treated as an equity interest for purposes of the Plan Asset Regulation. For additional information regarding the equity or debt treatment of the notes, see “Certain ERISA Considerations” in the related prospectus supplement.
     However, without regard to whether the notes are treated as an equity interest for purposes of the Plan Asset Regulation, the acquisition or holding of notes by, or on behalf of, a Benefit Plan could be considered to give rise to a prohibited transaction if the issuing entity, the depositor, the sponsor, an originator, the servicer, the administrator, the underwriters, the owner trustee, the indenture trustee, or any of their affiliates, is or becomes a Party in Interest with respect to such Benefit Plan. Certain exemptions from the prohibited transaction rules could be applicable to the purchase and holding of notes by a Benefit Plan depending on the type and circumstances of the Benefit Plan fiduciary making the decision to acquire such notes. Included among these exemptions are: U.S. Department of Labor Prohibited Transaction Class Exemption (“PTCE”) 96-23, regarding transactions effected by “in-house asset managers”; PTCE 95-60 (as amended by PTCE 2002-13), regarding investments by insurance company general accounts; PTCE 91-38 (as amended by PTCE 2002-13), regarding investments by bank collective investment funds; PTCE 90-1, regarding investments by insurance company pooled separate accounts; and PTCE 84-14 (as amended by PTCE 2002-13), regarding transactions effected by “qualified professional asset managers.” In addition to the class exemptions listed above, the Pension Protection Act of 2006 provides a statutory exemption under Section 408(b)(17) of ERISA for prohibited transactions between a benefit plan and a person or entity that is a party in interest to such benefit plan solely by reason of providing services to the benefit plan (other than a party in interest that is a fiduciary, or its affiliate, that has or exercises discretionary authority or control or renders investment advice with respect to the assets of the benefit plan involved in the transaction), provided that there is adequate consideration for the transaction. Even if the conditions specified in one or more of these exemptions are met, the scope of the relief provided by these exemptions might or might not cover all acts which might be construed as prohibited transactions. There can be no assurance that any of these, or any other exemption, will be available with respect to any particular transaction involving the notes and prospective purchasers that are benefit plans should consult with their advisors regarding the applicability of any such exemption.
     By acquiring a note, each purchaser or transferee will be deemed to represent and warrant that either (i) it is not acquiring and will not hold the notes with the assets of a Benefit Plan; or any other plan that is subject to any law that is substantially similar to ERISA or Section 4975 of the Code or (ii) the acquisition and holding of the notes will not give rise to a nonexempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or any substantially similar applicable law.
     Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, governmental plans may be subject to comparable state law restrictions.

     A Benefit Plan fiduciary considering the purchase of securities on behalf of or with the plan assets of a Benefit Plan is encouraged to consult its legal advisors regarding whether the assets of a Trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.
Underwriter Exemption
     The U.S. Department of Labor issued an individual exemption to Banc of America Securities LLC (Prohibited Transaction Exemption (“PTE”) 96-92 (December 17, 1996), as amended by PTE 97-34 (1997), PTE 2000-58 (2000) and PTE 2002-41 (2002)), which is applicable to notes or certificates which meet its requirements whenever Banc of America Securities LLC or its affiliate is the sole underwriter, manager or co-manager of an underwriting syndicate or is the selling or placement agent (the “Exemption”).
     The Exemption provides relief from the application of certain of the prohibited transaction and conflict of interest rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by Benefit Plans of a “Security,” which is defined as (1) a pass-through certificate or trust certificate that represents a beneficial ownership interest in the assets of an “Issuing Entity” (as defined as an “Issuer” in the Exemption) which is a “Trust” (as defined in the Exemption) and which entitles the holder to payments of principal, interest and/or other payments with respect to the assets of such Issuing Entity; or (2) a security which is denominated as a debt instrument that is issued by, and is an obligation of, an Issuing Entity; with respect to which the “Underwriter” (as defined in the Exemption) is either (a) the sole underwriter or the co-manager of the underwriting syndicate, or (b) a selling or placement agent. Such Securities consist of certain secured consumer receivables, secured credit instruments and other obligations that meet the conditions and requirements of the Exemption.
     Information about whether the Exemption may be available will be provided in the related prospectus supplement.
     The Exemption will apply only if the general conditions (certain of which are described below) are met. However, it is not clear whether the Exemption applies to those Benefit Plans which are participant directed (as described in Section 404(c) of ERISA). Among the conditions which must be satisfied for the Exemption to apply to the acquisition, holding and resale of Securities by Benefit Plans are the following:
     (1) The acquisition of Securities by a Benefit Plan is on terms (including the Security price) that are at least as favorable to a Benefit Plan as they would be in an arm’s length transaction with an unrelated party;
     (2) The rights and interests evidenced by the Securities acquired by a Benefit Plan are not subordinated to the rights and interests evidenced by other Securities of the same issuing entity, unless the Securities are issued in a “Designated Transaction,” which means a securitization transaction in which the assets of the Issuing Entity consist of secured consumer receivables, secured credit instruments or secured obligations that bear interest or are purchased at a discount and are home equity and/or manufactured housing consumer receivables; and/or single-family residential, multi-family residential, home equity, manufactured housing and/or commercial mortgage obligations that are secured by single-family residential, multi-family residential, commercial real property or leasehold interests therein.
     (3) The Securities acquired by a Benefit Plan have received a rating at the time of such acquisition that is in one of the three (or in the case of Designated Transactions, four) highest generic rating categories from any of Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., Moody’s Investors Service, Inc., Fitch, Inc., or any successors thereto (each, a “Rating Agency”);
     (4) The Receivables are fully secured;
     (5) The “Trustee” (as defined in the Exemption) is not an “Affiliate” (as defined in the Exemption) of any other member of the “Restricted Group” (as defined in the Exemption) other than an Underwriter;

     (6) The sum of all payments made to and retained by the Underwriters in connection with the distribution or placement of Securities represents not more than “Reasonable Compensation” (as defined in the Exemption) for underwriting or placing the Securities; the sum of all payments made to and retained by the “Sponsor” (as defined in the Exemption) pursuant to the assignment of obligations (or interests therein) to the Issuing Entity represents not more than the fair market value of such obligations (or interests); and the sum of all payments made to and retained by the “Servicer” (as defined in the Exemption) represents not more than Reasonable Compensation for the Servicer’s services under the “Pooling and Servicing Agreement” (as defined in the Exemption) and reimbursement of the Servicer’s reasonable expenses in connection therewith;
     (7) A Benefit Plan investing in such Securities is an “Accredited Investor” as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”);
     (8) The legal documents establishing the Issuing Entity contain restrictions (as described in the Exemption) necessary to ensure that the Issuing Entity’s assets may not be reached by the Sponsor’s creditors in the event of the Sponsor’s bankruptcy or insolvency; the Pooling and Servicing Agreement and/or other agreements establishing the contractual relationships between the parties to the securitization transaction prohibit all parties from filing an involuntary bankruptcy petition against the Issuing Entity or initiating any other form of insolvency proceeding until after the Securities have been paid; and, prior to issuance by the Issuing Entity of any Securities, a legal opinion is received which states that either (a) a “true sale” of the assets being transferred to the Issuing Entity by the Sponsor has occurred and that such transfer is not being made pursuant to a financing of assets by the Sponsor, or (b) in the event of the Sponsor’s insolvency or receivership, the assets transferred to the Issuing Entity will not be part of the Sponsor’s estate; and
     (9) The Issuing Entity satisfies the following requirements:
     (a) The corpus of the Issuing Entity consists solely of assets of the type which have been included in other investment pools;
     (b) Securities evidencing interests in such other investment pools have been rated in one of the three (or in the case of Designated Transactions, four) highest generic rating categories by a Rating Agency for at least one year prior to a Benefit Plan’s acquisition of the Securities pursuant to the Exemption; and
     (c) Securities evidencing interests in such other investment pools have been purchased by investors other than Benefit Plans for at least one year prior to a Benefit Plan’s acquisition of Securities pursuant to the Exemption.
     (10) If a particular class of Securities held by any Benefit Plan involves a “Ratings Dependent Swap” (as defined herein) or a “Non-Ratings Dependent Swap” (as defined herein) entered into by the Issuing Entity, then each particular swap transaction relating to such Securities must satisfy the following conditions:
     (a) The swap transaction is an “Eligible Swap,” which means a Ratings Dependent Swap or Non-Ratings Dependent Swap:
     (i) Which is dominated in U.S. dollars;
     (ii) Pursuant to which the Issuing Entity pays or receives, on or immediately prior to the respective payment or distribution date for the class of Securities to which the swap relates, a fixed rate of interest, or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve’s Cost of Funds Index (COFI)), with the Issuing Entity receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted;
     (iii) Which has a notional amount that does not exceed either:
     (A) The principal balance of the class of Securities to which the swap relates; or
     (B) The portion of the principal balance of such class represented solely by those types of corpus or assets of the Issuing Entity referred to above in Clause (9).
     (iv) Which is “not leveraged” (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates designated above in Clause (10)(a)(ii), and the difference between the products thereof, calculated on a one to one ratio and not on a multiplier of such difference);
     (v) Which has a final termination date that is either the earlier of the date on which the Issuing Entity terminates or the related class of Securities are fully repaid; and
     (vi) Which does not incorporate any provision which could cause a unilateral alteration in any provision described above in Clauses (10)(a)(i)-(iv) without the consent of the Trustee.
     (b) The swap transaction is with an “Eligible Swap Counterparty,” which means a bank or other financial institution which has a rating, at the date of issuance of the Securities, which is in one of the three highest long-term credit rating categories, or one of the two highest short-term credit rating categories, utilized by at least one of the Rating Agencies rating the Securities; provided that, if a swap counterparty is relying on its short-term rating to establish eligibility under the Exemption, such swap counterparty must either have a long-term rating in one of the three highest long-term rating categories or not have a long-term rating from the applicable Rating Agency, and provided further that, if the class of Securities with which the swap is associated has a final maturity date of more than one year from the date of issuance of the Securities and such swap is a Ratings Dependent Swap, the swap counterparty is required by the terms of the swap agreement to establish any collateralization or other arrangement satisfactory to the Rating Agencies in the event of a ratings downgrade of the swap counterparty;
     (c) Any class of Securities, to which one or more swap agreements entered into by the Issuing Entity applies, may be acquired only by a “Qualified Plan Investor,” which means a Benefit Plan investor or group of Benefit Plan investors on whose behalf the decision to purchase Securities is made by an appropriate independent fiduciary that is qualified to analyze and understand the terms and conditions of any swap transaction used by the Issuing Entity and the effect such swap would have upon the credit ratings of the Securities. For purposes of the Exemption, such a fiduciary is either:
     (i) A “qualified professional asset manager”, as defined in PTCE 84-14 (which generally would include for these purposes insurance companies, savings and loan associations, banks and investment advisers registered under the Investment Advisers Act of 1940, each meeting certain minimum capitalization requirements);
     (ii) An “in-house asset manager” as defined under PTCE 96-23; or

     (iii) A Benefit Plan fiduciary with total assets (both employee benefit plan and non-employee benefit plan) under management of at least $100 million at the time of the acquisition of such Securities.
     (d) In the case of a “Ratings Dependent Swap” (meaning an interest rate swap, or (if purchased by or on behalf of the Issuing Entity) an interest rate cap contract, that is part of the structure of a class of Securities where the rating assigned by the Rating Agency to any class of Securities held by any Benefit Plan is dependent on the terms and conditions of the swap and the rating of the counterparty), the swap agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any Rating Agency below a level specified by the Rating Agency, the Servicer (as agent for the Trustee) must, within the period specified under the Pooling and Servicing Agreement:
     (i) Obtain a replacement swap agreement with an Eligible Swap Counterparty which is acceptable to the Rating Agency and the terms of which are substantially the same as the current swap agreement (at which time the earlier swap agreement must terminate); or
     (ii) Cause the swap counterparty to establish any collateralization or other arrangement satisfactory to the Rating Agency such that the then current rating by the Rating Agency of the particular class of Securities will not be withdrawn or reduced.
     (e) In the case of a “Non-Ratings Dependent Swap” (meaning an interest rate swap, or (if purchased by or on behalf of the Issuing Entity) an interest rate cap contract, that is part of the structure of a class of Securities where the rating assigned by the Rating Agency to any class of Securities held by a Benefit Plan is not dependent on the existence of the swap and rating of the counterparty), the swap agreement must provide that, if the credit rating of the counterparty is withdrawn or reduced below the lowest level specified above in Clause (10)(b), the Servicer (as agent for the Trustee) must, within a specified period after such rating withdrawal or reduction:
     (i) Obtain a replacement swap agreement with an Eligible Swap Counterparty, the terms of which are substantially the same as the current swap agreement (at which time the earlier swap agreement must terminate);
     (ii) Cause the swap counterparty to post collateral with the Trustee in an amount equal to all payments owed by the counterparty if the swap transaction were terminated; or
     (iii) Terminate the swap agreement in accordance with its terms.
     With respect to a Non-Ratings Dependent Swap, each Rating Agency rating the Securities must confirm, as of the date of issuance of the Securities by the Issuing Entity, that entering into an Eligible Swap with such counterparty will not affect the rating of the Securities.
     (f) The swap transaction does not require the Issuing Entity to make any termination payments to the counterparty (other than a currently scheduled payment under the swap agreement) except from “Excess Spread” (as defined in the Exemption) or other amounts that would otherwise be payable to the Servicer or the Sponsor.
     (11) If a particular class of securities held by any Benefit Plan involves a yield supplement agreement entered into by the Issuing Entity, then each particular yield supplement transaction relating to such Securities must satisfy the following conditions:
     (a) The yield supplement transaction is an “Eligible Yield Supplement Agreement,” which means any yield supplement agreement, similar yield maintenance arrangement or, if purchased by or on behalf of the Issuing Entity, an interest rate cap contract to supplement the interest rates otherwise payable on obligations described above in Clause (9), provided that:
     (i) It is denominated in U.S. dollars;
     (ii) The Issuing Entity receives on, or immediately prior to the respective payment date for the Securities covered by such agreement or arrangement, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or COFI), with the Issuing Entity receiving payments on at least a quarterly basis;
     (iii) It is “not leveraged,” as described above in Clause (10)(a)(iv);
     (iv) It does not incorporate any provision which would cause a unilateral alteration in any provision described above in Clauses (11)(a)(i)-(iii) without the consent of the Trustee;
     (v) It is entered into by the Issuing Entity with an Eligible Swap Counterparty; and
     (vi) It has a notional amount that does not exceed either:
     (A) The principal balance of the class of Securities to which such agreement or arrangement relates; or
     (B) The portion of the principal balance of such class represented solely by those types of corpus or assets of the Issuing Entity referred to above in Clause (9).
     Furthermore, if the related prospectus supplement provides that the property of the Issuing Entity will include a “Pre-Funding Account” (as defined in the Exemption), certain additional conditions must be met in order for the Exemption to apply to the acquisition, holding and resale of the Securities by a Benefit Plan.
     If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the application of the prohibited transaction provisions of Sections 406(a) and 407(a) of ERISA and Sections 4975(c)(1)(A) through (D) of the Code in connection with (1) the direct or indirect sale, exchange or transfer, (2) the direct or indirect acquisition or disposition and (3) the continued holding of Securities acquired by a Benefit Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E) and 406(a)(2) of ERISA for the acquisition or holding of a Security on behalf of an “Excluded Plan” (as defined in the Exemption) by any person who has discretionary authority or renders investment advice with respect to that Excluded Plan.
     If general conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the application of the prohibited transaction provisions of Sections 406(b)(1) and (b)(2) of ERISA and Section 4975(c)(1)(E) of the Code in connection with the following:
     (1) The direct or indirect sale, exchange or transfer of Securities in the initial issuance of Securities between the Sponsor or Underwriter and a Benefit Plan when the person who has discretionary authority or renders investment advice with respect to the investment of plan assets in the Securities is:
     (a) An “Obligor” (as defined in the Exemption) with respect to 5% or less of the fair market value of the obligations or Receivables contained in the Issuing Entity; or
     (b) An Affiliate of an Obligor; if:
     (i) The Benefit Plan is not an Excluded Plan;

     (ii) Solely in the case of an acquisition of Securities in connection with the initial issuance of the Securities, at least 50% of each class of Securities in which Benefit Plans have invested is acquired by persons independent of the members of the Restricted Group and at least 50% of the aggregate interest in the Issuing Entity is acquired by persons independent of the Restricted Group;
     (iii) A Benefit Plan’s investment in each class of Securities does not exceed 25% of all of the Securities of that class outstanding at the time of the acquisition; and
     (iv) Immediately after the acquisition of the Securities, no more than 25% of the assets of a Benefit Plan with respect to which the person has discretionary authority or renders investment advice are invested in Securities representing an interest in an Issuing Entity containing assets sold or serviced by the same entity.
     (2) The direct or indirect acquisition or disposition of Securities by a Benefit Plan in the secondary market for such Securities; and
     (3) The continued holding of Securities by a Benefit Plan.
     Additionally, if general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of an Issuing Entity, including the use of any Eligible Swap transaction, provided that:
     (1) Such transactions are carried out in accordance with the terms of a binding Pooling and Servicing Agreement; and
     (2) The Pooling and Servicing Agreement is provided to, or described in all material respects in the prospectus or applicable prospectus supplement provided to, investing Benefit Plans before they purchase Securities offered by the Issuing Entity.
     The Exemption also may provide an exemption from the application of the prohibited transaction provisions of Sections 406(a) and 407(a) of ERISA and Sections 4975(c)(1)(A) through (D) of the Code if those restrictions are deemed to otherwise apply merely because a person is deemed to be a party in interest or disqualified person (including a fiduciary) with respect to a Benefit Plan by virtue of providing services to the Benefit Plan or by virtue of having a specified relationship to such service provider, solely because of a Benefit Plan’s ownership of Securities.
     Before purchasing a note or certificate on behalf of or with plan assets of a Benefit Plan, a Benefit Plan fiduciary should itself confirm that such note or certificate constitutes a “Security” for purposes of the Exemption and that the general conditions and the other requirements described above and in the Exemption would be satisfied with respect to such note or certificate. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Benefit Plan fiduciary should consider its general fiduciary obligations under ERISA in determining whether to purchase any notes or certificates on behalf of or with plan assets of a Benefit Plan.
     Each purchaser that is a Benefit Plan or that is investing on behalf of or with plan assets of a Benefit Plan in reliance on the Exemption will be deemed to represent, warrant and covenant that it qualifies as an Accredited Investor. In addition, each prospective purchaser of notes or certificates in reliance on the Exemption should consider the possibility that the rating of the notes or certificates may change during the period the notes or certificates are held. If the rating were to decline below one of the three (or in the case of Designated Transactions, four) highest generic rating categories of a Rating Agency, the notes or certificates could no longer be transferred to a Benefit Plan in reliance on the Exemption. If the ratings decline below one of the three (or in the case of Designated Transactions, four) highest generic rating categories by a Rating Agency, each transferee will be deemed to represent, warrant and covenant that either (1) it is not purchasing the notes or certificates on behalf of or with plan assets of a Benefit Plan, or (2) it is an insurance company purchasing the notes or certificates with the assets from its general account (within the meaning of PTCE 95-60) and it is eligible for and satisfies all of the conditions set forth in Sections I and III of PTCE 95-60.
     For more information, including whether the Exemption may be available to provide relief for a particular class of notes or certificates, see “Certain ERISA Considerations” in the related prospectus supplement.
Consultation With Counsel
     Any Benefit Plan fiduciary considering the purchase of notes or certificates on behalf of or with plan assets of a Benefit Plan is encouraged to consult with its counsel with respect to whether an issuing entity will be deemed to hold plan assets, the applicability of the Exemption or another exemption from the prohibited transaction rules and determine on its own whether all the conditions have been satisfied, and whether the notes or certificates are an appropriate investment for a Benefit Plan under ERISA or the Code.
UNDERWRITING
     Subject to the terms and conditions set forth in one or more underwriting agreements with respect to the securities of a series, the depositor will agree to sell or cause the related issuing entity to sell to Banc of America Securities LLC and the other underwriters, if any, named in the related prospectus supplement, and the underwriter will agree to purchase, the principal amount of each class of securities, as the case may be, of the related series set forth in the related underwriting agreement and in the related prospectus supplement. One or more classes of a series may not be subject to an underwriting agreement. Any of these classes will be retained by the seller or sold in private placement.
     In the underwriting agreement with respect to any given series of securities, the underwriter will agree, subject to the terms and conditions set forth in the underwriting agreement, to purchase all the securities offered by the related prospectus supplement if any of those securities are purchased.
     Each related prospectus supplement will either:
•	set forth the price at which each class of securities being offered thereby initially will be offered to the public and any concessions that may be offered to dealers participating in the offering of the securities; or

•	specify that the related securities are to be resold by the underwriter in negotiated transactions at varying prices to be determined at the time of sale. After the initial public offering of any securities, the public offering prices and concessions may be changed.
     Each underwriting agreement will provide that the seller will indemnify the underwriter against specified civil liabilities, including liabilities under the Securities Act, or contribute to payments the underwriter may be required to make in respect thereof. Each issuing entity may invest funds in its accounts in Eligible Investments acquired from the underwriter or from the depositor, the seller or any of their affiliates.
     The underwriter may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the securities in accordance with Regulation M under the Exchange Act. Over-allotment transactions involve syndicate sales in excess of the offering size, which creates a syndicate short position. The underwriter does not have an “overallotment” option to purchase additional securities in the offering, so syndicate sales in excess of the offering size will result in a naked short position. The underwriter must close out any naked short position through syndicate covering transactions in which the underwriter purchases securities in the open market to cover the syndicate short position. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of the securities in the open market after pricing that would adversely affect investors who purchase in the offering. Stabilizing transactions permit bids to purchase the security so long as the stabilizing bids do not exceed a specified maximum. Penalty bids permit the underwriter to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction. These over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the securities to be higher than they would otherwise be in the absence of these transactions. Neither the seller nor the underwriter will represent that they will engage in any of these transactions or that these transactions, once commenced, will not be discontinued without notice.
     Pursuant to each underwriting agreement with respect to a given series of securities, the closing of the sale of any class of securities subject to the underwriting agreement will be conditioned on the closing of the sale of all other classes of securities of that series.
     The place and time of delivery for any series of securities in respect of which this prospectus is delivered will be set forth in the related prospectus supplement.
REPORTS TO SECURITYHOLDERS
     For each series of securities, the servicer of the related Receivables will prepare for distribution to the related securityholders monthly and annual reports concerning the securities and the related issuing entity. See “The Transaction Documents — Evidence as to Compliance,” “Certain Information Regarding the Securities — Statements to Securityholders” and “Available Information.”
AVAILABLE INFORMATION
     The depositor, as originator of the issuing entities, has filed with the Securities and Exchange Commission a registration statement on Form S-3 under the Securities Act, with respect to the securities being offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement, some parts of which have been omitted in accordance with the rules and regulations of the SEC. In addition, the depositor is subject to the informational requirements of the Exchange Act, and in accordance with the Exchange Act files reports and other information with the SEC. The registration statement, reports and other information are available for inspection without charge at the public reference facilities of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Copies of the material can be obtained from the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. You can obtain information on the operation of the Public Reference Section by calling 1-800-732-0330. The SEC also maintains an Internet Web site at http://www.sec.gov at which users can view and download copies of reports, proxy and information statements and other information filed electronically through the EDGAR system. Our SEC filings may be located by using the SEC Central Index Key (CIK) for the depositor, 0001164876. For purposes of any electronic version of this prospectus, the preceding uniform resource locator, or URL, is an inactive textual reference only. We have taken steps to ensure that this URL was inactive at the time we created any electronic version of this prospectus.
     At such time as may be required under relevant SEC rules and regulations, we may provide static pool information otherwise required to be set forth in this prospectus through an Internet Web site. If we determine to do so, the prospectus supplement accompanying this prospectus will disclose the specific Internet address where the information is posted.
     Upon receipt of a request by an investor who has received an electronic prospectus supplement and prospectus from the underwriter or a request by the investor’s representative within the period during which there is an obligation to deliver a prospectus supplement and prospectus, the underwriter will promptly deliver, or cause to be delivered, without charge, to the investor a paper copy of the prospectus supplement and prospectus.
FORWARD-LOOKING STATEMENTS
     This prospectus and the related prospectus supplement includes words such as “expects”, “intends”, “anticipates”, “estimates” and similar words and expressions. Such words and expressions are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties include, among other things, declines in general economic and business conditions, increased competitions, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond the control of the depositor or the seller. The forward-looking statements made in this prospectus and the related prospectus supplement are accurate as of the date stated on the cover of the prospectus and the related prospectus supplement. The depositor has no obligation to update or revise any such forward-looking statement.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
     All documents filed by the depositor on behalf of the issuing entity referred to in the related prospectus supplement with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering of the securities offered by the issuing entity shall be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the dates of filing of the documents. Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in the related prospectus supplement, or in any subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
     The depositor on behalf of any issuing entity will provide without charge to each person to whom a copy of this prospectus is delivered, on the written or oral request of the person, a copy of any or all of the documents incorporated in this prospectus by reference, except the exhibits to these documents. Requests for copies should be directed to: BAS Securitization LLC, Bank of America Corporate Center, Charlotte, North Carolina 28255, telephone (704) 388-2308.
LEGAL MATTERS
     The legality of the securities of any series will be passed upon by the law firms specified in the related prospectus supplement. Certain federal income tax and other matters will be passed upon for the issuing entity, the depositor and the seller, by the law firms specified in the related prospectus supplement.

GLOSSARY
     “Actuarial Method” means the method of calculating interest due on a Receivable without regard to the period of time which has elapsed since the preceding payment was made, using the Actuarial Method or the method known as the Rule of 78s or sum-of-the-digits method.
     “Balloon Payment” means, with respect to a Balloon Payment Receivable, the final payment which is due at the end of the term of the Receivable.
     “Balloon Payment Receivable” means a Receivable that provides for the amortization of the entire amount financed under the Receivable over a series of equal monthly installments with a substantially larger final payment which is due at the end of the term of the Receivable.
     “Collection Period” has the meaning set forth in the related prospectus supplement.
     “Defaulted Receivable” has the meaning set forth in the related prospectus supplement.
     “Eligible Investments” has the meaning set forth in the related prospectus supplement.
     “Foreign Owner” means a Security Owner who is a Non-U.S. Person that is a nonresident alien individual or a foreign corporation.
     “Non-U.S. Person” means any person that is not a U.S. person.
     “Precomputed Receivables” consist of either (1) monthly actuarial Receivables (“Actuarial Receivables”) or (2) Receivables that provide for allocation of payments according to the “sum of periodic balances” or “sum of monthly payments” method, similar to the “Rule of 78s” (“Rule of 78s Receivables”). An Actuarial Receivable provides for amortization of the loan over a series of fixed level monthly installment payments. Each monthly installment, including the monthly installment representing the final payment on the Receivable, consists of (x) an amount of interest equal to 1/12 of the stated contract interest rate under the related Receivable multiplied by the unpaid principal balance of the loan, plus (y) an amount allocable to principal equal to the remainder of the monthly payment. A Rule of 78s Receivable provides for the payment by the obligor of a specified total amount of payments, payable in equal monthly installments on each due date, which total represents the principal amount financed plus add-on interest in an amount calculated at the stated contract interest rate under the related Receivable for the term of the Receivable. The rate at which the amount of add-on interest is earned and, correspondingly, the amount of each fixed monthly payment allocated to reduction of the outstanding principal amount are calculated in accordance with the Rule of 78s.
     “Simple Interest Method” means the method of calculating interest due on a Receivable on a daily basis based on the actual principal balance of the Receivable on that date.
     “Simple Interest Receivables” are Receivables that provide for the amortization of the amount financed under them over a series of fixed level monthly payments. However, unlike the monthly payment under an Actuarial Receivable, each monthly payment consists of an installment of interest that is calculated on the basis of the outstanding principal balance of the Receivable multiplied by the stated contract interest rate under the related Receivable and further multiplied by the period elapsed, as a fraction of a calendar year, since the preceding payment of interest was made. As payments are received under a Simple Interest Receivable, the amount received generally is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if an obligor pays a fixed monthly installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if an obligor pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, the obligor is obligated to pay a fixed monthly installment until the final payment date, at which time the amount of the final installment may be increased or decreased as necessary to repay the then outstanding principal balance.
     “U.S. Person” means a “United States person” as defined in Section 7701(a)(30) of the Code, generally including:
•	a citizen or resident of the United States;

•	a corporation or partnership organized in or under the laws of the United States or any political subdivision of the United States;

•	an estate, the income of which is includible in gross income for United States tax purposes, regardless of its source; or

•	a trust if a U.S. court is able to exercise primary supervision over the administration of the Trust and one or more U.S. persons have the authority to control all substantial decisions of the Trust or a Trust that has elected to be treated as a U.S. Person.

INDEX OF DEFINED TERMS

Accounts	41
Accredited Investor	67
Actuarial Method	75
Actuarial Receivables	75
Administration Agreement	38
Advances	43
Affiliate	66
Amortization Period	30
Assessment of Compliance	48
Attestation Report	48
Balloon Payment	75
Balloon Payment Receivable	75
Bank of America	12
Bankruptcy Code	45
Beneficial Owners	31
Benefit Plan	65
Book-Entry Securities	31
Cash Flow Agreement	47
Cede	22
Certificate Distribution Account	40
Certificate Owners	58
Certificate Pool Factor	21
Chattel Paper	52
Code	57, 64
Collateral Certificates	18
Collection Account	40
Collection Period	75
Defaulted Receivable	75
Definitive Certificates	36
Definitive Notes	36
Definitive Securities	36
Designated Transaction	66
DTC	21
Eligible Investments	75
Eligible Swap	67
Eligible Swap Counterparty	68
Eligible Yield Supplement Agreement	69
ERISA	64
Euroclear Operator	33
European Depositaries	31
Events of Default	23
Excess Spread	69
Exchange Act	49
Excluded Plan	70
Exemption	66
Financed Vehicles	13
Financial Intermediary	31
Foreign Owner	75
FTC Rule	55
Government Securities	20
Grantor Trust Certificateholders	60
Grantor Trust Certificates	60
GSEs	20
Holder-in-Due-Course	55
Indenture	21
Indirect Participants	31
Investment Earnings	41
Issuing Entity	66
Issuing Entity Agreement	58
Issuing Entity Property	14
Limited Liability Company Agreement	13
LLC	13
Non-Ratings Dependent Swap	67, 69
Non-U.S. Person	75
Note Distribution Account	40
Note Owners	58
Note Pool Factor	21
Obligor	70
OCC	12
OID	58
OID Regulations	58
Owner Trust	58
Participants	31
Parties in Interest	65
Payahead Account	40
Payaheads	43
Plan Asset Regulation	65
Pool Balance	21
Pooling and Servicing Agreement	13, 67
Precomputed Advance	43
Precomputed Receivables	75
Pre-Funded Amount	41
Pre-Funding Account	41
Pre-Funding Period	41
Prepayment Assumption	58
Prepayments	20
Primary Assets	13
PTCE	65
PTE	66
Qualified Plan Investor	68
Rating Agency	66
Ratings Dependent Swap	67, 69
Reasonable Compensation	67
Receivables	17
Receivables Purchase Agreement	38
Related Documents	25
Relevant Depositary	31
Relief Act	56
Repurchase Amount	40
Reserve Account	14
Restricted Group	66
Revolving Period	30
Rule of 78s Receivables	75
Rules	31

I-1

Sale and Servicing Agreement	14
Schedule of Receivables	39
SEC	17
Securities Act	67
Security Owners	36
Senior Certificates	62
Senior Class Percentage	62
Servicer	67
Servicer Default	50
Servicing Fee	43
Servicing Fee Rate	43
Shortfall Amount	62
Short-Term Note	58
Simple Interest Advance	43
Simple Interest Method	75
Simple Interest Receivables	75
Sponsor	67
Stripped Certificates	60, 61
Subordinate Certificates	62
Subordinate Class Percentage	62
Subordinated Certificates	60
Tax Counsel	57
Transfer and Servicing Agreements	39
Treasury Bonds	20
Treasury Strips	20
Trust	13
Trust Agreement	13
Trust Stripped Bond	62
Trust Stripped Coupon	62
Trustee	66
U.S. Person	76
Underlying Issuing Entity	18
Underlying Servicer	18
Underlying Trust Agreement	18
Underlying Trustee	18
Underwriter	66
United States person	76

I-2

No dealer, salesperson or other person has been authorized to give any information or to make any representations not contained in this prospectus supplement and the accompanying prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the depositor, the servicer or the underwriter. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby to anyone in any jurisdiction in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make any such offer or solicitation. Neither the delivery of this prospectus supplement and the prospectus nor any sale made hereunder shall, under any circumstances, create an implication that information herein or therein is correct as of any time since the date of this prospectus supplement or the prospectus, respectively.

Banc of America Securities Auto Trust 2006-G1
Issuing Entity

$596,000,000 Class A-1 Notes
$484,000,000 Class A-2 Notes
$354,000,000 Class A-3 Notes
$124,800,000 Class A-4 Notes
$32,600,000 Class B Notes
$24,500,000 Class C Notes

BAS Securitization LLC
Depositor

Bank of America, National Association
Sponsor and Master Servicer

GMAC LLC
Receivables Servicer

PROSPECTUS SUPPLEMENT

BANC OF AMERICA SECURITIES LLC

Until February 1, 2007, all dealers effecting transactions in the notes, whether or not participating in this distribution, may be required to deliver a prospectus supplement and the prospectus to which it relates. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus supplement and prospectus when acting as underwriter and with respect to their unsold allotments or subscriptions. Such delivery obligation may be satisfied by filing the prospectus supplement and prospectus with the Securities and Exchange Commission.